UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 1)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RITE AID CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

The Jean Coutu Group (PJC) USA, Inc. common stock, par value $1.00 per share, and preferred stock, par value $1.00 per share (or, in the event the reorganization described in the proxy statement is completed prior to the closing, the JCG (PJC) USA, LLC membership interests).

	(2)	Aggregate number of securities to which transaction applies:

236 shares of common stock and 3,000 shares of preferred stock of The Jean Coutu Group (PJC) USA, Inc. (or, in the event the reorganization described in the proxy statement is completed prior to the closing, 100 units of JCG (PJC) USA, LLC).

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$530,770,000, calculated pursuant to Rule 0-11(c)(1)(i) and Rule 0-11(a)(4) of the Securities Exchange Act of 1934, as amended, which represents the book value of The Jean Coutu Group (PJC) USA, Inc. (the securities of which will be received by Rite Aid Corporation in the transaction).

	(4)	Proposed maximum aggregate value of transaction:
$530,770,000, calculated pursuant to Rule 0-11(c)(1)(i) and Rule 0-11(a)(4) of the Securities Exchange Act of 1934, as amended.
	(5)	Total fee paid:
$56,793
☒	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION

[                                            ], 2006

To the Stockholders of Rite Aid Corporation:

On behalf of the board of directors, we are pleased to deliver to you our proxy statement relating to Rite Aid’s acquisition of the Brooks and Eckerd drugstore chains from The Jean Coutu Group (PJC) Inc., or Jean Coutu Group. This acquisition will dramatically accelerate our growth strategy, particularly in geographic areas where we have already been focusing our new and relocated store development, and improve our operating results by spreading fixed expenses over a larger store base. We believe the acquisition also will give Rite Aid the scale to compete more effectively in the very competitive retail pharmacy business.

In this transaction:

•       We will acquire from Jean Coutu Group all of the capital stock of The Jean Coutu Group (PJC) USA, Inc., or Jean Coutu USA, the holding company for the Brooks and Eckerd drugstore chains, in exchange for the issuance of 250 million shares of Rite Aid common stock, $1.45 billion in cash (subject to certain adjustments) and the intended assumption of $850 million of Jean Coutu Group long-term notes (with the cash component increasing to $2.3 billion if the notes are not assumed).

•       Jean Coutu Group will become our largest stockholder, owning approximately 32.0% of our common stock, which will represent approximately 30.2% of the voting power of our outstanding voting securities upon completion of the transaction.

•       We have entered into a stockholder agreement with Jean Coutu Group and certain Coutu family members that will become effective upon completion of the transaction and will govern Jean Coutu Group’s ownership interest in Rite Aid. The stockholder agreement contains provisions relating to board and board committee composition, corporate governance, stock ownership, stock purchase rights, transfer restrictions, voting arrangements and other matters.

Our board of directors has approved the transaction after careful deliberation. We will hold a special meeting of stockholders at [                 ] local time, at [                 ], on [               ], 2006, to obtain the approval of Rite Aid stockholders for (1) the issuance of the shares of Rite Aid common stock to Jean Coutu Group, (2) an amendment to our restated certificate of incorporation to increase the number of authorized shares of Rite Aid common stock and (3) the adoption of a new equity compensation plan.

Our board of directors recommends that you vote “FOR” each of the proposals described in this proxy statement. We cannot complete the proposed acquisition of the Brooks and Eckerd drugstore chains unless the proposal for the issuance of the shares of Rite Aid common stock to Jean Coutu Group is approved. Accordingly, a vote against the proposal relating to the issuance of Rite Aid common stock effectively will be a vote against the transaction. The approval of the amendment to our restated certificate of incorporation to increase the number of authorized shares of Rite Aid common stock and the adoption of a new equity compensation plan are not required to complete the transaction. If the transaction is not completed for any reason, the amendment to our restated certificate of incorporation and the new equity compensation plan, even if approved by stockholders at the special meeting, will be abandoned and will not become effective.

We encourage you to carefully review this proxy statement, which contains important information concerning Rite Aid, Jean Coutu Group and Jean Coutu USA, the proposed transaction and the proposals to be voted upon by stockholders at the special meeting. In addition, the section entitled “Risk Factors” beginning on page 27 contains a description of risks that you should consider in evaluating the proposals and the proposed transaction.

Your vote is very important. Whether or not you plan to attend the special meeting, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card or by completing, dating and returning your proxy card in the enclosed envelope. Returning the proxy card or otherwise submitting your proxy does not deprive you of your right to attend the special meeting and vote in person.

We are very excited about this transaction and believe it will better position Rite Aid to improve our operating results and capture future growth opportunities. Thank you for your support.

Robert G. Miller	Mary F. Sammons
Chairman	President, CEO and Director

Neither the Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the proposed issuance of shares of Rite Aid common stock in connection with the acquisition or determined whether this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement is dated [                      ], 2006 and is first being mailed to Rite Aid stockholders on or about [                     ], 2006.

REFERENCE TO ADDITIONAL INFORMATION

This proxy statement incorporates by reference important business and financial information about Rite Aid from documents that are not included in or delivered with this proxy statement. You may obtain documents that are incorporated by reference in this proxy statement without charge by requesting them in writing or by telephone from Rite Aid at:

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011
Telephone: (717) 761-2633
Attention: Secretary

Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference in the documents or this proxy statement.

In order to receive timely delivery of requested documents in advance of the special meeting, you should make your request by no later than [                           ], 2006. Documents will be distributed within one business day of receipt of such request.

For a more detailed description of the information incorporated by reference in this proxy statement and how you may obtain it, see the section entitled “Where You Can Find More Information” beginning on page 180.

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION

RITE AID CORPORATION
P.O. BOX 3165
HARRISBURG, PENNSYLVANIA 17105

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [                      ], 2006

To Our Stockholders:

What:	Special meeting of stockholders
When:	[ ], 2006 at [ ], local time
Where:	[ ]
Why:

At this special meeting, we plan to consider and vote upon the proposals listed below and any other matters that may properly come before the special meeting or any adjournment or postponement of the special meeting.

Proposal No. 1:

A proposal to approve the issuance of 250 million shares of Rite Aid common stock to The Jean Coutu Group (PJC) Inc., or Jean Coutu Group, in accordance with the stock purchase agreement by and between Rite Aid and Jean Coutu Group, which provides for the acquisition by Rite Aid of the Jean Coutu Group holding company for the Brooks and Eckerd drugstore chains;

Proposal No. 2:

A proposal to approve an amendment to Rite Aid’s Restated Certificate of Incorporation to increase the number of authorized shares of Rite Aid common stock, $1.00 par value per share, from 1 billion to 1.5 billion; and

	Proposal No. 3:	A proposal to approve the adoption of the Rite Aid Corporation 2006 Omnibus Equity Plan.

The close of business on [                  ], 2006 has been fixed as the record date for determining those Rite Aid stockholders entitled to vote at the special meeting. Accordingly, only stockholders of record at the close of business on that date will receive this notice of, and be eligible to vote at, the special meeting and any adjournment or postponement of the special meeting. The items of business listed above are more fully described in the proxy statement that accompanies this notice.

If Rite Aid stockholders wish to approve the acquisition of the Brooks and Eckerd drugstore chains, they must approve Proposal No. 1 relating to the issuance of Rite Aid common stock to Jean Coutu Group.

The Rite Aid board of directors recommends that you vote “FOR” each of the above proposals.

Your vote is important. Please read the proxy statement and the instructions on the enclosed proxy card and then, whether or not you plan to attend the special meeting in person, and no matter how many shares you own, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card, or by completing, dating and returning your proxy card in the envelope provided. This will not prevent you from voting in person at the special meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

You may revoke your proxy at any time before the vote is taken by delivering to the Secretary of Rite Aid a written revocation or a proxy with a later date (including a proxy by telephone or via the Internet) or by voting your shares in person at the special meeting, in which case your prior proxy would be disregarded.

By order of the Board of Directors

Robert B. Sari
Secretary
Camp Hill, Pennsylvania
[ ], 2006

ii

APPENDICES
Appendix A—Stock Purchase Agreement
Appendix B—Stockholder Agreement
Appendix C—Registration Rights Agreement
Appendix D—Form of Amended and Restated By-Laws
Appendix E—Opinion of Citigroup Global Markets Inc.
Appendix F—Opinion of Rothschild, Inc.
Appendix G—Form of Rite Aid Corporation 2006 Omnibus Equity Plan

iii

SUMMARY TERM SHEET

The following is a summary of the proposed transaction between Rite Aid Corporation, or Rite Aid, and The Jean Coutu Group (PJC) Inc., or Jean Coutu Group, in which Rite Aid proposes to acquire the Brooks and Eckerd drugstore chains. Rite Aid is seeking stockholder approval of the issuance of Rite Aid common stock to Jean Coutu Group in the transaction, as well as approval of an amendment to Rite Aid’s restated certificate of incorporation to increase the number of authorized shares of Rite Aid common stock and the adoption of a new equity compensation plan.

This term sheet is a summary and does not contain all of the information that may be important to you. You should carefully read this entire document, including the appendices and the other documents to which this document refers you, for a more complete understanding of the matters being considered at this special meeting. See the section entitled “Where You Can Find More Information” beginning on page 180.

On August 23, 2006, Rite Aid entered into a stock purchase agreement with Jean Coutu Group to acquire all of the capital stock of The Jean Coutu Group (PJC) USA, Inc., or Jean Coutu USA, a wholly-owned subsidiary of Jean Coutu Group and the holding company for the Brooks and Eckerd drugstore chains.

•       As consideration for the acquisition of Jean Coutu USA, Rite Aid will issue 250 million shares of Rite Aid common stock to Jean Coutu Group, pay Jean Coutu Group $1.45 billion in cash (subject to a working capital adjustment) and intends to assume $850 million of Jean Coutu Group long-term notes (with the cash component increasing to $2.3 billion if the notes are not assumed). See the section entitled “The Stock Purchase Agreement—Consideration to be Paid in the Transaction” on page 72 for a more detailed discussion.

•       Jean Coutu Group will become our largest stockholder, owning approximately 32.0% of our common stock, which will represent approximately 30.2% of the voting power of our outstanding voting securities upon completion of the transaction.

•       Rite Aid, Jean Coutu Group and certain Coutu family members have entered into a stockholder agreement that will become effective upon completion of the transaction and will govern Jean Coutu Group’s ownership interest in Rite Aid. The stockholder agreement contains provisions relating to board and board committee composition, corporate governance, stock ownership, stock purchase rights, transfer restrictions, voting arrangements and other matters. See the section entitled “The Stockholder Agreement” beginning on page 93 for a more detailed discussion.

•       Under the stockholder agreement:

†    The Rite Aid board of directors will be expanded to 14 directors, of which, subject to maintenance of ownership thresholds, Jean Coutu Group will designate four directors. See the section entitled “The Stockholder Agreement—Board Representation” on page 98 and the section entitled “The Transaction—Board of Directors and Management of Rite Aid Following the Transaction” beginning on page 66 for a more detailed discussion.

†    Robert G. Miller will remain a Rite Aid director but will step down as chairman of the board and Mary F. Sammons will become chairman in addition to continuing in her roles as president and CEO.  One of Jean Coutu Group’s designees to the Rite Aid board, Michel Coutu, will become the non-executive co-chairman of the board and will serve on the board’s executive committee.  The terms of both the chairman and the non-executive co-chairman will be two years from completion of the transaction. See the section entitled “The Stockholder Agreement—Chairman; Non-Executive Co-Chairman” on page 98 and the section entitled “The Transaction—Board of Directors and Management of Rite Aid Following the Transaction” beginning on page 66 for a more detailed discussion.

†    Rite Aid’s audit, compensation and nominating and governance committees each will be expanded by one member and one of the Jean Coutu Group designees who qualifies as an independent director will be added to each of the committees. See the section entitled “The

Stockholder Agreement—Board Committee Representation” on page 99 for a more detailed discussion.

†    Pierre Legault, currently executive vice president of Jean Coutu Group, will become senior executive vice president, chief administrative officer of Rite Aid. See the section entitled “The Transaction—Board of Directors and Management of Rite Aid Following the Transaction” beginning on page 66 for a more detailed discussion.

†    For so long as Jean Coutu Group owns 5% or more of the voting power of Rite Aid’s securities and for nine months thereafter, Jean Coutu Group cannot acquire any additional voting securities of Rite Aid, subject to certain exceptions to allow Jean Coutu Group to maintain its percentage of voting power. See the section entitled “The Stockholder Agreement—Standstill Restrictions” beginning on page 93 for a more detailed discussion.

†    For so long as Jean Coutu Group owns 20% or more of the voting power of Rite Aid’s securities,  subject to certain limitations, Jean Coutu Group will have rights to purchase Rite Aid securities in future Rite Aid issuances or on the open market in order to maintain its percentage of voting power. See the section entitled “The Stockholder Agreement—Stock Purchase Rights in a Preemptive Issuance” beginning on page 94 and the section entitled “The Stockholder Agreement—Open Market Purchase Rights” beginning on page 95 for a more detailed discussion.

†    For so long as Jean Coutu Group owns 5% or more of the voting power of Rite Aid’s securities and for nine months thereafter, Jean Coutu Group is limited in the manner in which it may sell or transfer its shares of Rite Aid common stock and, subject to certain exceptions, may not transfer shares to someone who, as a result of the transfer, would own more than 5% of the outstanding shares of Rite Aid common stock. See the section entitled “The Stockholder Agreement—Transfer Restrictions” beginning on page 96 for a more detailed discussion.

†    For so long as Jean Coutu Group owns more than 25% of the voting power of Rite Aid’s securities, certain matters, such as increases in the number of authorized shares, significant equity issuances, mergers, significant asset sales and voluntary bankruptcy filings, will require the approval of two-thirds of all of the Rite Aid directors then in office. See the section entitled “The Stockholder Agreement—Supermajority Vote Required for Certain Board Actions” on page 99 for a more detailed discussion.

†    For five years after completion of the transaction, Jean Coutu Group will vote its shares for each Rite Aid director nominee recommended by the board. Thereafter, Jean Coutu Group will vote its shares for each Rite Aid director nominee it designated and, in its discretion, either for each other Rite Aid director nominee recommended by the board or for each other Rite Aid director nominee recommended by the board and for nominees recommended by other persons in the same proportion as votes cast by all other Rite Aid stockholders for those nominees. See the section entitled “The Stockholder Agreement—Voting Arrangements” on page 100 for a more detailed discussion.

•       Rite Aid and Jean Coutu Group also have entered into a registration rights agreement giving Jean Coutu Group certain rights with respect to the registration under the Securities Act of 1933 of the shares of Rite Aid common stock to be issued to Jean Coutu Group pursuant to the stock purchase agreement or acquired by Jean Coutu Group pursuant to certain stock purchase rights or open market purchase rights under the stockholder agreement. See the section entitled “The Registration Rights Agreement” on page 101 for a more detailed discussion.

In connection with the transaction:

•       Rite Aid will fund the cash portion of the consideration—$1.45 billion (subject to adjustments), assuming that $850 million of Jean Coutu Group long-term notes are assumed by Rite Aid—primarily with a combination of new term loans and the issuance of new secured notes. If the Jean Coutu Group long-term notes are not assumed by Rite Aid—resulting in a total cash consideration of $2.3 billion (subject to adjustments)—Rite Aid also may issue new unsecured notes in addition to secured notes. A financing commitment has been obtained from Citigroup North America, Inc. and Citigroup Global Markets Inc. This new indebtedness, together with any assumption of Jean Coutu Group notes, will result in an increase in Rite Aid’s total debt upon completion of the transaction by approximately $2.4 billion. As a result, Rite Aid will be a more highly-leveraged company than it is currently. However, between 12 and 24 months after completing the transaction, Rite Aid expects that the anticipated operating cash flows from the Brooks and Eckerd drugstore chains, the transaction-related net reductions in costs and expenses and other benefits and synergies will result in an overall decrease in its leverage ratio. See the section entitled “The Transaction—Financing Related to the Transaction” beginning on page 61 for a more detailed discussion.

•       Rite Aid will re-brand all of the Brooks and Eckerd stores to the Rite Aid banner and expects the transaction to be dilutive by $0.03 to $0.07 per diluted share for the first 12 months after completion of the transaction primarily due to increased interest expense and approximately $87 million of integration-related non-recurring expenses that Rite Aid expects to incur during that 12-month period. Rite Aid expects to spend approximately $450 million of integration-related capital expenditures in the first 12 months after completion of the transaction. In the second 12 months after completion of the transaction, Rite Aid expects the transaction to be accretive by $0.09 to $0.15 per diluted share primarily due to the full year benefit of anticipated transaction-related net reductions in costs and expenses. See the section entitled “The Transaction—Integration Plan, Anticipated Net Reductions in Costs and Expenses, Other Benefits and Synergies, and Dilution and Accretion” beginning on page 46 for a more detailed discussion.

QUESTIONS AND ANSWERS

Q1:	What is the transaction?
A1:	Rite Aid has entered into a stock purchase agreement with Jean Coutu Group to acquire all of the capital stock of Jean Coutu USA, the holding company for the Brooks and Eckerd drugstore chains.
Q2:	What am I being asked to vote on?
A2:

You are being asked to vote to approve the issuance of 250 million shares of Rite Aid common stock to Jean Coutu Group in accordance with the stock purchase agreement between Rite Aid and Jean Coutu Group.

You are also being asked to vote to approve the following additional matters:
• an amendment to our restated certificate of incorporation to increase the authorized number of shares of Rite Aid common stock from 1 billion to 1.5 billion; and
• the adoption of a new equity compensation plan.
The approval of the amendment to our restated certificate of incorporation and the adoption of a new equity compensation plan are not required to complete the transaction.

If the transaction is not completed, the amendment to our restated certificate of incorporation to increase the number of authorized shares of Rite Aid common stock and the new equity compensation plan, even if approved by stockholders at the special meeting, will be abandoned and will not become effective.

In addition, approval of the amendment to our restated certificate of incorporation is a condition to adoption of the new equity compensation plan.
Q3:	How does the Rite Aid board of directors recommend that I vote?
A3:

The Rite Aid board of directors recommends that you vote “FOR” approval of the issuance of Rite Aid common stock to Jean Coutu Group, “FOR” approval of the amendment to our restated certificate of incorporation and “FOR” approval of the new equity comensation plan. Your vote is important.

Q4:	Why is stockholder approval necessary for the issuance of Rite Aid common stock to Jean Coutu Group?
A4:

Rite Aid’s common stock is listed on the New York Stock Exchange, or the NYSE. NYSE rules require stockholder approval before the issuance of common stock if the common stock to be issued will have voting power equal to or greater than 20 percent of the voting power of the corporation outstanding before the issuance, or if the number of shares of common stock to be issued will be equal to or greater than 20 percent of the number of shares of common stock outstanding before the issuance.

The 250 million shares of Rite Aid common stock to be issued to Jean Coutu Group exceed the thresholds under the NYSE rule and, therefore, the issuance requires the approval of our stockholders.
Q5:	When is the transaction expected to be completed?
A5:

Rite Aid and Jean Coutu Group are working toward completing the transaction as quickly as possible. The closing of the transaction could be as early as Rite Aid’s fiscal 2007 fourth quarter, which begins December 3, 2006 and ends March 3, 2007. In addition to stockholder approval of the issuance of Rite Aid common stock, there are a number of additional conditions, including, but not limited to, expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, that must be satisfied before we can complete the transaction. See the section entitled “The Stock Purchase Agreement—Conditions to Closing” beginning on page 89 for a more detailed discussion.

Q6:	Do I need to send in my stock certificates if the transaction is completed?
A6:

No. You will not be required to exchange your certificates representing shares of Rite Aid common stock in connection with this transaction. You will not receive any cash or securities in the acquisition, but instead you will continue to hold your existing shares of Rite Aid common stock.

Q7:	What do I need to do now?
A7:

After carefully reading and considering the information contained in this proxy statement, please submit your proxy by telephone or via the Internet in accordance with the instructions set forth in the enclosed proxy card, or fill out, sign and date the proxy card, and then mail your signed proxy card in the enclosed prepaid envelope as soon as possible so that your shares may be voted at the special meeting. See the section entitled “The Special Meeting—How to Vote Your Shares” on page 37 and the section entitled “The Special Meeting—Proxies; Counting Your Vote” on page 38 for a more detailed discussion.

Q8:	What happens if I do not vote?
A8:

The proposals to approve the issuance of Rite Aid common stock to Jean Coutu Group in accordance with the terms of the stock purchase agreement and to approve the adoption of a new equity compensation plan must be approved by the affirmative vote of a majority of the votes cast on each proposal, provided that the total votes cast on each proposal represent over 50% of the total voting power entitled to vote on each proposal. The failure to vote on either of these proposals could have the same effect as a vote cast against approval if it causes the total votes cast on the matter to be 50% or less of the total voting power entitled to vote on the proposal. In addition, the failure to vote on these proposals, by failing to either submit a proxy or attend the special meeting, may make it more difficult to establish a quorum at the special meeting.

The proposal to approve the amendment to our restated certificate of incorporation requires the affirmative vote of a majority of the total number of votes of Rite Aid common stock and LGP preferred stock outstanding and entitled to vote at the special meeting, voting together as a single class. Because of this vote requirement, the failure to vote on this proposal is effectively a vote against the proposal. The approval of the amendment to our restated certificate of incorporation is not required to complete the transaction but approval of the amendment is a condition to adoption of the new equity compensation plan.

Q9:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?
A9:

If your shares are held in the name of a bank or broker or other nominee, you will receive separate instructions from your bank, broker or other nominee describing how to vote your shares. The availability of telephonic or Internet voting will depend on the bank’s or broker’s voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides.

You should instruct your bank, broker or other nominee how to vote your shares. Although NYSE rules grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters, your broker does not have discretionary authority to vote your shares for the issuance of Rite Aid common stock or for the adoption of a new equity compensation plan. If your broker does not receive voting instructions from you regarding these proposals, your shares will not be voted on those proposals. Broker “non-votes”—where the broker does not vote regarding a proposal for which he has no authority to vote—could have the same effect as votes cast against approval if they cause the total votes cast on the matter to be 50% or less of the total voting power entitled to vote on the proposal. Shares represented by broker “non-votes” will, however, be counted for the purpose of determining whether there is a quorum with respect to such matters.

On the other hand, NYSE rules allow your broker to vote your shares with respect to the proposal to approve the amendment to the restated certificate of incorporation to increase the authorized number of shares of Rite Aid common stock, even if your broker does not receive instructions from you, so long as it holds your shares in its name.

Q10:	May I change my vote after I have submitted a proxy by telephone or via the Internet or mailed my signed proxy card?
A10:

Yes. You may change your vote at any time before your proxy is voted at the special meeting. You can do this in several ways. You can send a written notice stating that you want to revoke your proxy, or you can complete and submit a new proxy card. If you choose either of these methods, you must submit your notice of revocation or your new proxy card to Rite Aid’s Secretary at Rite Aid, Attention: Secretary, 30 Hunter Lane, Camp Hill, Pennsylvania 17011.

You can also change your vote by submitting a proxy at a later date by telephone or via the Internet, in which case your later-submitted proxy will be recorded and your earlier proxy revoked.

You can also attend the special meeting and vote in person. Simply attending the special meeting, however, will not revoke your proxy. To revoke your earlier proxy, you must vote at the special meeting.

If you have instructed a broker to vote your shares, the preceding instructions do not apply, and you must follow the voting procedures received from your broker to change your vote.
Q11:	If I want to attend the special meeting, what do I do?
A11:

You should come to [                 ], at [               ] local time, on [                ]. Stockholders of record as of the record date for the special meeting ([            ]) can vote in person at the special meeting. If your shares are held in street name, then you are not the stockholder of record and you must ask your bank, broker or other nominee holder how you can vote at the special meeting.

Q12:	Who can help answer my questions?
A12:	If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders call toll-free: (877) 750-5836
Banks and Brokers may call collect: (212) 750-5833

You may also contact:

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011
Attention:  Investor Relations
Telephone:  (717) 761-2633 ext. 5066

SUMMARY

This summary highlights selected information from this proxy statement. It does not contain all of the information that may be important to you. You should carefully read this entire document, including the appendices and the other documents to which this document refers you, for a more complete understanding of the matters being considered at the special meeting. See the section entitled “Where You Can Find More Information” beginning on page 180. Additionally, some of the statements contained in, or incorporated by reference into, this proxy statement are forward-looking statements. See the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 34. All references in this proxy statement to dollars or $ are to U.S. dollars. In this proxy statement, unless otherwise indicated, we refer to accounting principles generally accepted in the U.S. as “GAAP.”

The Transaction (see page 41)

Rite Aid entered into a stock purchase agreement with Jean Coutu Group to acquire all of the capital stock of The Jean Coutu Group (PJC) USA, Inc., or Jean Coutu USA, a wholly-owned subsidiary of Jean Coutu Group and the holding company for the Brooks and Eckerd drugstore chains. In the transaction, Rite Aid will issue 250 million shares of Rite Aid common stock to Jean Coutu Group in accordance with the terms of the stock purchase agreement, pay Jean Coutu Group $1.45 billion in cash (subject to a working capital adjustment) and intends to assume $850 million of Jean Coutu Group long-term notes (with the cash component increasing to $2.3 billion if the notes are not assumed). Following the completion of the transaction, Jean Coutu Group will be Rite Aid’s largest stockholder, owning approximately 32% of Rite Aid common stock, which will represent approximately 30.2% of the voting power of Rite Aid voting securities then-outstanding. See the section entitled “The Stock Purchase Agreement” beginning on page 72 for a more detailed discussion.

In connection with entering into the stock purchase agreement, Rite Aid entered into a stockholder agreement with Jean Coutu Group and certain Coutu family members that will become effective upon completion of the transaction and will govern Jean Coutu Group’s ownership interest in Rite Aid. The stockholder agreement contains provisions relating to board and board committee composition, corporate governance, stock ownership, stock purchase rights, transfer restrictions, voting arrangements and other matters. See the section entitled “The Stockholder Agreement” beginning on page 93 for a more detailed discussion.

Rite Aid and Jean Coutu Group also entered into a registration rights agreement giving Jean Coutu Group certain rights with respect to the registration under the Securities Act of 1933, as amended, of the shares of Rite Aid common stock to be issued to Jean Coutu Group pursuant to the stock purchase agreement or acquired by Jean Coutu Group pursuant to certain stock purchase rights or open market purchase rights under the stockholder agreement. See the section entitled “The Registration Rights Agreement” on page 101 for a more detailed discussion. Rite Aid and Jean Coutu Group also agreed to enter into a transition services agreement at the closing of the transaction for Jean Coutu Group to provide certain services for a period of time after the closing, including information technology, network and support services, to the Brooks and Eckerd drugstore chains to facilitate the transition of the businesses to Rite Aid.

In connection with the transaction, Rite Aid has adopted amended and restated by-laws, subject to and effective upon completion of the transaction. The amendments provide for the new position of non-executive co-chairman of the board of directors, update certain provisions to provide for changes in technology and applicable law, address certain administrative matters and amend the provisions relating to notice of stockholder proposals and nominations for election to the board of directors. See the section entitled “The Transaction—Post-Transaction Amended and Restated By-laws of Rite Aid” beginning on page 69 for a more detailed discussion.

Integration Plan, Anticipated Net Reductions in Costs and Expenses, Other Benefits and Synergies, and Dilution and Accretion (see page 46)

In connection with the transaction, Rite Aid has no specific plans to close or dispose of a particular number of stores. It is possible, however, that the Federal Trade Commission, or FTC, or other governmental authorities may require Rite Aid to divest certain operations in some overlapping geographic areas as a condition to approval of the transaction under antitrust laws. Under the terms of the stock purchase agreement, Rite Aid is not obligated to complete the transaction if any governmental authority imposes conditions seeking to limit Rite Aid’s ownership or operation of a material portion of Rite Aid’s or Jean Coutu USA’s businesses or assets, or which the Rite Aid board of directors reasonably determines is materially adverse to Rite Aid or would materially impair the overall benefits expected to be realized from the acquisition. Rite Aid and Jean Coutu Group have agreed that, for closing the transaction, a divestiture or the imposition of conditions affecting store-level adjusted EBITDA (as defined in the stock purchase agreement) in excess of an aggregate of $60 million before advertising and corporate administration expenses, for the most recently completed fiscal year, will be deemed materially adverse to Rite Aid. See the section entitled “The Stock Purchase Agreement—Antitrust Filings” beginning on page 82 for a more detailed discussion.

Rite Aid’s integration plan is to convert all of the acquired stores to the Rite Aid banner and systems during the first 12 months after the closing of the transaction. The integration plan includes approximately $87 million of integration-related non-recurring expenses and capital expenditures of approximately $450 million in the acquired stores and distribution centers in the first year. For several years thereafter, Rite Aid will invest, as needed, up to a total of $500 million of capital expenditures in additional acquired store remodels and relocations and acquired distribution center upgrades.

Rite Aid estimates that net reductions in costs and expenses of approximately $150 million, which is net of an assumed loss of the $60 million store-level adjusted EBITDA (as defined in the stock purchase agreement) and $40 million of additional labor and benefit expense, will be realized after a one-year integration period, with approximately $35 million of net reductions realized during the first year. The general categories of anticipated cost and expense reduction opportunities are primarily cost of product, administrative expenses and advertising expenses.

Rite Aid expects the transaction to be dilutive by $0.03 to $0.07 per diluted share for the first 12 months after completion of the transaction and expects the transaction to be accretive by $0.09 to $0.15 per diluted share for the second 12 months after completion of the transaction.

Rite Aid expects other benefits and synergies that are not included in the above net reductions in costs and expenses and per share dilution and accretion that are related to additional operational efficiencies, greater economies of scale and revenue enhancement opportunities. However, the timing and amount of these other benefits and synergies cannot be currently determined.

Amendment to Rite Aid’s Restated Certificate of Incorporation (see page 102)

The board of directors has adopted, subject to stockholder approval and subject to the completion of the acquisition of Jean Coutu USA, a resolution recommending that Rite Aid’s restated certificate of incorporation be amended to increase the number of authorized shares of Rite Aid’s common stock to 1.5 billion shares from 1 billion shares. After taking into account the 250 million shares of common stock to be issued to Jean Coutu Group in connection with the acquisition of Jean Coutu USA, upon consummation of the transaction Rite Aid will have approximately ten million authorized shares of common stock remaining available for other purposes. The board of directors believes this amount is an insufficient reserve of shares of common stock for the present and future needs of Rite Aid. If the transaction is not completed, the amendment to the restated certificate of incorporation, even if approved by stockholders at the special meeting, will be abandoned and will not become effective. Approval of the amendment to the restated certificate of incorporation is not a condition to completing the transaction but is a condition to adoption of the new equity compensation plan.

Adoption of the Rite Aid Corporation 2006 Omnibus Equity Plan (see page 104)

The compensation committee of the Rite Aid board of directors and the Rite Aid board of directors have determined, contingent upon stockholder approval and subject to the completion of the acquisition of Jean Coutu USA, to adopt the Rite Aid Corporation 2006 Omnibus Equity Plan. The compensation committee believes that the new plan will help ensure that Rite Aid has a reasonable number of additional shares available for future equity-based incentive awards to attract and retain Rite Aid’s associates and key personnel and officers, as well as reward officers and non-employee directors for the attainment of long-term achievements. Following the acquisition of the Brooks and Eckerd drugstore chains, the number of persons eligible to participate in the 2006 Omnibus Equity Plan will increase from approximately 10,000 to approximately 16,000. If the transaction is not completed, the 2006 Omnibus Equity Plan, even if approved by stockholders at the special meeting, will not become effective. In addition, approval of the amendment to the restated certificate of incorporation to increase the number of authorized shares of Rite Aid common stock is a condition to the adoption of the 2006 Omnibus Equity Plan.

Financing Related to the Transaction (see page 61)

Rite Aid has received a commitment letter from Citicorp North America, Inc. and Citigroup Global Markets Inc. with respect to a $145 million senior secured term loan facility and a $1.105 billion senior secured term loan facility. Rite Aid borrowed $145 million under a senior secured term loan facility on November 8, 2006, and used the proceeds to repay borrowings on its existing revolving credit facility. The borrowings on the revolving credit facility were used to repay approximately $142 million aggregate principal amount of Rite Aid’s 12.5% Senior Secured Notes due 2006 plus accrued interest and for general corporate purposes.

On the closing date of the acquisition, Rite Aid intends to (i) assume the Jean Coutu Group 8.5% Senior Subordinated Notes due 2014, (ii) issue and sell one or more tranches of notes in an aggregate amount of $870 million and (iii) borrow approximately $680 million under the $1.105 billion senior secured term loan facility. In addition, on or before the closing date of the acquisition, Rite Aid intends to borrow approximately $450 million under its existing revolving credit facility to repay other Rite Aid indebtedness at its maturity. Rite Aid will borrow the remaining approximately $425 million available under the $1.105 billion senior secured term loan facility on or around the date that Rite Aid files its first post-closing balance sheet with the SEC, assuming the satisfaction of certain conditions, and will use the proceeds to pay down $425 million of loans outstanding under its revolving credit facility used on or before the closing date of the acquisition to repay other Rite Aid indebtedness at its maturity. Under the terms of the commitment letter, Citicorp has also agreed to provide Rite Aid up to a $1.720 billion senior secured bridge facility if Rite Aid is unable to sell the full amount of notes required by the commitment letter and/or to assume all of Jean Coutu Group’s 8.5% Senior Subordinated Notes due 2014.

Assumption of the Jean Coutu 8.5% Senior Subordinated Notes is subject to the satisfaction of certain conditions. The conditions include, but are not limited to, satisfaction of a minimum Consolidated Fixed Charge Coverage Ratio (as such term is defined in the 8.5% Senior Subordinated Notes Indenture) and the receipt of an amendment to the 8.5% Senior Subordinated Notes Indenture. Whether the Consolidated Fixed Charge Coverage Ratio will be met will not be known until the time the closing is set and the ratio can be calculated. If Rite Aid does not assume the Jean Coutu 8.5% Senior Subordinated Notes, Rite Aid would issue additional notes, which may be secured notes and/or unsecured notes, up to an aggregate principal amount of $850 million. The bridge facility referenced above includes amounts that may be used if Rite Aid is unable to issue these additional notes.

Rite Aid has obtained the requisite consents to amend its senior secured credit agreement, dated as of June 27, 2001, which we refer to as the credit agreement, and its receivables financing agreements, dated as of September 21, 2004, which we refer to as the receivables financing agreements, to permit Rite Aid to close the acquisition.

Opinions of Rite Aid’s Financial Advisors (see page 47)

In deciding to approve the acquisition of the Brooks and Eckerd drugstore chains, Rite Aid’s board of directors considered the oral opinion of Citigroup Global Markets Inc., which we refer to in this proxy statement as Citigroup, delivered on August 23, 2006, which was subsequently confirmed in writing, and the oral opinion of Rothschild, Inc., which we refer to in this proxy statement as Rothschild, delivered on August 23, 2006, which was subsequently confirmed in writing, in each case, that, as of that date and based upon and subject to the assumptions, limitations and considerations set forth in the respective opinions, the consideration to be paid by Rite Aid to Jean Coutu Group to acquire the Brooks and Eckerd drugstore chains pursuant to the stock purchase agreement was fair, from a financial point of view, to Rite Aid.

The written opinion of Citigroup is attached as Appendix E to this proxy statement, and the written opinion of Rothschild is attached as Appendix F to this proxy statement. Each of Citigroup and Rothschild has consented to the inclusion of its opinion in this proxy statement. We urge you to read the Citigroup and Rothschild opinions carefully and in their entirety. Each of these opinions was provided for the information of the Rite Aid board of directors in its evaluation of the proposed acquisition of Jean Coutu USA and was limited solely to the fairness from a financial point of view as of the date of the opinion of the consideration to be paid by Rite Aid in the transaction. Citigroup’s and Rothschild’s opinions did not constitute a recommendation of the transaction to the Rite Aid board of directors and Citigroup and Rothschild make no recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the acquisition of the Brooks and Eckerd drugstore chains from Jean Coutu Group.

The opinions of Citigroup and Rothschild will not reflect any developments that may occur or may have occurred after the date of such opinions and prior to completion of the transaction. Rite Aid did not request, and does not currently expect that it will request, an updated opinion from Citigroup or Rothschild.

Interests of Rite Aid’s Executive Officers and Directors in the Transaction and in the Proposal to Adopt a New Equity Compensation Plan (see pages 65 and 108)

When considering the recommendation of Rite Aid’s board of directors, you should be aware that certain of our executive officers and directors have interests in the transaction other than their interests as Rite Aid stockholders generally, pursuant to individual agreements and Rite Aid’s Supplemental Executive Retirement Plan. These interests are different from your interests as a Rite Aid stockholder, however, the members of our board of directors have taken these additional interests into consideration.

The issuance of 250 million shares of Rite Aid common stock to Jean Coutu Group, as proposed, would constitute a “change in control” of Rite Aid for purposes of certain of Rite Aid’s plans and agreements. Pursuant to individual award agreements or employment agreements, unvested stock options held by our non-employee directors and by one executive officer will become fully vested as a result of the transaction. As of August 31, 2006, our non-employee directors held unvested stock options to purchase an aggregate of 1,049,995 shares of Rite Aid common stock at a weighted average exercise price of $4.15 per share.  As of August 31, 2006, the one executive officer held unvested stock options to purchase 43,750 shares at an exercise price of $2.58 per share. Although the transaction will result in a change in control of Rite Aid under the employment agreements of Mary Sammons, our president and chief executive officer, and Robert Miller, our current chairman of the board, Ms. Sammons and Mr. Miller have each waived any rights they would have under their employment agreements upon the change in control triggered by the transaction.

Rite Aid also maintains the Supplemental Executive Retirement Plan, which is a defined contribution plan for the benefit of select officers, including certain executive officers. Ms. Sammons does not participate in this Supplemental Executive Retirement Plan. Under the Supplemental Executive Retirement Plan, participants vest in their accounts at the rate of 20% per year for each full year of participation in the plan at a five-year rolling rate, provided that the entire account balance for each participant as of the date of a change in control of Rite Aid vests upon the occurrence of the change in control. The change in control does not affect the participants’ rights to receive distributions or make withdrawals under the plan, and a participant must retire or otherwise terminate employment in order to receive plan benefits.

These interests upon a change in control of Rite Aid are described more fully in the section entitled “The Transaction—Interests of Rite Aid’s Executive Officers and Directors in the Transaction” beginning on page 65.

The executive officers and directors of Rite Aid also have certain interests in the approval of the Rite Aid Corporation 2006 Omnibus Equity Plan that are different from and in addition to your interests as a stockholder.

If the proposal regarding the new equity compensation plan is approved by Rite Aid stockholders, and the proposal to amend the restated certificate of incorporation is approved and the transaction is completed so that the plan becomes effective, executive officers and directors of Rite Aid will be eligible to receive certain types of awards under the plan, including stock options, stock appreciation rights, restricted stock, phantom stock, stock bonus awards, and other equity-based awards. Awards may or may not be based on the performance of Rite Aid common stock, and no individual is guaranteed to receive any awards under the new equity compensation plan. See the section entitled “Proposal No. 3 Adoption, Ratification and Approval of the 2006 Omnibus Equity Plan—Description of Principal Features of the 2006 Plan” beginning on page 105 for further information regarding the types of awards potentially available under the new equity compensation plan.

The Companies

Rite Aid Corporation

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011

Rite Aid Corporation is the third largest national drugstore chain in the U.S. based on revenues and store count with 3,317 stores in 27 states and the District of Columbia as of October 28, 2006. Rite Aid’s fiscal year 2006 revenues were $17.3 billion and it had 70,200 associates as of March 4, 2006. Rite Aid sells prescription drugs and approximately 25,000 “front-end” products, including over-the-counter medications, health and beauty aids, personal care items, cosmetics, household items, beverages, convenience foods, greeting cards, seasonal merchandise and numerous other everyday and convenience products, as well as photo processing. Rite Aid also offers approximately 2,700 products under the Rite Aid private brand.

The Jean Coutu Group (PJC) Inc.

The Jean Coutu Group (PJC) Inc.
530 Bériault Street
Longueuil, Québec, Canada J4G 1S8

The Jean Coutu Group (PJC) Inc. is the fourth largest drugstore chain in North America and the second largest in both the Eastern United States and Canada. The company and its combined network of 2,186 corporate-owned and franchised drugstores (under the banners of Brooks and Eckerd Pharmacy, PJC Jean Coutu, PJC Clinique and PJC Sante Beaute) employ more than 61,000 people, as of August 26, 2006.

Jean Coutu Group’s U.S. operations, as of August 26, 2006, employ over 46,000 people and comprise 1,859 corporate owned stores located in 18 states of the Northeastern, mid-Atlantic and Southeastern United States. Jean Coutu Group’s Canadian operations and franchised drugstores in its network, as of August 26, 2006, employ approximately 15,000 people and comprise 327 PJC Jean Coutu franchised stores in Québec, New Brunswick and Ontario.

The Jean Coutu Group (PJC) USA, Inc.

The Jean Coutu Group (PJC) USA, Inc.
50 Service Road
Warwick, Rhode Island 02886

The Jean Coutu Group (PJC) USA, Inc., a wholly-owned subsidiary of Jean Coutu Group, includes 1,859 drugstores (339 Brooks stores and 1,520 Eckerd stores) and six distribution centers, as of August 26, 2006, all located primarily on the East Coast and in the Mid-Atlantic states. Jean Coutu Group acquired the stores operating under the Eckerd banner from J.C. Penney in 2004. See the section entitled “Jean Coutu USA Business Description” beginning on page 121 for a more detailed discussion.

Board of Directors and Management of Rite Aid Following the Transaction (see page 66)

Following the transaction, the Rite Aid board of directors will be expanded to 14 directors, four of whom initially will be designated by Jean Coutu Group. Jean Coutu Group will have a continuing right to designate a certain number of director nominees for election to Rite Aid’s board of directors subject to Jean Coutu Group’s maintenance of specified percentage thresholds of Rite Aid’s total voting power.

Upon the completion of the transaction, Jean Coutu Group designees André Belzile, François J. Coutu, Dennis Wood and Michel Coutu will become Rite Aid directors serving in the classes of directors whose terms expire in 2007, 2008, 2008 and 2009, respectively. These appointments will fill the vacancies on the board created by the increase in the size of the board by two directors and the resignations, effective and contingent upon the completion of the transaction, of current Rite Aid directors John G. Danhakl and Alfred M. Gleason. Other than these changes to the board, the other current directors of Rite Aid will remain directors upon completion of the transaction. Upon the completion of the transaction, Mr. Belzile will serve on the audit committee, Mr. Wood will serve on the compensation committee, Mr. François Coutu will serve on the nominating and governance committee and Mr. Michel Coutu will serve on the executive committee.

Under the terms of the stockholder agreement, Mary F. Sammons will continue to serve as chief executive officer of Rite Aid. In addition, Robert G. Miller will remain a Rite Aid director but step down as chairman of the board and Ms. Sammons will become the chairman of the board. Michel Coutu, currently president and chief executive officer of Jean Coutu USA, will become non-executive co-chairman of Rite Aid’s board and a member of the board’s executive committee. Pierre Legault, currently Jean

Coutu Group’s executive vice president, will become Rite Aid senior executive vice president, chief administrative officer. Rite Aid’s current senior management team will remain in place.

The Special Meeting of Rite Aid Stockholders (see page 36)

When and Where. A special meeting of Rite Aid stockholders will be held at [                ], local time, on [                         ], 2006 at [             ].

Purpose of the Special Meeting. The purpose of the special meeting is to consider and vote on the proposals described below and any other matters that may properly come before the special meeting or any adjournment or postponement of the special meeting.

•       Proposal No. 1—a proposal to approve the issuance of 250 million shares of Rite Aid common stock to Jean Coutu Group in accordance with the stock purchase agreement between Rite Aid and Jean Coutu Group;

•       Proposal No. 2—a proposal to approve an amendment to Rite Aid’s restated certificate of incorporation to increase the authorized number of shares of Rite Aid common stock from 1 billion  to 1.5 billion; and

•       Proposal No. 3—a proposal to approve the adoption of the Rite Aid Corporation 2006 Omnibus Equity Plan.

Approval of the issuance of Rite Aid common stock to Jean Coutu Group is a condition to the completion of the acquisition of Jean Coutu USA. The approval of the amendment to our restated certificate of incorporation and the adoption of the 2006 Omnibus Equity Plan are not required to complete the transaction. If the transaction is not completed, the amendment to our restated certificate of incorporation to increase the number of authorized shares of Rite Aid common stock and the 2006 Omnibus Equity Plan, even if approved by stockholders at the special meeting, will be abandoned and will not become effective. In addition, approval of the amendment to our restated certificate of incorporation is a condition to the adoption of the 2006 Omnibus Equity Plan.

Record Date; Shares Entitled to Vote. Rite Aid has fixed the close of business on [              ], 2006 as the record date for the determination of holders of Rite Aid common stock and shares of 7% Series G Cumulative Convertible Pay-in-Kind Preferred Stock and 6% Series H Cumulative Convertible Pay-in-Kind Preferred Stock, which are collectively referred to in this proxy statement as the “LGP preferred stock,” entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. No other shares of Rite Aid capital stock are entitled to notice of and to vote at the special meeting. At the close of business on the record date, Rite Aid had outstanding and entitled to vote [                 ] shares of common stock and [               ] shares of LGP preferred stock (which, on an as-if-converted basis, are entitled to an aggregate of [                    ] votes).

Required Votes. A quorum, consisting of the holders of [                 ] shares (a majority of the aggregate number of shares of Rite Aid common stock and LGP preferred stock (on an as-if-converted basis) issued and outstanding and entitled to vote as of the record date for the special meeting), must be present in person or by proxy before any action may be taken at the special meeting. Broker non-votes and abstentions will be treated as shares that are present for purposes of determining the presence of a quorum.

The proposals to approve the issuance of Rite Aid common stock to Jean Coutu Group in accordance with the terms of the stock purchase agreement and to approve the adoption of a new equity compensation plan must be approved by the affirmative vote of a majority of the votes cast on each proposal (with Rite Aid common stock and the LGP preferred stock (on an as-if-converted basis) voting together as a single class), provided that the total votes cast on each proposal represent over 50% of the total combined voting power of Rite Aid common stock and LGP preferred stock entitled to vote on each proposal.

The proposal to approve the amendment to our restated certificate of incorporation must be approved by the affirmative vote of a majority of the total number of votes of Rite Aid common stock and LGP preferred stock outstanding and entitled to vote at the special meeting (with Rite Aid common stock and the LGP preferred stock (on an as-if-converted basis) voting together as a single class).

The approval of the issuance of Rite Aid common stock to Jean Coutu Group in accordance with the terms of the stock purchase agreement is a condition to the completion of the acquisition of Jean Coutu USA. As a result, a vote against the proposal relating to the issuance of Rite Aid common stock to Jean Coutu Group effectively will be a vote against the acquisition of Jean Coutu USA. The completion of the acquisition of Jean Coutu USA is not conditioned upon the approval of the proposals relating to the amendment to our restated certificate of incorporation or adoption of a new equity compensation plan.

Recommendation of the Rite Aid Board. The Rite Aid board of directors, by the unanimous vote of those directors present, has determined that the acquisition of Jean Coutu USA is fair to and in the best interests of Rite Aid and its stockholders and approved the issuance of Rite Aid common stock to Jean Coutu Group in accordance with the stock purchase agreement and approved the amendment to the restated certificate of incorporation to increase the number of authorized shares of Rite Aid common stock. The compensation committee of the Rite Aid board of directors and the Rite Aid board of directors have unanimously approved the 2006 Omnibus Equity Plan.

The Rite Aid board of directors recommends that you vote “FOR” approval of the issuance of Rite Aid common stock to Jean Coutu Group in accordance with the stock purchase agreement, “FOR” approval of the amendment to our restated certificate of incorporation and “FOR” approval of the adoption of the 2006 Omnibus Equity Plan.

The Stock Purchase Agreement (see page 72)

The stock purchase agreement, which is attached to this proxy statement as Appendix A, is described beginning on page 72. We urge you to read the stock purchase agreement in its entirety because this document is the legal document governing the proposed acquisition of Jean Coutu USA.

Consideration to be Paid in the Transaction. Upon the terms and conditions contained in the stock purchase agreement, Rite Aid will acquire all of the capital stock of Jean Coutu USA from Jean Coutu Group in exchange for 250 million shares of Rite Aid common stock, $1.45 billion in cash (subject to a working capital adjustment described below) and the intended assumption of $850 million of Jean Coutu Group long-term notes (with the cash component increasing to $2.3 billion if the notes are not assumed). Immediately after completion of the acquisition, Jean Coutu Group will own approximately 30.2% of total Rite Aid voting power.

Working Capital Adjustment. The stock purchase agreement contains a closing working capital adjustment mechanism designed to ensure that Jean Coutu USA will have a specified level of working capital upon completion of the transaction. Under the working capital adjustment, Rite Aid may be required to pay Jean Coutu Group additional cash consideration in the event the closing working capital of Jean Coutu USA is above a specified level. Similarly, Jean Coutu Group may be required to repay to Rite Aid some of the cash consideration in the event the closing working capital of Jean Coutu USA is below a specified level.

Reorganization of Jean Coutu USA. Subject to certain conditions, Jean Coutu Group will have the right to carry out a reorganization of Jean Coutu USA prior to the completion of the transaction that is designed to unwind the existing intercompany financing structure. In the reorganization, JCG (PJC) USA,

LLC, a Delaware limited liability company and wholly-owned subsidiary of Jean Coutu Group, would become the holder of all of the capital stock of Jean Coutu USA. If the reorganization is completed prior to the completion of the transaction, Rite Aid would purchase in the transaction all of the membership interests of JCG (PJC) USA, LLC and, as a result, would become the indirect owner of all of the capital stock of Jean Coutu USA.

Completion of the Acquisition of Jean Coutu USA is Subject to Conditions. The respective obligations of each of Rite Aid and Jean Coutu Group to consummate the acquisition of Jean Coutu USA are subject to the satisfaction or waiver of the following conditions:

•       Rite Aid stockholder approval of the issuance of Rite Aid common stock to Jean Coutu Group;

•       the expiration or termination of the waiting period and any extensions of the waiting period applicable to the transaction pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•       NYSE approval with respect to listing the shares of Rite Aid common stock to be issued to Jean Coutu Group; and

•       the absence of any injunction or other legal restraint or prohibition against Rite Aid’s acquisition of Jean Coutu USA.

Rite Aid’s obligation to consummate the acquisition of Jean Coutu USA is subject to the satisfaction or waiver of, among others, the following additional conditions:

•       the accuracy of Jean Coutu Group’s representations and warranties as of the date of the stock purchase agreement and as of the closing date, other than those failures to be accurate that have not had or would not reasonably be expected to have, in the aggregate, a material adverse effect on Jean Coutu USA;

•       the performance in all material respects by Jean Coutu Group of its obligations under the stock purchase agreement required to be performed by it at or prior to the closing date;

•       the absence of threatened or pending litigation by a governmental authority seeking to limit Rite Aid’s ownership or operation of a material portion of Rite Aid’s or Jean Coutu USA’s businesses or assets, or which the Rite Aid board of directors reasonably determines is materially adverse to Rite Aid or would materially impair the overall benefits expected to be realized from the acquisition (with Rite Aid agreeing that a divestiture or the imposition of conditions affecting store-level adjusted EBITDA (as defined in the stock purchase agreement) of up to an aggregate of $60 million before advertising and corporate administration expenses, for the most recently completed fiscal year, is not materially adverse);

•       the absence of a material adverse effect with respect to Jean Coutu USA;

•       the receipt of financing proceeds sufficient to consummate the transaction; and

•       the execution by Jean Coutu Group of a transition services agreement to provide information technology, network, support and other services to Jean Coutu USA for a period of time after the closing of the transaction to facilitate the transition of the businesses to Rite Aid.

Jean Coutu Group’s obligation to consummate the sale of Jean Coutu USA is subject to the satisfaction or waiver of, among others, the following additional conditions:

•       the accuracy of Rite Aid’s representations and warranties as of the date of the stock purchase agreement and as of the closing date, other than those failures to be accurate that have not had or would not reasonably be expected to have, in the aggregate, a material adverse effect on Rite Aid;

•       the performance in all material respects by Rite Aid of its obligations under the stock purchase agreement required to be performed by it at or prior to the closing date;

•       the absence of threatened or pending litigation by a governmental authority seeking to prohibit Rite Aid’s ownership of Jean Coutu USA or the operation of all or substantially all of Rite Aid’s or Jean Coutu USA’s businesses or assets;

•       the absence of a material adverse effect with respect to Rite Aid; and

•       the execution by Rite Aid of the transition services agreement.

Rite Aid Financing. Rite Aid is required to arrange sufficient financing for the acquisition of Jean Coutu USA on the terms and conditions described in the financing commitment of Citicorp North America, Inc. and Citigroup Global Markets Inc. to Rite Aid, including negotiating definitive agreements with respect to the financing on terms and conditions contained in the financing commitment and satisfying all conditions applicable to Rite Aid in such definitive agreements that are within its control.

If all other conditions have been satisfied (other than those conditions that by their nature have to be satisfied at the closing) and Jean Coutu Group and Rite Aid are prepared to close, Rite Aid has agreed that if the financing (other than the bridge facility) is not otherwise available, it will draw down from the bridge facility contemplated by the financing commitment the amount needed to pay the cash consideration for the transaction.

Non-Competition Covenant. Jean Coutu Group has agreed that for five years after completion of the transaction it will not engage in the retail pharmacy business in the United States or the pharmacy benefits management business in the United States.

The Stock Purchase Agreement May Be Terminated under Certain Circumstances. The stock purchase agreement may be terminated at any time prior to the closing, whether before or after approval by Rite Aid stockholders of the issuance of Rite Aid common stock to Jean Coutu Group in accordance with the terms of the stock purchase agreement, in any of the following ways:

•       by mutual written consent of Rite Aid and Jean Coutu Group;

•       by either Rite Aid or Jean Coutu Group if the closing has not occurred on or before May 23, 2007 (which may be extended to August 23, 2007 by either party if by May 23, 2007 the applicable antitrust waiting period has not yet expired or been terminated or if on May 23, 2007 there is pending litigation brought by a governmental authority seeking to prohibit Rite Aid’s ownership of Jean Coutu USA), as long as the terminating party is not the cause of the failure to close;

•       by either Rite Aid or Jean Coutu Group if a governmental authority prohibits the consummation of the transaction and the prohibition has become final and nonappealable;

•       by either Rite Aid or Jean Coutu Group if Rite Aid stockholders do not approve the issuance of the shares of Rite Aid common stock to Jean Coutu Group; and

•       by either Rite Aid or Jean Coutu Group if the other party materially breaches any of its covenants contained in the stock purchase agreement, or breaches any of its representations and warranties where the breach would be reasonably likely to result in a material adverse effect on that party, and such breach is not cured within 30 days of receiving notice of the breach.

Indemnification. The stock purchase agreement provides for indemnification for losses arising from breaches of representations and warranties, breaches of covenants and certain actions relating to the conduct of the business of Jean Coutu Group (other than Jean Coutu USA). Each party’s indemnification obligation for breaches of representations and warranties is subject to a $35 million deductible and each party’s indemnification obligation for breaches of representations and warranties and for breaches of covenants is subject to an aggregate cap of $450 million. The deductible and cap do not apply to losses arising from or relating to the conduct of the business of Jean Coutu Group. No claim for a breach of a representation and warranty may be brought by either party or included in the aggregate losses for purposes of satisfying the deductible unless it exceeds a minimum threshold of $10,000.

Jean Coutu Group also has agreed to indemnify Rite Aid for losses arising from pre-closing taxes of Jean Coutu USA, any breaches of tax representations and warranties or breaches of tax covenants and for half of any transfer taxes that result from the transaction. The deductible and cap do not apply to losses arising from tax matters.

The Stockholder Agreement (see page 93)

Concurrently with entering into the stock purchase agreement, Rite Aid, Jean Coutu Group and certain Coutu family members entered into a stockholder agreement. The stockholder agreement will become effective upon completion of the transaction and contains provisions relating to board and board committee composition, corporate governance, stock ownership, stock purchase rights, transfer restrictions, voting arrangements and other matters. The stockholder agreement, which is attached to this proxy statement as Appendix B, is described beginning on page 93. We urge you to read the stockholder agreement in its entirety because it is the legal document governing important aspects of the relationship among Rite Aid, Jean Coutu Group and certain Coutu family members after completion of the transaction.

Board and Board Committee Representation. The stockholder agreement provides that following consummation of the acquisition of Jean Coutu USA, the board of directors of Rite Aid will consist of 14 members, four of whom will be designated by Jean Coutu Group. Thereafter, Jean Coutu Group will have the right to designate a certain number of director nominees for election to Rite Aid’s board of directors, taking into account Jean Coutu Group designees then serving in a class or classes of directors whose terms are not yet expiring, subject to Jean Coutu Group’s maintenance of specified percentage thresholds of Rite Aid total voting power.

Percentage of Total Voting Power	Number of Directors/Director Nominees
25% and above	4
17.9% - 24.9%	3
10.7% - 17.8%	2
5% - 10.6%	1

For so long as Jean Coutu Group is entitled to designate at least two directors and subject to NYSE independence requirements for directors, Jean Coutu Group will have the right to designate one of its designees to each of the audit, compensation and nominating and governance committees of the Rite Aid board. In the event that only one of Jean Coutu Group’s designees qualifies as an independent director of Rite Aid, that designee will be appointed to one of the three committees and other Jean Coutu Group designees will be provided “observer status” to attend committee meetings (subject to the committees meeting in executive session) of the other two committees.

Chairman; Non-Executive Co-Chairman. Upon the closing of the transaction, Mary F. Sammons, current Rite Aid chief executive officer, also will be elected to serve as chairman of the board. A Jean Coutu Group designated director, Michel Coutu, will be elected to serve as non-executive co-chairman of the board of directors and to serve on the executive committee of the board. The terms of both the chairman and the non-executive co-chairman will be two years commencing from the closing. After the second anniversary of the closing, the full board will elect a chairman of the board as it determines in its discretion.

Rite Aid Management. Mary F. Sammons, the current Rite Aid chief executive officer, will remain chief executive officer after the closing. Pierre Legault, currently executive vice president of Jean Coutu Group, will become senior executive vice president, chief administrative officer of Rite Aid effective as of the closing of the transaction and for a term of not less than two years.

Voting Arrangements. For a period of five years after the closing date, Jean Coutu Group has agreed to vote its shares for each Rite Aid director nominee recommended by the board. Thereafter, Jean Coutu Group will vote its shares for each Rite Aid director nominee it designated and, in its discretion, either for each other Rite Aid director nominee recommended by the board or for each other Rite Aid director nominee recommended by the board and for nominees recommended by other persons in the same proportion as votes cast by all other Rite Aid stockholders for those nominees.

Right to Purchase Securities. For so long as Jean Coutu Group owns at least 20% of the total Rite Aid voting power, Jean Coutu Group will have the right to purchase securities in future issuances of Rite Aid voting securities (other than in certain types of issuances described below) to permit Jean Coutu Group to maintain the same percentage of total voting power it held prior to the issuance. These purchase rights will not apply to issuances of Rite Aid stock in connection with conversions of convertible preferred stock, equity compensation plan awards, acquisitions by Rite Aid, equity-for-debt exchanges and certain other types of issuances. Subject to certain conditions, under circumstances in which Jean Coutu Group is not permitted to purchase voting securities in a Rite Aid issuance of voting securities, Jean Coutu Group will be permitted to make open market purchases of Rite Aid common stock in order to maintain the same percentage of total voting power it held prior to the issuance.

Standstill Restrictions. For so long as Jean Coutu Group (or any Coutu family stockholder or group of Coutu family stockholders) owns at least 5% of the total voting power of Rite Aid and for nine months thereafter, Jean Coutu Group or such Coutu family stockholders or group of Coutu family stockholders will be subject to restrictions on the acquisition of additional Rite Aid voting securities, other than with Rite Aid’s consent or through the stock purchase rights discussed above, as well as restrictions on taking certain actions relating to Rite Aid. These restrictions are commonly referred to as “standstill” restrictions.

Transfer Restrictions. For so long as Jean Coutu Group owns 5% or more of the voting power of Rite Aid’s securities and for nine months thereafter, Rite Aid voting securities owned by Jean Coutu Group will be subject to restrictions on transfer included in the stockholder agreement, other than transfers in accordance with Rule 144, in a registered public offering, in connection with a pro rata dividend, spinoff or distribution to Jean Coutu Group stockholders and certain other permitted transfers. In addition, subject to the foregoing, Jean Coutu Group may not transfer shares to someone who, as a result of the transfer, would own more than 5% of the outstanding shares of Rite Aid common stock.

Supermajority Board Approval. For so long as Jean Coutu Group owns at least 25% of the total voting power of Rite Aid, certain matters will require the approval of two-thirds of all of the Rite Aid board of directors, including increases in the number of authorized shares, significant issuances of Rite Aid equity securities, mergers, reorganizations, consolidations or similar business combinations involving Rite Aid, significant asset sales and certain other actions specified in the stockholder agreement.

The Registration Rights Agreement  (see page 101)

Concurrently with entering into the stock purchase agreement, Jean Coutu Group and Rite Aid entered into a registration rights agreement. Pursuant to the registration rights agreement, subject to certain conditions, Jean Coutu Group has the right, on six occasions, to demand that Rite Aid register shares of Rite Aid common stock held by Jean Coutu Group for resale in an underwritten public offering, provided that the anticipated aggregate offering price would exceed $100 million or the registration is for at least 25% of the Rite Aid common stock held by Jean Coutu Group. Jean Coutu Group also may request that Rite Aid include those shares in certain registration statements that Rite Aid may file in the future in connection with underwritten offerings. The registration rights agreement, which is attached as Appendix C, is described in more detail beginning on page 101. We urge you to read the registration rights agreement in its entirety because it is the legal document governing important aspects of the relationship between Rite Aid and Jean Coutu Group after completion of the transaction.

Regulatory Approvals Required for the Acquisition of Jean Coutu USA (see page 70)

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, and the rules and regulations promulgated thereunder, certain transactions, including Rite Aid’s acquisition of Jean Coutu USA, may not be consummated until required information and materials have been furnished to the Department of Justice, or DOJ, and the FTC and certain waiting period requirements have expired or been terminated. On September 18, 2006, each of Rite Aid and Jean Coutu Group filed a Pre-Merger Notification and Report Form pursuant to the HSR Act with the DOJ and the FTC. On October 18, 2006, each of Rite Aid and Jean Coutu Group received a request for additional information from the FTC regarding the acquisition.  Rite Aid and Jean Coutu Group intend to respond promptly to the FTC request and cooperate fully with the FTC in its review of the acquisition under the HSR Act.  The effect of what is commonly called the “second request’’ is to extend the HSR waiting period for 30 days after the companies have substantially complied with the request, unless that period is terminated sooner by the FTC. At any time before the closing of the acquisition, the DOJ, the FTC or others could take action under the antitrust laws with respect to the acquisition, including seeking to enjoin the consummation of the acquisition, to rescind the acquisition or to require the divestiture of certain assets of Rite Aid or Jean Coutu USA. There can be no assurance that a challenge to the acquisition on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Material U.S. Federal Income Tax Consequences of the Acquisition to Holders of Rite Aid Common Stock (see page 70)

Rite Aid’s purchase of all of the capital stock of Jean Coutu USA will not result in the recognition of gain or loss by holders of Rite Aid common stock.

Anticipated Accounting Treatment (see page 70)

The acquisition of Jean Coutu USA will be accounted for using the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America under Statement of Financial Accounting Standards No. 141, Business Combinations. Rite Aid will be the acquiring entity for financial reporting purposes. Under the purchase method of accounting, the cost of the transaction will be allocated to the tangible and intangible assets and liabilities assumed of the acquired entity based on their estimated fair values, with any excess being recognized as goodwill. Under Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized, but will be subject to an annual impairment test.

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

The following table presents historical per share data for Rite Aid and Jean Coutu USA; pro forma per share data for Rite Aid after giving effect to the acquisition of Jean Coutu USA; and pro forma equivalent per share data for Jean Coutu USA with respect to the portion of the acquisition consideration that will be received in the form of shares of Rite Aid common stock. The Rite Aid pro forma per share data was derived by combining information from the historical consolidated financial statements of Rite Aid and Jean Coutu USA using the purchase method of accounting for the acquisition of Jean Coutu USA. You should read this table in conjunction with the historical audited and unaudited consolidated financial statements of Rite Aid that are filed with the SEC and incorporated by reference in this document and the historical consolidated financial statements of Jean Coutu USA contained elsewhere in this document. See the sections entitled “Where You Can Find More Information” beginning on page 180 and “Jean Coutu USA Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 156. You should not rely on the pro forma per share data as being necessarily indicative of actual results had the acquisition of Jean Coutu USA occurred in the past, or of future results.

The accompanying unaudited per share data gives effect to the acquisition of Jean Coutu USA assuming a purchase price of $1.450 billion in cash, the assumption of $850 million of Jean Coutu Group long-term notes, the issuance of new term loans and the issuance of 250 million shares of Rite Aid common stock, using the purchase method of accounting. The pro forma adjustments related to the acquisition of Jean Coutu USA are preliminary and do not reflect the final purchase price, final debt components or an allocation of the excess of the purchase price over the net book value of the assets of Jean Coutu USA, as the process to assign a fair value to the various tangible and intangible assets acquired has not yet occurred. Final adjustments are likely to result in a materially different purchase price, debt components or allocation of the purchase price.

The pro forma per share data does not reflect revenue opportunities and cost savings that we expect to realize after the acquisition of Jean Coutu USA. No assurance can be given with respect to the estimated revenue opportunities and operating cost savings that are expected to be realized as a result of the acquisition of Jean Coutu USA. The pro forma per share data does not reflect restructuring or exit costs that may be incurred by Rite Aid or Jean Coutu USA in connection with the acquisition of Jean Coutu USA.

	Rite Aid Historical		Rite Aid Pro Forma (1)	Jean Coutu USA Historical		Jean Coutu USA Equivalent Pro Forma
Net income per share—basic:
Fiscal year ended March 4, 2006	$ 2.36	(2)	$1.49	(3)		(3)
Twenty-six weeks ended September 2, 2006	$ (0.01)		$(0.08)	(3)		(3)
Net income per share—diluted:
Fiscal year ended March 4, 2006	$ 1.89	(2)	$1.34	(3)		(3)
Twenty-six weeks ended September 2, 2006	$(0.01)		$(0.08)	(3)		(3)
Cash dividends per share:
Fiscal year ended March 4, 2006	—		—	—		—
Twenty-six weeks ended September 2, 2006	—		—	—		—
Book value per share as of September 2, 2006	$2.13		$2.83	$ 2,053,546.61	(4)	$ 1.94	(5)
(as of August 26, 2006 for Jean Coutu USA)

(1)          Rite Aid’s pro forma data includes the effect of the acquisition of Jean Coutu USA and the related financing on the basis described in the notes to the unaudited pro forma combined condensed financial statements included elsewhere in this document.

(2)          Includes $2.35 per basic share and $1.90 per diluted share related to the recognition of net deferred tax assets as the result of the release of a tax valuation allowance.

(3)   Jean Coutu USA is not a publicly traded company and, accordingly, no information is presented regarding its earnings per share or equivalent pro forma earnings per share.

(4)         Book value per share for Jean Coutu USA is calculated by dividing the book value of Jean Coutu USA as of August 26, 2006 by the 236 shares of Jean Coutu USA common stock held by Jean Coutu Group at August 26, 2006.

(5)          Equivalent book value per share of Jean Coutu USA is calculated by multiplying the historical book value per share of Jean Coutu USA by the exchange ratio of the number of Jean Coutu USA shares to the number of Rite Aid shares issued to consummate this transaction.

PER SHARE MARKET PRICE DATA

Rite Aid common stock trades on the New York Stock Exchange, or NYSE, and the Pacific Stock Exchange under the symbol “RAD.”  The following table shows the high and low stock prices for Rite Aid common stock for the periods indicated, based on NYSE composite transactions.

	High	Low
Fiscal Year 2005
First Quarter	5.75	4.53
Second Quarter	5.38	4.38
Third Quarter	4.58	3.35
Fourth Quarter	3.81	3.41
Fiscal Year 2006
First Quarter	4.24	3.49
Second Quarter	4.82	3.96
Third Quarter	4.28	3.28
Fourth Quarter	4.10	3.45
Fiscal Year 2007
First Quarter	4.85	3.79
Second Quarter	4.74	4.07
Third Quarter (through [ ], 2006)	[ ]	[ ]

The closing sale price of Rite Aid common stock as reported on the NYSE on August 23, 2006, the date prior to the public announcement of the proposed acquisition of Jean Coutu USA was $4.68 per share. The closing sale price of Rite Aid common stock as reported on the NYSE on [             ] was $[        ] per share. As of that date, there were [          ] holders of record of Rite Aid common stock based on information provided by our transfer agent. The number of stockholders of record does not reflect the actual number of individual or institutional stockholders that own Rite Aid common stock because most stock is held in the name of nominees. There are a substantially greater number of beneficial holders of Rite Aid common stock.

We have not declared or paid any cash dividends on our common stock since the third quarter of fiscal year 2000 and we do not anticipate paying cash dividends on our common stock in the foreseeable future. Our senior secured credit facility and some of the indentures that govern our other outstanding indebtedness restrict our ability to pay dividends.

SUMMARY SELECTED HISTORICAL CONSOLIDATED
FINANCIAL DATA OF JEAN COUTU USA

The following information is being provided to aid in your analysis of the financial aspects of the acquisition of Jean Coutu USA. Jean Coutu USA derived this financial information from audited consolidated financial statements of Jean Coutu USA for fiscal years 2002 through 2006 and from unaudited financial statements for the thirteen weeks ended August 26, 2006 and August 27, 2005. In the opinion of Jean Coutu USA’s management, this unaudited interim period information reflects all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results of operations and financial condition for the thirteen weeks ended August 26, 2006 and August 27, 2005. Results for the interim periods should not be considered indicative of results for any other periods or for the year.

This information is only a summary. You should read it along with Jean Coutu USA’s historical audited and unaudited consolidated financial statements contained in this proxy statement and related notes and the section entitled “Jean Coutu USA Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 156 of this proxy statement.

	Thirteen Weeks Ended		Fiscal Year Ended
	August 26, 2006	August 27, 2005	May 27, 2006 (52 weeks)(5)	May 28, 2005 (52 weeks)(5)	May 29, 2004 (52 weeks)	May 31, 2003 (53 weeks)	May 25, 2002 (52 weeks)(6)
	(Dollars in thousands)
Summary of Operations:
Revenues	$ 2,348,259	$ 2,315,041	$ 9,495,858	$8,200,445	$ 1,802,585	$ 1,757,035	$ 1,301,720
Costs and expenses:
Cost of goods sold(1) & (2)	1,786,922	1,744,914	7,172,366	6,227,045	1,371,271	1,339,263	993,221
Selling, general and administrative expenses(1)	514,777	509,772	2,030,766	1,686,458	318,726	311,736	233,489
Depreciation and amortization	54,188	57,630	215,804	184,854	31,148	29,892	22,241
Interest expense	70,344	65,249	274,692	208,648	31,926	34,341	22,614
Foreign currency losses (gains)	1,125	(2,175)	12,670	(18,208)	—	—	—
Interest income	(2,591)	(1,288)	(5,964)	(1,310)	(85)	(29)	(105)
Total costs and expenses	2,424,765	2,374,102	9,700,334	8,287,487	1,752,986	1,715,203	1,271,460
Income (loss) before income taxes	(76,506)	(59,061)	(204,476)	(87,042)	49,599	41,832	30,260
Income tax expense (benefit)	(30,456)	(23,806)	(76,893)	(32,616)	19,151	16,683	12,558
Net income (loss)	$ (46,050)	$ (35,255)	$(127,583)	$ (54,426)	$ 30,448	$ 25,149	$ 17,702
Quarter and Year-End Financial Position:
Working capital(3)	$ 940,721	$ 947,316	$ 1,009,563	$ 986,418	$ 209,515	$ 201,759	$ 233,624
Property and equipment, net	1,104,568	1,158,184	1,113,898	1,179,248	307,652	289,396	254,925
Total assets	5,028,960	5,104,057	5,105,925	5,084,895	878,518	812,019	752,387
Total debt(4)	3,121,986	2,964,265	3,118,912	2,803,392	554,022	522,463	509,220
Stockholders’ equity	490,787	629,422	536,920	664,671	179,656	149,243	123,910
Other Data:
Cash flows from operations provided by (used in):
Operating activities	(76,549)	(128,336)	(15,665)	97,599	24,281	43,879	2,131
Investing activities	(37,100)	(29,830)	(94,868)	(2,650,696)	(47,464)	(57,944)	(280,112)
Financing activities	43,774	104,836	130,586	2,625,972	31,901	15,871	280,738
Capital expenditures	35,558	32,841	124,064	162,272	42,931	56,176	37,444
Number of retail drugstores	1,859	1,851	1,858	1,922	336	332	331
Number of associates	46,733	50,961	46,266	48,745	8,508	8,297	8,699

(1)         Costs of goods sold and selling, general and administrative expenses for the fiscal years ended May 31, 2003 and May 25, 2002 have been reclassified to conform to current year’s presentation of co-op advertising income and advertising expense in selling, general and administrative and distribution center costs (excluding depreciation) in costs of goods sold.

(2)         Includes LIFO charges of $38,747 in 2006, $18,456 in 2005, $8,930 in the thirteen weeks ended August 26, 2006 and $6,133 in the thirteen weeks ended August 27, 2005. Jean Coutu USA changed from FIFO to LIFO in fiscal 2005.

(3)         Working capital is defined as total current assets less total current liabilities.

(4)         Total debt included capital lease obligations of $14,302 as of fiscal year ended May 27, 2006, $16,335 as of fiscal year ended May 28, 2005, $12,930 as of thirteen weeks ended August 26, 2006 and $13,299 as of thirteen weeks ended August 27, 2005.

(5)         Fiscal year ended May 27, 2006 included the operating results of the 1,549 Eckerd stores for the full 52 week period. Fiscal year ended May 28, 2005 included the operating results of the 1,549 Eckerd stores for the 43 weeks beginning from the date of the acquisition.

(6)        Fiscal year ended May 25, 2002 included the acquisition of 80 OSCO stores.

SUMMARY SELECTED HISTORICAL CONSOLIDATED
FINANCIAL DATA OF RITE AID

The following information is being provided to aid in your analysis of the financial aspects of the acquisition of Jean Coutu USA. Rite Aid derived its financial information from audited financial statements for fiscal years 2002 through 2006 and from unaudited financial statements for the twenty-six weeks ended September 2, 2006 and August 27, 2005. In the opinion of Rite Aid’s management, this unaudited interim period information reflects all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results of operations and financial condition for the twenty-six weeks ended September 2, 2006 and August 27, 2005. Results for interim periods should not be considered indicative of results for any other periods or for the year.

This information is only a summary. You should read it along with Rite Aid’s historical audited and unaudited financial statements and related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Rite Aid’s annual reports, quarterly reports and other information on file with the SEC and incorporated by reference into this document. See the section entitled “Where You Can Find More Information” beginning on page 180.

	Twenty-six Weeks Ended		Fiscal Year Ended
	September 2, 2006	August 27, 2005	Mar. 4, 2006 (53 weeks)	Feb. 26, 2005 (52 weeks)	Feb. 28, 2004 (52 weeks)	Mar. 1, 2003 (52 weeks)	Mar. 2, 2002 (52 weeks)
	(Dollars in thousands, except per share amounts)
Summary of Operations:
Revenues	$8,625,442	$8,353,959	$17,270,968	$16,816,439	$16,600,449	$15,791,278	$15,166,170
Costs and expenses:
Cost of goods sold	6,290,407	6,051,344	12,571,860	12,202,894	12,163,735	11,611,829	11,252,229
Selling, general and administrative expenses(1)	2,167,699	2,090,338	4,307,421	4,127,536	4,029,220	3,900,553	3,850,134
Goodwill amortization(2)	—	—	—	—	—	—	21,007
Store closing and impairment charges	19,034	23,653	68,692	35,655	22,074	135,328	251,617
Interest expense	137,519	138,364	277,017	294,871	313,498	330,020	396,064
Interest rate swap contracts	—	—	—	—	—	278	41,894
Loss (gain) on debt modifications and retirements, net	—	9,186	9,186	19,229	35,315	(13,628)	221,054
Share of loss from equity investments	—	—	—	—	—	—	12,092
Loss (gain) on sale of assets and investments, net	(1,355)	(2,493)	(6,462)	2,247	2,023	(18,620)	(42,536)
Total costs and expenses	8,613,304	8,310,392	17,227,714	16,682,432	16,565,865	15,945,760	16,003,555
Income (loss) before income taxes	12,138	43,567	43,254	134,007	34,584	(154,482)	(837,385)
Income tax expense (benefit)	1,513	11,714	(1,229,752)	(168,471)	(48,795)	(41,940)	(11,745)
Net income (loss)	$10,625	$31,853	$ 1,273,006	$ 302,478	$ 83,379	$ (112,542)	$ (825,640)
Basic and diluted net income (loss) per share:
Basic net income (loss) per share	$(0.01)	$0.02	$ 2.36	$ 0.50	$ 0.11	$ (0.28)	$ (1.81)
Diluted net income (loss) per share	$ (0.01)	$0.02	$ 1.89	$ 0.47	$ 0.11	$ (0.28)	$ (1.81)
Financial Position:
Working capital	$781,492	$1,309,273	$ 741,488	$ 1,335,017	$ 1,894,247	$ 1,676,889	$ 1,580,218
Property, plant and equipment, net	1,673,725	1,675,986	1,717,022	1,733,694	1,882,763	1,867,830	2,095,552
Total assets	7,035,432	5,705,883	6,988,371	5,932,583	6,245,634	6,132,766	6,491,281
Total debt(3)	3,062,601	3,531,762	3,051,446	3,311,336	3,891,666	3,862,628	4,056,468
Redeemable preferred stock(4)	20,021	19,919	19,970	19,868	19,766	19,663	19,561
Stockholders’ equity (deficit)	1,619,633	349,412	1,606,921	322,934	(8,277)	(129,938)	(7,527)
Other Data:
Cash flows from operations provided by (used in):
Operating activities	137,940	313,886	417,165	518,446	227,515	305,383	16,343
Investing activities	(118,329)	(56,111)	(231,084)	(118,985)	(242,150)	(72,214)	342,531
Financing activities	954	(330,502)	(272,835)	(571,395)	(15,931)	(211,903)	(107,109)
Capital expenditures	154,975	117,075	341,349	222,417	267,373	116,154	187,383
Basic weighted average shares	522,751	522,270	523,938,000	518,716,000	515,822,000	515,129,000	474,028,000
Diluted weighted average shares(5)	522,751	532,887	676,666,000	634,062,000	525,831,000	515,129,000	474,028,000
Number of retail drugstores	3,315	3,345	3,323	3,356	3,382	3,404	3,497
Number of associates	70,400	71,000	70,200	71,200	72,500	72,000	75,000

(1)          Includes stock-based compensation expense (benefit). Stock-based compensation expense for the fiscal years ended March 4, 2006, February 26, 2005 and February 28, 2004 and for the twenty-six week period ended August 27, 2005 was determined using the fair value method set forth in Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation.” Stock-based compensation expense (benefit) for the fiscal years ended March 1, 2003 and March 2, 2002 was determined using the intrinsic method set forth in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” Effective March 5, 2006, Rite Aid adopted the provisions of SFAS No. 123(R) “Share Based Payment.” Stock-based compensation expense for the twenty-six week period ended September 2, 2006 was determined using the fair value method set forth in SFAS 123(R).

(2)          Effective March 3, 2002 we adopted SFAS No. 142, “Goodwill and Intangible Assets”, which specifies that goodwill and indefinite life intangibles shall no longer be amortized. Accordingly, no goodwill amortization expense was recorded for the fiscal years ended March 4, 2006, February 26, 2005, February 28, 2004, and March 1, 2003 and for the twenty-six week periods ended September 2, 2006 and August 27, 2005.

(3)          Total debt included capital lease obligations of $178.2 million, $168.3 million, $183.2 million, $176.2 million, $182.6 million, $186.6 million and $174.4 million as of March 4, 2006, February 26, 2005, February 28, 2004, March 1, 2003, March 2, 2002, September 2, 2006 and August 27, 2005, respectively.

(4)          Redeemable preferred stock was included in “Other Non-current liabilities” as of March 4, 2006, February 26, 2005, February 28, 2004, September 2, 2006 and August 27, 2005, respectively.

(5)          Diluted weighted average shares for the fiscal years ended March 4, 2006 and February 26, 2005 included the impact of stock options, as calculated under the treasury stock method and convertible debt and preferred stock, as calculated under the if-converted method. Diluted weighted average shares for the fiscal year ended February 28, 2004 and for the twenty-six week period ended August 27, 2005 included the impact of stock options, as calculated under the treasury stock method.

SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL DATA OF RITE AID

The following describes the pro forma effect of the acquisition of Jean Coutu USA on (1) the balance sheet data of Rite Aid as of September 2, 2006, (2) the statement of operations data of Rite Aid for the fiscal year ended March 4, 2006 and (3) the statement of operations data for Rite Aid for the twenty-six weeks ended September 2, 2006.

This information is only a summary. You should read the unaudited pro forma combined condensed financial statements and other information and the accompanying notes that are included elsewhere in this document.

You should also read the historical information and related notes of Rite Aid that are incorporated by reference into this document and the historical financial statements and related notes for Jean Coutu USA contained elsewhere in this document.

The unaudited pro forma combined condensed balance sheet data shows the estimated effects of the acquisition of Jean Coutu USA as if it had occurred on September 2, 2006. The unaudited pro forma combined condensed statements of operations data for the 53-week year ended March 4, 2006 and the twenty-six week period ended September 2, 2006 show the estimated effects of the acquisition of Jean Coutu USA as if it had occurred on the first day of the period presented (i.e., February 27, 2005 and March 5, 2006, respectively). We are providing the unaudited pro forma combined condensed financial data for informational purposes only. It does not necessarily represent or indicate what the financial position and results of operations of Rite Aid would actually have been had the acquisition of Jean Coutu USA and other pro forma adjustments in fact occurred at the dates indicated. It also does not necessarily represent or indicate the future financial position or results of operations Rite Aid will achieve after the acquisition of Jean Coutu USA.

The pro forma financial information does not reflect revenue opportunities and cost savings that we expect to realize after the acquisition of Jean Coutu USA. No assurance can be given with respect to the estimated revenue opportunities and operating cost savings that are expected to be realized as a result of the acquisition of Jean Coutu USA. The pro forma financial information also does not reflect non-recurring charges relating to integration activities or exit costs that may be incurred by Rite Aid or Jean Coutu USA in connection with the acquisition of Jean Coutu USA.

	Pro Forma 26 Weeks Ended September 2, 2006	Pro Forma 53 Weeks Ended March 4, 2006
	(In millions, except per share data)
Statement of Operations Data:
Revenues	$13,401.8	$26,766.9
Net income (loss)	(43.3)	1,194.5
Income (loss) per share—basic	(0.08)	1.49
Income (loss) per share—diluted	(0.08)	1.34
Balance Sheet Data:
Total assets	$11,654.3
Total debt	5,462.9
Stockholders’ equity	2,701.5

RISK FACTORS

In addition to the other information included or incorporated by reference in this proxy statement, you should carefully consider the material risks described below in deciding whether to vote for approval of the proposals presented in this proxy statement. Additional risks and uncertainties not presently known to us or that are not currently believed to be material, if they occur, also may adversely affect the proposed acquisition of the Brooks and Eckerd drugstore chains and Rite Aid following the acquisition.

Although we expect that the acquisition of the Brooks and Eckerd drugstore chains will result in benefits to Rite Aid, we may not realize those benefits because of integration difficulties.

Integrating the operations of the Brooks and Eckerd drugstore chains successfully or otherwise realizing any of the anticipated benefits of the acquisition of the Brooks and Eckerd drugstore chains, including anticipated cost savings and additional revenue opportunities, involve a number of potential challenges. The failure to meet these integration challenges could seriously harm our results of operations and the market price of Rite Aid common stock may decline as a result.

Realizing the benefits of the acquisition will depend in part on the integration of information technology, operations and personnel. These integration activities are complex and time-consuming and we may encounter unexpected difficulties or incur unexpected costs, including:

•       diversion of management attention from ongoing business concerns to integration matters;

•       difficulties in consolidating and rationalizing information technology platforms and administrative infrastructures;

•       difficulties in integrating the Brooks and Eckerd store operations to serve the combined customer base of Rite Aid and the Brooks and Eckerd drugstore chains;

•       difficulties in combining corporate cultures, maintaining employee morale and retaining key employees; and

•       challenges in demonstrating to customers of Rite Aid and to customers of the Brooks and Eckerd drugstore chains that the acquisition will not result in adverse changes in customer service standards or business focus.

Moreover, the Brooks and Eckerd chains are not fully integrated with one another and in many instances operate using different systems. As a result, following the acquisition, we will be undertaking to integrate not one but two drugstore chains into Rite Aid’s operations.  Complications in integrating these two drugstore chains could increase our integration costs and make it more difficult to achieve a successful integration following the acquisition.

We may not successfully integrate the operations of the Brooks and Eckerd drugstore chains in a timely manner and we may not realize the anticipated net reductions in costs and expenses and other benefits and synergies of the acquisition of the Brooks and Eckerd drugstore chains to the extent, or in the timeframe, anticipated. In addition to the integration risks discussed above, our ability to realize these net reductions in costs and expenses and other benefits and synergies could be adversely impacted by practical or legal constraints on our ability to combine operations.

The market price of Rite Aid common stock may decline as a result of the acquisition of the Brooks and Eckerd drugstore chains if the integration-related costs are greater than expected.

We expect to spend approximately $450 million of integration-related capital expenditures in the first 12 months after completion of the transaction and to incur $87 million of integration-related non-recurring expenses during that 12-month period.  If the integration-related expenses and capital expenditure requirements are greater than anticipated, the market price of Rite Aid common stock may decline.

The anticipated per share dilution and accretion and net reductions in costs and expenses from the acquisition of the Brooks and Eckerd drugstore chains are based on projections, which are uncertain.

The anticipated dilution of $0.03 to $0.07 per diluted share and net reductions in costs and expenses of approximately $35 million during the first 12 months following the closing are based on projections that are uncertain. The anticipated accretion of $0.09 to $0.15 per diluted share and net reductions in costs and expenses of approximately $150 million between 12 and 24 months following the closing and are also based on projections that are uncertain. These projections are based on assumptions and on preliminary information, which may prove to be inaccurate. There can be no assurance that we will realize the dilution or accretion per diluted share or the net reductions in costs and expenses from the acquisition to the extent, or in the time frame, anticipated. The market price of Rite Aid common stock may decline if the estimates are not realized or we do not achieve the perceived benefits of the acquisition as rapidly or to the extent anticipated.

Following the completion of the acquisition of the Brooks and Eckerd drugstore chains, for so long as Jean Coutu Group (and, if applicable, certain members of the Coutu family) maintain certain levels of Rite Aid stock ownership, Jean Coutu Group (and, if applicable, certain members of the Coutu family) will exercise significant influence over Rite Aid.

When the acquisition of the Brooks and Eckerd drugstore chains is completed, Jean Coutu Group will own approximately 30.2% of the voting power of Rite Aid. As a result, Jean Coutu Group (and, if applicable, certain members of the Coutu family) generally will have the ability to significantly influence the outcome of any matter submitted for the vote of Rite Aid stockholders. The stockholder agreement provides that Jean Coutu Group (and, if applicable, certain members of the Coutu family) will designate four of the fourteen members of the Rite Aid board of directors, subject to adjustment based on its ownership position in Rite Aid. Accordingly, Jean Coutu Group generally will be able to significantly influence the outcome of all matters that come before the Rite Aid board of directors. As a result of its significant interest in Rite Aid, Jean Coutu Group may have the power, subject to applicable law (including the fiduciary duties of the directors designated by Jean Coutu Group), to significantly influence actions that might be favorable to Jean Coutu Group, but not necessarily favorable to other Rite Aid stockholders. In addition, the ownership position and governance rights of Jean Coutu Group could discourage a third party from proposing a change of control or other strategic transaction concerning Rite Aid. As a result, the common stock of Rite Aid could trade at a price that does not reflect a “takeover premium” to the same extent as do the stocks of similarly situated companies that do not have a stockholder with an ownership interest as large as that of Jean Coutu Group.

Rite Aid will incur significant indebtedness in connection with the acquisition of the Brooks and Eckerd drugstore chains and the resulting debt service obligations may significantly limit our ability to execute our business strategy and increase the risk of default under our debt obligations.

We intend to borrow or assume an aggregate of approximately $2.4 billion in connection with our financing for the acquisition of the Brooks and Eckerd drugstore chains. It is a condition to the completion of the acquisition that we shall have received the proceeds of the financing in an amount sufficient to consummate the acquisition. Although we currently expect that such financing will be available on commercially reasonable terms, there can be no assurance of this. If Rite Aid is unable to consummate a permanent debt financing, Rite Aid may enter into a bridge facility of up to $870 million ($1.720 billion if we do not assume the $850 million of Jean Coutu Group long-term notes) that is likely to be on terms substantially more restrictive and is likely to be more costly than the terms of the contemplated financing. In addition, in connection with the acquisition, we intend to assume $850 million of Jean Coutu Group’s long-term debt. The indenture governing the Jean Coutu Group notes sets forth conditions that must be satisfied in connection with our assumption of the notes, including satisfaction of a minimum consolidated fixed charge coverage ratio as defined in the indenture. Whether the consolidated fixed charge ratio will be met will not be known until the time of the closing is set and the ratio can be calculated. If we do not assume the $850 million of Jean Coutu Group long-term notes, we will need to raise additional funds, which could further exacerbate the risks described in the next paragraph. See the section entitled “The Transaction—Financing Related to the Transaction” beginning on page 61 for a more detailed discussion.

Following the completion of the acquisition, our ability to meet our cash requirements, including our debt service obligations, will be dependent upon our ability to substantially improve our operating performance, which will be subject to general economic and competitive conditions and to financial, business and other factors affecting our operations, many of which are or may be beyond our control. In addition, some of these debt service obligations have interest payments that are subject to variable interest rates and are therefore dependent upon future interest rates which are beyond our control. We cannot provide assurance that our business will generate sufficient cash flows from operations to fund these cash requirements and debt service obligations. If our operating results, cash flow or capital resources prove inadequate, or if interest rates increase significantly, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt and other obligations. If we are unable to service our debt, we could be forced to reduce or delay planned expansions and capital expenditures, sell assets, restructure or refinance our debt or seek additional equity capital, and we may be unable to take any of these actions on satisfactory terms or in a timely manner. Further, any of these actions may not be sufficient to allow us to service our debt obligations or may have an adverse impact on our business. Our existing debt agreements limit our ability to take certain of these actions. Our failure to generate sufficient operating cash flow to pay our debts or to successfully undertake any of these actions could have a material adverse effect on us.

In addition, the degree to which we may be leveraged as a result of the indebtedness incurred in connection with the acquisition or otherwise could materially and adversely affect our ability to obtain financing for working capital, capital expenditures, acquisitions, debt service requirements or other purposes, could make us more vulnerable to general adverse economic, regulatory and industry conditions, could limit our flexibility in planning for, or reacting to, changes and opportunities in the markets in which we compete, could place us at a competitive disadvantage compared to our competitors that have less debt or could require us to dedicate a substantial portion of our cash flow to service our debt.

The announcement and pendency of the transaction may cause disruptions in the business of the Brooks and Eckerd drugstore chains, which could have an adverse effect on their business, financial condition or results of operations and, post-closing, Rite Aid’s business, financial condition or results of operations.

The announcement and pendency of the transaction could cause disruptions of the business of the Brooks and Eckerd drugstore chains. Specifically:

•       current and prospective employees of the Brooks and Eckerd drugstore chains may experience uncertainty about their future roles with Rite Aid, which might adversely affect the ability of the Brooks and Eckerd drugstore chains to attract and retain key personnel;

•       current and prospective customers of the Brooks and Eckerd drugstore chains may experience uncertainty about the ability of the Brooks and Eckerd stores to meet their needs, which might cause customers to make purchases or fill their prescriptions elsewhere.

These disruptions could be exacerbated by a delay in the completion of the transaction and could have an adverse effect on the business, financial condition or results of operations of the Brooks and Eckerd drugstore chains prior to the completion of the transaction and on Rite Aid following the completion of the transaction.

The acquisition of the Brooks and Eckerd drugstore chains is subject to the receipt of consents and approvals from government entities that may not be received or that may impose conditions that could have an adverse effect on Rite Aid following the completion of the acquisition.

We cannot complete the acquisition unless we receive various consents, orders, approvals and clearances from antitrust and other authorities in the United States. While we believe that we will receive the requisite regulatory approvals from these authorities, there can be no assurance of this. In addition, these authorities may impose conditions on the completion of the acquisition of the Brooks and Eckerd drugstore chains or require changes to the terms of the acquisition. For example, the authorities may require divestiture of certain assets as a condition to the closing of the acquisition. We are not obligated to agree to divest assets in order to obtain regulatory approval of the proposed acquisition if such divestiture would be materially adverse to Rite Aid and its subsidiaries taken as a whole or would materially impair the overall benefits expected, as of the date the stock purchase agreement was executed, to be realized from the acquisition of the Brooks and Eckerd drugstore chains. However, pursuant to the stock purchase agreement, we have agreed that any proposed divestiture or release of assets representing, or the imposition of conditions affecting, store-level adjusted EBITDA (as defined in the stock purchase agreement) of up to an aggregate of $60 million before advertising and corporate administration expenses, for the most recently completed fiscal year, is not materially adverse to Rite Aid and its subsidiaries taken as a whole and would not materially impair the overall benefits expected to be realized from the acquisition of the Brooks and Eckerd drugstore chains. While we do not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the acquisition or imposing additional costs on or limiting the revenues of Rite Aid following the acquisition, any of which may have an adverse effect on us following the acquisition. See the sections entitled “The Transaction—Regulatory Approvals Required for the Acquisition of Jean Coutu USA” on page 70 and “The Stock Purchase Agreement—Conditions to Closing” beginning on page 89 for a more detailed discussion.

Some of our executive officers and directors have interests in the transaction other than their interests as Rite Aid stockholders generally.

In considering the recommendation of Rite Aid’s board of directors with respect to the transaction, you should be aware that some of our executive officers and directors have interests in the transaction other than their interests as Rite Aid stockholders generally, pursuant to individual agreements and Rite Aid’s Supplemental Executive Retirement Plan. These interests are different from your interests as a Rite Aid stockholder.

The issuance of 250 million shares of Rite Aid common stock to Jean Coutu Group, as proposed, would constitute a “change in control” of Rite Aid for purposes of certain of Rite Aid’s plans and agreements. Pursuant to individual award agreements or employment agreements, unvested stock options held by our non-employee directors and by one executive officer will become fully vested as a result of the transaction. As of August 31, 2006, our non-employee directors held unvested stock options to purchase an aggregate of 1,049,995 shares of Rite Aid common stock at a weighted average exercise price of $4.15 per share.  As of August 31, 2006, the one executive officer held unvested stock options to purchase 43,750 shares at an exercise price of $2.58 per share. See the section entitled “The Transaction—Interests of Rite Aid’s Executive Officers and Directors in the Transaction—Equity Awards” on page 65 for additional information regarding change in control implications with respect to the transaction.

Also, executive officers of Rite Aid, other than Ms. Sammons, participate in the supplemental executive retirement plan. The issuance of 250 million shares of Rite Aid common stock to Jean Coutu Group will constitute a “change in control” under this plan and cause accounts under the plan to become fully vested. As of August 31, 2006, the aggregate unvested account balance under the plan for the six executive officers who participate in the plan was $1,307,118. See the section entitled “The Transaction—Interests of Rite Aid’s Executive Officers and Directors in the Transaction—Supplemental Executive Retirement Plan” beginning on page 65 for additional information regarding change in control implications with respect to the transaction.

If the market price of Rite Aid common stock increases prior to the completion of the acquisition of the Brooks and Eckerd drugstore chains, the market value of Rite Aid common stock to be issued in connection with the acquisition will increase correspondingly and, therefore, we may pay more than we intended for the Brooks and Eckerd drugstore chains.

The number of shares of Rite Aid common stock to be issued to Jean Coutu Group in connection with the acquisition of the Brooks and Eckerd drugstore chains is fixed and will not be adjusted in the event of any increase or decrease in the market price of Rite Aid common stock before the closing of the acquisition. As a result, the market value of the shares to be issued to Jean Coutu Group, as reflected in the market price of Rite Aid common stock, may be substantially higher at the time of the acquisition than the market value at the time we received fairness opinions from Citigroup Global Markets Inc. and Rothschild Inc. and the Rite Aid board of directors approved the acquisition. The market price of Rite Aid common stock may fluctuate due to, among other things, changes in our business, operations or prospects, market assessments of the likelihood of completion of the acquisition, the timing of the completion of the acquisition, general market and economic conditions and other factors. As of August 23, 2006, the date prior to the public announcement of the proposed acquisition of Jean Coutu USA, the market price of Rite Aid common stock was $4.68 per share and the prior one-month average closing market price was $4.41 per share.

Conflicts of interest may arise between Rite Aid and Jean Coutu Group, which may be resolved in a manner that adversely affects our business, financial condition or results of operations.

After Rite Aid’s acquisition of the Brooks and Eckerd drugstore chains, Jean Coutu Group will continue its Canadian operations but will no longer have any operations in the United States; Rite Aid currently has no operations in Canada. Despite the lack of geographic overlap after the transaction, conflicts of interest may arise between Rite Aid and Jean Coutu Group in areas relating to past, ongoing and future relationships, including corporate opportunities, potential acquisitions or financing transactions, sales or other dispositions by Jean Coutu Group of its interests in Rite Aid and the exercise by Jean Coutu Group of its influence over the management and affairs of Rite Aid.

After the acquisition of the Brooks and Eckerd drugstore chains, a number of the directors on the Rite Aid board of directors will be persons who are also officers or directors of Jean Coutu Group or its subsidiaries. Service as a director or officer of both Rite Aid and Jean Coutu Group or its other subsidiaries could create conflicts of interest if such directors or officers are faced with decisions that could have materially different implications for Rite Aid and for Jean Coutu Group. Apart from a conflicts of interest policy contained in Rite Aid’s Code of Ethics and Business Conduct and applicable to Rite Aid directors, the parties have not established any formal procedures for Rite Aid and Jean Coutu Group to resolve potential or actual conflicts of interest between them. There can be no assurance that any of the foregoing conflicts will be resolved in a manner that does not adversely affect the business, financial condition or results of operations of Rite Aid.

Following the completion of the acquisition of the Brooks and Eckerd drugstore chains, we will be dependent on Jean Coutu Group for certain transitional services pursuant to a transition services agreement. The failure of Jean Coutu Group to perform its obligations under the transition services agreement could adversely affect our business, financial condition or results of operations.

Our ability to effectively monitor and control the operations of the Brooks and Eckerd drugstore chains we are acquiring depends to a large extent on the proper functioning of our information technology and business support systems. Following the completion of the acquisition, we will be initially dependent upon Jean Coutu Group to continue to provide certain information technology, network and support services to Jean Coutu USA for a period of time after the completion of the acquisition to facilitate the transition of the Brooks and Eckerd drugstore chains. The terms of these arrangements will be governed by a transition services agreement to be entered into as of the closing of the acquisition. Rite Aid and Jean Coutu Group are obligated to negotiate in good faith the transition services agreement. If, however, we fail to reach a satisfactory agreement with respect to certain services or Jean Coutu Group fails to perform its obligations under the transition services agreement, we may not be able to perform such services ourselves or obtain such services from third parties at all or on terms favorable to us. In addition, upon termination of the transition services agreement, if we are unable to develop the necessary systems, resources and controls necessary to allow us to provide the services currently being provided by Jean Coutu Group or to obtain such services from third parties, it could adversely affect our business, financial condition or results of operations.

Subject to certain limitations, Jean Coutu Group may sell Rite Aid common stock at any time following the completion of the acquisition of the Brooks and Eckerd drugstore chains, which could cause our stock price to decrease.

The shares of Rite Aid common stock that Jean Coutu Group will receive following the completion of the acquisition of the Brooks and Eckerd drugstore chains are restricted, but Jean Coutu Group may sell these shares following the acquisition under certain circumstances, including pursuant to a registered underwritten public offering under the Securities Act or in accordance with Rule 144 under the Securities Act. We have entered into a registration rights agreement with Jean Coutu Group, which will give Jean Coutu Group the right to require us to register all or a portion of its shares at any time after Rite Aid files with the SEC its annual report for the fiscal year ending March 3, 2007. The sale of a substantial number of our shares by Jean Coutu Group or our other stockholders within a short period of time could cause our stock price to decrease, make it more difficult for us to raise funds through future offerings of Rite Aid common stock or acquire other businesses using Rite Aid common stock as consideration.

You will experience a reduction in percentage ownership and voting power with respect to Rite Aid common stock as a result of the acquisition of the Brooks and Eckerd drugstore chains.

In connection with the acquisition of the Brooks and Eckerd drugstore chains, we will issue to Jean Coutu Group 250 million shares of Rite Aid common stock. Therefore, following the completion of the acquisition, holders of Rite Aid common stock will experience a substantial reduction in their respective percentage ownership interests and effective voting power relative to their respective percentage ownership interests in Rite Aid common stock and effective voting power prior to the acquisition.

If the amendment to our restated certificate of incorporation to increase the number of authorized shares of Rite Aid common stock is approved and the transaction is completed, we will be able to issue more shares of our common stock than currently authorized. As a result, such future issuances of our common stock could have a dilutive effect on the earnings per share and voting power of current stockholders.

If the amendment to our restated certificate of incorporation to increase the number of authorized shares of Rite Aid common stock is approved by stockholders and the transaction is completed, we will be able to issue more shares of our common stock than currently authorized. Current Rite Aid stockholders do not have preemptive rights with respect to our common stock. If the Rite Aid board of directors elects to issue additional shares of common stock in the future, whether in public offerings, in connection with mergers and acquisitions, or otherwise, such additional issuances could dilute the earnings per share and voting power of current stockholders.

If the amendment to our restated certificate of incorporation to increase the number of authorized shares of Rite Aid common stock is approved and the transaction is completed, our ability to issue a greater number of authorized shares could have an anti-takeover effect under some circumstances.

If the amendment to our restated certificate of incorporation to increase the number of authorized shares of Rite Aid common stock is approved by stockholders and the transaction is completed, our ability to issue a greater number of authorized shares could have an anti-takeover effect under some circumstances. For example, in an event to obtain control of Rite Aid, it may be possible for us to seek to impede the takeover attempt by issuing shares of our common stock, which could dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of Rite Aid. Therefore, the increase in the number of authorized shares may render more difficult or discourage an attempt to acquire control of Rite Aid. By potentially discouraging an unsolicited takeover attempt, the increase in the number of authorized shares of our common stock may also limit the opportunity for stockholders to dispose of their shares at a higher price generally available in takeover attempts or that may be available under a merger or acquisition proposal. The increase in the number of authorized shares may also have the effect of permitting Rite Aid management, including the board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the business.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement, as well as our other public filings or public statements, includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies. Without limiting the generality of the preceding sentence, statements contained in the sections “Summary,” “The Transaction—Rite Aid’s Reasons for the Transaction,” and “The Transaction—Opinions of Rite Aid’s Financial Advisors” include forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include projections of earnings, revenues, synergies, accretion or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans and the future management of Rite Aid; approvals relating to, and the closing of, the acquisition of all of the capital stock of Jean Coutu USA; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing; and statements relating to Rite Aid obtaining financing. These statements are not historical facts, but instead represent only Rite Aid’s expectations, estimates and projections regarding future events.

The forward-looking statements contained or incorporated by reference in this proxy statement are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict.

Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•       our high level of indebtedness;

•       our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements;

•       our ability to improve the operating performance of our existing stores in accordance with our long term strategy;

•       our ability to hire and retain pharmacists and other store personnel;

•       our ability to open or relocate stores according to our real estate development program;

•       the efforts of private and public third party payors to reduce prescription drug reimbursement and encourage mail order;

•       competitive pricing pressures and continued consolidation of the drugstore industry;

•       changes in state or federal legislation or regulations;

•       the outcome of lawsuits and governmental investigations;

•       general economic conditions and inflation, interest rate movements and access to capital;

•       our ability to consummate the transaction with Jean Coutu Group and realize the benefits of the transaction;

•       our ability to assume the Jean Coutu Group long-term notes; and

•       other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission (the “SEC”).

We undertake no obligation to update or revise the forward-looking statements included or incorporated by reference in this proxy statement, whether as a result of new information, future events or otherwise, after the date of this proxy statement. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences are discussed in the section entitled “Risk Factors” beginning on page 27 and the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended March 4, 2006, and risk factors detailed in Rite Aid’s most recent quarterly reports on Form 10-Q.

THE SPECIAL MEETING

Date, Time and Place

A special meeting of Rite Aid stockholders will be held at [              ], local time, on [              ], 2006 at [                          ].

Purpose of the Special Meeting

The purpose of the special meeting is to consider and vote on the following proposals:

Proposal No. 1:

A proposal to approve the issuance of 250 million shares of Rite Aid common stock to Jean Coutu Group in accordance with the stock purchase agreement between Rite Aid and Jean Coutu Group, which provides for the acquisition by Rite Aid of the Jean Coutu Group holding company for the Brooks and Eckerd drugstore chains;

Proposal No. 2:

A proposal to approve an amendment to Rite Aid’s restated certificate of incorporation to increase the number of authorized shares of Rite Aid common stock, $1.00 par value per share, from 1 billion to 1.5 billion; and

Proposal No. 3:	A proposal to approve the adoption of the Rite Aid Corporation 2006 Omnibus Equity Plan.

The approval of Proposal No. 1 for the issuance of Rite Aid common stock is a condition to the completion of the acquisition of Jean Coutu USA. Accordingly, if Rite Aid stockholders wish to approve the acquisition of Jean Coutu USA, they must approve Proposal No. 1.

The approval of Proposal No. 2 for the amendment to Rite Aid’s restated certificate of incorporation and Proposal No. 3 for adoption of the 2006 Omnibus Equity Plan are not required to complete the transaction. If the transaction is not completed, the amendment to our restated certificate of incorporation to increase the number of authorized shares of Rite Aid common stock and the 2006 Omnibus Equity Plan, even if approved by stockholders at the special meeting, will be abandoned and will not become effective. In addition, approval of the amendment to our restated certificate of incorporation is a condition to the adoption of the 2006 Omnibus Equity Plan.

At the special meeting, Rite Aid stockholders will also be asked to consider and vote on any other matter that may properly come before the special meeting or any adjournment or postponement of the special meeting.

At this time, the Rite Aid board of directors is unaware of any matters, other than those set forth above, that may properly come before the special meeting.

Record Date; Shares Outstanding and Entitled to Vote

Rite Aid has fixed the close of business on [                ], 2006 as the record date for the determination of holders of Rite Aid common stock and shares of 7% Series G Cumulative Convertible Pay-in-Kind Preferred Stock and 6% Series H Cumulative Convertible Pay-in-Kind Preferred Stock, which are collectively referred to in this proxy statement as the “LGP preferred stock,” entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. No other shares of Rite Aid capital stock are entitled to notice of and to vote at the special meeting. At the close of business on the record date, Rite Aid had outstanding and entitled to vote [              ] shares of common stock and [               ] shares of LGP preferred stock (which, on an as-if-converted basis, are entitled to an aggregate of [               ] votes).

How to Vote Your Shares

If you hold your shares in your own name, you may submit a proxy by telephone, via the Internet or by mail or vote by attending the special meeting and voting in person.

•       Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Standard Time on [                        ], 2006 by calling the toll-free telephone number on the enclosed proxy card. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate stockholders by using individual control numbers.

•       Submitting a Proxy via the Internet: You can submit a proxy via the Internet until 11:59 p.m. Eastern Standard Time on [                        ], 2006 by accessing the web site listed on your proxy card and following the instructions you will find on the web site. Internet proxy submission is available 24 hours a day. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

•       Submitting a Proxy by Mail: If you choose to submit a proxy by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the special meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the special meeting.

How to Change Your Vote

You will have the power to revoke your proxy at any time before it is exercised by:

•       Delivering a written notice of revocation to the Secretary of Rite Aid, dated later than the proxy, before the vote is taken at the special meeting;

•       Delivering a duly executed proxy to the Secretary of Rite Aid bearing a later date, before the vote is taken at the special meeting;

•       Submitting a proxy on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted), before 11:59 p.m. Eastern Standard Time on [               ], 2006; or

•       Attending the special meeting and voting in person (your attendance at the special meeting, in and of itself, will not revoke the proxy).

Any written notice of revocation, or later dated proxy, should be delivered to:

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011
Attention: Robert B. Sari, Secretary

Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Secretary at the special meeting before we begin voting.

If your shares of Rite Aid common stock are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

Proxies; Counting Your Vote

If you provide specific voting instructions, your shares will be voted at the special meeting in accordance with your instructions. If you hold shares in your name and sign and return a proxy card or submit a proxy by telephone or via the Internet without giving specific voting instructions, your shares will be voted as follows:

•       “FOR” approval of the issuance of 250 million shares of Rite Aid common stock to Jean Coutu Group in accordance with the stock purchase agreement between Rite Aid and Jean Coutu Group;

•       “FOR” approval of the amendment to Rite Aid’s restated certificate of incorporation to increase the authorized number of shares of Rite Aid common stock from 1 billion to 1.5 billion; and

•       “FOR” the adoption of the Rite Aid Corporation 2006 Omnibus Equity Plan.

At this time, we are unaware of any matters, other than as set forth above, that may properly come before the special meeting. If any other matters properly come before the special meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the special meeting or any adjournment or postponement of the special meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

The persons named in the enclosed proxy, or their duly constituted substitutes acting at the special meeting or any adjournment or postponement of the special meeting, may propose and vote for one or more adjournments or postponements of the special meeting, including adjournments or postponements to permit further solicitations of proxies. No proxy voted against the proposal to approve the issuance of shares of Rite Aid common stock will be voted in favor of any adjournment or postponement to permit further solicitation of proxies. Proxies solicited may be voted only at the special meeting and any adjournment or postponement of the special meeting and will not be used for any other Rite Aid meeting of stockholders.

Rite Aid’s transfer agent, American Stock Transfer & Trust Company, will serve as proxy tabulator and count the votes. The results will be certified by the inspectors of election.

Abstentions and Broker “Non-Votes”

An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Broker “non-votes” are shares held by brokers or nominees for which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. Under rules applicable to broker-dealers, the proposal to approve the issuance of Rite Aid common stock to Jean Coutu Group in accordance with the terms of the stock purchase agreement and the proposal to approve the adoption of the Rite Aid Corporation 2006 Omnibus Equity Plan are not items on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the special meeting. The proposal to approve the amendment to our restated certificate of incorporation to increase the number of authorized shares of Rite Aid common stock is an item on which brokerage firms may vote in their discretion on behalf of their clients, even if such clients have not furnished voting instructions.

Quorum and Required Votes

In deciding all matters that come before the special meeting, each holder of common stock as of the record date is entitled to one vote per share of common stock and each holder of LGP preferred stock as of the record date is entitled to approximately 18.18 votes per share of LGP preferred stock (one vote per share of common stock issuable upon conversion of the LGP preferred stock). As of the record date, the LGP preferred stock was convertible into an aggregate of [             ] shares of common stock. The holders of the common stock and LGP preferred stock vote together as a single class, except for those matters on which the holders of LGP preferred stock are entitled to vote as a separate class.

A quorum, consisting of the holders of [               ] shares (a majority of the aggregate number of shares of Rite Aid common stock and LGP preferred stock (on an as-if-converted basis) issued and outstanding and entitled to vote as of the record date for the special meeting), must be present in person or by proxy before any action may be taken at the special meeting. Proxies marked “Abstain” and broker “non-votes” will be treated as shares that are present for purposes of determining the presence of a quorum.

Proposal No. 1: Proposal No. 1 to approve the issuance of Rite Aid common stock to Jean Coutu Group in accordance with the terms of the stock purchase agreement requires the affirmative vote of a majority of the total number of votes cast on the proposal (with Rite Aid common stock and LGP preferred stock voting together as a single class), provided that the total votes cast on the proposal represent over 50% of the total combined voting power of the Rite Aid common stock and LGP preferred stock entitled to vote on the proposal. Abstentions with respect to this proposal will have the same effect as a vote against the proposal. Failures to vote and broker “non-votes” could have the same effect as votes cast against approval if they cause the total votes cast on the matter to be 50% or less of the total voting power entitled to vote on the proposal. Accordingly, beneficial owners of Rite Aid shares should instruct their brokers or nominees how to vote. The approval of Proposal No. 1 is a condition to the completion of the acquisition of Jean Coutu USA, and thus a vote against this proposal effectively will be a vote against the acquisition of Jean Coutu USA.

Proposal No. 2: Proposal No. 2 to approve the amendment to our restated certificate of incorporation requires the affirmative vote of a majority of the total number of votes of Rite Aid common stock and LGP preferred stock outstanding and entitled to vote at the special meeting, voting together as a single class (regardless of whether such holders are present in person or represented by proxy at the special meeting). There will be no broker “non-votes” on this proposal because brokerage firms may vote in their discretion on behalf of their clients on this proposal even if such clients have not furnished voting instructions with respect to this proposal. Failures to vote and abstentions will have the same effect as a vote against this proposal.

Proposal No. 3: Proposal No. 3 to approve the Rite Aid Corporation 2006 Omnibus Equity Plan requires the affirmative vote of a majority of the total number of votes cast on the proposal (with Rite Aid common stock and LGP preferred stock voting together as a single class), provided that the total votes cast on the proposal represent over 50% of the total combined voting power of the Rite Aid common stock and LGP preferred stock entitled to vote on the proposal. Abstentions with respect to this proposal will have the same effect as a vote against the proposal. Failures to vote and broker “non-votes” could have the same effect as votes cast against approval if they cause the total votes cast on the matter to be 50% or less of the total voting power entitled to vote on the proposal. Accordingly, beneficial owners of Rite Aid shares should instruct their brokers or nominees how to vote.

The completion of the acquisition of Jean Coutu USA is not conditioned upon the approval of Proposal No. 2 relating to the amendment to our restated certificate of incorporation or Proposal No. 3 relating to adoption of a new equity compensation plan. If the transaction is not completed, the amendment to our restated certificate of incorporation to increase the number of authorized shares of Rite

Aid common stock and the 2006 Omnibus Equity Plan, even if approved by stockholders at the special meeting, will be abandoned and will not become effective. In addition, approval of the amendment to our restated certificate of incorporation is a condition to the adoption of the 2006 Omnibus Equity Plan.

The directors and executive officers of Rite Aid and their respective affiliates collectively owned approximately [           ] shares (consisting of shares of Rite Aid common stock and LGP preferred stock on an as-if-converted basis) as of [                          ], 2006 (inclusive of shares subject to stock options which may be exercised within 60 days following that date). Such shares represented approximately [     ]% of the total Rite Aid voting power as of such date. Each member of the board of directors of Rite Aid has advised Rite Aid that such member intends to vote all of the shares of Rite Aid common stock or LGP preferred stock, as applicable, held, directly or indirectly, by such director in favor of each of the above proposals. Several members of our board of directors are affiliated with Green Equity Investors III, L.P., the holder of the LGP preferred stock, which as of the record date was convertible into an aggregate of [                   ] shares of common stock, representing approximately [     ]% of the total Rite Aid voting power as of such date. See the section entitled “Security Ownership of Certain Beneficial Owners and Management of Rite Aid” beginning on page 176.

As of the close of business on the record date for the special meeting, Jean Coutu Group and its affiliates did not beneficially own any shares of Rite Aid common stock and, to the knowledge of Jean Coutu Group, none of its directors or executive officers beneficially owned any shares of Rite Aid common stock.

Solicitation of Proxies

Rite Aid is soliciting proxies from its stockholders on behalf of its board of directors and will pay for all costs incurred by it in connection with the solicitation. In addition to solicitation by mail, the directors, officers and employees of Rite Aid, Jean Coutu Group and their respective subsidiaries may solicit proxies from stockholders of Rite Aid in person or by telephone, facsimile or other electronic methods without additional compensation other than reimbursement for their actual expenses.

Rite Aid has retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist it in the solicitation of proxies for the special meeting. Rite Aid will pay Innisfree a fee of $25,000, and an additional $10,000 if stockholders approve the issuance of Rite Aid common stock in connection with the transaction, for its services. In addition, Rite Aid will reimburse Innisfree for its reasonable out-of-pocket expenses.

Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Rite Aid will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Recommendation of the Rite Aid Board of Directors

The Rite Aid board of directors, by unanimous vote of those directors present, has determined that the acquisition of Jean Coutu USA is fair to and in the best interests of Rite Aid and its stockholders and approved the issuance of Rite Aid common stock to Jean Coutu Group in accordance with the stock purchase agreement and approved the amendment to the restated certificate of incorporation to increase the number of authorized shares of Rite Aid common stock. The compensation committee of the Rite Aid board of directors and the Rite Aid board of directors have unanimously approved the 2006 Omnibus Equity Plan. See the section entitled “The Transaction—Rite Aid’s Reasons for the Transaction” beginning on page 44 for a more detailed discussion.

The Rite Aid board of directors recommends that you vote “FOR” approval of the issuance of Rite Aid common stock to Jean Coutu Group in accordance with the stock purchase agreement, “FOR” approval of the amendment to our restated certificate of incorporation and “FOR” approval of the adoption of the 2006 Omnibus Equity Plan.

THE TRANSACTION

Background of the Transaction

We regularly evaluate the competitive position of our business and of the retail pharmacy industry. We face intense competition from local, regional and national companies, including other drugstore chains, independently owned drugstores, supermarkets, mass merchandisers, discount stores, dollar stores, and mail order pharmacies. We believe that to remain competitive and enhance stockholder value it will be necessary for us to increase our scale and customer base. Our strategy for new growth includes focusing on our most strategic markets—allowing us to leverage already existing expenses like field management, distribution and advertising. We continuously explore and evaluate strategic opportunities as a part of our ongoing evaluation of changes in the marketplace, seeking opportunities to strengthen our business. As part of this process, our board of directors and management periodically consider and evaluate potential acquisition and consolidation opportunities that would further our strategic objectives.

We initially pursued the acquisition of the Eckerd drugstore chain from J.C. Penney Company, Inc., or J.C. Penney, in late 2003 and early 2004 in response to J.C. Penney’s request for purchase proposals with respect to the Eckerd drugstore chain.   We submitted an offer to purchase the Eckerd drugstore chain during the auction process, but our offer was not accepted. The Eckerd drugstore chain was ultimately divided into two parts and sold by J.C. Penney to CVS (1,260 stores) for $2.150 billion and Jean Coutu Group (1,539 stores) for $2.375 billion. These transactions were completed on July 31, 2004. Only the stores purchased by Jean Coutu Group currently operate under the Eckerd banner.

In October and November 2005, public statements made by Jean Coutu Group, analyst reports and press coverage indicated that Jean Coutu Group was experiencing difficulty integrating the Eckerd drugstores it had acquired. In particular, Jean Coutu Group’s October 11, 2005 earnings release reported a 50% decrease in first quarter profits, which it attributed in part to integration costs related to the Eckerd stores. During that same period, Moody’s Investors Service and Standard & Poor’s Ratings Services downgraded Jean Coutu Group’s long-term ratings to reflect what they considered slower-than-anticipated integration of the Eckerd stores. On November 10, 2005, Jean Coutu Group announced the appointment of its chairman, Mr. Jean Coutu, as interim president and chief executive officer and the appointment of Pierre Legault as executive vice president to oversee the Eckerd integration.

As a result of these events, Rite Aid management examined the desirability of a potential acquisition of all or a portion of Jean Coutu Group’s U.S. assets and on December 14, 2005 briefed the Rite Aid board of directors. Following the December 14, 2005 meeting, Robert Miller, Rite Aid’s chairman, contacted Mr. Jean Coutu and suggested a meeting to discuss the possibility of a transaction between the two companies. On January 10, 2006, Mary F. Sammons, Rite Aid’s chief executive officer, and Mr. Miller met with Mr. Jean Coutu, François Coutu, Jean Coutu Group’s vice-chairman, and Michel Coutu, Jean Coutu USA’s chief executive officer, in Longueuil, Québec to explore a possible acquisition by Rite Aid of all or a portion of Jean Coutu USA. On February 17, 2006, Ms. Sammons and Mr. Miller met with Pierre Legault and Michel Coutu in Kansas City, Kansas to continue the discussions of acquisition scenarios involving all or a portion of Jean Coutu USA.

On February 23, 2006, Rite Aid’s board held a meeting to receive a briefing by Rite Aid management regarding the discussions with Jean Coutu Group and the board authorized management to continue exploratory discussions. After entering into a confidentiality agreement on February 28, 2006, representatives of Rite Aid and Jean Coutu Group held meetings to discuss the acquisition scenarios involving all or a portion of Jean Coutu USA, including a March 2, 2006 meeting between Ms. Sammons, Mr. Miller, Mr. Jean Coutu and Mr. Legault in Minneapolis, Minnesota. On March 6, 2006, Jean Coutu Group sent Rite Aid a memorandum detailing its “statement of principles” under which Rite Aid and Jean Coutu Group would pursue exploratory due diligence and discussions of acquisition scenarios involving all or a portion of Jean Coutu USA. Rite Aid and its financial advisors, Citigroup Global Markets Inc. and

Rothschild, Inc., met with Jean Coutu Group and its financial advisor, J.P. Morgan Securities, Inc., on March 20, 2006 to discuss preliminary valuation issues and possible structures for a potential transaction.

On April 5, 2006, Rite Aid’s board held a meeting to receive an update from management on the discussions with Jean Coutu Group and the board authorized management to continue the discussions. In April 2006, Rite Aid and Jean Coutu Group agreed to exchange financial data to facilitate discussions and exploratory due diligence commenced. In addition, on April 19, 2006, Ms. Sammons met with Mr. Jean Coutu and with Jean Coutu Group’s general counsel to continue discussions regarding a potential transaction.

On May 1, 2006, J.P. Morgan, as financial advisor to Jean Coutu Group, sent Rite Aid a written request to submit a formal non-binding indication of interest in pursuing a transaction involving Rite Aid’s acquisition of all or part of Jean Coutu Group’s United States operations.

Rite Aid and its financial advisors attended a May 2, 2006 due diligence meeting with Jean Coutu Group’s chief financial officer and financial staff. On May 16, 2006, Rite Aid’s board met by conference call, received a briefing by Rite Aid regarding the discussions with Jean Coutu Group and approved the submission of a non-binding letter of interest to Jean Coutu Group. On May 17, 2006, Rite Aid submitted to J.P. Morgan, on behalf of Jean Coutu Group, a preliminary non-binding indication of interest, including a term sheet relating to corporate governance matters, which indicated a preliminary valuation for Jean Coutu Group’s U.S. operations of $3.26 billion and, assuming that valuation, proposed paying approximately $1.90 billion in cash and $1.365 billion in shares of Rite Aid common stock (not to exceed 300 million shares).

In a May 23, 2006 letter to Rite Aid’s CEO, Jean Coutu Group responded to Rite Aid’s non-binding indication of interest, seeking consideration of $2.3 billion in cash and 300 million shares of Rite Aid common stock. On the same day, representatives of Rite Aid’s and Jean Coutu Group’s respective financial advisors, and Skadden, Arps, Slate, Meagher & Flom LLP, Rite Aid’s outside counsel, and O’Melveny & Myers LLP, Jean Coutu Group’s outside counsel, met in New York to discuss Rite Aid’s proposals. Discussions focused on operational structure, consideration for the transaction, corporate governance issues and the parties’ mutual preference to pursue discussions with respect to an acquisition by Rite Aid of all of Jean Coutu Group’s United States operations. Ms. Sammons telephoned Mr. Jean Coutu on May 24, 2006 to discuss the previous day’s meeting between the companies’ respective advisors.

On May 25, 2006, Jean Coutu Group’s chairman and CEO delivered a letter to Rite Aid’s CEO advising Rite Aid of a meeting of Jean Coutu Group’s board scheduled for May 31, 2006 and requesting a modified indication of interest from Rite Aid by that date. Ms. Sammons telephoned Mr. Jean Coutu on May 26 to indicate that Rite Aid would submit a revised non-binding indication of interest by May 31, 2006 and to discuss certain personnel matters in connection with a possible transaction. On May 30, 2006, Rite Aid’s CEO delivered a modified non-binding indication of interest, including a revised term sheet relating to corporate governance matters, to Jean Coutu Group’s chairman and CEO, proposing a purchase price of $3.373 billion comprised of 200 million shares of Rite Aid common stock, $2.192 billion in cash (to be adjusted depending on the value of Rite Aid common stock issued) and retention by Jean Coutu Group of 114 owned stores valued at $300.2 million.

On June 1, 2006, Jean Coutu Group’s chairman and CEO delivered a letter to Rite Aid’s CEO responding to Rite Aid’s modified indication of interest and outlining the terms under which Jean Coutu Group would agree to continue the negotiation of a transaction, which included consideration of $2.3 billion in cash and 250 million shares of Rite Aid common stock. On June 5, 2006, Rite Aid’s board met by conference call and approved the submission of another modified non-binding indication of interest to Jean Coutu Group to pursue the transaction and to proceed with the due diligence investigation.

On June 6, 2006, Rite Aid delivered the modified non-binding indication of interest to Jean Coutu Group, agreeing to consideration of $2.3 billion in cash and 250 million shares of Rite Aid common stock, subject to Rite Aid’s due diligence investigation and negotiation of definitive agreements. In addition, on June 8, 2006, Ms. Sammons and Rite Aid’s general counsel met with Mr. Jean Coutu and François Coutu to discuss potential corporate governance issues, including the composition of Rite Aid’s board of directors and management after a potential acquisition. Rite Aid delivered its legal due diligence request list to Jean Coutu Group on June 9, 2006. Rite Aid and Jean Coutu Group, together with their respective legal advisors, continued to engage in discussions relating to corporate governance matters contained in the non-binding indication of interest. On June 15, 2006, Rite Aid and Jean Coutu Group entered into a non-binding indication of interest, including a revised term sheet relating to corporate governance matters, acknowledging that the parties agreed to proceed with the negotiation of definitive agreements relating to the acquisition by Rite Aid of all of Jean Coutu Group’s United States operations.

A virtual data room containing due diligence documents with respect to Jean Coutu Group was made available to Rite Aid beginning on June 21, 2006. Rite Aid and Jean Coutu Group met on June 23, 2006 to launch the formal due diligence process. Jean Coutu USA management held a due diligence presentation on June 28, 2006, which was attended by members of Rite Aid management, Rite Aid’s financial and legal advisors and Jean Coutu Group’s financial and legal advisors. The parties, together with their respective financial and legal advisors, continued to conduct their respective due diligence investigations through the remainder of June, July and through early August. On July 7, 2006, Rite Aid held a management presentation for members of Jean Coutu Group management and Jean Coutu Group’s financial advisor. Also on July 7, 2006, Rite Aid’s legal advisors delivered the draft stockholder agreement and draft registration rights agreement to Jean Coutu Group’s legal advisors. On July 12, 2006, Rite Aid’s legal advisors delivered the draft stock purchase agreement to Jean Coutu Group’s legal advisors. On July 21, 2006, Jean Coutu Group’s legal advisors provided revised draft agreements to Rite Aid’s legal advisors. Through the remainder of July and early August, the parties’ legal advisors continued to discuss and negotiate the terms of these draft agreements.

From August 7, 2006 through August 9, 2006, Rite Aid’s management and its financial and legal advisors met in New York with Jean Coutu Group’s management and its financial and legal advisors to negotiate the terms of the stock purchase agreement, the stockholder agreement and the registration rights agreement. Thereafter, from August 10, 2006 through August 23, 2006, Rite Aid and Jean Coutu Group and their respective legal advisors continued to negotiate the terms of the three agreements.

On August 23, 2006, the Rite Aid board of directors held a special meeting to discuss the terms and conditions of the stock purchase agreement, the stockholder agreement and the registration rights agreement. At the meeting, the board of directors received presentations from management, including presentations as to the strategic benefits and risks and the proposed financing for the transaction. Skadden, Arps reviewed for the board the obligations of directors in considering the transaction and presented summaries of the terms of the stock purchase agreement, the stockholder agreement and the registration rights agreement. Citigroup and Skadden, Arps also presented summaries relating to the proposed financing for the transaction. At the meeting, representatives of Citigroup reviewed its material financial analyses prepared in connection with the preparation of its opinion. Citigroup then delivered its oral opinion, which was subsequently confirmed in writing, that, as of August 23, 2006, and based on and subject to the matters set forth in its opinion, the consideration to be paid by Rite Aid in the acquisition of Jean Coutu USA pursuant to the stock purchase agreement was fair, from a financial point of view, to Rite Aid. Also at the meeting, representatives of Rothschild reviewed its material financial analyses prepared in connection with the preparation of its opinion. Rothschild then delivered its oral opinion, which was subsequently confirmed in writing, that, as of August 23, 2006, and based on and subject to the matters set forth in its opinion, the consideration to be paid by Rite Aid in the acquisition of Jean Coutu USA pursuant to the stock purchase agreement was fair, from a financial point of view, to Rite Aid. After further discussion, the board of directors, by the unanimous vote of those directors present (with Messrs. Mariano and Sloan being absent), determined that the proposed transaction with Jean Coutu Group was fair to and in the best interests of Rite Aid and its stockholders, approved the stock purchase agreement and related agreements, directed that the issuance of Rite Aid common stock to Jean Coutu Group in accordance with the terms of the stock purchase agreement be submitted for consideration by Rite Aid stockholders at a special meeting of Rite Aid stockholders, and resolved to recommend that Rite Aid stockholders vote in favor of the issuance of Rite Aid common stock to Jean Coutu Group in accordance with the terms of the stock purchase agreement.

Following the meeting of the Rite Aid board of directors on August 23, 2006, and meetings of the Jean Coutu Group board of directors, held on August 14, 2006 and August 23, 2006, Rite Aid and Jean Coutu Group entered into the stock purchase agreement, stockholder agreement and registration rights agreement, each dated as of August 23, 2006, and the parties issued a joint press release on August 24, 2006, announcing that the parties had entered into a definitive agreement for Rite Aid to acquire Jean Coutu USA.

Rite Aid’s Reasons for the Transaction

The Rite Aid board of directors has determined that the stock purchase agreement, the other agreements entered into in connection with the stock purchase agreement and the transactions contemplated by all of these agreements are fair to, and in the best interests of, Rite Aid and its stockholders. In approving these agreements and the transactions contemplated by them, the Rite Aid board of directors consulted with its financial advisors with respect to the financial aspects and fairness of the acquisition of Jean Coutu USA to Rite Aid from a financial point of view and with its legal counsel as to its fiduciary duties and the terms of the stock purchase agreement and the other agreements entered into in connection with the stock purchase agreement. In reaching its determination to approve these agreements and the transactions contemplated by these agreements, the Rite Aid board of directors, with advice from Rite Aid’s executive officers and Rite Aid’s financial and legal advisors, considered the following material factors:

•       The board of directors’ knowledge of Rite Aid’s business, operations, financial condition and prospects and of Jean Coutu USA’s business, operations, financial condition and prospects, taking into account the results of Rite Aid’s due diligence review of Jean Coutu USA, discussions with management of Jean Coutu USA and Jean Coutu Group and the presentations and evaluations of Rite Aid’s financial advisors.

•       The board of directors’ knowledge of the current and prospective environment in which Rite Aid and Jean Coutu USA operate, including economic conditions, the competitive environment, the market for potential acquisitions and the likely effect of these factors on Rite Aid’s and Jean Coutu USA’s potential growth, profitability and strategic options.

•       The board of directors’ assessment that the acquisition of Jean Coutu USA is reasonably likely to enhance Rite Aid’s strategic goal of achieving the scale necessary to remain competitive with Rite Aid’s major competitors.

•       The board of directors’ understanding of the other strategic alternatives likely to be available to Rite Aid and the growth opportunities offered by such alternatives compared with the growth opportunities presented by the acquisition of Jean Coutu USA.

•       The significant synergy opportunities identified by Rite Aid management in connection with the acquisition of Jean Coutu USA, including expected cost savings and increased revenue opportunities, and the timeline for achievement of these synergies projected by Rite Aid management following its due diligence investigation of Jean Coutu USA.

•       The opportunity for improved operating results as a consequence of spreading fixed expenses over a larger store base.

•       The experience of certain members of Rite Aid’s management in implementing previous retail mergers and leading the turnaround of Rite Aid, and the expectation that the combined company following the acquisition of Jean Coutu USA would continue to be managed by Rite Aid’s experienced senior executives.

•       The financial terms of the acquisition of Jean Coutu USA, together with the realization of the synergy opportunities projected in connection with the acquisition of Jean Coutu USA and the ability of Rite Aid’s stockholders to continue to participate in any future growth of Rite Aid.

•       The stockholder and regulatory approvals required in connection with the acquisition of Jean Coutu USA and the other terms of the stock purchase agreement, and the likelihood that, once the stock purchase agreement had been entered into, the acquisition of Jean Coutu USA would be completed if the issuance of Rite Aid common stock in accordance with the terms of the stock purchase agreement were approved by our stockholders and the acquisition of Jean Coutu USA were approved by applicable regulatory agencies.

•       The financial analyses presented by Citigroup and Rothschild, as financial advisors to Rite Aid, and the opinions delivered by Citigroup and Rothschild to the effect that, as of August 23, 2006, and based upon and subject to the assumptions made, matters considered and limitations set forth in their respective opinions, the consideration to be paid by Rite Aid pursuant to the stock purchase agreement was fair to Rite Aid from a financial point of view. See the section entitled “The Transaction—Opinions of Rite Aid’s Financial Advisors” beginning on page 47 for a more detailed discussion. The opinions of Citigroup and Rothschild will not reflect any developments that may occur or may have occurred after the date of the opinions and prior to completion of the transaction. Rite Aid did not request, and does not currently expect that it will request, updated opinions from Citigroup or Rothschild.

In the course of its deliberations, the Rite Aid board of directors also considered a variety of risks, uncertainties and other potentially negative factors concerning the acquisition of Jean Coutu USA, including without limitation the risks described under “Risk Factors” beginning on page 27 and the following:

•       The fact that Jean Coutu Group would hold approximately 30.2% of the voting power of Rite Aid’s voting securities outstanding upon consummation of the acquisition of Jean Coutu USA.

•       The terms of the stockholder agreement imposing restrictions on the board composition and corporate governance of Rite Aid following the acquisition of Jean Coutu USA and providing for certain rights of Jean Coutu Group to purchase Rite Aid securities to maintain its ownership percentage.

•       The possibility that the synergies and other financial and strategic benefits expected to be achieved in the acquisition of Jean Coutu USA would not be obtained on a timely basis or at all.

•       The diversion of management and employee attention during the period after the signing of the stock purchase agreement and the potential effect on Rite Aid’s business.

•       The risks and costs that could be borne by Rite Aid if the acquisition of Jean Coutu USA is not completed.

•       The additional debt to be incurred by Rite Aid in connection with financing the acquisition of Jean Coutu USA.

•       The risks and costs involved in integrating the acquired stores and in re-branding the Eckerd and Brooks stores as Rite Aid stores.

•       The expectation that the transaction will be dilutive by $0.03 to $0.07 per diluted share for the first 12 months after completion of the transaction due to increased interest expense and approximately $87 million of integration related non-recurring expenses that Rite Aid expects to incur during that 12-month period, and the expectation that Rite Aid will spend approximately $450 million of integration-related capital expenditures in the first 12 months after completion of the transaction.

The board of directors also took into account the fact that Citigroup’s and Rothschild’s opinions addressed only the fairness, from a financial point of view, of the consideration to be paid by Rite Aid and did not address strategic considerations or the other reasons the Board supported the transaction discussed above.

The foregoing discussion of the information considered by Rite Aid’s board of directors is not intended to be exhaustive, but includes the material factors that Rite Aid’s board of directors considered in approving and recommending the issuance of Rite Aid common stock in accordance with the terms of the stock purchase agreement. The Rite Aid board, together with Rite Aid management and Rite Aid’s financial advisors, conducted numerous discussions of the factors described above. In view of the wide variety of factors considered by Rite Aid’s board of directors in connection with its evaluation of the acquisition of Jean Coutu USA and the complexity of these factors, Rite Aid’s board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign any specific or relative weights to the specific factors that it considered in the course of reaching its decision. In addition, in considering the factors described above, individual directors may have assigned different weights to different factors. The board of directors discussed the factors described above, including asking questions of Rite Aid’s senior management and legal and financial advisors, and, by the unanimous vote of those directors present, determined that the acquisition of Jean Coutu USA was in the best interests of Rite Aid and its stockholders.

The above explanation of the reasoning of Rite Aid’s board of directors and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 34.

For the reasons set forth above, Rite Aid’s board of directors has approved the stock purchase agreement, the other agreements entered into in connection with the stock purchase agreement and the transactions contemplated by those agreements, has concluded that the transactions are advisable and in the best interests of Rite Aid and its stockholders and recommends that Rite Aid stockholders vote “FOR” approval of the issuance of Rite Aid common stock to Jean Coutu Group in accordance with the stock purchase agreement.

Integration Plan, Anticipated Net Reductions in Costs and Expenses, Other Benefits and Synergies, and
Dilution and Accretion

In connection with the transaction, Rite Aid has no specific plans to close or dispose of a particular number of stores. It is possible, however, that the Federal Trade Commission, or FTC, or other governmental authorities may require Rite Aid to divest certain operations in some overlapping geographic areas as a condition of approval of the transaction under antitrust laws. Under the terms of the stock purchase agreement, Rite Aid is not obligated to complete the transaction if any governmental authority imposes conditions seeking to limit Rite Aid’s ownership or operation of a material portion of Rite Aid’s or Jean Coutu USA’s businesses or assets, or which the Rite Aid board of directors reasonably determines is materially adverse to Rite Aid or would materially impair the overall benefits expected to be realized from the acquisition. Rite Aid and Jean Coutu Group have agreed that, for closing the transaction, a divestiture or the imposition of conditions affecting store-level adjusted EBITDA (as defined in the stock purchase agreement) in excess of an aggregate of $60 million before advertising and corporate administration expenses, for the most recently completed fiscal year, will be deemed materially adverse to Rite Aid. See the section entitled “The Stock Purchase Agreement—Antitrust Filings” beginning on page 82 for a more detailed discussion.

Rite Aid’s integration plan is to convert all of the acquired stores to the Rite Aid banner and install the Rite Aid systems during the first 12 months after the closing of the transaction. The conversion is generally in two phases. The first phase includes changing the banners and signs to Rite Aid and installing Rite Aid’s store systems such as its state-of-the-art pharmacy dispensing system, point-of-sale registers, product replenishment systems, labor scheduling systems and other management back-office support systems. The first phase also includes reslotting the products in the distribution centers and, where needed, upgrading the distribution centers. The second phase consists of re-setting and re-merchandising the stores and upgrading the stores’ décor. The integration plan includes approximately $87 million of integration-related non-recurring expenses and capital expenditures of approximately $450 million in the acquired stores and distribution centers in the first year. For several years thereafter, Rite Aid will invest, as needed, up to a total of $500 million of capital expenditures in additional acquired store remodels and relocations and acquired distribution center upgrades.

Rite Aid estimates that net reductions in costs and expenses of approximately $150 million, which is net of an assumed loss of the $60 million store-level adjusted EBITDA (as defined in the stock purchase agreement) and $40 million of additional labor and benefit expense, will be realized after a one-year integration period, with approximately $35 million of net reductions realized during the first year. The general categories of anticipated cost and expense reduction opportunities are primarily cost of product, administrative expenses, advertising expenses and other expense reduction opportunities. Cost of product reductions are estimated to be approximately $115 million that are expected to come primarily from purchasing certain products for all stores under the current vendor contract with the best price. Administrative expense reductions are estimated to be approximately $55 million and represent reduced expense related to the consolidation of the Brooks and Eckerd headquarter functions into the Rite Aid headquarter functions. Advertising expense reductions are estimated to be approximately $45 million that result from eliminating advertising expense that is duplicated in common markets. Other expense reduction opportunities are estimated to be $35 million in areas such as energy management, physical inventory processes and supply procurement processes.

Rite Aid expects the transaction to be dilutive by $0.03 to $0.07 per diluted share for the first 12 months after completion of the transaction and expects the transaction to be accretive by $0.09 to $0.15 per diluted share for the second 12 months after completion of the transaction.

Rite Aid expects other benefits and synergies that are not included in the above net reductions in costs and expenses and per share dilution and accretion that are related to additional operational efficiencies, greater economies of scale and revenue enhancement opportunities. However, the timing and amount of these other benefits and synergies cannot be currently determined.

Opinions of Rite Aid’s Financial Advisors

In deciding to approve the acquisition of the Brooks and Eckerd drugstore chains, Rite Aid’s board of directors considered the oral opinion of Citigroup, delivered on August 23, 2006, which was subsequently confirmed in writing, and the oral opinion of Rothschild, delivered on August 23, 2006, which was subsequently confirmed in writing, in each case, that, as of that date and based upon and subject to the assumptions, limitations and considerations set forth in the respective opinions, the consideration to be paid by Rite Aid to Jean Coutu Group to acquire the Brooks and Eckerd drugstore chains pursuant to the stock purchase agreement was fair, from a financial point of view, to Rite Aid.

The written opinion of Citigroup is attached as Appendix E to this proxy statement, and the written opinion of Rothschild is attached as Appendix F to this proxy statement. Each of Citigroup and Rothschild has consented to the inclusion of its opinion in this proxy statement. We urge you to read the Citigroup and Rothschild opinions carefully and in their entirety. Each of these opinions was provided for the information of the Rite Aid board of directors in its evaluation of the proposed acquisition of Jean Coutu USA and was limited solely to the fairness from a financial point of view as of the date of the opinion of the consideration to be paid by Rite Aid in the acquisition. Citigroup and Rothschild were not requested to opine as to, and their opinions do not in any manner address, Rite Aid’s underlying business decision to proceed with or effect the transaction. Citigroup’s and Rothschild’s opinions did not constitute a recommendation of the acquisition to the Rite Aid board of directors and Citigroup and Rothschild make no recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the acquisition of the Brooks and Eckerd drugstore chains from Jean Coutu Group.

The opinions of Citigroup and Rothschild will not reflect any developments that may occur or may have occurred after the date of such opinions and prior to completion of the transaction. Rite Aid did not request, and does not currently expect that it will request, an updated opinion from Citigroup or Rothschild.

Opinion of Citigroup

Citigroup rendered its opinion to Rite Aid’s board of directors that, as of August 23, 2006 and based upon and subject to the factors and assumptions set forth in the opinion, the consideration consisting of (i) 250 million shares of common stock of Rite Aid and (ii) $2.3 billion in cash, which amount will be reduced by the principal amount of, and the accrued and unpaid interest to and including the closing date of the transaction on, Jean Coutu Group’s 8.5% Senior Subordinated Notes due 2014 assumed by Rite Aid, is fair, from a financial point of view, to Rite Aid.

The full text of the written opinion of Citigroup, dated August 23, 2006, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix E to this proxy statement and is incorporated herein by reference. Citigroup provided its advisory services and opinion for the information of the board of directors of Rite Aid in its evaluation of the transaction. Citigroup’s opinion is not intended to be and does not constitute a recommendation to any stockholder as to how that stockholder should vote or act with respect to the issuance of Rite Aid common stock to Jean Coutu Group in connection with the transaction or any other matter described in this proxy statement. Citigroup was not requested to consider, and its opinion does not address, the relative merits of the transaction compared to any alternative business strategies that might exist for Rite Aid or the effect of any other transaction in which Rite Aid might engage. This summary of Citigroup’s opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Citigroup:

•       reviewed a draft dated August 19, 2006 of the stock purchase agreement;

•       held discussions with certain senior officers, directors and other representatives and advisors of Rite Aid and certain senior officers and other representatives and advisors of Jean Coutu Group concerning the businesses, operations and prospects of Rite Aid and Jean Coutu USA;

•       examined certain publicly available business and financial information relating to Rite Aid and Jean Coutu USA as well as certain financial forecasts and other information and data relating to Rite Aid and Jean Coutu USA which were provided to or discussed with Citigroup by the respective managements of Rite Aid and Jean Coutu Group, including information relating to the potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated by the management of Rite Aid to result from the transaction;

•       reviewed the financial terms of the transaction as set forth in the stock purchase agreement in relation to, among other things, current and historical market prices of Rite Aid common stock, the historical and projected earnings and other operating data of Rite Aid and Jean Coutu USA and the capitalization and financial condition of Rite Aid and Jean Coutu USA;

•       considered, to the extent publicly available, the financial terms of certain other transactions which Citigroup considered relevant in evaluating the transaction and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citigroup considered relevant in evaluating those of Rite Aid and Jean Coutu USA;

•       evaluated certain pro forma financial effects of the transaction on Rite Aid; and

•       conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citigroup deemed appropriate in arriving at its opinion.

In rendering its opinion, Citigroup assumed and relied, without assuming any responsibility for independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and upon the assurances of the managements of Rite Aid and Jean Coutu Group that they were not aware of any relevant information regarding Rite Aid or Jean Coutu USA, as applicable, that had been omitted or remained undisclosed to Citigroup. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Citigroup relating to Rite Aid and Jean Coutu USA and, in the case of certain potential pro forma financial effects of, and strategic implications and operational benefits resulting from, the transaction, Citigroup was advised by the respective managements of Rite Aid and Jean Coutu Group that those forecasts and other information and data were reasonably prepared on bases reflecting the best then currently available estimates and judgments of the managements of Rite Aid and Jean Coutu Group as to the future financial performance of Rite Aid and Jean Coutu USA, the potential strategic implications and operational benefits and the other matters covered thereby.

Citigroup assumed, with Rite Aid’s consent, that the transaction will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Rite Aid, Jean Coutu USA or the contemplated benefits to Rite Aid of the transaction. Representatives of Rite Aid have advised Citigroup, and Citigroup further has assumed, that the final terms of the stock purchase agreement will not vary materially from those set forth in the draft reviewed by Citigroup. Citigroup has further assumed that the liabilities of Rite Aid under the indemnities in the stock purchase agreement will not be material and consummation of the Reorganization (as defined in the stock purchase agreement) does not have any consequences that are material to its opinion. Citigroup neither made nor was it provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Rite Aid or Jean Coutu USA. In addition, Citigroup did not make any physical inspection of the properties or assets of Rite Aid or Jean Coutu USA.

Citigroup was not requested to, and it did not, nor was it requested to consider, and its opinion does not address, the relative merits of the transaction as compared to any alternative business strategies that might exist for Rite Aid, any alternative means for financing the transaction, the price at which Rite Aid common stock will trade at any time or the effect of any other transaction in which Rite Aid might engage. Citigroup’s opinion was necessarily based upon information available to it, and financial, stock market and other conditions and circumstances existing, as of the date of the opinion.

Citigroup acted as financial advisor to Rite Aid in connection with the transaction. Pursuant to Citigroup’s engagement letter, Rite Aid agreed to pay Citigroup the following fees for its services rendered in connection with the transaction: (i) a fee of $2 million payable promptly upon delivery by Citigroup of its opinion and (ii) an additional fee equal to $10 million (less any amounts previously paid by Rite Aid upon delivery by Citigroup of its opinion), payable promptly upon consummation of the transaction. In addition, Rite Aid has agreed, subject to certain limitations, to reimburse Citigroup for its reasonable expenses, including attorneys’ fees and disbursements. Rite Aid has also agreed to indemnify Citigroup and related persons for certain liabilities that may arise out of the rendering of its opinion, including certain liabilities under the federal securities laws.

Citigroup and its affiliates in the past have provided, and are currently providing, services to Rite Aid unrelated to the transaction, for which services Citigroup and such affiliates have received and expect to receive compensation, including, without limitation, having acted as:

•       sole bookrunner on Rite Aid’s offering of $200 million 7.5% Senior Secured Notes due 2015, which closed on January 4, 2005;

•       co-manager on Rite Aid’s equity offering of 2.3 million shares, which closed on January 26, 2005;

•       joint bookrunner on Rite Aid’s equity offering of 4.6 million shares, which closed on August 16, 2005;

•       joint lead agent and bookrunner on Rite Aid’s $950 million revolving credit facility due 2009, which closed on September 22, 2004;

•       joint lead agent and bookrunner on Rite Aid’s $450 million Term A Loan facility due 2009, which closed on September 22, 2004;

•       joint lead agent and bookrunner for Rite Aid’s $1.750 billion revolving facility due 2010, which closed on September 13, 2005; and

•       lead arranger on Rite Aid’s $175 million securitization renewal which closed on September 20, 2005.

Citigroup and its affiliates received for these services an aggregate of approximately $6.92 million in 2004 and 2005 from Rite Aid.

Citigroup and its affiliates are currently providing services to Rite Aid related to the transaction, for which services Citigroup and such affiliates expect to receive compensation, including, without limitation, acting as:

•       lead arranger and bookrunner for the $1.105 billion senior secured term loan facility;

•       sole bookrunner for the $1.720  billion offering of Rite Aid notes or, to the extent Rite Aid does not issue notes, the $1.720 billion senior secured bridge facility, in either case which amount will be reduced by the principal amount, if any, of Jean Coutu Group’s 8.5% Senior Subordinated Notes due 2014 assumed by Rite Aid on the closing date of the transaction; and

•       lender and syndication agent for the Rite Aid $145 million senior secured incremental loan facility, which closed on November 8, 2006.

In the ordinary course of its business, Citigroup and its affiliates may actively trade or hold the securities of Rite Aid and Jean Coutu Group for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citigroup and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Rite Aid, Jean Coutu Group and their respective affiliates.

Citigroup is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Rite Aid selected Citigroup as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the proposed transaction.

Financial Analyses of Citigroup

The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description. A description of the material financial analyses of Citigroup performed in connection with the preparation of its fairness opinion is set forth below. The following summary does not, however, purport to be a complete description of all the financial analyses performed by Citigroup in connection with its fairness opinion. In arriving at its opinion, Citigroup also reviewed certain financial information for Rite Aid and Jean Coutu Group and compared it to corresponding financial information, ratios and multiples for the other and certain other publicly traded companies. Citigroup believes that the analyses and factors described below must be considered as a whole and that selecting portions of such analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of its analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion. In arriving at its fairness determination, Citigroup considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Citigroup made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.

No limitations were imposed by Rite Aid on the scope of Citigroup’s investigation or the procedures to be followed by Citigroup in rendering its opinion. In its analyses, Citigroup made numerous assumptions with respect to industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Rite Aid and Jean Coutu USA. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. The analyses do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Rite Aid, Jean Coutu Group, Citigroup, their respective affiliates or any other person assumes responsibility if future results are materially different from those forecast.

As described above, Citigroup’s opinion to Rite Aid’s board of directors was one of many factors taken into consideration by Rite Aid’s board of directors in making its determination to approve the transaction, the stock purchase agreement and the issuance of Rite Aid common stock in the transaction.

The order of the analyses described does not represent relative importance or weight given to those analyses by Citigroup. Some of the summaries of the financial analyses include information presented in tabular format. To the extent the following quantitative information reflects market data, except as otherwise indicated, Citigroup based this information on market data existing on or before August 23, 2006, the last trading day before detailed news reports of the proposed transaction. Accordingly, this information does not necessarily reflect current or future market conditions.

Comparable Companies Analysis. Citigroup compared financial, operating, stock market information and forecasted financial information for Rite Aid and Jean Coutu Group with selected publicly traded companies that operate in the drug store chain sector. The selected comparable companies considered by Citigroup were:

•       Walgreen Co.;

•       CVS Corporation; and

•       Longs Drug Stores Corporation.

For Rite Aid and each of the comparable companies Citigroup derived firm value as a multiple of, among other things, last twelve months, or LTM, earnings before interest, taxes, depreciation and amortization, or EBITDA. Citigroup calculated firm value as (a) equity value, based on the per share price and fully diluted shares outstanding as reflected in each company’s latest publicly available information, assuming the exercise of all in-the-money options, warrants and convertible securities outstanding, less the proceeds from such exercise; plus (b) non-convertible indebtedness; plus (c) non-convertible preferred stock; plus (d) minority interests; plus (e) all out-of-the-money convertible securities; minus (f) investments in unconsolidated affiliates and cash and cash equivalents.

Historical financial information for the comparable companies, Rite Aid and Jean Coutu was obtained from public filings.

At August 11, 2006 Share Prices	Firm Value/ LTM EBITDA
Walgreen Co.	14.7	x
CVS Corporation	11.0
Longs Drug Stores Corporation	7.3
Comparable Company Mean	11.0
Comparable Company Median	11.0
Rite Aid	8.9
Jean Coutu Group	9.3

Based upon the comparable companies analysis and taking into consideration other performance metrics, Citigroup selected a reference range of 8.5x to 9.5x LTM EBITDA, which corresponds to an implied estimated firm value reference range of approximately $3.134 billion to $3.503 billion.

Precedent Transactions Analysis. Citigroup reviewed publicly available information for fourteen merger or acquisition transactions in the drugstore chain sector publicly announced since November 30, 1995:

			Firm Value/LTM		Firm
Announcement Date	Acquirer	Target	Sales	EBITDA	Value/Stores
01/23/06	CVS	Sav-on Drug	0.5x	11.0x	4.2x
04/05/04	Jean Coutu	Eckerd	0.3	6.7	1.5
04/05/04	CVS	Eckerd	0.3	8.4	1.7
12/23/03	Oakhill Partners	Duane Reade Inc.	0.5	9.1	2.9
11/19/99	Kohlberg Kravis Roberts & Co.	Shoppers Drug Mart	0.9	7.8	2.1
11/24/98	J.C. Penney	Genovese Drug Stores	0.5	11.6	2.9
02/09/98	CVS	Arbor Drugs	1.4	19.3	7.0
12/23/03	DLJ Merchant Banking Partners	Duane Reade Inc.	0.9	9.3	5.7
02/06/97	CVS	Revco D. S., Inc.	0.6	9.8	1.4
11/03/96	J.C. Penney	Eckerd Corp.	0.6	10.9	1.9
10/13/96	Rite Aid	Thrifty Payless	0.5	9.1	2.3
10/27/96	Revco	Big B	0.6	16.6	1.1
08/05/96	J. C. Penney	Fay’s Inc.	0.3	10.6	1.3
11/30/95	Rite Aid	Revco	0.5	8.8	1.3

For each selected precedent transaction and for the transaction, Citigroup derived and compared, among other things:

•       the ratio of firm value of the acquired company based on the consideration paid in the transaction to EBITDA, for the last twelve-month period prior to the announcement of the transaction for which financial results were available (LTM EBITDA);

•       the ratio of firm value of the acquired company based on the consideration paid in the transaction to sales for the last twelve-month period prior to the announcement of the transaction for which financial results were available; and

•       the ratio of firm value of the acquired company to the number of stores operated by the acquired company.

With respect to the financial information for the companies involved in the selected precedent transactions, Citigroup relied on information available in public documents, company press releases and information published by Securities Data Corporation. Firm value in this analysis is equal to the aggregate consideration paid for the enterprise value of the target in the respective transaction as determined by the acquirer.

The following table presents the results of this analysis for the precedent transactions:

	Median		Mean
Ratio of Firm Value to LTM Sales	0.5	x	0.6	x
Ratio of Firm Value to LTM EBITDA	9.2		9.4
Ratio of Firm Value to Stores	2.0		2.7

Based upon the precedent transactions analysis and taking into consideration other performance metrics, Citigroup selected a reference range of 8.5x to 10.0x LTM EBITDA, which corresponds to an implied estimated firm value reference range of approximately $3.134 billion to $3.687 billion.

Discounted Cash Flow Analysis. Citigroup performed a discounted cash flow analysis to calculate the estimated present value of the standalone unlevered, after-tax free cash flows estimated to be generated by Jean Coutu USA for fiscal years 2007 through 2011. This discounted cash flow analysis excludes the value from synergies expected to result from the transaction and the expected acceleration of usage of Rite Aid’s net operating losses.

Estimated terminal values for Jean Coutu USA were calculated by applying to Jean Coutu USA’s fiscal year ended February 28, 2011 estimated EBITDA a range of EBITDA terminal value multiples of 8.5x to 9.5x. The unlevered, after-tax free cash flows and terminal values were then discounted to present value using discount rates ranging from 7.5% to 8.5%, which discount range was derived taking into account, among other things, the estimated weighted average cost of capital for Jean Coutu USA utilizing selected data from Rite Aid management. The high and low of such estimated weighted average cost of capital for Jean Coutu USA was 8.4% and 7.3%, respectively.  The terminal value multiples were determined based upon an assessment of public company trading values. This analysis indicated an implied firm enterprise value reference range for Jean Coutu USA, as of February 28, 2006, of approximately $3.497 billion to $4.023 billion.

Opinion of Rothschild

Rothschild was retained to act as financial advisor to Rite Aid in connection with its acquisition of Jean Coutu USA, a wholly-owned subsidiary of Jean Coutu Group. Pursuant to Rite Aid’s engagement letter agreement with Rothschild, dated October 20, 2005 and amended May 25, 2006, Rothschild rendered an opinion to Rite Aid’s board of directors on August 23, 2006, to the effect that, as of the date of the opinion, and based upon and subject to the considerations and limitations set forth in the opinion, Rothschild’s work described below and other factors Rothschild deemed relevant, the consideration (as described below in “The Stock Purchase Agreement—Consideration to be Paid in the Transaction”, and referred to below in this summary as the “consideration”) to be paid by Rite Aid in the transactions contemplated by the stock purchase agreement (referred to below in this summary as the “transaction”) was fair, from a financial point of view, to Rite Aid.

The full text of Rothschild’s opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as Appendix F to this proxy statement. The summary of Rothschild’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion. We urge you to read the Rothschild opinion carefully and in its entirety.

The Rothschild opinion was limited solely to the fairness of the consideration to be paid by Rite Aid in the transaction from a financial point of view as of the date of the opinion. Neither the Rothschild opinion nor the related analyses constituted a recommendation to the Rite Aid board of directors to approve the proposed transaction. Rothschild makes no recommendation to any stockholder regarding how such stockholder should vote or act with respect to the issuance of Rite Aid common stock to Jean Coutu Group in connection with the transaction or any other matter described in this proxy statement.

In arriving at its opinion, Rothschild:

•       reviewed the financial terms and conditions of (i) the August 21, 2006 draft of the stock purchase agreement and (ii) the August 21, 2006 draft of the stockholder agreement to be entered into among Rite Aid, Jean Coutu Group and certain Coutu family members concerning board composition, voting, share transfers and other matters;

•       reviewed certain publicly available business and financial information relating to Rite Aid;

•       reviewed certain publicly available business and financial information relating to Jean Coutu Group in so far as it relates to Jean Coutu USA;

•       reviewed certain audited and unaudited financial statements relating to Jean Coutu USA and certain other financial and operating data, including financial forecasts, provided by the management of Rite Aid;

•       participated in management presentations held on June 28, 2006 and July 7, 2006 and informal discussions on June 23, 2006 with members of management of Rite Aid and Jean Coutu Group regarding the past and current operations and financial condition and prospects of Rite Aid and Jean Coutu USA, respectively;

•       reviewed the reported price and trading activity for the shares of Rite Aid common stock and shares of Jean Coutu Group’s common stock and compared the financial performance of Rite Aid and Jean Coutu Group with those of certain other publicly traded companies that Rothschild deemed to be relevant;

•       reviewed, to the extent publicly available, the financial terms of certain transactions that it deemed to be relevant;

•       discussed the terms of the transaction with Rite Aid and its other advisors and consultants; and

•       considered such other factors and information, and conducted such other analyses, as it deemed appropriate.

In rendering its opinion, Rothschild assumed and relied upon, and did not independently verify or assume any responsibility for independent verification of, any information, whether publicly available or furnished to it, concerning Rite Aid or Jean Coutu USA, including without limitation, any financial information considered by it in connection with the rendering of its opinion. With respect to the financial forecasts and other information and operating data for Rite Aid and Jean Coutu USA, including the expected cost savings and other potential synergies (including the amount, timing and achievability thereof) anticipated to result from the transaction, provided to or discussed with Rothschild by the management of Rite Aid and Jean Coutu Group, respectively, Rothschild was advised, and did assume, that such forecasts and information as to the future financial performance of Rite Aid or Jean Coutu USA, as the case may be, and the expected cost savings and other potential synergies were reasonably prepared on bases reflecting the best then available estimates and judgments of the management of Rite Aid or Jean Coutu Group, respectively. Rothschild expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which they were based.

With respect to tax and regulatory matters, Rothschild relied, with the consent of Rite Aid’s board of directors, on the advice of counsel, experts and advisors to Rite Aid and, further, on discussions with, and information and materials furnished to Rothschild by, the management of Rite Aid regarding the tax position of Jean Coutu USA, Rite Aid and, in the event the Reorganization (as described below under “The Stock Purchase Agreement—The Jean Coutu USA Reorganization”) occurs, JCG (PJC) USA, LLC, in each case before and after giving effect to the transaction. Rothschild also assumed, at the direction of Rite Aid’s board of directors, that there had not occurred any material change in the assets, financial condition, results of operations, business or prospects of Rite Aid or Jean Coutu USA since the respective dates on which the most recent financial statements or other financial and business information relating to Rite Aid and Jean Coutu USA were made available to Rothschild. Rothschild further assumed, with the consent of Rite Aid’s board of directors, that the representations and warranties of the parties to each of the stock purchase agreement and the stockholder agreement were true and correct, that each of the parties to each of the stock purchase agreement and the stockholder agreement will perform all of the covenants and agreements to be performed by it under each of the stock purchase agreement and the stockholder agreement and that the transaction will be consummated in all material respects in accordance with the terms and conditions described in the stock purchase agreement and the stockholder agreement and related documents without any waiver or modification thereof. Rothschild also assumed, with the consent of Rite Aid’s board of directors, (i) that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction will be obtained without any adverse effect on Rite Aid, Jean Coutu USA or the transaction, (ii) that no divestitures or asset sales from Rite Aid or Jean Coutu USA other than the divestitures contemplated by the second sentence of Section 4.7(d) of the stock purchase agreement will be required as a result of the transaction, and (iii) that the financing required by Rite Aid for the transaction was or would be obtained on terms no less favorable than the terms Rothschild reviewed, in each case that would in any respects be material to its analysis. Rothschild did not assume responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Rite Aid or Jean Coutu USA, nor did Rothschild evaluate the solvency or fair value of Jean Coutu USA under any state, federal or foreign laws relating to bankruptcy, insolvency or similar matters.

Rothschild noted that its opinion relates to the relative values of Rite Aid and Jean Coutu USA. Rothschild did not express any opinion as to what the value of Rite Aid common stock actually will be when issued to Jean Coutu Group or the prices at which such Rite Aid common stock will trade subsequent to the transaction. Rothschild also assumed that the final stock purchase agreement and the stockholder agreement were substantially the same as the drafts reviewed by it.

In connection with rendering its opinion, Rothschild was not requested to consider, and its opinion did not address, the relative merits of the transaction as compared to any alternative business strategies that might exist for Rite Aid or the effect of any other transaction in which Rite Aid might engage. Rothschild’s opinion was necessarily based upon information available to it, and economic, monetary and market and other conditions and circumstances existing, as of the date of its opinion. Rothschild has not been asked to and assumed no obligation to update its opinion or its analysis.

Financial Analyses of Rothschild

In connection with rendering its opinion, Rothschild made a presentation to the Rite Aid board of directors on August 23, 2006, with respect to the material analyses performed by Rothschild in evaluating the fairness to Rite Aid of the consideration to be paid by Rite Aid in the transaction. The following is a summary of that presentation. The summary includes information presented in tabular format. In order to understand fully the financial analyses used by Rothschild, these tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to August 11, 2006, and is not necessarily indicative of current or future market conditions.

Comparable Companies Valuation. Rothschild compared financial and stock market data and forecasted financial information for selected publicly traded public companies that operate retail drugstore chains that Rothschild deemed appropriate with similar information for each of Rite Aid and Jean Coutu Group. The selected comparable companies considered by Rothschild were:

•       CVS Corporation;

•       Longs Drug Stores Corporation; and

•       Walgreen Co.

The forecasted financial information used by Rothschild for CVS Corporation, Longs Drug Stores Corporation, Rite Aid and Walgreen Co. in the course of this analysis was based on projections published by Thomson First Call Research. Thomson First Call Research compiles summaries of financial forecasts published by various investment banking and research firms. The forecasted financial information used by Rothschild for Rite Aid (in addition to the information provided by Thomson First Call Research) and Jean Coutu Group was based on projections provided by the management of Rite Aid. The historical financial information used by Rothschild in the course of this analysis was based on publicly available historical information. In order to present the financial forecasts and historical financial information on comparable bases, Rothschild calendarized and made certain other adjustments to this information. With respect to Rite Aid, Jean Coutu Group and the comparable companies, calculations were made based on the closing price per share of each company’s common stock as of August 11, 2006.

For each of the selected comparable companies, Rite Aid and Jean Coutu Group, Rothschild derived and compared among other things:

•       the ratio of each company’s enterprise value as of August 11, 2006 to its revenues for the last twelve-month, or LTM, period for which financial results were available and its estimated revenues for each of calendar years 2006 and 2007;

•       the ratio of each company’s enterprise value as of August 11, 2006 to its earnings before interest expense, taxes, depreciation and amortization (EBITDA) for the LTM period for which financial results were available and its estimated EBITDA for each of calendar years 2006 and 2007; and

•       the ratio of each company’s stock price as of August 11, 2006 to its estimated earnings per share for the calendar years 2006 and 2007.

The following tables set forth the results of this analysis:

Comparable companies analysis

	EV / Revenue						EV / EBITDA						P / E
Company	LTM		2006P		2007P		LTM		2006P		2007P		2006P		2007P
CVS Corporation	0.77	x	0.79	x	0.69	x	11.2	x	11.3	x	9.3	x	22.4	x	18.2	x
Longs Drug Stores Corporation	0.35		0.32		0.30		8.1		7.9		7.0		22.2		19.4
Walgreen Co.	1.05		0.98		0.87		14.7		13.9		12.2		26.9		23.4
Mean	0.72		0.70		0.62		11.3		11.0		9.5		23.8		20.3
Median	0.77		0.79		0.69		11.2		11.3		9.3		22.4		19.4
Company
Rite Aid Forecast	0.33	x	0.33	x	0.31	x	8.9	x	8.5	x	7.9	x	N/A		N/A
First Call Consensus	0.33		0.33		0.32		8.9		8.6		8.2		N/A		N/A
Jean Coutu Group	0.42		0.41		0.39		9.3		8.6		7.7		18.9		14.4

Note:      Projections were adjusted to a December 31st year-end.

Based on this analysis, Rothschild applied a range of multiples of 8.0x to 10.0x and 7.0x to 9.0x to LTM adjusted EBITDA and to February 2007 adjusted EBITDA, respectively, to Jean Coutu USA. Using the results of these calculations, Rothschild derived a reference range for the implied enterprise value range for Jean Coutu USA (i) of between $2.95 billion and $3.69 billion based on LTM adjusted EBITDA, (ii) without assuming any synergies, of between $2.65 billion and $3.41 billion based on February 2007 adjusted EBITDA and (iii) assuming net run-rate synergies of $148.7 million, of between $3.69 billion and $4.75 billion based on February 2007 adjusted EBITDA. The estimates of the net run-rate synergies were provided by management of Rite Aid.

Comparable Transaction Analysis. Rothschild also reviewed and analyzed selected recent transactions involving the acquisition of companies that operate retail drugstore chains and, as background, also reviewed and analyzed related historical transactions involving acquisitions of such companies. In performing these analyses, Rothschild reviewed and assessed certain financial data and transaction multiples relating to the companies in the selected transactions and compared this information to corresponding information for Jean Coutu USA. Using publicly available information, Rothschild calculated, with respect to the acquired company, (i) the enterprise value per store, (ii) the ratio of the enterprise value to sales in the LTM period for which financial results were available and (iii) the ratio of enterprise value to its EBITDA in the LTM period for which financial results were available.

The recent comparable transactions which have been analyzed and the results of these calculations are set forth below:

Announcement Date	Acquirer	Target	Enterprise Value (millions)		Enterprise Value / Sales in LTM	Enterprise Value / EBITDA in LTM
January 2006	CVS Corporation	Sav-on Drug Stores	$2,930.0		0.50x	11.0x
April 2004	Jean Coutu Group	Eckerd	$2,375.0		0.30x	6.9x
April 2004	CVS Corporation	Eckerd	$2,150.0	(1)	0.30x	8.6x
December 2003	Oak Hill Capital Partners	Duane Reade Inc.	$692.1		0.50x	9.9x

(1)   Includes $800 million in value paid by CVS Corporation for Pharmacy Benefits Management (PBM).  The value of PBM has been estimated between $800 million and $1,000 million.

For the acquired companies, the mean enterprise value per store was $2.4 million, whereas the median enterprise value per store was $2.2 million. For the acquired companies, the mean and median ratio of the enterprise value to sales in the LTM period for which financial results were available was 0.4x. For the acquired companies, the mean ratio of enterprise value to EBITDA in the LTM period for which financial results were available was 9.1x, whereas the median ratio of enterprise value to EBITDA in the LTM period for which financial results were available was 9.3x. The corresponding calculations for Jean Coutu USA produced an enterprise value per store of $1.8 million, a ratio of enterprise value to sales in the LTM period for which financial results were available of 0.36x and a ratio of enterprise value to its EBITDA in the LTM period for which financial results were available to EBITDA of 9.2x.

Based on this analysis, Rothschild applied a range of multiples from 8.0x to 10.0x to the LTM EBITDA for Jean Coutu USA. Using the results of these calculations, Rothschild derived a reference range for the implied enterprise value range for Jean Coutu USA of between $2.95 billion and $3.69 billion based on LTM EBITDA.

The historical comparable transactions which have been analyzed and the results of these calculations are set forth below:

Announcement Date	Acquirer	Target	Enterprise Value (millions)	Enterprise Value / Sales in LTM	Enterprise Value / EBITDA in LTM
November 1999	Kohlberg Kravis Roberts & Co.	Shopper’s Drug Mart	$1,742.2	0.92x	8.8x
November 1998	J. C. Penney Company, Inc.	Genovese Drug Stores	$420.0	0.52x	11.8x
February 1998	CVS Corporation	Arbor Drugs	$1,451.3	1.42x	19.3x
May 1997	DLJ Merchant Banking Partners	Duane Reade Inc.	$382.5	0.92x	9.3x
February 1997	CVS Corporation	Revco D.S., Inc.	$3,598.2	0.65x	10.1x
November 1996	J. C. Penney Company, Inc.	Eckerd	$3,274.4	0.62x	10.9x
October 1996	Rite-Aid	Thrifty Payless Inc.	$2,348.2	0.49x	9.1x
October 1996	Revco D.S., Inc.	Big B Inc.	$428.8	0.55x	16.6x
August 1996	J. C. Penney Company, Inc.	Fay’s Inc.	$346.2	0.34x	10.2x
November 1995	Rite-Aid	Revco	$2,639.0	0.54x	8.8x

For the acquired companies, the mean enterprise value per store was $2.7 million, whereas the median enterprise value per store was $2.0 million. For the acquired companies, the mean ratio of the enterprise value to sales in the LTM period for which financial results were available was 0.7x, whereas the median ratio of the enterprise value to sales in the LTM period for which financial results were available was 0.59x. For the acquired companies, the mean ratio of enterprise value to EBITDA in the LTM period for which financial results were available was 11.5x, whereas the median ratio of enterprise value to EBITDA in the LTM period for which financial results were available was 10.2x.

Discounted Cash Flow Analysis. Rothschild also conducted a discounted cash flow analysis of Jean Coutu USA as a standalone company using estimates of future cash flows of Jean Coutu USA, which were developed by the management of Rite Aid for Jean Coutu USA as if it were a standalone company. Rothschild used discount rates ranging from 7.3% to 9.3% and terminal value EBITDA multiples ranging from 8.0x to 10.0x, which in each case were determined by Rothschild based on a weighted average cost of capital analysis and its judgment and experience in similar public merger and acquisition transactions. To determine the discount rates, Rothschild used a traditional capital asset pricing model, inputs of which were derived from comparable companies. The terminal value EBITDA multiples ranging from 8.0x to 10.0x were based in part on a reference range derived from publicly traded comparable companies. Once the range had been determined, Rothschild used its judgment to weigh the valuation of a more directly comparable regional drug store chain more heavily.

Rothschild conducted this analysis using two cases; in one case, the estimates of future cash flows used by Rothschild did not include synergies, dis-synergies, incremental operating expenses and transition costs that were part of Rite Aid’s pro forma operating plan for the combined company. Based on this information, Rothschild calculated terminal values for Jean Coutu USA of $2.74 billion to $3.75 billion by applying the terminal value EBITDA multiples ranging from 8.0x to 10.0x to projected EBITDA for 2011 of $533.5 million and then discounting the sums to present value. Based on this information, Rothschild also calculated implied enterprise values for Jean Coutu USA ranging from $3.21 billion to $4.25 billion and also calculated percentages of Jean Coutu USA’s implied enterprise value represented by terminal value ranges for 2011 ranging from 85.3% to 88.3%. In the other case, the estimates of future cash flows used by Rothschild were adjusted for the effects of assumed synergies, dis-synergies, integration costs and other operating adjustments to Rite Aid’s operating plan and the increased utilization of Rite Aid’s net operating loss carry forwards that were part of Rite Aid’s pro forma operating plan for the combined company. Based on this information, Rothschild calculated terminal values for Jean Coutu USA ranging from $3.48 billion to $4.78 billion and implied enterprise values for Jean Coutu USA ranging from $4.36 billion to $5.70 billion and also calculated percentages of Jean Coutu USA’s implied enterprise value represented by terminal value ranges for 2011 ranging from 79.9% to 83.8%.

*         *          *

The preceding discussion is a summary of the material financial analyses furnished by Rothschild to the Rite Aid board of directors, but it does not purport to be a complete description of the analyses performed by Rothschild or of its presentation to the Rite Aid board of directors. The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Rothschild made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give its fairness opinion as described above. Accordingly, Rothschild believes that its analyses, and the summary set forth above, must be considered as a whole, and that selecting portions of the analyses and the factors considered by Rothschild, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Rothschild and its opinion. With regard to the comparable companies analysis and comparable transaction analysis summarized above, Rothschild selected comparable public companies and comparable transactions on the basis of various factors, including size and similarity of the line of business of the relevant entities; however, no company and no transaction utilized in this analysis is identical to Jean Coutu USA.

In its analyses, Rothschild made numerous assumptions with respect to Rite Aid, Jean Coutu Group, Jean Coutu USA, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Rite Aid, Jean Coutu Group and Jean Coutu USA. Any estimates contained in Rothschild’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, none of Rite Aid, Jean Coutu Group, Jean Coutu USA, the Rite Aid board of directors, Rothschild or any other person assumes responsibility if future results or actual values differ materially from the estimates.

Rothschild’s analyses were prepared solely as part of Rothschild’s analysis of the fairness of the consideration to be paid by Rite Aid in the transaction from a financial point of view and were provided to the Rite Aid board of directors in that connection. The opinion of Rothschild was only one of the factors taken into consideration by the Rite Aid board of directors in making its determination to approve the transaction.

The Board selected Rothschild as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in merger and acquisition transactions. Pursuant to its engagement letter with Rite Aid, Rothschild is entitled to $10 million in fees for its services, $3 million of which was payable upon delivery of the fairness opinion, $1 million of which is payable upon the approval by Rite Aid stockholders of the issuance of Rite Aid common stock to Jean Coutu Group in connection with the transaction and $6 million of which is payable contingent upon the consummation of the transaction. Rothschild is also advising Rite Aid in connection with the financing for the transaction and is reviewing with members of Rite Aid’s management its ongoing strategic plan and business alternatives and will receive $2.5 million in fees for its services, but is not providing any of the financing. Rite Aid has also agreed to reimburse Rothschild for its reasonable travel and other expenses incurred in connection with its engagement, including the reasonable fees and expenses of its counsel, and to indemnify Rothschild against specific liabilities and expenses relating to or arising out of its engagement, including liabilities under the federal securities laws. Rothschild in the past has provided and will continue to provide strategic and financial advice to Rite Aid and will be entitled to certain fees for such services. In addition, Rothschild or its affiliates may, in the future, provide financial advisory or other services to Rite Aid, Jean Coutu Group and/or their respective affiliates and may receive fees for such services. In the ordinary course of business, Rothschild and its affiliates may trade the debt and equity securities of Rite Aid or Jean Coutu Group for its and/or their own accounts or for the accounts of customers and may, therefore, at any time hold a long or short position in such securities. Rothschild and its affiliates also may maintain relationships with Rite Aid, the Jean Coutu Group and their respective affiliates or related parties.

Financing Related to the Transaction

Rite Aid’s obligation to complete the acquisition is subject to a financing condition. Rite Aid expects to pay to Jean Coutu Group $1.45 billion in cash, subject to a working capital adjustment, and also intends to assume $850 million aggregate principal amount of Jean Coutu Group’s 8.5% Senior Subordinated Notes due 2014. Rite Aid will reduce the amount of cash that it will pay to Jean Coutu Group for any accrued and unpaid interest earned up to the closing date of the acquisition by the Jean Coutu Senior Subordinated Notes that are assumed by Rite Aid. If for any reason Rite Aid does not assume the Jean Coutu Group Senior Subordinated Notes, Rite Aid will pay Jean Coutu Group an amount in cash equal to the aggregate principal amount of Jean Coutu Group Senior Subordinated Notes that Rite Aid did not assume, for a total cash consideration of $2.3 billion, subject to a working capital adjustment. Rite Aid will fund the cash portion of the consideration primarily with a combination of new term loans and the issuance of new secured notes. Assumption of the Jean Coutu 8.5% Senior Subordinated Notes is subject to the satisfaction of certain conditions. The conditions include, but are not limited to, satisfaction of a minimum Consolidated Fixed Charge Coverage Ratio (as such term is defined in the 8.5% Senior Subordinated Notes Indenture) and the receipt of an amendment to the 8.5% Senior Subordinated Notes Indenture. Whether the Consolidated Fixed Charge Coverage Ratio will be met will not be known until the time the closing is set and the ratio can be calculated. If the Jean Coutu Group Senior Subordinated Notes are not assumed by Rite Aid—resulting in a total cash consideration of $2.3 billion (subject to adjustments)—Rite Aid also may issue new unsecured notes as well as additional secured notes. This new indebtedness, together with any assumption of the Jean Coutu Group Senior Subordinated Notes, will result in an increase in Rite Aid’s total debt upon completion of the transaction by approximately $2.4 billion. As a result, Rite Aid will be a more highly-leveraged company than it is currently. However, between 12 and 24 months after completing the transaction, Rite Aid expects that the anticipated operating cash flows from the Brooks and Eckerd drugstore chains, the transaction-related net reductions in costs and expenses and other benefits and synergies will result in an overall decrease in its leverage ratio.

Rite Aid entered into a commitment letter, dated August 23, 2006, with Citicorp North America, Inc. (“Citicorp”) and Citigroup Global Markets Inc (“Citigroup”). Pursuant to the commitment letter, Citicorp agreed to commit to a $145 million senior secured incremental term loan facility (the “Incremental Term Loan Facility”), a $1.105 billion senior secured term loan facility (the “Term Loan Facility”) and a $1.720 billion senior secured bridge facility (the “Bridge Facility”). Rite Aid obtained the requisite consents to amend its senior secured credit agreement, dated as of June 27, 2001, which we refer to as the credit agreement, and its receivables financing agreements, dated as of September 21, 2004, which we refer to as the receivables financing agreements, to permit Rite Aid to close the acquisition. Citigroup had agreed to refinance these facilities if Rite Aid did not receive the requisite consents.

Tranche 1 Term Loan Facility. Pursuant to the commitment letter, Citicorp agreed to provide to Rite Aid the Tranche 1 Term Facility. On November 8, 2006, Rite Aid borrowed $145 million under a new tranche of term loans under the credit agreement (the “Tranche 1 Term Loans”) and used the proceeds (i) to repay revolving loans under the credit agreement, the proceeds of which were used to repay approximately $142 million aggregate principal amount of Rite Aid’s 12.5% Senior Secured Notes due 2006 plus accrued interest and (ii) for general corporate purposes. The Tranche 1 Term Loans were incurred in lieu of incurring loans under the Incremental Term Loan Facility.

At Rite Aid’s option, the Tranche 1 Term Loans bear interest at a rate per annum equal to either (i) an “Adjusted LIBO Rate” plus between 1.25% and 1.75% (based on availability under the existing revolving credit facility) or (ii) the “Alternate Base Rate” (which is the higher of (a) Citicorp’s prime rate and (b) the Federal Funds Effective Rate plus 0.5%) plus between 0.25% and 0.75% (based on availability under the existing revolving credit facility.) The Tranche 1 Term Loans are guaranteed by all of Rite Aid’s subsidiaries that guarantee the credit agreement and, on or after the date Rite Aid files its first post-closing consolidated balance sheet with the SEC, will also be guaranteed by all wholly-owned domestic subsidiaries that Rite Aid acquires pursuant to the acquisition, in each case other than subsidiaries of Rite Aid engaged solely in the pharmacy benefits management business and certain other subsidiaries of Rite Aid. The Tranche 1 Term Loans and the guarantees thereof are secured by a first priority security interest in Rite Aid’s and the subsidiary guarantors’ cash, cash equivalents, deposit accounts, securities accounts, accounts receivable, instruments, chattel paper, investment property, intellectual property, cash management accounts, documents in respect of inventory in transit, inventory and script lists (collectively, the “Collateral”). Rite Aid must make mandatory prepayments of the Tranche 1 Term Loans and, after their incurrence, loans under the Tranche 2 Term Loan Facility (on a pro rata basis in accordance with principal amounts outstanding thereunder) if at any time there is a shortfall in Rite Aid’s borrowing base (which is based on Rite Aid’s accounts receivable, script lists and inventory) and no loans or uncollateralized letters of credit are outstanding under the existing revolving credit facility. The Tranche 1 Term Loans will mature on September 30, 2010.

Tranche 2 Term Loan Facility. Pursuant to the commitment letter, Citicorp agreed to provide to Rite Aid the Tranche 2 Term Loan Facility. On the closing date of the acquisition, Rite Aid will draw approximately $680 million of the Tranche 2 Term Loan Facility and will use the proceeds to pay a portion of the acquisition consideration and for other acquisition related costs. Rite Aid will draw the remaining approximately $425 million on or around the time that Rite Aid files its first post-closing balance sheet with the SEC, subject to the satisfaction of certain conditions, and will use the proceeds to pay down loans outstanding under its revolving credit facility by an identical amount, which will be drawn upon to repay other Rite Aid indebtedness at its maturity.

The Tranche 2 Term Loan Facility will mature on the seventh anniversary of the closing date of the acquisition and will bear interest at a rate per annum equal to, at Rite Aid’s option, either (i) an “Adjusted LIBO Rate” plus an interest rate spread to be determined based on market conditions or (ii) the “Alternate Base Rate” plus an interest rate spread to be determined based on market conditions. The Tranche 2 Term Loan Facility will be guaranteed by all of Rite Aid’s subsidiaries that guarantee the other obligations under the credit agreement, including certain of Rite Aid’s domestic subsidiaries that are acquired from Jean Coutu Group. The Tranche 2 Term Loan Facility and the guarantees by the foregoing subsidiaries will initially be secured by a first priority lien on all the equity interests in the domestic subsidiaries of Rite Aid acquired from Jean Coutu Group. On or around Rite Aid’s filing with the SEC of its first post-closing balance sheet, the liens on the equity interests will be released and the Tranche 2 Term Loan Facility will be secured by a first priority interest in the Collateral. Rite Aid must make mandatory prepayments of the Tranche 2 Term Loan Facility with the proceeds of the asset dispositions by Rite Aid and its subsidiaries (subject to certain limitations and reinvestment rights), with a portion of any excess cash flow generated by Rite Aid and its subsidiaries and with a portion of the proceeds of certain issuances of equity by Rite Aid and its subsidiaries and with a portion of the proceeds of certain issuances of debt by Rite Aid and its subsidiaries (subject to certain exceptions). If at any time there is a shortfall in Rite Aid’s borrowing base (which is based on Rite Aid’s accounts receivables, script lists and inventory), and no loans or uncollateralized letters of credit are outstanding under the existing revolving credit facility, Rite Aid must mandatorily prepay the Tranche 1 Term Loans and the Tranche 2 Term Loan Facility (on a pro rata basis in accordance with principal amounts outstanding thereunder) to eliminate such shortfall.

Senior Notes. Pursuant to the commitment letter, on the closing date of the acquisition, Rite Aid has agreed to issue and sell one or more tranches of notes. Rite Aid will use the proceeds of the notes offering to pay Jean Coutu Group and for other acquisition related costs. Rite Aid expects to issue $870 million aggregate principal amount of senior secured notes. However, if Rite Aid does not assume all of Jean Coutu Group’s 8.5% Senior Subordinated Notes due 2014, Rite Aid intends to issue additional notes, which may be secured and/or unsecured, equal to the amount of outstanding Jean Coutu Group Senior Subordinated Notes that Rite Aid does not assume. Rite Aid has agreed to use Citigroup Global Markets Inc. as lead underwriter or lead placement agent for the notes offering.

The senior secured notes will be guaranteed by all of Rite Aid’s subsidiaries that guarantee Rite Aid’s outstanding senior secured notes and will also be guaranteed by all wholly-owned domestic subsidiaries that Rite Aid acquires pursuant to the acquisition, other than subsidiaries of Rite Aid engaged solely in the pharmacy benefits management business and certain other subsidiaries of Rite Aid. The senior secured notes and the guarantees by the foregoing subsidiaries will initially be secured by second priority liens on all of the equity interests in the domestic subsidiaries of Rite Aid acquired from Jean Coutu Group. On or after Rite Aid’s filing with the SEC of its first post-closing consolidated balance sheet and following the release of the first priority liens relating to the Tranche 2 Term Loan Facility, the second priority liens on the equity interests of the acquired companies will become first priority liens.

Amendment of Credit Agreement, Receivables Financing Agreements and Bridge Facility. Rite Aid has obtained the requisite consents to amend its credit agreement and receivables financing agreements to permit the closing of the acquisition. Citigroup had agreed to refinance these facilities if Rite Aid did not receive the requisite consents.

Citicorp has also agreed to provide Rite Aid up to a $1.720 billion senior secured bridge facility. The bridge facility is available if Rite Aid is unable to sell the full amount of notes required by the commitment letter and/or to assume all of Jean Coutu Group’s 8.5% Senior Subordinated Notes due 2014. Outstanding amounts under the bridge facility must be exchanged for “exchange notes” on the first anniversary of the closing date of the acquisition. Any exchange notes would mature on the tenth anniversary of the closing date of the acquisition. The interest rate that will be borne by the loans under the bridge facility and the exchange notes will escalate during the time the loans or the exchange notes are outstanding, up to a maximum of 12.50%. Rite Aid has the option to pay any interest above 11.50% in additional loans or exchange notes, as applicable.

Commitment Letter Conditions

Negotiation of Definitive Agreements. The commitment of Citicorp and Citigroup in connection with the financings is subject to the negotiation of definitive financing agreements consistent with the terms of the commitment letter, in a form satisfactory to Citigroup. Also, the required guaranties and security agreements are subject to the negotiation of definitive security arrangements consistent with the terms of the commitment letter in a form satisfactory to Citigroup.

General Conditions. The commitments are subject to the other conditions set forth in the commitment letter, including the conditions that:

•       Since March 4, 2006, there has not occurred any material adverse effect on the business, financial condition, financial position, or results of operations of Rite Aid, excluding any effects resulting from (x) events or circumstances adversely affecting any principal markets served by Rite Aid or the industry in which Rite Aid operates, except any changes that affect the business of Rite Aid materially disproportionately to its competitors, (y) general economic conditions or (z) changes or effects arising out of the execution, delivery, announcement or performance of the acquisition agreement or the consummation of any transaction contemplated thereby.

•       Since May 27, 2006, there has not occurred any material adverse effect on the business, financial condition, financial position, or results of operations of Jean Coutu USA, excluding any effects resulting from (x) events or circumstances adversely affecting any principal markets served by Jean Coutu USA or the industry in which Jean Coutu USA operates, except any changes that affect the business of Jean Coutu USA materially disproportionately to its competitors, (y) general economic conditions or (z) changes or effects arising out of the execution, delivery, announcement or performance of the acquisition agreement or the consummation of any transaction contemplated thereby.

•       The reports, financial statements, certificates or other information of Rite Aid, Jean Coutu Group and Jean Coutu USA provided to Citicorp and Citigroup, taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

Additional Conditions to the Tranche 2 Term Loan Facility and Bridge Facility

The borrowings under the Tranche 2 Term Loan Facility and, if necessary, the Bridge Facility, are subject to the following additional conditions:

•       The acquisition shall have been consummated or shall be consummated simultaneously with the closings under the facilities.

•       With respect to the Tranche 2 Term Loan Facility and the Bridge Facility, loans under the other facility (or, in the case of the Tranche 2 Term Loan Facility, the senior notes) shall, prior to or simultaneously with the funding under such facility, be funded or issued.

•       After giving effect to the transactions, Rite Aid will have repaid in full its 4.75% convertible notes due December 2006 and 7.125% notes due January 2007.

•       The lenders will have received (a) audited financial statements of Rite Aid and Jean Coutu USA for each of the three most recently completed fiscal years and (b) unaudited financial statements for each subsequent fiscal quarter and pro forma financial information of Rite Aid for each relevant period.

•       With respect to the Bridge Facility, Rite Aid will have prepared customary offering memoranda or prospectus supplements for the senior notes offerings at least 45 days prior to the closing date of the acquisition.

•       All material governmental and third party approvals or consents have been obtained.

•       Other customary closing conditions.

8.5% Senior Subordinated Notes due 2014

In connection with the transaction, Rite Aid intends to assume $850 million aggregate principal amount of Jean Coutu Group’s 8.5% Senior Subordinated Notes due 2014. The notes mature on August 1, 2014 and interest is payable semi-annually on February 1 and August 1 of each year. The notes will be redeemable, in whole or in part, at any time on or after August 1, 2009. The indenture governing the notes contains certain covenants with respect to, among others, limitations on consolidated and subsidiary debt and preferred stock, limitations on restricted payments and investments, limitations on restrictions concerning distributions and transfers by subsidiaries, limitations on liens and guarantees, limitations on mergers, consolidations and certain sales and purchases of assets. The notes will be unsecured obligations of Rite Aid. The notes will continue to be guaranteed by the Jean Coutu Group entities that Rite Aid acquires. Additionally, the notes will be guaranteed by the Rite Aid subsidiaries that currently guarantee Rite Aid’s high yield indebtedness. These guarantees will be unsecured. The notes and the related guarantees will be subordinated to the senior debt of Rite Aid and the senior debt of the subsidiaries of Rite Aid that are guarantors of the notes, respectively.

Interests of Rite Aid’s Executive Officers and Directors in the Transaction

When considering the recommendation of Rite Aid’s board of directors, you should be aware that certain of our executive officers and directors have interests in the transaction other than their interests as Rite Aid stockholders generally, pursuant to individual agreements with certain officers and directors and Rite Aid’s Supplemental Executive Retirement Plan. These interests are different from your interests as a Rite Aid stockholder, however, the members of our board of directors have taken these additional interests into consideration.

A “change in control” for purposes of the individual award agreements and employment agreements and Rite Aid plans discussed below is deemed to occur if, among other things, any person or entity becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of Rite Aid’s outstanding voting securities. Upon the completion of the transaction, Jean Coutu Group will own approximately 30.2% of the voting power of Rite Aid, triggering a change in control for purposes of these agreements and plans. Although the transaction will result in a change in control of Rite Aid under the employment agreements of Mary Sammons, our president and chief executive officer, and Robert Miller, our current chairman of the board, Ms. Sammons and Mr. Miller have each waived any rights they would have pursuant to their employment agreements upon a change in control triggered by this transaction.

Equity Awards. Each of our non-employee directors holds stock options to acquire shares of Rite Aid common stock. Pursuant to their award agreements under Rite Aid’s equity compensation plans, any stock options issued to the non-employee directors in their capacity as non-employee directors and that remain unvested as of the date of a change in control of Rite Aid will become fully vested and exercisable as of the date of the change in control. As of August 31, 2006, our non-employee directors held unvested stock options to purchase an aggregate of 1,049,995 shares of Rite Aid common stock, as follows:  Mr. Anderson, 150,000 shares; Mr. Friedman, 149,999 shares; Mr. Gleason, 0 shares; Mr. Golleher, 99,999 shares; Mr. Mariano, 150,000 shares; Mr. Miller, 99,999 shares; Mr. Satre, 149,999 shares; Mr. Sloan, 99,999 shares; and Ms. Syms, 150,000 shares. The weighted average exercise price of these stock options is $4.15 per share.

Similarly, pursuant to his employment agreement with Rite Aid, one of our executive officers holds stock options to acquire shares of Rite Aid common stock that will become fully vested upon a change in control of Rite Aid. As of August 31, 2006, the number of shares underlying unvested stock options to purchase Rite Aid common stock held by this executive officer is 43,750 shares. The exercise price of these stock options is $2.58 per share.

Supplemental Executive Retirement Plan. Rite Aid maintains the Supplemental Executive Retirement Plan, which is a defined contribution plan for the benefit of a select group of management employees, including certain of our executive officers (the “Plan”). Ms. Sammons does not participate in the Plan. Under the Plan, Rite Aid credits a specific sum to an individual account established for Messrs. Mastrian, Panzer, Sari and Twomey, and other participating executive officers, on a monthly basis. The amount credited is equal to 2% of the participant’s annual base compensation, up to a maximum of $15,000 per month. Participants vest in their accounts at the rate of 20% per year for each full year of participation in the Plan at a five-year rolling rate, provided that the entire account balance for each participant as of the date of a “change in control” of Rite Aid vests upon the occurrence of the change in control. Amounts credited to participant accounts after the change in control will continue to vest in accordance with the normal vesting schedule under the Plan. The change in control does not affect the participants' rights to receive distributions or make withdrawals under the Plan, and a participant must retire or otherwise terminate employment in order to receive Plan benefits.

The table below shows, as of August 31, 2006, the unvested account balance under the Plan of each of Messrs. Mastrian, Panzer, Sari and Twomey, and two other executive officers who participate in the Plan as a group. Under the terms of the Plan, in the event that the transactions contemplated by the stock purchase agreement are completed, the unvested account balance of each participant in the Plan will become fully vested.

Name	Unvested Account Balance as of August 31, 2006 ($)
Mr. Mastrian	0(1)
Mr. Panzer	410,132
Mr. Sari	237,814
Mr. Twomey	238,237
All Other Executive Officers as a Group (2 persons)	420,935

(1)   Mr. Mastrian has satisfied the vesting requirements under the Plan and, accordingly, a change in control of the Company will have no effect on the vested status of his account balance.

Board of Directors and Management of Rite Aid Following the Transaction

Rite Aid Board of Directors. Rite Aid’s board is currently comprised of 12 directors and divided into three classes, with each class serving a staggered three-year term. Following the completion of the transaction, the Rite Aid board of directors will continue to be divided into three classes, with each class serving a staggered three-year term. The board will be expanded to 14 directors, four of whom initially will be designated by Jean Coutu Group. Jean Coutu Group will have a continuing right to designate a certain number of director nominees for election to Rite Aid’s board of directors subject to Jean Coutu Group’s maintenance of specified percentage thresholds of Rite Aid’s total voting power. The number of directors/director nominees that may be designated by Jean Coutu Group decreases as Jean Coutu Group owns lower percentages of voting power of Rite Aid’s securities and Jean Coutu Group will have no right to designate a director or director nominee if it owns less than 5% of the voting power of Rite Aid securities. See the section entitled “The Stockholder Agreement—Board Representation” on page 98 for a more detailed discussion.

Upon the completion of the transaction, Jean Coutu Group designees André Belzile, François J. Coutu, Dennis Wood and Michel Coutu will become Rite Aid directors serving in the classes of directors whose terms expire in 2007, 2008, 2008 and 2009, respectively. These appointments will fill the vacancies on the board created by the increase in the size of the board by two directors and the resignations, effective and contingent upon the completion of the transaction, of current Rite Aid directors John G. Danhakl and Alfred M. Gleason. Other than these changes to the board, the other current directors of Rite Aid will remain directors upon completion of the transaction. Upon the completion of the transaction, Mr. Belzile will serve on the audit committee, Mr. Wood will serve on the compensation committee, Mr. François Coutu will serve on the nominating and governance committee and Mr. Michel Coutu will serve on the executive committee.

The following table sets forth information regarding the initial designees of Jean Coutu Group to the board of directors of Rite Aid, effective and contingent upon the completion of the transaction:

Name	Age	Position with Rite Aid	Term as Director Will Expire(1)
Michel Coutu	53	Non-Executive Co-Chairman	2009
André Belzile	45	Director	2007
François J. Coutu	51	Director	2008
Dennis Wood	67	Director	2008

(1)       Directors’ terms of office are scheduled to expire at the annual meeting of stockholders to be held in the year indicated.

The following is biographical information for the four initial designees of Jean Coutu Group to the Rite Aid board of directors:

Michel Coutu. Mr. Michel Coutu is president of the U.S. operations of Jean Coutu Group and chief executive officer of Jean Coutu USA and has held these positions since 1986. He has also been a member of the board of directors of Jean Coutu Group since December 1985. Mr. Coutu holds a degree in finance and a license in law from the University of Sherbrooke and a masters in business administration from the Simon School of Business at the University of Rochester. He also serves as a director of the National Association of Chain Drug Stores, a trade association.

André Belzile. Mr. Belzile has been the senior vice-president, finance and corporate affairs of Jean Coutu Group since May 2004. Prior to serving in this position, from 1992 until May 2004 he served as vice-president and chief financial officer of Cascades Inc., a producer and marketer of packaging products. Mr. Belzile is a chartered accountant who earned a bachelor’s degree at Les Hautes Études Commerciales (HEC MONTRÉAL). Mr. Belzile also serves as a director and member of the audit committee of NB Capital Corporation, a U.S. subsidiary of the National Bank of Canada, and as a director of Radiologie Montérégie Inc., a private clinic.

François J. Coutu. Mr. François J. Coutu has served as president of Canadian operations and vice-chairman of the board of directors of Jean Coutu Group since 2005. Previously, Mr. Coutu held the positions of president and chief executive officer from 2002 to 2005 and president and chief operating officer of Jean Coutu Group from 1992 to 2002. Mr. Coutu has been a member of the board of directors of Jean Coutu Group since December 1985. He is a pharmacist by profession, holds a bachelor’s degree in administration from McGill University and a bachelor’s degree in pharmacy from Samford University. He is a current director and former chair of the Canadian Association of Chain Drug Stores, a trade association, and previously served as a member of the board of directors of the National Bank of Canada, where he was a member of the human resources and credit committees. He also serves on the boards of directors of the following nonprofit organizations: the Fonds de développement du Collège Jean-de-Brébeuf, Radiologie Laënnec and the School of Pharmacy of Samford University.

Dennis Wood, O.C. Mr. Wood is chairman of the board, president and chief executive officer of Dennis Wood Holdings Inc., a privately-owned portfolio company, a position he has held since 1973. Since April 2005, he has served as interim president and chief executive officer of Groupe Bocenor Inc., a window and door manufacturer, and also serves as a director and chair of its executive committee. Between 1992 and 2001, Mr. Wood served as chairman, president and chief executive officer of C-MAC Industries Inc., a designer and manufacturer of integrated electronic manufacturing solutions. Mr. Wood has been a member of the board of Jean Coutu Group since March 2004. He currently is a member of the audit committee and chairs the liaison and strategic planning committee and the U.S. advisory board of Jean Coutu Group. He is also a member of the board of directors of the following public companies:

Transat A.T. Inc., Victhom Human Bionics Inc. and Azimut Exploration Inc. Furthermore, Mr. Wood serves on the boards of Blue Mountain Wallcoverings Inc., a privately-held company, and the National Bank Trust.

Compensation Arrangement with Michel Coutu. Effective as of and contingent upon completion of the transaction, Michel Coutu will be appointed as a director of Rite Aid and non-executive co-chairman of the board of directors. In this capacity, Mr. Coutu will be entitled to receive an annual retainer of $500,000, payable quarterly in arrears and pro-rated for the first calendar quarter ended after the completion of the transaction. Mr. Coutu also will be entitled to receive benefits and annual equity awards in accordance with Rite Aid’s policies for directors and the terms of Rite Aid’s equity compensation plans.

The following table sets forth information regarding the current directors of Rite Aid who will continue to serve as directors on our board and their positions after completion of the transaction:

Name	Age	Position with Rite Aid	Year First Became Director	Term as Director Will Expire(1)
Mary F. Sammons	59	Chairman, President and Chief Executive Officer	1999	2007
Joseph B. Anderson, Jr.	63	Director	2005	2009
Michael A. Friedman, MD	63	Director	2004	2008
George G. Golleher	58	Director	2002	2007
Robert A. Mariano	56	Director	2005	2009
Robert G. Miller	62	Director	1999	2008
Philip G. Satre	57	Director	2005	2007
Stuart M. Sloan	62	Director	2000	2007
Jonathan D. Sokoloff	49	Director	1999	2009
Marcy Syms	55	Director	2005	2009

(1)       Directors’ terms of office are scheduled to expire at the annual meeting of stockholders to be held in the year indicated.

Information about the current Rite Aid directors can be found in Rite Aid’s proxy statement for its 2006 annual meeting of stockholders.

Management of Rite Aid. Under the terms of the stockholder agreement, Mary Sammons will continue to serve as chief executive officer of Rite Aid. In addition, Robert G. Miller will step down as chairman of the board and Ms. Sammons will become chairman of the board. Michel Coutu, currently president of U.S. operations of Jean Coutu Group and chief executive officer of Jean Coutu USA, will become non-executive co-chairman of Rite Aid’s board and a member of the board’s executive committee. Pierre Legault, currently Jean Coutu Group’s executive vice president, will become Rite Aid senior executive vice president, chief administrative officer. Rite Aid’s current senior management team will remain in place.

The following is biographical information for Pierre Legault, who will serve as Rite Aid’s senior executive vice president, chief administrative officer, effective and contingent upon the completion of the transaction:

Pierre Legault. Mr. Legault has been the executive vice president of Jean Coutu Group since January 2006 and has been a director of Jean Coutu Group since August 2004. Prior to serving as executive vice president of Jean Coutu Group, Mr. Legault held several senior positions with Sanofi-Aventis and predecessor companies over a period of 16 years, last serving in the position of president and chief executive officer of the Global Dermatology division of Sanofi-Aventis Group until December 2005. Some of the positions held by Mr. Legault were senior vice-president and chief financial officer for the North American business of Aventis from 2000 to 2003, global senior vice-president finance and treasury of Hoechst Marion Roussel, Inc. from 1998 to 2000, vice-president & chief financial officer/chief information officer, North America finance, information services and administration of Marion Merrell Dow, Inc. from 1997 to 1998 and vice-president, Canada finance, information services and administration and chief financial officer of Marion Laboratories Inc. from 1990 to 1996. Mr. Legault is a chartered accountant who earned a bachelor’s degree at Les Hautes Études Commerciales (HEC MONTRÉAL) and a masters in business administration from McGill University. He has also completed additional studies at the Harvard Business School. He is also a member of the Financial Executives Institute.

Employment Agreement with Pierre Legault. Rite Aid intends to enter into an employment agreement with Pierre Legault, effective and contingent upon completion of the transaction, pursuant to which Mr. Legault will serve as senior executive vice president, chief administrative officer of Rite Aid. The employment agreement will have an initial term of two years, commencing on the completion of the transaction, unless terminated earlier under the terms of the employment agreement. Thereafter, the employment term will automatically renew for an additional year on each anniversary of the effective date of the agreement, unless either Mr. Legault or Rite Aid provides the other with notice of non-renewal at least 180 days prior to the renewal date.

The employment agreement will provide Mr. Legault with a base salary of $750,000 and the opportunity to earn an annual performance-based bonus, targeted at 110% of his annual base salary, under Rite Aid’s annual bonus plan, which bonus opportunity will be pro-rated for the 2007 fiscal year for the partial year worked after the employment agreement becomes effective. Mr. Legault’s annual cash compensation may be reviewed periodically for increase by the compensation committee of the Rite Aid board of directors. Under the employment agreement, subject to the approval of the compensation committee and Rite Aid’s board of directors at the first meeting of the compensation committee following completion of the transaction, Mr. Legault will be granted an option to purchase 400,000 shares of Rite Aid common stock and will be awarded 100,000 shares of restricted common stock under the terms and conditions of Rite Aid’s equity compensation plans. The stock option grant will vest in one-quarter increments on each of the first four anniversaries of the date of grant and the restricted stock grant will similarly vest over a three year period, generally subject to Mr. Legault’s continued employment. Subject to the approval of the compensation committee, Mr. Legault will be granted an additional 100,000 shares of restricted common stock at the first meeting of the compensation committee of Rite Aid’s board of directors following the first anniversary of the completion of the transaction under terms and conditions equivalent to the initial grant of restricted common stock. Mr. Legault will also be eligible to participate in Rite Aid’s fringe benefit and perquisite programs, savings plans and supplemental executive retirement plan pursuant to the employment agreement.

Upon written notice, the employment agreement will be terminable by either Rite Aid or Mr. Legault. The termination and change in control provisions under Mr. Legault’s employment agreement generally are the same as those under the employment agreements for Rite Aid executives Messrs. Mastrian, Panzer, Sari and Twomey described in the sections of this proxy statement entitled “Employment and Employment-Related Agreements and Termination of Employment—Termination of Employment” beginning on page 117 and “—Change in Control Arrangements’’ beginning on page 118.

Post-Transaction Amended and Restated By-laws of Rite Aid

In connection with the transaction, Rite Aid agreed to amend its current restated by-laws, subject to and effective upon the closing. The amended and restated by-laws of Rite Aid, among certain other things:

•       provide for the new position and duties of non-executive co-chairman of the board of directors (see the section entitled “The Stockholder Agreement—Chairman; Non-Executive Co-Chairman” on page 98 for a more detailed discussion);

•       update the means by which stockholders and proxyholders may participate in meetings and submit information to account for advances in technology and recent developments in Delaware corporate law;

•       modify certain administrative matters relating to stockholder meetings; and

•       amend the provisions relating to notice of stockholder proposals and nominations for election to the board of directors.

The form of amended and restated by-laws is attached as Appendix D to this proxy statement. The amended and restated by-laws have been adopted by the Rite Aid board of directors, subject to the closing of the transaction, and will become effective upon the closing. The material differences between the amended and restated by-laws and Rite Aid’s current restated by-laws are described in Rite Aid’s Current Report on Form 8-K that was filed with the SEC on August 28, 2006, which is incorporated herein by reference. See the section entitled “Where You Can Find More Information” beginning on page 180.

Regulatory Approvals Required for the Acquisition of Jean Coutu USA

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, and the rules and regulations promulgated thereunder, certain transactions, including Rite Aid’s acquisition of Jean Coutu USA, may not be consummated until required information and materials have been furnished to the Department of Justice, or DOJ, and the Federal Trade Commission, or FTC, and certain waiting period requirements have expired or been terminated. On September 18, 2006, each of Rite Aid and Jean Coutu Group filed a Pre-Merger Notification and Report Form pursuant to the HSR Act with the DOJ and the FTC. On October 18, 2006, each of Rite Aid and Jean Coutu Group received a request for additional information from the FTC regarding the acquisition. Rite Aid and Jean Coutu Group intend to respond promptly to the FTC request and cooperate fully with the FTC in its review of the acquisition under the HSR Act. The effect of what is commonly called the “second request’’ is to extend the HSR waiting period for 30 days after the companies have substantially complied with the request, unless that period is terminated sooner by the FTC. At any time before the closing of the acquisition, the DOJ, the FTC or others could take action under the antitrust laws with respect to the acquisition, including seeking to enjoin the consummation of the acquisition, to rescind the acquisition or to require the divestiture of certain assets of Rite Aid or Jean Coutu USA. There can be no assurance that a challenge to the acquisition on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Anticipated Accounting Treatment

The acquisition of Jean Coutu USA will be accounted for using the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America under Statement of Financial Accounting Standards No. 141, Business Combinations. Rite Aid will be the acquiring entity for financial reporting purposes. Under the purchase method of accounting, the cost of the transaction will be allocated to the tangible and intangible assets and liabilities assumed of the acquired entity based on their estimated fair values, with any excess being recognized as goodwill. Under Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized, but will be subject to an annual impairment test.

Material U.S. Federal Income Tax Consequences of the Acquisition to Holders of Rite Aid Common Stock

Rite Aid’s purchase of all of the capital stock of Jean Coutu USA will not result in the recognition of gain or loss by holders of Rite Aid common stock.

No Appraisal Rights

Under applicable law, Rite Aid stockholders do not have the right to an appraisal of the value of their shares in connection with the acquisition of Jean Coutu USA.

PROPOSAL NO. 1
APPROVAL OF THE ISSUANCE OF RITE AID COMMON STOCK TO JEAN COUTU GROUP

Under the terms of the stock purchase agreement, Rite Aid will acquire all of the capital stock of Jean Coutu USA, a wholly-owned subsidiary of Jean Coutu Group and the holding company for the Brooks and Eckerd drugstore chains. As consideration for the acquisition of Jean Coutu USA, Rite Aid will issue 250 million shares of Rite Aid common stock to Jean Coutu Group in accordance with the terms of the stock purchase agreement (the “Rite Aid Stock Issuance”), pay Jean Coutu Group $1.45 billion in cash (subject to a working capital adjustment) and intends to assume $850 million of Jean Coutu Group long-term notes (with the cash component increasing to $2.3 billion if the notes are not assumed). Jean Coutu Group will become our largest stockholder, owning approximately 32.0% of our common stock, which will represent approximately 30.2% of the voting power of our outstanding voting securities upon completion of the transaction.

Under Rule 312.03 of the New York Stock Exchange, a company listed on the New York Stock Exchange is required to obtain stockholder approval before the issuance of common stock if:

•       the common stock to be issued will have voting power equal to or greater than 20 percent of the voting power of the corporation outstanding before the issuance; or

•       the number of shares of common stock to be issued will be equal to or greater than 20 percent of the number of shares of common stock outstanding before the issuance.

The 250 million shares of Rite Aid common stock to be issued to Jean Coutu Group exceed the thresholds under the NYSE rule and, therefore, the issuance requires the approval of our stockholders, and you are being asked to approve the Rite Aid Stock Issuance.

Vote Required and Board of Directors Recommendation

Approval of the Rite Aid Stock Issuance requires the affirmative vote of a majority of the votes cast on the proposal (with Rite Aid common stock and LGP preferred stock (on an as-if-converted basis) voting together as a single class), provided that the total votes cast on the proposal represent over 50% of the total combined voting power of the Rite Aid common stock and LGP preferred stock entitled to vote on the proposal. Abstentions with respect to this proposal will have the same effect as a vote against the proposal. Failures to vote on this proposal and broker “non-votes” could have the same effect as a vote cast against approval if they cause the total votes cast on the matter to be 50% or less of the total voting power entitled to vote on the proposal. Accordingly, beneficial owners of Rite Aid shares should instruct their brokers or nominees how to vote. The approval of Proposal No. 1 is a condition to the completion of the acquisition of Jean Coutu USA, and thus a vote against this proposal effectively will be a vote against the acquisition of Jean Coutu USA.

The Rite Aid board of directors, by the unanimous vote of those directors present, has determined that the acquisition of Jean Coutu USA is fair to and in the best interests of Rite Aid and its stockholders and approved the Rite Aid Stock Issuance and recommends that you vote “FOR” approval of the Rite Aid Stock Issuance.

For a more detailed description of the stock purchase agreement and the transactions contemplated by the stock purchase agreement, see the sections below entitled “The Stock Purchase Agreement,” “The Stockholder Agreement” and “The Registration Rights Agreement.”

THE STOCK PURCHASE AGREEMENT

The following is a summary of the material provisions of the stock purchase agreement and is qualified in its entirety by reference to the stock purchase agreement, a copy of which is attached to this proxy statement as Appendix A and which we incorporate by reference into this document. This summary may not contain all of the information about the stock purchase agreement that is important to you. We urge you to read the entire stock purchase agreement carefully because this document is the legal document governing the proposed acquisition of Jean Coutu USA.

The description of the stock purchase agreement in this proxy statement has been included to provide you with information regarding its terms, and we recommend that you read carefully the stock purchase agreement in its entirety. Except for its status as the contractual document that establishes and governs the legal relations among the parties with respect to the transaction, we do not intend for its text to be a source of factual, business or operational information about Rite Aid or Jean Coutu Group. That kind of information can be found elsewhere in this proxy statement and in the documents incorporated herein by reference. The stock purchase agreement contains representations and warranties of the parties as of specific dates and may have been used for the purposes of allocating risk between the parties other than establishing matters as facts. Those representations and warranties are qualified in several important respects, which you should consider as you read them in the stock purchase agreement, including contractual standards of materiality that may be different from what may be viewed as material to stockholders. Only the parties themselves may enforce and rely on the terms of the stock purchase agreement. As stockholders, you are not third party beneficiaries of the stock purchase agreement and therefore may not directly enforce or rely upon its terms and conditions and you should not rely on its representations, warranties or covenants as characterizations of the actual state of facts or condition of Rite Aid, Jean Coutu Group, Jean Coutu USA or any of their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the stock purchase agreement and subsequently developed or new information qualifying a representation or warranty may have been included in this proxy statement.

Consideration to be Paid in the Transaction

Pursuant to the stock purchase agreement, Rite Aid will acquire (1) all of the issued and outstanding shares of common stock, par value $1.00 per share, and all of the issued and outstanding shares of preferred stock, par value $1.00 per share, of The Jean Coutu Group (PJC) USA, Inc., a Delaware corporation and a wholly-owned subsidiary of Jean Coutu Group, or (2) in the event Jean Coutu Group consummates the reorganization of Jean Coutu USA (as described below in “—Jean Coutu USA Reorganization”) prior to the closing of the transaction, all of the membership interests in JCG (PJC) USA, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Jean Coutu Group, in either case for consideration consisting of the following:

•       $2.3 billion in cash, subject to a working capital adjustment (described below), and, if Rite Aid assumes Jean Coutu Group’s 8.5% Senior Subordinated Notes due 2014 (the “Jean Coutu Group’s 8.5% notes”), reduced by the sum of the aggregate principal amount of Jean Coutu Group’s 8.5% notes assumed by Rite Aid and the amount of accrued and unpaid interest on Jean Coutu Group’s 8.5% notes assumed by Rite Aid to and including the closing date of the transaction; and

•       250 million shares of Rite Aid common stock, par value $1.00 per share. The shares of Rite Aid common stock to be issued in connection with the acquisition of Jean Coutu USA will represent approximately 32.0% of the outstanding shares of Rite Aid common stock, and approximately 30.2% of the voting power of outstanding Rite Aid voting securities, upon completion of the transaction.

Closing Working Capital Adjustment

The stock purchase agreement contains a closing working capital adjustment mechanism. Pursuant to the closing working capital adjustment, the $2.3 billion cash consideration (to be reduced by the assumption of Jean Coutu Group’s 8.5% notes, if assumed) will be increased or decreased depending upon whether estimated and actual closing working capital, each as described below and pursuant to the adjustment mechanism described below, of Jean Coutu USA and its consolidated subsidiaries is greater than or less than a baseline working capital band of $1.212 billion to $1.188 billion, respectively.

Under the terms of the stock purchase agreement, not later than the fifth business day prior to the scheduled closing date, Jean Coutu Group is required to deliver to Rite Aid a statement setting forth Jean Coutu Group’s estimate of closing working capital (the “estimated closing working capital”) and Jean Coutu Group’s calculation of that estimate in reasonable detail. Jean Coutu Group is required to prepare the estimated closing working capital statement in good faith and in accordance with GAAP applied consistently with the application of GAAP in the audited financial statements for Jean Coutu USA and its consolidated subsidiaries for the fiscal year ended May 27, 2006.

For purposes of the closing working capital adjustment, “working capital,” with respect to Jean Coutu USA and its consolidated subsidiaries, means the amount equal to current assets minus current liabilities and adjusted for the following exclusions:  cash at stores (including safe funds, weekend change fund and petty cash); LIFO reserve; intercompany receivables; intercompany payables; balances due, as of May 27, 2006, to J.C. Penney Company, Inc. and CVS Corporation related to Jean Coutu Group’s 2004 acquisition-related agreements with these companies; income tax accruals (representing total included income taxes payable and short-term deferred tax liability from the May 27, 2006 Jean Coutu USA audited financial statements and franchise taxes payable); and current portion of long-term debt.

The estimated cash consideration to be paid by Rite Aid to Jean Coutu Group at the closing date will equal $2.3 billion (to be reduced by the assumption of Jean Coutu Group’s 8.5% notes, if assumed) (i) plus the amount, if any, by which estimated closing working capital exceeds $1.212 billion, or (ii) minus the amount, if any, by which estimated closing working capital is less than $1.188 billion or (iii) with no adjustment if estimated closing working capital is an amount between $1.188 billion and $1.212 billion (inclusive).

Under the terms of the stock purchase agreement, within 90 days after the closing date, Rite Aid is required to prepare and deliver to Jean Coutu Group (i) a consolidated balance sheet of Jean Coutu USA as of and including the closing date (the “closing date balance sheet”), prepared in accordance with GAAP, applied consistently with the application of GAAP in the 2006 Jean Coutu USA audited financial statements and (ii) a statement (the “closing working capital statement”) setting forth Rite Aid’s calculation of working capital as of and including the closing date (the “closing working capital”). Jean Coutu Group will have 45 days after delivery thereof by Rite Aid to notify Rite Aid in writing of any good faith disagreement with the closing date balance sheet and/or the closing working capital statement. If Jean Coutu Group does not deliver a notice of disagreement to Rite Aid within 45 days, Jean Coutu Group will be deemed to agree in all respects with the closing date balance sheet and the closing working capital statement and they will become final and binding. The stock purchase agreement provides mechanisms to address any disputes between Rite Aid and Jean Coutu Group relating to the closing date balance sheet and closing working capital statement.

The final cash consideration will equal $2.3 billion (to be reduced by the assumption of Jean Coutu Group’s 8.5% notes, if assumed) (i) plus the amount, if any, by which closing working capital exceeds $1.212 billion, or (ii) minus the amount, if any, by which closing working capital is less than $1.188 billion, or (iii) with no adjustment if closing working capital is an amount between $1.188 billion and $1.212 billion (inclusive).

Within three business days after the calculation of closing working capital becomes final pursuant to the terms of the stock purchase agreement, (i) Rite Aid is required to pay to Jean Coutu Group an amount equal to the amount, if any, by which the final cash consideration exceeds the estimated cash consideration, or (ii) Jean Coutu Group is required to pay to Rite Aid an amount equal to the amount, if any, by which the estimated cash consideration exceeds the final cash consideration (such amount, in either case, is referred to as the final payment). In addition, Rite Aid or Jean Coutu Group, as applicable, is required to pay to the other interest on the final payment at the rate per annum equal to the “prime rate” as set forth from time to time in The Wall Street Journal “Money Rates” column from and including the closing date to, but excluding, the date of such payment and giving effect to any amounts uncontested and already paid pursuant to the terms of the stock purchase agreement.

Closing

Unless the parties agree otherwise, the closing of the acquisition of Jean Coutu USA will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York, on the Friday immediately prior to the close of the then current monthly fiscal accounting period of Jean Coutu USA after the satisfaction or waiver of all closing conditions, except for the conditions that, by their nature, have to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions. See the section below entitled “—Conditions to Closing” beginning on page 89 for a more detailed discussion.

Representations and Warranties

Jean Coutu Group made customary representations and warranties in the stock purchase agreement, on behalf of itself, Jean Coutu USA and its subsidiaries, and Rite Aid made customary representations and warranties in the stock purchase agreement, on behalf of itself and its subsidiaries. These representations are subject, in some cases, to specified exceptions and qualifications contained in the stock purchase agreement or in information provided pursuant to certain disclosure obligations set forth in the stock purchase agreement. Some of the representations and warranties are qualified as to “materiality” or “material adverse effect.”  For the purposes of the stock purchase agreement, a “material adverse effect” with respect to either Jean Coutu USA or Rite Aid, as applicable, means a material adverse effect on the business, financial condition, financial position, or results of operation of Jean Coutu USA and its subsidiaries or Rite Aid and its subsidiaries, as applicable, taken as a whole, excluding any effects resulting from:

•       events or circumstances adversely affecting any principal markets served by Jean Coutu USA or Rite Aid, as applicable, or the industry in which Jean Coutu USA or Rite Aid, as applicable, operates, except any changes that affect the business materially disproportionately to that company’s competitors;

•       general economic conditions; or

•       changes or effects arising out of the execution, delivery, announcement or performance of the stock purchase agreement or the consummation of any transaction contemplated by the stock purchase agreement.

Jean Coutu Group Representations and Warranties. Jean Coutu Group’s representations and warranties relate to, among other things:

•       corporate organization, qualification to do business and good standing of Jean Coutu Group and Jean Coutu USA and its subsidiaries;

•       authority of Jean Coutu Group to enter into the stock purchase agreement and the other ancillary agreements and to consummate the transactions contemplated by these agreements;

•       absence of conflicts with organizational documents, laws or agreements as a result of entering into and consummating the transactions contemplated by the stock purchase agreement and the other ancillary agreements;

•       absence of need for filings with and consents of governmental authorities;

•       capital structure of Jean Coutu USA and its subsidiaries;

•       title of Jean Coutu Group to the outstanding capital stock or membership interests, as applicable, of Jean Coutu USA;

•       proper filing of documents with the SEC, applicable Canadian securities regulatory authorities and the Toronto Stock Exchange and the accuracy and compliance with applicable laws of the information contained in those documents; conformity with Canadian generally accepted accounting principles of Jean Coutu Group’s financial statements filed with the SEC;

•       preparation of 2006, 2005 and 2004 audited annual financial statements of Jean Coutu USA and its subsidiaries, and interim monthly and quarterly financial statements from the date of the stock purchase agreement, in accordance with GAAP;

•       absence of undisclosed liabilities related to Jean Coutu USA and its subsidiaries;

•       absence of certain adverse changes to Jean Coutu USA and its subsidiaries since May 27, 2006;

•       compliance with applicable laws, including healthcare laws, and possession of permits required to conduct the businesses of Jean Coutu USA;

•       absence of any undisclosed litigation, investigation or injunction;

•       title to real and personal property and validity and enforceability of leases relating to leased property;

•       owned and leased real property;

•       validity and enforceability of the material contracts concerning the businesses of Jean Coutu USA, and the absence of any material contracts of certain types and in certain amounts;

•       absence of undisclosed affiliate arrangements between Jean Coutu USA and its subsidiaries, on the one hand, and Jean Coutu Group, on the other hand;

•       tax matters;

•       employee benefit plans and ERISA;

•       employee and labor relations matters;

•       intellectual property and information technology;

•       insurance;

•       compliance with environmental laws;

•       receivables and accounts payable;

•       inventories;

•       suppliers;

•       investment intention for the acquisition of Rite Aid common stock;

•       acknowledgement that the Rite Aid common stock to be issued to Jean Coutu Group will be restricted securities under the Securities Act of 1933;

•       certain matters relating to the effect of the transaction under the indenture governing Jean Coutu Group’s 8.5% notes;

•       absence of brokers’ fees relating to the transaction; and

•       absence of any other representations and warranties of Rite Aid other than those included in the stock purchase agreement.

Rite Aid Representations and Warranties. Rite Aid’s representations and warranties relate to, among other things:

•       corporate organization, qualification to do business and good standing of Rite Aid;

•       authority of Rite Aid to enter into the stock purchase agreement and the other ancillary agreements and to consummate the transactions contemplated by these agreements;

•       absence of conflicts with organizational documents, laws or agreements as a result of entering into and consummating the transactions contemplated by the stock purchase agreement and the other ancillary agreements;

•       capital structure of Rite Aid;

•       absence of need for filings with and consents of governmental authorities;

•       proper filing of documents with the SEC and the accuracy and compliance with the Securities Exchange Act of 1934 of the information contained in those documents; conformity with GAAP of Rite Aid’s financial statements filed with the SEC;

•       absence of any undisclosed litigation, investigation or injunction;

•       Rite Aid’s financing commitments;

•       certain matters relating to the effect of the transaction under Rite Aid indentures;

•       absence of undisclosed liabilities;

•       compliance with applicable laws;

•       absence of certain adverse changes to Rite Aid since March 4, 2006;

•       absence of brokers’ fees relating to the transaction; and

•       absence of any other representations and warranties of Jean Coutu Group other than those included in the stock purchase agreement.

Conduct of Business of Jean Coutu USA Prior to Closing

Jean Coutu Group has agreed that, during the period from the date of the stock purchase agreement to the closing, it will cause Jean Coutu USA and its subsidiaries to conduct its business in the ordinary and usual course consistent with past practice and in compliance with all applicable laws and to use their reasonable best efforts to:

•       preserve intact their assets and current business organizations;

•       retain the services of current key officers and employees (including pharmacists and store managers);

•       maintain Medicare and Medicaid provider status and other pharmacy licenses and permits; and

•       preserve the goodwill of customers, suppliers and others with whom Jean Coutu USA and its subsidiaries do business.

Jean Coutu Group has further agreed that, during the same time period, subject to certain exceptions or unless Rite Aid has given its prior written consent, Jean Coutu Group will not, and will cause Jean Coutu USA and its subsidiaries not to, among other things:

•       amend the organizational documents of Jean Coutu USA or its subsidiaries;

•       adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•       issue, sell, pledge, dispose of or encumber the Jean Coutu USA shares or membership interests, as applicable, or any of its subsidiaries or any other voting securities or securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any of the foregoing;

•       split, combine, subdivide or reclassify the Jean Coutu USA shares or membership interests, as applicable, or any shares of capital stock of any of its subsidiaries;

•       declare, set aside or pay any dividend or distribution (whether in cash, stock or other property) in respect of any capital stock or other equity interests (other than dividends or distributions from Jean Coutu USA or its subsidiaries payable to Jean Coutu Group, Jean Coutu USA and/or one or more of Jean Coutu USA’s subsidiaries);

•       repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests or any securities convertible into or exchangeable or exercisable for any shares of its capital stock or other equity interests;

•       transfer, sell, pledge, dispose of or encumber the Jean Coutu USA shares or membership interests, as applicable;

•       incur or modify any material indebtedness or other liability;

•       mortgage, pledge or encumber any assets (including capital stock of any Jean Coutu USA subsidiary);

•       other than in the ordinary and usual course of business, transfer, lease, sublease, license, guarantee, sell or dispose of, any assets (including capital stock of any Jean Coutu USA subsidiary);

•       amend or supplement Jean Coutu Group’s 8.5% notes indenture;

•       make any acquisition of, or investment in, or capital contribution to, any person, other than a Jean Coutu USA subsidiary that is wholly-owned, directly or indirectly, by Jean Coutu USA;

•       modify its advertising and promotional activities, and pricing and purchasing policies, other than in the ordinary course of business consistent with past practice;

•       manage working capital other than in the ordinary course of business, including not extending the payment of accounts payable, accelerating the collection of accounts receivable or failing to maintain and manage inventory levels, in each case, other than in the ordinary course of business consistent with past practice;

•       other than in the ordinary course of business consistent with past practices:

†  exercise any option or first refusal rights or any rights of renewal relating to any real property;

†  enter into any lease or lease commitment; or

†  enter into or materially modify any contract relating to real property;

•       grant or agree to grant to any employee who is an officer of Jean Coutu USA or its subsidiaries any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, or establish any new benefit plans, or amend or agree to amend any existing compensation or benefit plans covering any such employee, except:

†  as may be required by law;

†  pursuant to the normal severance policies or practices of Jean Coutu USA or its subsidiaries as in effect on August 23, 2006 and previously disclosed to Rite Aid;

†  increases in salary or wages payable or to become payable in the ordinary course of business consistent with past practice; or

†  pursuant to benefit plans maintained by Jean Coutu Group;

•       terminate the employment of any officer employed by Jean Coutu USA or its subsidiaries other than for willful misconduct or malfeasance;

•       enter into, amend in any material respect, breach, terminate or allow to lapse any material contract, other than in the ordinary course of business consistent in nature and amount with past practice;

•       amend, breach, terminate or allow to lapse or become subject to default or termination any permit, other than amendments required by applicable law;

•       make or incur any capital expenditure or other financial commitment requiring payments between August 23, 2006 and the closing date in excess of $1 million individually or $25 million in the aggregate;

•       make or change any material election in respect of taxes, make any material change to any tax accounting principles, methods or practices, adopt or change any accounting method in respect of taxes, enter into any closing agreement, settle any material claim or material assessment in respect of taxes or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes;

•       enter into any compromise or settlement of, or take any material action with respect to, any litigation, action, suit, claim, proceeding or investigation in which the damages or fines to be paid or received are in excess of $750,000 individually or $5 million in the aggregate, other than the prosecution, defense and settlement of litigation, actions, suits, claims, proceedings or investigations in the ordinary course of business consistent with past practice;

•       enter into, modify, extend or cancel any third-party payor contracts (which contracts are for amounts in excess of $750,000 per annum), other than in the ordinary course of business consistent with past practice;

•       make any material change in accounting policies, except as required by any changes in GAAP or applicable law and promptly disclosed to Rite Aid; and

•       authorize, or commit or agree to do, whether in writing or otherwise, any of the foregoing.

Conduct of Business of Rite Aid Prior to Closing

Rite Aid has agreed that, during the period from the date of the stock purchase agreement to the closing, subject to certain exceptions or unless Jean Coutu Group has given prior written consent, Rite Aid will not, and will cause its subsidiaries not to, among other things:

•       adopt any amendment to Rite Aid’s organizational documents;

•       adopt a plan or agreement of complete liquidation, dissolution, merger, consolidation, restructuring, recapitalization (which will not be deemed to include a refinancing of indebtedness of Rite Aid or its subsidiaries existing as of August 23, 2006) or other reorganization;

•       issue or sell Rite Aid common stock, preferred stock or any other shares of Rite Aid capital stock or any other voting securities or securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any of the foregoing, other than shares issued pursuant to any Rite Aid employee benefit plan or the exercise of options or other rights granted thereunder and other than shares issued pursuant to the conversion of convertible securities which are convertible at the option of the holder thereof and outstanding as of August 23, 2006;

•       split, combine, subdivide or reclassify Rite Aid common stock, preferred stock or any other shares of Rite Aid capital stock;

•       declare, set aside or pay any extraordinary dividend or distribution (whether in cash, stock or other property) in respect of any Rite Aid capital stock; and

•       authorize, or commit to agree to do, whether in writing or otherwise, any of the foregoing.

Jean Coutu USA Reorganization

Jean Coutu Group will have the right, but not the obligation, to carry out a reorganization of Jean Coutu USA prior to the closing that is designed to unwind the existing intercompany financing structure. The reorganization would result in JCG (PJC) USA, LLC, a Delaware limited liability company and wholly-owned subsidiary of Jean Coutu Group, becoming the record owner of all of the capital stock of Jean Coutu USA. If the reorganization is completed prior to the closing, Rite Aid would purchase all the membership interests of JCG (PJC) USA, LLC instead of all the capital stock of Jean Coutu USA. Jean Coutu Group’s right to effect the reorganization will expire on October 22, 2006 (60 days after the date of the stock purchase agreement) unless Jean Coutu Group has notified Rite Aid in writing, not later than October 22, 2006, of its intention to effect the reorganization. On October 19, 2006, Jean Coutu Group notified Rite Aid of its intention to effect the reorganization. Jean Coutu Group’s right to effect the reorganization is subject to Jean Coutu Group providing to Rite Aid an opinion of KPMG LLP, Jean Coutu Group’s tax advisor, in form and substance reasonably satisfactory to Rite Aid, with respect to the effects of the reorganization.

Jean Coutu Group has agreed that, during the period from the date of the stock purchase agreement to the closing, it will cause JCG (PJC) USA, LLC to not conduct any business or activities, enter into any contract or incur or guarantee the payment or performance of any liabilities, except as expressly contemplated by the terms of the stock purchase agreement or required under the terms of Jean Coutu Group’s indebtedness.

Matters Relating to Jean Coutu Group Indebtedness and Intercompany Arrangements

For purposes of the stock purchase agreement, “indebtedness” means:

•       the aggregate principal amount of Jean Coutu Group’s 8.5% notes and the amount of accrued and unpaid interest on such notes to and including the closing date;

•       the aggregate principal amount of Jean Coutu Group’s 7.625% Senior Notes due 2012 and the amount of accrued and unpaid interest on such notes to and including the closing date;

•       all other indebtedness for borrowed money of Jean Coutu USA or its subsidiaries pursuant to the Senior Credit Agreement, dated as of July 30, 2004, among Jean Coutu Group, Jean Coutu USA and the lender parties named therein (other than the letters of credit to be released in accordance with the stock purchase agreement);

•       any obligations evidenced by bonds, debentures, notes or other similar instruments;

•       any obligations to pay the deferred purchase price of property or services; and

•       any guaranty of any of the foregoing; other than, in each case, trade accounts payable and other current liabilities (other than liabilities for borrowed money) arising in the ordinary course of business.

Jean Coutu Group has agreed that, prior to or as of the closing, it will cause:

•       each contract between Jean Coutu USA or any of its subsidiaries, on the one hand, and Jean Coutu Group or any of its affiliates (other than Jean Coutu USA or any of its subsidiaries), on the other hand, to be terminated;

•       Jean Coutu USA and its subsidiaries to be fully and irrevocably released from all indebtedness, any other guaranties of liabilities or any other mutual liabilities relating to Jean Coutu Group or any of its affiliates (other than Jean Coutu USA and its subsidiaries), except with respect to the obligations of Jean Coutu USA under Jean Coutu Group’s 8.5% notes in the event that Rite Aid assumes such obligations at closing;

•       all indebtedness and any other amounts payable or receivable among Jean Coutu USA or any of its subsidiaries, on the one hand, and Jean Coutu Group or any of its affiliates (other than Jean Coutu USA or any of its subsidiaries), on the other hand, to be contributed to the capital of the respective entity or otherwise cancelled with no adjustment made to the final purchase price as a result of any such contribution or cancellation;

•       all indebtedness of Jean Coutu USA and any of its subsidiaries to be paid in full and any and all liens, other than permitted liens, securing any such indebtedness to be terminated or released;

•       any and all pledges of capital stock or other equity interests of Jean Coutu USA and any of its subsidiaries to be released from any Jean Coutu Group indebtedness; and

•       in the event that Rite Aid assumes Jean Coutu Group’s 8.5% notes, the subsidiaries of Jean Coutu Group (other than Jean Coutu USA or any of its subsidiaries) that are subsidiary guarantors of Jean Coutu Group’s 8.5% notes, to be dissolved or merged into Jean Coutu Group and such subsidiaries to be released from their guarantee of Jean Coutu Group’s 8.5% notes.

Rite Aid Assumption of Certain Jean Coutu Group Agreements

Immediately prior to the closing, Jean Coutu Group will assign to Jean Coutu USA all of Jean Coutu Group’s rights and obligations under the following Jean Coutu Group agreements related to the Eckerd and Brooks stores, in each case other than certain excluded rights and obligations identified in the stock purchase agreement:  the Framework Agreement, dated as of April 4, 2004, among CVS Pharmacy, Inc., CVS Corporation, Brooks Pharmacy, Inc. and Jean Coutu Group, as amended (the “Framework Agreement”); the Assumption Agreement, dated as of September 17, 2004, among Jean Coutu Group, J.C. Penney Company, Inc. (“J.C. Penney”) and National Union Fire Insurance Company of Pittsburgh, PA, as amended (the “Assumption Agreement”); and the Umbrella Sharing Agreement, dated as of July 31, 2004, among Jean Coutu Group, J.C. Penney, Eckerd Corporation, CVS Pharmacy, Inc. and National Union Fire Insurance Company of Pittsburgh, PA, as amended (the “Umbrella Agreement”). With respect to these agreements, from and after the closing, Rite Aid will indemnify Jean Coutu Group from and against all losses Jean Coutu Group incurs arising out of these agreements resulting from events or actions occurring after the closing, in each case other than certain excluded obligations identified in the stock purchase agreement.

In addition, with respect to the Stock Purchase Agreement, dated as of April 4, 2004, among Jean Coutu Group, J.C. Penney and TDI Consolidated Corporation, as amended (the “J.C. Penney Agreement”), from and after the closing, Jean Coutu Group agrees to indemnify Rite Aid from and against all losses Rite Aid incurs, directly or indirectly, for which Jean Coutu Group or its affiliates prior to the closing were entitled to receive indemnification pursuant to the J.C. Penney Agreement. Jean Coutu Group is required to keep the J.C. Penney Agreement in effect and give Rite Aid the benefit of such agreement to the same extent as if it had been assigned to Rite Aid, and Rite Aid agrees to take all such actions as necessary to monitor or otherwise administer the J.C. Penney Agreement on behalf of Jean Coutu Group, including the administration of any and all claims made on behalf of or against Jean Coutu Group, Jean Coutu USA or any of their respective affiliates. However, if, prior to the closing, Jean Coutu Group has obtained the consent of J.C. Penney to assign the rights and obligations under the J.C. Penney Agreement to Rite Aid, then Jean Coutu Group will assign to Rite Aid all of Jean Coutu Group’s rights and obligations under the J.C. Penney Agreement, subject to certain rights and obligations to be shared with Jean Coutu Group identified in the stock purchase agreement, and Jean Coutu Group will be relieved of any indemnification obligation under the J.C. Penney Agreement to Rite Aid after the closing.

Notwithstanding anything in the stock purchase agreement to the contrary, neither Rite Aid nor Jean Coutu USA will be required to assume any liabilities arising out of the Framework Agreement, the Assumption Agreement and the Umbrella Agreement and Rite Aid will not be required to assume any liabilities arising out of the J.C. Penney Agreement, in each case which arise out of events or conditions in existence prior to the closing or which occurred prior to the closing, and Jean Coutu Group agrees to indemnify Rite Aid from and against all losses incurred by Rite Aid arising out of any pre-closing claim. Rite Aid will control all legal proceedings relating to any pre-closing claim under the Framework Agreement, the Assumption Agreement and the Umbrella Agreement and, if Jean Coutu Group has obtained the consent of J.C. Penney to assign the J.C. Penney Agreement prior to the closing and Rite Aid has assumed the rights and obligations under the J.C. Penney Agreement, then also under the J.C. Penney Agreement. However, Jean Coutu Group will be entitled to designate a representative to evaluate and receive information with respect to any pre-closing proceeding, Rite Aid agrees to not settle any pre-closing claim without Jean Coutu Group’s written consent, and Jean Coutu Group agrees to reimburse Rite Aid for all costs and expenses incurred by Rite Aid in respect of any pre-closing proceeding. If the J.C. Penney consent is not obtained prior to the closing, Rite Aid will be entitled to designate a representative to evaluate and receive information with respect to any pre-closing proceeding.

The indemnification rights and obligations with respect to these agreements will survive the closing and will not be subject to the general indemnification baskets and caps of the stock purchase agreement.

No Solicitation of Transactions With Respect to Jean Coutu USA

Until the closing date, Jean Coutu Group agrees not to, and to cause Jean Coutu USA and its subsidiaries not to, nor will Jean Coutu Group, directly or indirectly, authorize or permit any of their respective officers, directors, employees, agents or representatives (including investment bankers, financial advisors, attorneys, consultants and accountants) to, directly or indirectly, encourage, initiate, solicit or engage in discussions or negotiations with, or provide any information to, any person, other than Rite Aid (and its affiliates and representatives), with respect to a sale of all or any substantial portion of the assets of Jean Coutu USA or any of its subsidiaries, or a merger, recapitalization, consolidation, business combination, sale of all or any substantial portion of the capital stock or other equity interests of Jean Coutu USA or any of its subsidiaries, or the liquidation, reorganization or similar extraordinary transaction with respect to Jean Coutu USA or any of its subsidiaries.

Jean Coutu Group agrees not to, and to cause Jean Coutu USA and its subsidiaries not to, release any person from, or waive any provision of, any confidentiality or standstill agreement that relates to Jean Coutu USA or any of its subsidiaries.

Antitrust Filings

Each of Rite Aid and Jean Coutu Group agree to:

•       submit their respective Notification and Report Form filing(s) in accord with the HSR Act as promptly as practicable after the date of the stock purchase agreement (each of Rite Aid and Jean Coutu Group filed its respective Notification and Report Form on September 18, 2006);

•       use reasonable best efforts to promptly respond to any oral or written request for information, documents or questions from the Federal Trade Commission or Department of Justice during the initial thirty-day HSR Act mandated waiting period (each of Rite Aid and Jean Coutu Group received a request for additional information from the Federal Trade Commission on October 18, 2006);

•       use reasonable best efforts to substantially comply with a request for additional information issued in accord with the rules and regulations implementing the HSR Act upon receipt; and

•       act in good faith and cooperate with the other party in connection with any filing or submission to the Federal Trade Commission, Department of Justice or any other governmental authority as regards any filing or submission in connection with addressing or resolving any investigation or inquiry of the Federal Trade Commission or Department of Justice or other governmental authority under the antitrust laws with respect to the transaction.

To the extent not prohibited by applicable laws, Rite Aid and Jean Coutu Group further agree to:

•       use all reasonable best efforts to furnish to the other party all information required for any application, filing or submission to be made pursuant or related to the HSR Act, or any applicable laws in connection with the transactions contemplated by the stock purchase agreement;

•       give the other party reasonable prior notice of any communication with, or any intention to enter into, any proposed understanding, undertaking, order or agreement with the Federal Trade Commission, Department of Justice or any other governmental authority;

•       not independently participate in any meeting or engage in any substantive conversation with the Federal Trade Commission, Department of Justice or any other governmental authority with respect to any formal or informal investigation of, or inquiry into, the transactions contemplated by the stock purchase agreement, without giving the other party prior notice of the meeting or conversation and, unless prohibited by such governmental authority, the opportunity to attend and  participate in any meeting or substantive conversation; and

•       consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of either of them in connection with proceedings under or relating to the HSR Act or other antitrust laws.

Subject to the conditions described in the next paragraph, each of Rite Aid and Jean Coutu Group agree to use its reasonable best efforts to resolve any objections as may be asserted by any governmental authority with respect to the transaction under the antitrust laws. Subject to the conditions described in the next paragraph, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging the transaction as inconsistent with or violative of any antitrust law, each of Rite Aid and Jean Coutu Group agree (by negotiation, litigation or otherwise) to cooperate and use its reasonable best efforts to vigorously contest and resist any such action or proceeding, including any administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, delays or restricts consummation of the transactions contemplated by the stock purchase agreement, including by vigorously pursuing all available administrative and judicial appeals, unless, by mutual agreement, Rite Aid and Jean Coutu Group decide that litigation is not in their respective best interests. Nevertheless, nothing in the stock purchase agreement will limit the right of Rite Aid or Jean Coutu Group to terminate the stock purchase agreement if any governmental authority has taken any final and nonappealable action restraining or prohibiting consummation of the transaction, so long as such party has until that time complied in all material respects with its antitrust review-related obligations under the stock purchase agreement. Each of Rite Aid and Jean Coutu Group agrees to use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other antitrust laws as promptly as possible.

Notwithstanding anything to the contrary in the stock purchase agreement, neither Rite Aid nor Jean Coutu USA will be required in order to resolve any objections asserted under antitrust laws by any governmental authority with respect to the transaction to divest any of its businesses or assets, or take or agree to take any other action or agree to any limitation or restriction, that the board of directors of Rite Aid reasonably determines in good faith, after considering the advice of its management and legal and financial advisors, to be materially adverse to Rite Aid and its subsidiaries taken as a whole or would materially impair the overall benefits expected, as of the date the stock purchase agreement was executed, to be realized from the acquisition of the Jean Coutu USA business. Rite Aid agrees that the divestiture or release of assets (tangible or intangible) representing, or the imposition of conditions affecting, store-level Adjusted EBITDA (as defined below) of up to an aggregate of $60 million before advertising and corporate administration expenses, for the most recently completed fiscal year (referred to herein as the “$60 million Adjusted EBITDA threshold”) is not materially adverse to Rite Aid and its subsidiaries taken as a whole nor would it materially impair the overall benefits expected to be realized from the acquisition of the Jean Coutu USA business. However, if the $60 million Adjusted EBITDA threshold is exceeded, the divestiture, release of assets or imposition of conditions will be deemed to materially impair the overall benefits expected to be realized by Rite Aid with respect to the acquisition of the Jean Coutu USA business. For purposes of the stock purchase agreement, “Adjusted EBITDA” means net earnings before interest expense, income tax expense, depreciation and amortization expense and other non-cash charges, or certain adjustments for non-operating items identified in the stock purchase agreement.

All Reasonable Best Efforts Covenant

Subject to the conditions described in the immediately preceding paragraph, each of Rite Aid and Jean Coutu Group agrees to use its reasonable best efforts to take all actions and to assist and cooperate with each other in doing all things necessary, sufficient, proper or advisable to consummate, in the most expeditious manner practicable, the transactions contemplated by the stock purchase agreement, including:

•       obtaining all necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from governmental authorities and making all other necessary registrations and filings (including filings with governmental authorities, if any);

•       preparing this special meeting proxy statement;

•       executing and delivering any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the stock purchase agreement; and

•       providing all such information concerning such party, its affiliates and its affiliates’ officers, directors, employees and partners as may be reasonably requested in connection with any of the matters set forth in the provisions of the stock purchase agreement relating to antitrust review of the transaction.

Rite Aid Stockholders Meeting; Proxy Statement

The stock purchase agreement requires Rite Aid to call and hold a special meeting of its stockholders as promptly as practicable to approve and/or adopt:

•       the issuance of the 250 million shares of Rite Aid common stock to Jean Coutu Group pursuant to the stock purchase agreement;

•       an amendment to Rite Aid’s restated certificate of incorporation to increase the number of authorized shares of common stock to 1.5 billion shares; and

•       a material amendment to its existing equity compensation plan or the adoption of a new equity compensation plan.

Rite Aid agreed to, as promptly as practicable, file with the SEC a proxy statement, containing the recommendation of the Rite Aid board of directors that stockholders vote in favor of the matters identified above, respond promptly to any SEC comments with respect to the proxy statement, mail a definitive proxy statement to Rite Aid stockholders and solicit proxies from stockholders for approval of the matters identified above.

Jean Coutu Group agreed to cooperate with and assist Rite Aid, including providing Rite Aid promptly upon request with the information concerning Jean Coutu Group and Jean Coutu USA required to be included in this proxy statement. Jean Coutu Group agreed that such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Non-Competition

For a period of five years after the closing date, Jean Coutu Group agrees that it will not, and will cause its affiliates (except for Michel Coutu, for whom the applicable period will be for three years after the closing date and whose obligation is contained in a letter agreement between Michel Coutu and Rite Aid, dated as of August 23, 2006) not to, directly or indirectly, whether as principal, agent, partner, officer, director, stockholder, employee, consultant or otherwise, alone or in association with any other person (other than as a stockholder of Rite Aid and through Jean Coutu Group’s designees on Rite Aid’s Board of Directors), own, manage, operate, control, participate in, acquire more than three percent of (or the right to acquire more than three percent of) any class of voting securities of, perform services for, or otherwise carry on, either a retail pharmacy business in the United States or a pharmacy benefits management business in the United States. Rite Aid and Jean Coutu Group agree that $1 million of the cash portion of the final purchase price will be allocated to the covenant not to compete, and agree to act in accordance with such allocation for all purposes, including in any relevant tax returns or filings.

Jean Coutu Group acknowledges and agrees that the remedy at law for any breach, or threatened breach, of the covenant not to compete will be inadequate and, accordingly, Jean Coutu Group agrees that Rite Aid will, in addition to any other rights and remedies which Rite Aid may have at law, be entitled to equitable relief, including injunctive relief, and to the remedy of specific performance with respect to any breach or threatened breach of the covenant. In addition, Jean Coutu Group and Rite Aid agree that the terms of the covenant not to compete are fair and reasonable in light of Rite Aid’s plans for the Jean Coutu USA business and are necessary to accomplish the full transfer of the goodwill and other intangible assets contemplated by the stock purchase agreement. In the event that any aspect of the covenant not to compete is determined by any court of competent jurisdiction to be unenforceable for any reason, then any such provision will not be deemed void, and the parties agree that the limits may be modified by the court and that the covenant not to compete will be amended in accordance with such modification, with the desire of the parties that the covenant not to compete be enforced to the full extent of its terms and conditions or if a court finds the scope of the covenant unenforceable, the court should redefine the covenant so that it complies with applicable law.

Non-Solicitation of Employees

Through the second anniversary of the closing date, Jean Coutu Group agrees not to (and to cause its affiliates not to), without the prior written consent of Rite Aid, directly or indirectly, solicit or hire any employee of Jean Coutu USA or any of its subsidiaries (other than clerical or non-salaried employees). However, Jean Coutu Group is not prohibited from:

•       engaging in the general solicitation (whether by newspaper, trade publication or other periodical) of employees (or hiring any employees that respond to such general solicitation) so long as such solicitation is not targeted or focused at employees of Jean Coutu USA or any of its subsidiaries; or

•       soliciting or hiring any such employee (other than clerical or non-salaried employees) who is no longer employed by Jean Coutu USA or any of its subsidiaries and has not been an employee of Jean Coutu USA or any of its subsidiaries for at least six months prior to such solicitation or employment by Jean Coutu Group or its affiliates.

NYSE Listing Approval

Rite Aid is required to apply for, and to use its reasonable best efforts to obtain prior to the closing date, approval to list on the NYSE the shares of Rite Aid common stock to be issued to Jean Coutu Group at closing, subject to official notice of issuance.

Rite Aid Financing

Rite Aid is required to arrange sufficient financing for the acquisition of Jean Coutu USA on the terms and conditions described in the financing commitment of Citicorp and Citigroup to Rite Aid, including negotiating definitive agreements with respect to the financing on terms and conditions contained in the financing commitment and satisfying all conditions applicable to Rite Aid in such definitive agreements that are within its control.

If all other conditions (including all conditions under the financing commitment that are required to be satisfied on the closing date) have been satisfied (other than those conditions that by their nature have to be satisfied at the closing) and Jean Coutu Group and Rite Aid are prepared to close, Rite Aid agrees that if the financing (other than the bridge facility) is not otherwise available, it will draw down from the bridge facility contemplated by the financing commitment an amount not less than the amount needed to pay the estimated cash consideration, and will take such actions as are reasonably necessary to cause the closing to occur no later than the dates described in the second bullet under the section below entitled
“—Termination.”

Jean Coutu Group agrees to provide, and to cause Jean Coutu USA and its subsidiaries and its and their representatives, attorneys, independent auditors and advisors to provide, all reasonable cooperation in connection with the arrangement of the financing as Rite Aid may reasonably request (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of Jean Coutu USA and its subsidiaries), including, without limitation:

•       participation in meetings, drafting sessions and due diligence sessions;

•       furnishing Rite Aid and its financing sources and its and their attorneys, independent auditors and advisors with financial and other pertinent information regarding Jean Coutu USA and its subsidiaries as may be reasonably requested by Rite Aid;

•       assisting Rite Aid and its financing sources in the preparation of (1) offering documents for any debt raised to complete the transactions contemplated by the stock purchase agreement, (2) materials for rating agency presentations, and (3) business projections and financial statements (including historical financial statements of Jean Coutu USA and its subsidiaries prepared in accordance with GAAP, pro forma financial statements and other financial information required pursuant to Regulation S-X of the Securities Act of 1933);

•       reasonably cooperating with the marketing efforts of Rite Aid and its financing sources for any debt raised by Rite Aid to complete the transactions contemplated by the stock purchase agreement;

•       providing and executing such documents as may be reasonably requested by Rite Aid;

•       reasonably facilitating the pledge of collateral; and

•       using reasonable best efforts to cause legal counsel to provide customary legal opinions and an independent auditor of Jean Coutu USA to provide any unqualified opinions, consents or customary comfort letters with respect to the financial statements of Jean Coutu USA and its subsidiaries as may be reasonably requested by Rite Aid, however, Jean Coutu Group will not be required to pay any commitment or other similar fee or incur any other liability in connection with the financing.

Transition Services Agreement

Jean Coutu Group and Rite Aid agreed, promptly following the date of the stock purchase agreement and prior to the closing, to negotiate in good faith, and at the closing to execute and deliver, a transition services agreement consistent with certain principles set forth in the stock purchase agreement. Jean Coutu Group will agree to provide for a period of up to nine months following the closing date, subject to a three-month extension, certain transition services, including information technology, network and support services, to Jean Coutu USA to facilitate the transition of the businesses to Rite Aid.

Employee Matters

Jean Coutu Group and Rite Aid have agreed that, during the period prior to the closing, Rite Aid will have reasonable access to Jean Coutu USA personnel for the purpose of employment discussions and determining the staffing needs of the business following the closing. Rite Aid and Jean Coutu Group have also agreed to cooperate in order to facilitate the implementation of the various benefits provisions summarized below.

Rite Aid has agreed to provide each employee of Jean Coutu USA who continues to be employed in the business following the closing with:

•       a position providing base pay or wage levels that are at least equal to the level that applied immediately prior to the closing, for no less than three months following the closing; and

•       other employee benefits, other than equity based compensation, that are substantially similar in the aggregate to such benefits provided by Jean Coutu USA prior to the closing or the benefits provided by Rite Aid to its similarly situated employees, for no less than six months following the closing.

For a period of at least twelve months following the closing, Rite Aid has also agreed to provide employees of Jean Coutu USA with the severance benefits that apply under the Transition Pay Plan maintained by Jean Coutu USA. With respect to retention letters entered into or to be entered into with approximately 50 key employees of Jean Coutu USA, Jean Coutu Group and Rite Aid have agreed that the aggregate cost of the retention payments will be shared equally between Jean Coutu Group and Rite Aid, except that Rite Aid’s liability for such retention payments is capped.

Rite Aid has agreed to give each employee of Jean Coutu USA who remains employed with the business following the closing full credit for service credited by Jean Coutu USA for purposes of eligibility, vesting and determining the amount of vacation benefits accrued, under any Jean Coutu Group employee benefit plan made available to the employees of Jean Coutu USA following the closing. Rite Aid has also agreed to:

•       waive any limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements under any welfare benefit plan available to employees who remain employed after the closing, to the extent the Jean Coutu USA employees were not subject to such pre-existing condition, exclusion and waiting period under the comparable Jean Coutu USA welfare benefit plan; and

•       provide each Jean Coutu USA employee who remains employed with the business with credit for any co-payments and deductibles paid prior to the closing in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the closing.

On or about the time that Rite Aid makes its own annual bonus payments to eligible employees in respect of the 2007 fiscal year of Rite Aid, Rite Aid has agreed to cause Jean Coutu USA to pay pro rata bonuses at target levels to each bonus-eligible Jean Coutu USA employee in respect of the fiscal year in which the closing occurs, to the extent of the accrual for such bonuses on Jean Coutu USA’s financial statements. Rite Aid and Jean Coutu Group have also agreed that Jean Coutu Group will be responsible for the payment of a special incentive bonus to certain bonus-eligible associates employed in specific Jean Coutu USA facilities on or about November 30, 2006.

Notwithstanding the obligations described above, Rite Aid is not required to retain any Jean Coutu USA employees pursuant to the stock purchase agreement for any period after the closing. Pursuant to the stockholder agreement, Rite Aid will employ Pierre Legault, currently executive vice president of Jean Coutu Group, to become senior executive vice president, chief administrative officer of Rite Aid, effective and contingent upon completion of the transaction, for a term of not less than two years, subject to the terms of an employment agreement. See the sections entitled “The Stockholder Agreement—Rite Aid Management” beginning on page 99 and “The Transaction—Board of Directors and Management of Rite Aid Following the Transaction” beginning on page 66 for a more detailed discussion.

Other Covenants

The parties agreed to a number of other material covenants under the stock purchase agreement, including:

•       to cooperate with each other in providing access to each other’s books, contracts, accounts, records and other information as reasonably requested, and to cooperate with each other for purposes of compliance with periodic reporting requirements and the Sarbanes-Oxley Act after the completion of the transactions;

•       to maintain the confidentiality of all non-public information provided by the other party;

•       to provide notice to the other party of the following:

†  material breaches of representations, warranties or covenants contained in the stock purchase agreement;

†  any facts that could prevent or materially delay any conditions precedent to a party’s obligations under the stock purchase agreement being satisfied;

†  any material adverse effect;

†  any notice from any governmental authority with respect to the transactions;

†  any notice from any person claiming that consent of such person is required for the consummation of the transactions;

†  the commencement or, to such party’s knowledge, threatened commencement of any material claims, actions, or proceedings before any governmental authority or any arbitration against Jean Coutu USA or any of its subsidiaries or against Rite Aid, as applicable;

†  to such party’s knowledge, the commencement of any investigations or formal or informal inquiries by any governmental authority against or relating to Jean Coutu USA or any of its subsidiaries or Rite Aid, as applicable;

†  the commencement of any material internal investigations or the receipt of any material and reasonably credible whistle-blower complaints relating to Jean Coutu USA or any of its subsidiaries or Rite Aid, as applicable; and

†  the entry of any material judgments, injunctions or orders of any governmental authority relating to Jean Coutu USA or any of its subsidiaries or Rite Aid, as applicable;

•       to cooperate with regard to any public announcement concerning the transactions contemplated by the stock purchase agreement and the ancillary agreements;

•       to allocate any liability under the Workers’ Adjustment and Retraining Notification Act;

•       that Rite Aid will have the right to conduct non-invasive environmental inspections of Jean Coutu USA real property;

•       that Jean Coutu Group will make available for Rite Aid’s review copies of any existing title policies or surveys for Jean Coutu USA real property;

•       that Jean Coutu Group will provide a list of outstanding letters of credit of Jean Coutu USA and its subsidiaries and that Rite Aid will obtain a binding written release of Jean Coutu Group under such letters of credit as of the closing; and

•       that each party will bear its own direct and indirect expenses, including in connection with the procurement of consents.

Conditions to Closing

The obligations of the parties to complete the transactions are subject to the satisfaction or waiver of each of the following mutual conditions:

•       the absence of any governmental decree, judgment, injunction, order, or other law prohibiting, enjoining, materially delaying or interfering with the consummation of the transactions contemplated by the stock purchase agreement;

•       the waiting period, and any extensions of the waiting period, applicable to the transactions contemplated by the stock purchase agreement pursuant to the HSR Act must have expired or been terminated;

•       the issuance of Rite Aid common stock to Jean Coutu Group pursuant to the stock purchase agreement must have been approved by the requisite vote of Rite Aid stockholders; and

•       Rite Aid must have received approval to list on the NYSE the shares of Rite Aid common stock to be issued to Jean Coutu Group at closing, subject to official notice of issuance.

Rite Aid’s obligation to complete the transactions is subject to the satisfaction or waiver of each of the following additional conditions:

•       Jean Coutu Group’s representations and warranties must be true and correct in all material respects as of August 23, 2006 and as of the closing date (without considering materiality or material adverse effect qualifications), except where failure of the representations and warranties to be true and correct in all material respects has not had and would not reasonably be expected to have a material adverse effect with respect to Jean Coutu USA;

•       performance, in all material respects, by Jean Coutu Group of all agreements, covenants and obligations required by the stock purchase agreement to be performed on or prior to the closing date;

•       the delivery by Jean Coutu Group of an officer’s certificate certifying that the foregoing additional conditions have been satisfied;

•       absence of threatened or pending action by any governmental authority seeking to limit Rite Aid’s ownership or operation of, or to compel Rite Aid to dispose of, a material portion of Rite Aid’s or Jean Coutu USA’s businesses or assets, or which the board of directors of Rite Aid reasonably determines is materially adverse to Rite Aid or would materially impair the overall benefits expected to be realized from the acquisition of Jean Coutu USA (with Rite Aid agreeing that a divestiture or the imposition of conditions affecting up to the $60 million Adjusted EBITDA threshold (as defined above in the section above entitled “—Antitrust Filings” beginning on page 82) is not materially adverse);

•       absence of any material adverse effect with respect to Jean Coutu USA;

•       receipt by Rite Aid of sufficient financing proceeds to consummate the transactions contemplated by the stock purchase agreement;

•       execution by Jean Coutu Group of the transition services agreement; and

•       delivery by Jean Coutu Group of customary closing documentation.

Jean Coutu Group’s obligation to complete the transactions is subject to the satisfaction or waiver of each of the following additional conditions:

•       Rite Aid’s representations and warranties must be true and correct in all material respects as of August 23, 2006 and as of the closing date (without considering materiality or material adverse effect qualifications), except where failure of the representations and warranties to be true and correct in all material respects has not had and would not reasonably be expected to have a material adverse effect with respect to Rite Aid;

•       performance, in all material respects, by Rite Aid of all agreements, covenants and obligations required by the stock purchase agreement to be performed on or prior to the closing date;

•       delivery by Rite Aid of an officer’s certificate certifying that the foregoing additional conditions have been satisfied;

•       absence of threatened or pending action by any governmental authority seeking to limit Rite Aid’s ownership or operation of all or substantially all of Rite Aid’s or Jean Coutu USA’s businesses or assets;

•       absence of any material adverse effect with respect to Rite Aid;

•       execution by Rite Aid of the transition services agreement; and

•       delivery by Rite Aid of additional customary closing documentation.

Survival of Representations, Warranties and Covenants; Indemnification

Survival. Under the stock purchase agreement, the representations and warranties of Jean Coutu Group generally survive until the later of July 31, 2008 or 18 months after the closing, except for:

•       representations and warranties related to Jean Coutu Group’s authority to enter into the transaction, capital structure, title to Jean Coutu USA shares or membership interests that are being transferred, and Jean Coutu Group’s 8.5% notes indenture, which survive forever;

•       representations and warranties related to Jean Coutu Group’s employee benefit plans and compliance with environmental laws, which survive for six months beyond the expiration of the applicable statute of limitations (taking into account all extensions); and

•       representations and warranties related to taxes of Jean Coutu Group, which survive until 15 days following the expiration of the applicable statute of limitations (taking into account all extensions).

Under the stock purchase agreement, the representations and warranties of Rite Aid generally survive until the later of July 31, 2008 or 18 months after the closing, except for representations and warranties related to Rite Aid’s authority to enter into the transaction, the Rite Aid common stock to be issued to Jean Coutu Group and Rite Aid’s indentures, which survive forever.

All covenants and other agreements contained in the stock purchase agreement that have effect or by their terms are to be performed after the closing survive indefinitely, other than those that terminate pursuant to their terms.

Indemnification. Under the stock purchase agreement, except indemnification with respect to tax matters which is described below, Jean Coutu Group will indemnify Rite Aid for losses it incurs:

•       arising from any breach of a representation and warranty made by Jean Coutu Group, without giving effect to any materiality or material adverse effect qualifiers;

•       arising from any breach or nonperformance of a covenant or other agreement made and to be performed by Jean Coutu Group, without giving effect to any materiality or material adverse effect qualifiers; and

•       arising from or relating to the conduct of the business of Jean Coutu Group (other than Jean Coutu USA).

Under the stock purchase agreement, Rite Aid will indemnify Jean Coutu Group for losses it incurs arising from:

•       any breach of a representation and warranty made by Rite Aid, without giving effect to any materiality or material adverse effect qualifiers; and

•       any breach or nonperformance of a covenant or other agreement made and to be performed by Rite Aid, without giving effect to any materiality or material adverse effect qualifiers.

Each party’s indemnification obligation for breaches of representations is subject to a $35 million deductible and each party’s indemnification obligation for breaches of representations and for breaches of covenants is subject to an aggregate cap of $450 million. No claim for a breach of a representation and warranty may be brought by either party or included in the aggregate losses for purposes of satisfying the deductible unless it exceeds a de minimis threshold of $10,000.

The deductible and cap do not apply (i.e., losses are subject to indemnification from the first dollar) to the following:

•       breaches of any of the representations of either party that survive forever;

•       the obligations of either party under the prior Jean Coutu Group acquisition agreements;

•       losses arising from or relating to the conduct of the business of Jean Coutu Group (other than Jean Coutu USA); and

•       with respect to tax matters.

Jean Coutu Group’s indemnification obligations with respect to taxes or losses related to taxes are described below.

Tax Matters

Indemnification. Under the stock purchase agreement, Jean Coutu Group has agreed to indemnify Rite Aid for losses it incurs arising from, out of or related to:

•       pre-closing taxes of Jean Coutu USA, including any taxes that result from the possible reorganization of Jean Coutu Group;

•       any inaccuracy or breach of any representation of Jean Coutu Group that relates to taxes, without giving effect to any materiality or material adverse effect qualifiers;

•       half of any transfer taxes that result from the transaction; and

•       any breach or nonperformance of a covenant or other agreement which relates to taxes made and to be performed by Jean Coutu Group, without giving effect to any materiality or material adverse effect qualifiers.

Transfer Taxes. Under the stock purchase agreement, transfer taxes that result from the transaction shall be borne equally.

Preparation and Filing of Tax Returns. Under the stock purchase agreement, Rite Aid will prepare and file any tax returns of Jean Coutu USA not filed or prepared prior to the closing. Tax returns of Jean Coutu USA for which Jean Coutu Group may have an indemnification obligation pursuant to the tax indemnity are subject to the review of Jean Coutu Group. In the event that Rite Aid and Jean Coutu Group encounter a dispute regarding such tax returns, Rite Aid and Jean Coutu Group have agreed to submit such dispute to an independent accountant for review, provided that Jean Coutu Group’s position shall be adopted upon a determination by such accountant that Jean Coutu Group’s position is “more likely than not” to prevail.

Tax Refunds. Pursuant to the stock purchase agreement, Rite Aid will use commercially reasonable efforts to apply for and obtain refunds for Jean Coutu USA on behalf of Jean Coutu Group for any pre-closing period or pre-closing portion of a straddle period of Jean Coutu USA, unless Rite Aid reasonably determines that Rite Aid would be adversely affected by applying for and obtaining such refund.

Tax Claims. Under the stock purchase agreement, Rite Aid controls all proceedings relating to tax claims against Jean Coutu USA, except for those tax claims that, if successful, would result in an indemnification obligation by Jean Coutu Group under the tax indemnity.

Termination

The stock purchase agreement may be terminated prior to the closing as follows:

•       by mutual written consent of Jean Coutu Group and Rite Aid;

•       by either Jean Coutu Group or Rite Aid if the closing has not occurred on or before May 23, 2007 (the date that is nine months following the date of the stock purchase agreement), so long as the failure to close does not result from the terminating party’s failure to fulfill any obligation under the stock purchase agreement. If, as of May 23, 2007, the HSR Act waiting period, and any extensions of the waiting period, has not expired or been terminated or there is a pending action by any governmental authority seeking to prohibit Rite Aid’s ownership of Jean Coutu USA or the operation of all or substantially all of Rite Aid’s or Jean Coutu USA’s businesses or assets, then either Jean Coutu Group or Rite Aid may, in its sole discretion, extend this date to August 23, 2007;

•       by either Jean Coutu Group or Rite Aid if a governmental authority prohibits the consummation of the transaction and the prohibition has become final and nonappealable;

•       by either Jean Coutu Group or Rite Aid if the Rite Aid stockholders do not approve the issuance of the shares of Rite Aid common stock to Jean Coutu Group; and

•       by either Rite Aid or Jean Coutu Group if the other party materially breaches any of its covenants contained in the stock purchase agreement, or breaches any of its representations and warranties where the breach would be reasonably likely to result in a material adverse effect on that party, and such breach is not cured within 30 days of receiving notice of the breach.

Amendment and Waiver

The stock purchase agreement may not be amended except by mutual written agreement of the parties. Failure to enforce any provision of the stock purchase agreement will not be construed as waiver of any such provision or affect the validity of the stock purchase agreement. A party may only waive any breach or non-compliance with the stock purchase agreement if it does so in writing.

THE STOCKHOLDER AGREEMENT

Concurrently with entering into the stock purchase agreement, Rite Aid, Jean Coutu Group and certain Coutu family members entered into a stockholder agreement. The stockholder agreement will become effective only upon the closing of the acquisition of Jean Coutu USA. The following is a summary of the material provisions of the stockholder agreement and is qualified in its entirety by reference to the stockholder agreement, a copy of which is attached to this proxy statement as Appendix B and which we incorporate by reference into this document. This summary may not contain all of the information about the stockholder agreement that is important to you. We urge you to read the entire stockholder agreement carefully because it is the legal document governing important aspects of the relationship among Rite Aid, Jean Coutu Group and certain Coutu family members after completion of the transaction.

The stockholder agreement governs Jean Coutu Group’s ownership interest in Rite Aid upon consummation of the transaction. The 250 million shares of Rite Aid common stock to be issued to Jean Coutu Group pursuant to the stock purchase agreement will represent approximately 32.0% of the total issued and outstanding common stock of Rite Aid immediately after the completion of the transaction and approximately 30.2% of the total voting power of Rite Aid.

Standstill Restrictions

Under the terms of the stockholder agreement, for so long as Jean Coutu Group and its affiliates (or any Coutu family member or group of Coutu family members) own 5% or more of the total voting power of Rite Aid and for nine months thereafter (such period is referred to as the “standstill period”), Jean Coutu Group and members of the Coutu family will be subject to certain standstill restrictions.

Prohibited Purchases of Additional Rite Aid Voting Securities. During the standstill period, Jean Coutu Group and Coutu family members cannot purchase or otherwise acquire additional Rite Aid voting securities, except:

•       by way of stock dividend, stock split, reorganization, recapitalization, merger, consolidation or other like distributions made available to holders of Rite Aid common stock generally;

•       pursuant to the exercise of preemptive or other stock purchase rights granted under the stockholder agreement; or

•       with the consent of a majority of the Rite Aid board of directors, not including the directors designated by Jean Coutu Group pursuant to the stockholder agreement.

These provisions do not prevent Jean Coutu Group from acquiring an entity that beneficially owns voting securities of Rite Aid, provided that such other entity beneficially owns securities constituting no more than 2% of the total voting power of Rite Aid and Jean Coutu Group uses its reasonable best efforts to divest a sufficient number of Rite Aid voting securities as promptly as practicable such that Jean Coutu Group beneficially owns no more voting securities than it would otherwise be permitted to own pursuant to the stockholder agreement.

Prohibited Actions. During the standstill period, Jean Coutu Group and Coutu family members are prohibited from, directly or indirectly, taking any of the following actions:

•       making, or in any way participating in, any solicitation of proxies with respect to any Rite Aid voting securities, becoming a participant in any election contest with respect to Rite Aid or seeking to advise, encourage or influence any person (other than an affiliate of Jean Coutu Group, including its officers and directors, or any Coutu family stockholder) with respect to the voting of any Rite Aid voting securities, except that Jean Coutu Group is not prohibited from being a participant in support of the management of Rite Aid, by reason of the membership of the Jean Coutu Group director designees on the Rite Aid board or the inclusion of the Jean Coutu Group director designees on the slate of nominees for election to the Rite Aid board;

•       initiating or participating in the solicitation of stockholders for the approval of a stockholder proposal with respect to Rite Aid or knowingly inducing any other individual or entity to initiate any such stockholder proposal;

•       forming or in any way participating in a group as defined in the Exchange Act (other than a group including only Coutu family stockholders and their respective affiliates), acting in concert with any other person or entity or otherwise taking any action that would cause it to be deemed a “person” under the Exchange Act with respect to any Rite Aid voting securities;

•       participating in or encouraging the formation of any group which seeks or offers to acquire Rite Aid voting securities or which seeks or offers to affect control of Rite Aid or for the purpose of circumventing any provision of the stockholder agreement;

•       seeking or offering to effect, negotiating with or providing any information to any party with respect to, making any statement or proposal to the Rite Aid board, to any director or officer of Rite Aid or to any other Rite Aid stockholder with respect to, or otherwise formulating any plan or making any public filing under the Exchange Act, or taking action to cause Rite Aid to make any such filing, with respect to:

†                           any form of business combination, restructuring, recapitalization or other transaction involving Rite Aid or any of its affiliates, including, without limitation, a merger, exchange offer or liquidation of Rite Aid’s assets;

†                          any acquisition or disposition of assets material to Rite Aid;

†                          any request to amend, waive or terminate the provisions of the stockholder agreement; or

†                           any proposal or other statement inconsistent with the terms of the stockholder agreement;

•       otherwise acting, alone or in concert with others (including by providing financing for another party), to seek or offer to control or influence, in any manner, the management, board of directors or policies of Rite Aid, except that the Jean Coutu Group director designees are not prohibited from participating in, or otherwise seeking to affect the outcome of, discussions and votes of the Rite Aid board (or any board committee) with respect to matters coming before it;

•       instigating, encouraging, having discussions with or entering into any arrangements, agreements or understandings with any third party (including acting as a joint or co-bidder with another party) to take any of the prohibited actions; or

•       publicly disclosing any proposal regarding any of the prohibited actions.

If at any time Jean Coutu Group, the immediate Coutu family members or any of their respective affiliates is approached by any person requesting them to instigate, encourage, join, act in concert with or assist any person in any prohibited actions, Jean Coutu Group or the immediate Coutu family members, as the case may be, are required to promptly inform Rite Aid of the nature of such contact and the parties that approached them.

Stock Purchase Rights in a Preemptive Issuance

For so long as Jean Coutu Group owns at least 20% of the total Rite Aid voting power, at any time Rite Aid effects an issuance of voting securities solely for cash (a “preemptive issuance”), Jean Coutu Group will have the right to purchase securities in such issuance (other than for certain types of issuances described below) to maintain the same total voting power as Jean Coutu Group owned immediately prior to such issuance. Jean Coutu Group’s purchase rights will not apply to the following issuances:

•       in connection with any stock split, subdivision, stock dividend (including dividends on existing or future preferred stock whether in the form of shares of preferred stock or common stock) or pro rata recapitalization (including any exchange of one or more series of preferred stock for another series of preferred stock) by Rite Aid;

•       upon conversion of shares of Rite Aid’s current or future issued convertible preferred stock (whether such conversion is mandatory or discretionary);

•       in connection with any restricted stock, stock option, incentive or other award of Rite Aid common stock pursuant to Rite Aid’s equity compensation plans or other employee, consultant or director compensation arrangements approved by the Rite Aid board or a board committee;

•       in connection with acquisitions by Rite Aid whether by merger, asset purchase, stock purchase or other reorganization, including financings the proceeds of which are intended to be used to fund acquisitions;

•       in connection with the issuance of Rite Aid common stock in exchange for notes, debentures or other forms of current or future Rite Aid indebtedness; and

•       in which the number of voting securities that otherwise would be issued to Jean Coutu Group pursuant to the purchase right would require the approval of Rite Aid’s stockholders under the rules of the New York Stock Exchange relating to issuances of stock to related parties. In this case only the excess amount of voting securities that would trigger the stockholder approval requirement would be excluded from the voting securities that Jean Coutu Group would have a right to purchase.

Prior to any preemptive issuance, Rite Aid is required to provide Jean Coutu Group with 15 business days’ prior written notice (or if such notice period is not reasonably practicable under the circumstances, the maximum prior written notice that is reasonably practicable) of the proposed preemptive issuance. Jean Coutu Group may exercise its right to purchase by providing written notice to Rite Aid within 10 business days after receipt of the notice (and, in any event, not later than the date of pricing in the case of an underwritten public offering or an offering pursuant to Rule 144A under the Securities Act and the date of signing or date of public announcement of the transaction, if earlier, in all other preemptive issuances). Jean Coutu Group is required to effect the purchase concurrently with the issuance. If Jean Coutu Group gives timely notice of its intent to exercise its purchase right but has not paid for and otherwise effected the purchase on the issuance date, then Jean Coutu Group will be deemed to have waived its purchase right with respect to that issuance.

Open Market Purchase Rights

For so long as Jean Coutu Group owns at least 20% of the total Rite Aid voting power, at any time Rite Aid effects an issuance of voting securities and Jean Coutu Group does not have the right to purchase additional voting securities pursuant to its preemptive purchase rights because of the circumstances described below, Jean Coutu Group will have the right to make open market purchases of Rite Aid common stock in accordance with the terms of the stockholder agreement in order to increase its percentage of total voting power generally to the percentage that it held prior to such issuance.

The circumstances under which Jean Coutu Group’s preemptive purchase rights will not have attached and under which it will have open market purchase rights are:

•       the issuance is not solely for cash;

•       the issuance relates to the conversion of shares of Rite Aid’s convertible preferred stock issued after August 23, 2006 (other than issuances or the conversion of shares of Rite Aid’s convertible preferred stock issued after August 23, 2006 as pay-in-kind stock dividends with respect to shares of convertible preferred stock issued prior to August 23, 2006 or issued as further pay-in-kind stock dividends on those dividends), but only to the extent that Jean Coutu Group’s right to purchase that convertible preferred stock under the provisions relating to preemptive purchase rights was limited by the terms of the preemptive purchase rights;

•       the issuance is in connection with any restricted stock, stock option, incentive or other award of Rite Aid common stock pursuant to Rite Aid’s equity compensation plans or other employee, consultant or director compensation arrangements approved by the Rite Aid board or a board committee, in each case awarded on or after August 23, 2006;

•       the issuance is in connection with acquisitions by Rite Aid whether by merger, asset purchase, stock purchase or other reorganization, including financings the proceeds of which are intended to be used to fund acquisitions;

•       the issuance is in connection with the issuance of Rite Aid common stock in exchange for notes, debentures or other forms of current or future Rite Aid indebtedness; or

•       the purchase by Jean Coutu Group of voting securities (other than convertible preferred stock) was limited due to the restriction on preemptive rights that would otherwise require stockholder approval under NYSE rules relating to issuances of stock to related parties.

Within 12 days following the end of each fiscal quarter, Rite Aid is required to provide to Jean Coutu Group a written notice listing, for the most recently completed fiscal quarter, the issuances of voting securities, if any, of the types described above and the total Rite Aid voting power outstanding as of the beginning and as of the end of the fiscal quarter. In order to make open market purchases of Rite Aid common stock, within 10 business days after receipt of the notice, Jean Coutu Group must provide written notice to Rite Aid of its election to make such purchases to maintain the percentage of total voting power that it held prior to the issuances from which it was not permitted to participate.

Jean Coutu Group is required to make such open market purchases only during the window periods following Rite Aid’s public release of quarterly earnings results in which Rite Aid’s directors and executive officers are permitted to trade in Rite Aid’s securities, and Jean Coutu Group is limited to aggregate purchases of 8 million shares in any window period. Accordingly, under certain circumstances Jean Coutu Group’s open market purchases may span more than one window period. However, if Jean Coutu Group does not purchase at least 95% of the full number of shares that it is entitled to purchase during a particular window period, it will be deemed to have waived its right to make any additional open market purchases of Rite Aid common stock during succeeding window periods with respect to a particular open market purchase right.

Transfer Restrictions

Under the terms of the stockholder agreement, for so long as Jean Coutu Group owns 5% or more of the voting power of Rite Aid’s securities and for nine months thereafter, Jean Coutu Group and its affiliates cannot sell, dispose of or transfer Rite Aid voting securities, except for transfers:

•       pursuant to Rule 144 under the Securities Act (regardless of whether the volume and manner of sale restrictions of Rule 144 are otherwise applicable by law to Jean Coutu Group or its applicable affiliate);

•       pursuant to a firm commitment, underwritten distribution of voting securities to the public, registered under the Securities Act, or a privately negotiated offering of voting securities exempt from the registration requirements of the Securities Act. In either case, such distribution must be in a manner calculated to achieve a “broad distribution” of the voting securities, such that, to the knowledge of Jean Coutu Group after due inquiry, the distribution will not result in the acquisition of voting securities by any person who after consummation of the offering would own Rite Aid common stock representing in the aggregate more than 5% of the outstanding shares of Rite Aid common stock, and the distribution must be reasonably acceptable to Rite Aid;

•       to any person, or persons acting in a group, who after consummation of the transfer, to the knowledge of Jean Coutu Group after due inquiry, would not own in the aggregate more than 5% of the outstanding shares of Rite Aid common stock;

•       to Jean Coutu Group stockholders in a pro rata dividend, spin-off, distribution or similar recapitalization (a “stockholder pro rata distribution”); provided that:

†                           Jean Coutu Group must provide at least 20 business days prior written notice to Rite Aid of its intention to effect such a distribution;

†                           the manner of the distribution must be reasonably acceptable to Rite Aid;

†                           any voting securities transferred to any Coutu family stockholder will be subject to and bound by the terms and conditions of, and will enjoy the governance and all other rights under the stockholder agreement for so long as any such Coutu family stockholder, either individually, or as a member of a group with one or more Coutu family stockholders, own voting securities constituting 5% or more of the total Rite Aid voting power; provided that the rights of all such 5% Coutu family stockholders, in the aggregate, cannot exceed the rights that Jean Coutu Group would have had if the stockholder pro rata distribution had not occurred; and

†                           any voting securities transferred to any non-Coutu family stockholder of Jean Coutu Group that will own more than 5% of the total Rite Aid voting power after the distribution will be subject to and bound by the terms and conditions of the stockholder agreement and such person must execute a counterpart signature page to the stockholder agreement stating that it agrees to be bound by the terms and conditions of the agreement, but that person will not receive any of the rights granted to Jean Coutu Group under the stockholder agreement;

•       to a financial institution generally in the commercial lending business to which Jean Coutu Group or any of its affiliates pledges, encumbers or hypothecates any voting securities or any interest in any voting securities to secure bona fide recourse borrowings effected in good faith so long as:

†                           Jean Coutu Group or any such affiliate notifies Rite Aid of its intention to enter into the pledge, encumbrance or hypothecation at least ten business days prior thereto;

†                           the lender is not granted any voting rights with respect to the voting securities prior to any foreclosure; and

†                           the lender agrees in writing with Jean Coutu Group or any such affiliate in an agreement that expressly provides that (1) Rite Aid is a party to such agreement, entitled to enforce the agreement directly against the lender, (2) the agreement cannot be amended or modified in any manner that adversely affects Rite Aid without the written consent of Rite Aid, and (3) the lender will not receive any of the rights granted to Jean Coutu Group or any such affiliate under the stockholder agreement; or

•       to one or more 100% (directly or indirectly) owned affiliates of Jean Coutu Group, or in the event of a stockholder pro rata distribution, to one or more 100% (directly or indirectly) owned affiliates of a Coutu family stockholder.

If Jean Coutu Group wishes or is required to transfer an amount of voting securities constituting more than 5% of the outstanding shares of Rite Aid common stock (other than transfers pursuant to a stockholder pro rata distribution), Jean Coutu Group is required to coordinate with Rite Aid regarding optimizing the manner of distribution and sale of such shares, including whether the sale should occur through an underwritten offering, and must cooperate in the marketing of any such offering.

Board Representation

After consummation of the transaction, Jean Coutu Group will own approximately 30.2% of the total Rite Aid voting power. Under the terms of the stockholder agreement, the size of the Rite Aid board of directors will be increased from 12 directors to 14 directors and, with the resignation of two Rite Aid directors, there will be four vacancies on the board. Under the terms of the stockholder agreement, the Rite Aid board will appoint André Belzile, François J. Coutu, Dennis Wood and Michel Coutu, each of whom has been designated by Jean Coutu Group and is acceptable to the nominating and governance committee of the Rite Aid board of directors, to serve as Rite Aid directors in the classes of directors whose terms expire in 2007, 2008, 2008 and 2009, respectively. The Rite Aid board has determined that André Belzile, François J. Coutu and Dennis Wood qualify as independent directors pursuant to the rules of the New York Stock Exchange.

Jean Coutu Group will have the continuing right to designate a certain number of director nominees for election to Rite Aid’s board of directors, taking into account Jean Coutu Group designees then serving in a class or classes of directors whose terms are not yet expiring, depending on the percentage of voting securities it owns at the time of the board meeting to nominate directors:

Percentage of Total Voting Power	Number of Directors/Director Nominees
25% and above	4
17.9% - 24.9%	3
10.7% - 17.8%	2
5% - 10.6%	1

If at any time the number of Jean Coutu Group designated directors exceeds the number of directors it is entitled to have on the board, Jean Coutu Group is required to cause the appropriate number of directors to resign so that Jean Coutu Group’s number of directors does not exceed the above thresholds. If at any time the board determines to increase or decrease the size of the board during any period in which Jean Coutu Group has the right to nominate at least one director, the number of directors Jean Coutu Group can designate will be adjusted to permit Jean Coutu Group to maintain its then current board representation percentage.

Chairman; Non-Executive Co-Chairman

Upon the closing of the transaction, Robert G. Miller will remain a Rite Aid director but will step down as chairman of the board and Mary F. Sammons will become chairman of the board in addition to continuing in her roles as president and chief executive officer. A Jean Coutu Group designated director, Michel Coutu, will be elected to serve as non-executive co-chairman of the board of directors with the duties as non-executive co-chairman specified in the Rite Aid Amended and Restated By-laws (as attached hereto as Appendix D and in effect immediately following the closing). The terms of both the chairman and the non-executive co-chairman will be two years commencing from the closing. After the second anniversary of the closing, the full board will elect a chairman of the board as it determines in its discretion.

Rite Aid Management

Mary F. Sammons, the current Rite Aid chief executive officer, will remain chief executive officer after the closing. Pierre Legault, currently executive vice president of Jean Coutu Group will become senior executive vice president, chief administrative officer of Rite Aid effective at closing for a term of not less than two years. See the section entitled “The Transaction—Board of Directors and Management of Rite Aid Following the Transaction” beginning on page 66 for a more detailed discussion.

Board Committee Representation

Executive Committee. Upon the closing, the size of the executive committee of the Rite Aid board will be increased by one member and the board will initially appoint Michel Coutu, the non-executive co-chairman of the board, to the executive committee for the duration of his term. For so long as Jean Coutu Group owns at least 25% of the total Rite Aid voting power, Jean Coutu Group will be entitled to designate a director to serve on the executive committee.

Other Committees. Upon the closing, each of the audit, compensation and nominating and governance committees of the Rite Aid board will be increased by one member and Jean Coutu Group is entitled to designate one of its director designees to fill each of the committee vacancies. Upon the recommendation of the nominating and governance committee, the board of directors has determined, effective as of (and subject to the occurrence of) the closing, to appoint André Belzile to the audit committee, Dennis Wood to the compensation committee, and François J. Coutu to the nominating and governance committee. Jean Coutu Group will have board committee representation rights for so long as it designates at least two directors that are independent directors under the NYSE rules. If only one Jean Coutu Group designated director is independent, then that director will be appointed to one of the three committees and the other Jean Coutu Group designated directors will have “observer status” to attend meetings (subject to the committees meeting in executive sessions) of the other two committees.

Supermajority Vote Required for Certain Board Actions

After the closing, for so long as Jean Coutu Group owns more than 25% of the total Rite Aid voting power, the following actions may not be entered into without the approval of at least two-thirds of the Rite Aid board of directors:

•       an increase in the number of authorized shares of Rite Aid capital stock;

•       an issuance of Rite Aid equity securities in one transaction or a series of related transactions resulting in the issuance of capital stock constituting more than 20% of the total Rite Aid voting power following such issuance;

•       any merger, reorganization, recapitalization requiring approval of the holders of Rite Aid common stock, consolidation or similar business combination involving Rite Aid; or any merger, reorganization, recapitalization, consolidation or similar business combination involving any Rite Aid subsidiary and requiring the approval of the holders of Rite Aid common stock;

•       any sale of Rite Aid assets, in one or a series of related transactions in any twelve-month period (other than sales of inventory in the ordinary course of business) with a fair market value constituting in excess of 20% of Rite Aid’s consolidated total assets as of the date of Rite Aid’s most recent regularly prepared balance sheet or in excess of 20% of Rite Aid’s annualized consolidated revenues for the immediately preceding fiscal year;

•       any voluntary bankruptcy, liquidation or reorganization filing of Rite Aid, or the general assignment for the benefit of Rite Aid’s creditors of all or substantially all of Rite Aid’s assets; and

•       any amendment to Rite Aid’s charter or bylaws that adversely affects Jean Coutu Group’s rights.

Voting Arrangements

For five years after the closing (through and including the 2011 annual meeting of stockholders of Rite Aid), Jean Coutu Group agrees to vote its shares for each Rite Aid director nominee recommended by the board. After five years, Jean Coutu Group agrees to vote its shares for each Rite Aid director nominee it designated and, in its discretion, either for each other Rite Aid director nominee recommended by the board or for each other Rite Aid director nominee recommended by the board and for nominees recommended by other persons in the same proportion as votes cast by all other Rite Aid stockholders for those nominees.

Jean Coutu Group is required to make each of its Rite Aid voting securities present, either in person or represented by proxy, at all meetings of Rite Aid stockholders at which directors are to be elected to the extent necessary so that all shares owned by Jean Coutu Group may be counted as present for the purpose of determining the presence of a quorum at such meetings.

Jean Coutu Group is required to vote all of its shares in favor of each matter required to effectuate any provision of the stockholder agreement and against any matter the approval of which would be inconsistent with any provision of the stockholder agreement. Except with respect to those matters and with respect to voting for the election of directors, nothing in the stockholder agreement limits the ability of Jean Coutu Group from voting any of its Rite Aid voting securities as it determines in its sole discretion.

Treatment of Coutu Family Stockholders

The Coutu immediate family members are original parties to the stockholder agreement. They are subject to the same standstill restrictions as Jean Coutu Group from the closing date. If any other Coutu family member becomes a holder of Rite Aid voting securities (through a stockholder pro rata distribution or other distribution to Jean Coutu Group stockholders), such Coutu family member will be required to execute a signature page to the stockholder agreement and be bound by the terms of the stockholder agreement. After a distribution, the Coutu family member (or group of Coutu family members) owning 5% or more of total Rite Aid voting power will be subject to all restrictions under the stockholder agreement (i.e., the standstill and transfer restrictions) and also will be entitled to the rights under the agreement (i.e., preemptive rights, open market purchase rights and board representation rights).

Amendment and Waiver

The stockholder agreement may not be amended except by mutual written agreement of Rite Aid and Jean Coutu Group. In the event of a stockholder pro rata distribution, at any time as Coutu family members and their affiliates comprise a group owning more than 5% of the total Rite Aid voting power and have rights under the stockholder agreement, any amendment will also require written agreement by the representative of that group. No amendment or waiver of any provision of the stockholder agreement, or any consent under the stockholder agreement, will be effective unless that amendment, waiver or consent is approved by a majority of the Rite Aid board of directors not including the Jean Coutu Group designated directors. The failure of any party to enforce any of the provisions of the stockholder agreement will not be construed as a waiver of those provisions and will not affect the right of the party thereafter to enforce each and every provision of the stockholder agreement in accordance with its terms.

THE REGISTRATION RIGHTS AGREEMENT

Concurrently with entering into the stock purchase agreement, Rite Aid and Jean Coutu Group entered into a registration rights agreement. The registration rights agreement becomes effective only upon the closing of the acquisition of Jean Coutu USA. The following is a summary of the material provisions of the registration rights agreement and is qualified in its entirety by reference to the registration rights agreement, a copy of which is attached to this proxy statement as Appendix C and which we incorporate by reference into this document. This summary may not contain all of the information about the registration rights agreement that is important to you. We urge you to read the entire registration rights agreement carefully because this document is the legal document governing important aspects of the relationship between Rite Aid and Jean Coutu Group after completion of the transaction.

Demand Registrations

Following Rite Aid’s filing with the SEC of its Annual Report on Form 10-K for its fiscal year ended March 3, 2007, Jean Coutu Group will have the right, on six separate occasions, to demand registration of the shares of Rite Aid common stock that it:

•       receives as part of the purchase price for Rite Aid’s acquisition of Jean Coutu USA;

•       purchases as part of a future issuance of Rite Aid voting securities pursuant to its preemptive stock purchase rights granted under the stockholder agreement; and

•       purchases in the open market pursuant to the open market purchase rights granted under the stockholder agreement.

Pursuant to the registration rights agreement, Jean Coutu Group may only demand registration for sales of Rite Aid common stock that will be sold pursuant to an underwritten public offering, provided that the anticipated aggregate offering price would exceed $100 million or the registration is for at least 25% of the Rite Aid common stock held by Jean Coutu Group.

Piggyback Registration

Rite Aid has also agreed to provide Jean Coutu Group with piggyback registration rights, such that if at any time Rite Aid proposes to file a registration statement with respect to any underwritten offering of its securities for its own account or for the account of any stockholder that holds its securities (subject to certain exceptions) then within ten business days prior to the proposed date of filing such registration statement (or if such notice period is not practicable under the circumstances, as expeditiously as reasonably possible), Rite Aid is required to give written notice of such proposed filing to Jean Coutu Group, and the notice must offer Jean Coutu Group the opportunity to register such number of registrable securities as Jean Coutu Group may request in writing.

The registration rights granted in the registration rights agreement are subject to customary restrictions such as blackout periods and limitations on the number of shares to be included in any underwritten offering imposed by the managing underwriter. In addition, the registration rights agreement contains other limitations on the timing and ability of Jean Coutu Group to exercise demands.

Expenses

Rite Aid has agreed to pay all registration expenses, including the legal fees of one counsel for Jean Coutu Group upon Jean Coutu Group’s exercise of registration rights under the registration rights agreement, provided that such legal fees do not exceed $35,000 as to any one registration, but excluding underwriting discounts, selling commissions, stock transfer taxes and any other legal fees of Jean Coutu Group.

* * *

THE BOARD OF DIRECTORS, BY THE UNANIMOUS VOTE OF THOSE DIRECTORS PRESENT,
HAS APPROVED THE ISSUANCE OF RITE AID COMMON STOCK TO JEAN COUTU GROUP AND
RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO 1.

PROPOSAL NO. 2
AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The board of directors has adopted, subject to stockholder approval and subject to the completion of the acquisition of Jean Coutu USA and the issuance of Rite Aid common stock in connection with the acquisition, a resolution recommending that Rite Aid’s restated certificate of incorporation be amended to increase the number of authorized shares of Rite Aid’s common stock to 1.5 billion shares from 1 billion shares. Such increase in the number of authorized shares of common stock would be effected by amending the first paragraph of current Article Fourth of the restated certificate of incorporation to read as follows:

“FOURTH:  The total number of shares of stock which the corporation shall have authority to issue shall be one billion five hundred twenty million (1,520,000,000) shares of which one billion five hundred million (1,500,000,000) shares shall be Common Stock of the par value of $1.00 per share, and twenty million (20,000,000) shares shall be Preferred Stock of the par value of $1.00 per share.”

Purpose of the Proposed Amendment

Rite Aid presently is authorized to issue 1 billion shares of common stock. As of July 29, 2006, approximately 532 million shares of common stock were issued and outstanding and approximately 208 million shares of common stock were issuable upon conversion of convertible preferred stock or convertible notes or upon exercise of stock options. After taking into account the 250 million shares of common stock to be issued to Jean Coutu Group in connection with the acquisition of Jean Coutu USA, upon completion of the transaction, Rite Aid would have approximately 10 million authorized shares of common stock remaining available for other purposes.

The increase in the number of authorized shares of common stock is recommended by the board of directors to provide a sufficient reserve of authorized common stock for the present and future needs of Rite Aid. This increase could save Rite Aid the expense and delay of having to hold a special stockholders’ meeting when a specific need arises. These shares of authorized common stock would be available for issuance in the future, from time to time, by action of the board of directors without further stockholder approval, unless otherwise required by law or by rule of the NYSE, the exchange on which Rite Aid’s common stock is listed. The additional authorized common stock would provide Rite Aid greater flexibility in the consideration of future stock dividends or stock splits, sales of common stock or convertible securities to enhance capital and liquidity, possible future acquisitions, and other corporate purposes. Except for the issuance of Rite Aid common stock in connection with the acquisition of Jean Coutu USA, the potential conversion of outstanding convertible securities and in connection with employee benefit and equity incentive plans, Rite Aid’s management has no arrangements, agreements, understandings or plans at the present time to issue additional shares of common stock for any purposes.

Effects of the Proposed Amendment

The additional shares of authorized common stock would be identical to the shares of common stock now authorized and outstanding, and this proposed amendment would not affect the rights of current holders of common stock. Any issuances of additional shares of common stock, however, could adversely affect the existing holders of shares of common stock by diluting their ownership, voting power and earnings per share with respect to such shares. The current holders of Rite Aid’s common stock do not have preemptive rights to purchase any shares of common stock of Rite Aid that may be issued. Rite Aid is currently authorized to issue up to 20 million shares of preferred stock, par value $1.00 per share. The proposed amendment to the restated certificate of incorporation will not affect this authorization.

The proposed increase in the number of authorized shares of common stock is not intended to inhibit a change in control of Rite Aid, and Rite Aid has no current intention to use such additional shares for anti-takeover purposes. However, the availability for issuance of additional shares of common stock could theoretically be utilized to render more difficult or discourage an attempt to acquire control of Rite Aid. The board of directors is not currently aware of any attempt or plan to obtain control of Rite Aid.

Vote Required and Board of Directors Recommendation

The approval of the proposed amendment to the restated certificate of incorporation requires the affirmative vote of a majority of the total number of votes of Rite Aid common stock and LGP preferred stock outstanding and entitled to vote at the special meeting, voting together as a single class (regardless of whether such holders are present in person or represented by proxy at the special meeting). The approval of Proposal No. 2 is not a condition to completion of the acquisition of Jean Coutu USA but it is a condition to adoption of the 2006 Omnibus Equity Plan. If the transaction is not completed, the amendment to the restated certificate of incorporation to increase the authorized number of shares of Rite Aid common stock, even if approved by stockholders at the special meeting, will be abandoned and will not become effective.

THE BOARD OF DIRECTORS, BY THE UNANIMOUS VOTE OF THOSE DIRECTORS PRESENT,
HAS APPROVED THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
AND RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3
ADOPTION, RATIFICATION AND APPROVAL OF THE
2006 OMNIBUS EQUITY PLAN

Introduction

The compensation committee of the Rite Aid board views employee equity ownership as a significant motivation for its executives and associates to maximize value for its stockholders. The compensation committee believes that the grant of stock options and other stock-based awards provides a long-term incentive for employees and executives to contribute to the growth of Rite Aid. In addition, the compensation committee values awards which establish a direct link between compensation and stockholder return, such as stock options (which only yield value to the extent that our stock price appreciates) and performance-based awards (which require the attainment of specified performance goals in order for the recipient to realize value). The compensation committee also feels that it is important for equity and equity-based awards to be made to a cross section of Rite Aid associates, including, but not limited to, Rite Aid executive officers. Consequently, the compensation committee feels that it is important to insure that it will be able to continue to provide equity and equity-based compensation to Rite Aid associates in the future. The compensation committee of the Rite Aid board believes that the new plan will help ensure that Rite Aid has a reasonable number of additional shares available for future equity-based incentive awards to attract and retain Rite Aid’s associates and key personnel and officers, as well as reward officers and non-employee directors for the attainment of long-term achievements.

General

On October 5, 2006, the compensation committee of the Rite Aid board of directors, and on October 6, 2006, the Rite Aid board of directors, unanimously approved the Rite Aid Corporation 2006 Omnibus Equity Plan, or the 2006 Plan, subject to stockholder approval of the 2006 Plan, the completion of the transaction and approval of the amendment to our restated certificate of incorporation to increase the number of authorized shares of Rite Aid common stock. The 2006 Plan will not become effective, even if our stockholders approve it, unless we complete the transaction and the amendment to our restated certificate of incorporation is approved. A form of the 2006 Plan is attached as Appendix G to this proxy statement and the following description of the material terms of the 2006 Plan is qualified in its entirety by the complete text of the plan.

The 2006 Plan is intended to promote the interests of Rite Aid and its stockholders by providing a broad based group of officers and other associates (including directors who are also associates) with equity-based incentives and rewards to encourage them to enter into and continue in the employ of Rite Aid and to acquire a proprietary interest in the long-term success of Rite Aid and to reward the performance of individual officers, other associates, consultants and non-employee directors in fulfilling their personal responsibilities for long-range achievements. Following the acquisition of the Brooks and Eckerd drugstore chains, the number of persons eligible to participate in the 2006 Plan will increase from approximately 10,000 to approximately 16,000.

The 2006 Plan is intended to permit the grant of performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, which generally limits the deduction that Rite Aid may take for compensation of its CEO and four other most highly compensated executive officers who are serving at the end of the year. Under Section 162(m), certain compensation, including compensation based on the attainment of performance goals, will not be subject to this limitation if certain requirements are met. Among these requirements is a requirement that the material terms pursuant to which the performance based compensation is to be paid be disclosed to and approved by the stockholders. Accordingly, if the 2006 Plan is approved by stockholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, performance based compensation paid to covered officers pursuant to the 2006 Plan will not fail to be deductible due to the operation of Section 162(m).

Description of Principal Features of the 2006 Plan

Types of Awards. The following six types of awards may be granted under the 2006 Plan: stock options (including both incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code and nonqualified options (“NQSOs”), which are options that do not qualify as ISOs), stock appreciation rights, restricted stock, phantom stock, stock bonus awards, and other equity-based awards valued in whole or in part by reference to, or otherwise based on, Rite Aid’s common stock.

Shares Available. There are reserved for issuance under the 2006 Plan a total of 50 million shares of common stock, subject to equitable adjustment upon the occurrence of any extraordinary dividend or other distribution, recapitalization, stock split, reorganization, merger, consolidation, combination, repurchase, or share exchange, or other similar corporate transaction or event. The maximum number of such shares of common stock that may be the subject of awards other than options and stock appreciation rights is 25 million (also subject to equitable adjustment). Shares subject to an award that remain unissued upon the cancellation or termination of the award will again become available for award under the 2006 Plan, as will any shares subject to an award that are retained by Rite Aid as payment of the exercise price or tax withholding obligations and previously owned shares surrendered to Rite Aid as payment of the exercise price of an option or to satisfy tax withholding obligations. In addition, to the extent an award is paid or settled in cash, the number of shares previously subject to the award will again be available for grants pursuant to the 2006 Plan. Under the 2006 Plan, no participant may be granted awards with respect to one million or more shares of common stock in any calendar year (subject to equitable adjustment). The market price of Rite Aid’s common stock on [____], 2006 was $[____] per share.

Administration. The 2006 Plan will be administered by the compensation committee of Rite Aid’s board of directors. Each member of the compensation committee is a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934), an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code) and an “independent director” (within the meaning of the New York Stock Exchange listed company manual).

Eligibility. Officers of Rite Aid, including the executive officers listed on the summary compensation table in the most recent annual meeting proxy statement filed by Rite Aid, associates, non-employee directors and consultants to Rite Aid are eligible to receive awards under the 2006 Plan at the discretion of the compensation committee (or, in the case of non-employee directors, the board).

Exercisability and Vesting. Awards will become exercisable or otherwise vest at the times and upon the conditions that the compensation committee may determine, as reflected in the applicable award agreement, except that options and restricted stock which vest solely based on continued employment may not fully vest prior to the third anniversary of the grant date (unless vesting is accelerated upon termination of employment or due to a change in control of Rite Aid as provided in an agreement under the 2006 Plan).

Performance Goals. The vesting of awards that are intended to qualify as performance-based compensation will be based upon one or more of the following business criteria: return on total stockholder equity; earnings or book value per share of common stock; net income (before or after taxes); earnings before all or any interest, taxes, depreciation and amortization and/or other adjustments; inventory goals; return on assets, capital or investment; market share; cost reduction goals; earnings from continuing operations; levels of expense, costs or liabilities; store level performance; operating profit; sales or revenues; stock price appreciation; total stockholder return; implementation or completion of critical projects or processes. The business criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to Rite Aid, an affiliate, a division or strategic business unit of Rite Aid, or may be applied to the performance of Rite Aid relative to a market index, a group of other companies or a combination thereof, all as determined by the compensation committee. The business criteria may also be subject to a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made. Where applicable, business criteria will be determined in accordance with generally accepted accounting principles and achievement of the criteria will require certification by the compensation committee. The compensation committee has the authority to accelerate the vesting and/or exercisability of any outstanding award at such times and under such circumstances as it deems appropriate.

Stock Options. Options entitle the participant to purchase shares of common stock during a specified period at a purchase price specified by the compensation committee (at a price not less than 100% of the fair market value of the common stock on the day the option is granted). Each option granted under the 2006 Plan will have a maximum term of 10 years from the date of grant, or such lesser period as the compensation committee shall determine. Options may be exercised in whole or in part by the payment of cash of the full option price, by tendering shares of common stock with a fair market value equal to the option price (and owned by the participant for at least six months prior to exercise) or by other methods in the discretion of the compensation committee. Options granted under the 2006 Plan may not be re-priced to lower the exercise price, nor may they provide for automatic “re-load” grants upon the exercise of an option with shares of common stock. The compensation committee has the authority under the 2006 Plan to accelerate the vesting and/or exercisability of any outstanding award at such times and under such circumstances as it deems appropriate.

Stock Appreciation Rights. A stock appreciation right may be granted in connection with an option, either at the time of grant or at any time thereafter during the term of the option, or may be granted unrelated to an option. Stock appreciation rights generally permit the participant to receive cash or common stock equal to the difference between the exercise price of the stock appreciation right (which must equal or exceed the fair market value of the common stock at the date of grant) and the fair market value of the common stock on the date of exercise.

Restricted Stock. The compensation committee may grant restricted shares of common stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the compensation committee may determine in its discretion. Except for restrictions on transfer and such other restrictions as the compensation committee may impose, participants will have all the rights of a stockholder with respect to the restricted stock. Restricted stock that vests solely upon the continued employment or service of the participant may not become fully vested prior to the third anniversary of the date upon which the restricted stock is granted, except as may be set forth in an agreement with respect to vesting of restricted stock upon termination of employment or service or upon a change in control of Rite Aid.

Phantom Stock. A phantom stock award is an award of the right to receive an amount of cash or common stock at a future date based upon the value of the common stock at the time of vesting of the award.

Stock Bonus Awards. A stock bonus award is an award of common stock, made at the discretion of the compensation committee upon such terms and conditions (if any) as the compensation committee may determine.

Other Awards. Other forms of awards valued in whole or in part by reference to, or otherwise based on, common stock may be granted either alone or in addition to other awards under the 2006 Plan. For example, the 2006 Plan will permit the grant of performance-based awards denominated in shares and with respect to which participants may earn a range of shares, depending upon the actual level of performance. Subject to the provisions of the 2006 Plan, the compensation committee shall have sole and complete authority to determine the persons to whom and the time or times at which such other awards shall be granted, the number of shares of common stock to be granted pursuant to such other awards and all other conditions of such awards.

Amendment and Termination of the Plan. The 2006 Plan may be amended by the board of directors, subject to stockholder approval where necessary to satisfy legal or regulatory requirements.

The 2006 Plan will terminate not later than the tenth anniversary of its effective date. However, awards granted before the termination of the 2006 Plan may extend beyond that date in accordance with their terms.

Certain Federal Income Tax Consequences

Set forth below is a discussion of certain United States federal income tax consequences with respect to certain awards that may be granted pursuant to the 2006 Plan. The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the 2006 Plan.

Incentive Stock Options. In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are issued to a participant pursuant to the exercise of an ISO and the participant does not dispose of the shares within the two-year period after the date of grant and within one year after the receipt of the shares by the participant (a “disqualifying disposition”), then, generally (i) the participant will not realize ordinary income with respect to the exercise of the option and (ii) upon sale of the underlying shares, any amount realized in excess of the exercise price paid for the shares will be taxed to the participant as capital gain. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the purchase price generally will, however, constitute an item which increases the participant’s income for purposes of the alternative minimum tax. If shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares. Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated for tax purposes as a nonqualified stock option, or “NQSO,” as discussed below.

Nonqualified Stock Options. No taxable income is realized by a participant upon the grant of an NQSO. Upon exercise of an NQSO, the participant generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price paid for the shares. At the time the participant recognizes ordinary income, Rite Aid generally will be entitled to a deduction in the same amount. In the event of a subsequent sale of shares received upon the exercise of an NQSO, any appreciation after the date on which taxable income is realized by the participant in respect of the option exercise should be taxed as capital gain in an amount equal to the excess of the sales proceeds for the shares over the participant’s basis in such shares. The participant’s basis in the shares will generally equal the amount paid for the shares plus the amount included in ordinary income by the participant upon exercise of the NQSO.

Restricted Stock. A participant will not recognize any income upon the receipt of restricted stock, unless the participant elects under Section 83(b) of the Internal Revenue Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to Rite Aid. If the election is not made, the participant will generally recognize ordinary income on the date that the restrictions to which the restricted stock lapse, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income, Rite Aid generally will be entitled to a deduction in the same amount. Generally, upon a sale or other disposition of restricted stock with respect to which the participant has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the participant’s basis in such shares.

Stock Appreciation Rights. The grant of a stock appreciation right will not result in income for the participant or in a tax deduction for Rite Aid. Upon the settlement of such a right, the participant will recognize ordinary income equal to the aggregate value of the payment received, and Rite Aid generally will be entitled to a tax deduction in the same amount.

Other Awards. In general, participants will recognize ordinary income upon the receipt of shares or cash with respect to other awards granted under the 2006 Plan and Rite Aid will become entitled to a deduction at such time equal to the amount of income recognized by the participant.

Interests of Rite Aid’s Executive Officers and Directors in the Proposal to Adopt the 2006 Plan

The executive officers and directors of Rite Aid have certain interests in the approval of the 2006 Plan that are different from and in addition to your interests as a stockholder.

If the proposals to adopt the 2006 Plan and the amendment to our restated certificate of incorporation are approved by Rite Aid stockholders and the transaction is completed so that the plan becomes effective, executive officers and directors of Rite Aid will be eligible to receive certain types of awards under the plan, including stock options, stock appreciation rights, restricted stock, phantom stock, stock bonus awards, and other equity-based awards. Awards may or may not be based on the performance of Rite Aid common stock, and no individual is guaranteed to receive any awards under the 2006 Plan.

New Plan Benefits

If approved by the stockholders, participants in the 2006 Plan will be eligible for annual long-term awards which may include performance shares, stock options and restricted stock (or other awards permitted under the 2006 Plan). The level and types of awards will be fixed by the compensation committee in light of the participants’ targeted long-term incentive level. The compensation committee may impose additional conditions or restrictions to the vesting of such awards as it deems appropriate, including, but not limited to, the achievement of performance goals based on one or more business criteria. Although the grant of awards under the 2006 Plan is at the discretion of the compensation committee, it is expected that the types of awards described below or a combination thereof will be made shortly after the closing of the transaction if Rite Aid stockholders approve the 2006 Plan.

•       Performance Shares. Performance share awards are payable in common stock following a three year performance period, provided that specified targets based on adjusted EBITDA are met. Depending upon the actual adjusted EBITDA, award recipients may receive no shares in respect of these awards (if at least 90% of the three year adjusted EBITDA target is not achieved) or up to 200% of the targeted amount of shares (if 115% or greater of the three year adjusted EBITDA target is achieved). In addition, the awards will contain adjusted EBITDA targets for each of the years during the performance period; if at least 85% of a yearly target is not achieved, the compensation committee will have the discretion to reduce the final award by one-third for each year in which the target is not met, regardless of the final adjusted EBITDA achieved.

•       Stock Options. Stock options will have an exercise price equal to the value of the common stock as of the date of grant, will vest over a four year period (subject to continued employment or service) and will have a maximum ten year term.

•       Restricted Stock. Awards of restricted stock will vest over a three year period from the date of grant, subject to the recipient’s continued employment or service.

The actual amounts and other terms and conditions of these awards have not yet been finally determined by the compensation committee.

The 2006 Plan was designed by the compensation committee of the Rite Aid board of directors, with the assistance of an outside compensation consultant, as part of a comprehensive compensation strategy to provide a long-term broad based incentive for associates and executives to contribute to the growth of Rite Aid and attain specified performance goals.

Vote Required and Board of Directors Recommendation

Approval of the adoption of the 2006 Plan requires the affirmative vote of a majority of the votes cast on the proposal (with Rite Aid common stock and LGP preferred stock (on an as-if-converted basis) voting together as a single class), provided that the total votes cast on the proposal represent over 50% of the total combined voting power of the Rite Aid common stock and LGP preferred stock entitled to vote on the proposal. Abstentions with respect to this proposal will have the same effect as a vote against the proposal. Failures to vote on this proposal and broker “non-votes” could have the same effect as votes cast against approval if they cause the total votes cast on the matter to be 50% or less of the total voting power entitled to vote on the proposal. Accordingly, beneficial owners of Rite Aid shares should instruct their brokers or nominees how to vote.

The approval of Proposal No. 3 is not a condition to the acquisition of Jean Coutu USA. However, if the transaction is not completed, the 2006 Plan, even if approved by stockholders at the special meeting, will not become effective. In addition, approval of the amendment to our restated certificate of incorporation is a condition to the adoption of the 2006 Plan.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE 2006 OMNIBUS
EQUITY PLAN AND RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of March 4, 2006 with respect to the compensation plans under which Rite Aid’s common stock may be issued:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Further Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	30,681,226	$5.36	8,653,273
Equity compensation plans not approved by stockholders*	32,037,000	$4.11	2,090,648
Total	62,718,226	$—	10,743,921

*                 These plans include Rite Aid’s 1999 Stock Option Plan, under which 10,000,000 shares of common stock are authorized for the granting of stock options at the discretion of the compensation committee, and the 2001 Stock Option Plan, under which 20,000,000 shares of common stock are authorized for the granting of stock options, also at the discretion of the compensation committee. Both plans provide for the compensation committee to determine both when and in what manner options may be exercised; however, option terms may not extend for more than 10 years from the applicable date of grant. The plans provide that stock options may only be granted with exercise prices that are not less than the fair market value of a share of common stock on the date of grant. In addition to the options issued under the aforementioned plans, approximately 7,450,000 options are outstanding pursuant to option grants made in accordance with the provisions of individual agreements with certain of Rite Aid’s executives. These options are included in the number of securities to be issued upon exercise of outstanding options, warrants and rights in column (a) above.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides a summary of compensation paid during the last three fiscal years to Rite Aid’s chief executive officer and the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2006 and one additional highly compensated officer, John T. Standley, who served as an executive officer until August 2005. As used herein, the term “named executive officers” means all persons identified in the Summary Compensation Table.

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Other Annual Compensation		Restricted Stock Awards (3)		Securities Underlying Option Grants/SARs	All Other Compensation
Mary F. Sammons	2006	1,240,000	165,000	108,454	(4)	107,998	(7)	267,001	5,406	(10)
Director, President &	2005	1,240,000	—	72,468	(5)	599,999	(8)	292,208	4,902
Chief Executive Officer	2004	1,240,000	1,498,161	123,776	(6)	—		—	4,902
James P. Mastrian	2006	710,385	85,250	98,341	(4)	1,170,239	(7)	119,261	172,386	(11)
Chief Operating	2005	650,000	—	61,341	(5)	259,999	(8)	126,623	148,737
Officer	2004	610,096	702,263	—		680,000	(9)	—	88,402
Mark C. Panzer	2006	600,000	66,000	—		43,200	(7)	106,800	145,088	(12)
Senior Executive	2005	575,000	—	71,432	(5)	230,000	(8)	112,013	129,938
Vice President, Chief Marketing Officer	2004	509,134	589,901	—		326,400	(9)	—	84,752
John T. Standley	2006	464,115	—	—		48,239	(7)	119,261	41,920	(13)
Former Senior	2005	830,000	—	72,408	(5)	259,999	(8)	126,623	718
Executive Vice	2004	805,000	702,263	—		—		—	690
President, Chief Administrative Officer & Chief Financial Officer
Robert B. Sari	2006	350,096	22,000	—		14,533	(7)	35,931	83,935	(14)
Executive Vice	2005	325,000	—	—		77,997	(8)	37,380	78,493
President, General Counsel	2004	312,000	186,970	—		—		—	75,317
Kevin Twomey	2006	366,442	24,933	—		14,533	(7)	35,931	87,943	(15)
Executive Vice	2005	328,000	—	175,246	(5)	78,716	(8)	37,725	79,613
President, Chief Financial Officer	2004	316,808	189,967	—		—		—	76,812

(1)             Salary amounts for Ms. Sammons and Mr. Standley include amounts contributed by Rite Aid to each such executive officer’s account under the respective supplemental executive retirement plan in which they participate.

(2)             Bonus amounts represent amounts earned in each respective fiscal year, not necessarily paid in each year. For fiscal year 2006, amounts reflect a bonus for improvements to customer service.

(3)             The amounts shown in this column represent the dollar value of Rite Aid common stock on the date of grant of the unvested restricted stock. With respect to restricted stock awards (but not with respect to awards of restricted stock units, discussed in footnote 8 below), each named executive officer has the right to vote the shares of restricted stock and to receive any dividends paid on such shares.

(4)             “Other Annual Compensation” includes the following for fiscal year 2006:  For Ms. Sammons:  $87,654 for personal use of company aircraft, a $12,000 car allowance, and $8,800 for financial planning services. For Mr. Mastrian:  $59,304 for personal use of company aircraft, $7,037 for personal use of company car, a $12,000 car allowance and $20,000 in financial planning services.

(5)             “Other Annual Compensation” includes the following for fiscal year 2005:  For Ms. Sammons:  $60,468 for personal use of company aircraft and a $12,000 car allowance. For Mr. Mastrian:  $23,876 for personal use of company aircraft, $37,158 for personal use of company car and $307 in employer paid taxes. For Mr. Panzer:  $44,052 for personal use of company aircraft, $27,134 for personal use of company car and $246 in employer paid taxes. For Mr. Standley: $36,496 for personal use of company aircraft, $31,664 for personal use of company car, a $4,000 car allowance and $248 in employer paid taxes. For Mr. Twomey: $12,000 car allowance, $2,367 in employer paid taxes and $160,879 in reimbursable moving expenses.

(6)             “Other Annual Compensation” includes the following for fiscal year 2004:  For Ms. Sammons:  $111,776 for personal use of company aircraft and a $12,000 car allowance.

(7)             During fiscal year 2006, the named executive officers received restricted stock awards that vest with the passage of time. On June 23, 2005, the following executives were awarded the following number of shares of restricted common stock:  Ms. Sammons was awarded 26,277 shares, Mr. Mastrian was awarded 11,737 shares, Mr. Panzer was awarded 10,511 shares, Mr. Standley was awarded 11,737 shares, Mr. Twomey was awarded 3,536 shares, and Mr. Sari was awarded 3,536 shares; restrictions on one-third of such respective shares lapsed or will lapse on each of June 23, 2006, June 23, 2007, and June 23, 2008. On October 10, 2005, in connection with Mr. Mastrian’s promotion to chief operating officer, he was awarded 300,000 shares, restrictions on which will lapse on October 10, 2007. The value of the unvested shares of restricted stock as of March 4, 2006 was as follows:  $107,473 for Ms. Sammons’, $1,275,004 for Mr. Mastrian’s, $42,990 for Mr. Panzer’s, $14,462 for Mr. Twomey’s and $14,462 for Mr. Sari’s. Mr. Standley forfeited all unvested shares when he resigned from the company in August 2005.

(8)             During fiscal year 2005, the named executive officers received two types of restricted stock awards: (1) restricted shares that vest with the passage of time, and (2) restricted stock units that will vest only if certain performance targets are met.

                           With respect to time-based restricted shares, on June 24, 2004, the following executives were awarded the following number of shares of restricted common stock:  Ms. Sammons was awarded 27,881 shares, Mr. Mastrian was awarded 12,082 shares, Mr. Panzer was awarded 10,688 shares and Mr. Standley was awarded 12,082 shares; restrictions on one-third of such respective shares lapsed or will lapse on each of June 24, 2005, June 24, 2006, and June 24, 2007. The value of the unvested shares of restricted stock as of February 26, 2005 was as follows:  $95,911 for Ms. Sammons’, $41,562 for Mr. Mastrian’s, $36,767 for Mr. Panzer’s and $41,562 for Mr. Standley’s. On April 7, 2004, Mr. Twomey was awarded 3,644 shares of restricted common stock and Mr. Sari was awarded 3,611 shares of restricted common stock. Restrictions on one-third of such shares lapsed or will lapse on each of April 7, 2005, April 7, 2006, and April 7, 2007. The value of the unvested shares as of February 26, 2005 for Mr. Twomey’s restricted stock was $12,535 and for Mr. Sari’s restricted stock was $12,422. Mr. Standley forfeited 8,054 unvested shares when he resigned from the company in August 2005.

                           With respect to performance-based stock units, on June 24, 2004, the following executives were awarded the following number of stock units:  Ms. Sammons was awarded 83,643 units, Mr. Mastrian was awarded 36,245 units, Mr. Panzer was awarded 32,063 units and Mr. Standley was awarded 36,245 units; on April 7, 2004, Mr. Twomey was awarded 10,933 units and Mr. Sari was awarded 10,833 units. Vesting for all such performance units will occur, provided performance targets are met, on March 3, 2007 (the end of Rite Aid’s fiscal year 2007) or such later date that EBITDA performance for the period of fiscal years 2005 to 2007 is determined. The value of the unvested restricted stock units as of February 26, 2005 was as follows:  $287,732 for Ms. Sammons’, $124,683 for Mr. Mastrian’s, $110,297 for Mr. Panzer’s, $124,683 for Mr. Standley’s, $37,610 for Mr. Twomey’s, and $37,266 for Mr. Sari’s. Mr. Standley forfeited all 36,245 unvested units when he resigned from the company in August 2005.

(9)             On September 23, 2003, Mr. Mastrian was awarded 125,000 shares of restricted stock and Mr. Panzer was awarded 60,000 shares of restricted common stock; in each case, restrictions on one-third of such shares lapsed or will lapse on each of September 23, 2004, September 23, 2005, and September 23, 2006.

(10)       Represents supplemental life insurance premiums paid by the company.

(11)       Represents $5,186 in supplemental life insurance premiums paid by the company and a defined supplemental retirement plan contribution of $167,200 by Mr. Mastrian.

(12)       Represents $1,088 in supplemental life insurance premiums paid by the company and a defined supplemental retirement plan contribution of $144,000 by Mr. Panzer.

(13)       Represents $370 in supplemental life insurance premiums paid by the company and $41,550 in relation to deferred compensation paid to Mr. Standley. Mr. Standley’s deferred compensation balance at the time of his resignation was $993,877, which will be paid in five equal installments. One payment of $184,458 was made during fiscal year 2006, of which $41,550 represented earnings on the contributions made.

(14)       Represents $595 in supplemental life insurance premiums paid by the company and a defined supplemental retirement plan contribution of $83,340 by Mr. Sari.

(15)       Represents $1,603 in supplemental life insurance premiums paid by the company and a defined supplemental retirement plan contribution of $86,340 by Mr. Twomey.

Option Grants in the Fiscal Year

The following table sets forth certain information regarding options granted in fiscal year 2006 to the named executive officers.

Name	Number of Securities Underlying Options Granted (#) (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh) (2)	Expiration Date	Grant Date Present Value ($) (3)
Mary F. Sammons	267,001	3.48%	$4.11	6/23/15	$539,342
James P. Mastrian	119,261	1.55%	4.11	6/23/15	240,907
Mark C. Panzer	106,800	1.39%	4.11	6/23/15	215,736
John T. Standley	119,261	1.55%	4.11	6/23/15	240,907
Robert B. Sari	35,931	0.47%	4.11	6/23/15	72,581
Kevin Twomey	35,931	0.47%	4.11	6/23/15	72,581

(1)          Options vest ratably over a four-year period beginning on the first anniversary of the date of grant.

(2)          All options have an exercise price equal to the fair market value on the date of grant.

(3)          The hypothetical present values on the grant date were calculated under the Black-Scholes option pricing model, which is a mathematical formula used to value options traded on stock exchanges. The formula considers a number of assumptions in hypothesizing an option’s present value. Assumptions used to value the options include the stock’s expected volatility rate of 59%, projected dividend yield of 0%, a risk-free rate of return of 4.0%, and an estimated life of the option of four years. The ultimate realizable value of an option will depend on the actual market value of the common stock on the date of exercise as compared to the exercise price of the option. Consequently, there is no assurance that the hypothetical present value of the stock options reflected in this table will be realized.

Option Exercises and Fiscal Year-End Values

The following table summarizes the aggregate value of all stock options held as of March 4, 2006 by the named executive officers and option exercises during fiscal year 2006. No named executive officer holds any stock appreciation rights.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options At Fiscal Year-End ($) (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Mary F. Sammons	—	$—	7,495,268	611,157	$5,743,155	$248,750
James P. Mastrian	—	—	2,325,406	289,228	1,243,514	149,250
Mark C. Panzer	—	—	1,153,004	265,809	1,092,750	149,250
John T. Standley	940,796	947,825	1,000,000	—	1,340,000	—
Robert B. Sari	75,000	151,500	378,720	82,716	327,386	37,313
Kevin Twomey	—	—	535,682	82,974	378,538	37,313

(1)          “In-the-Money” options are options with an exercise price less than the market price of Rite Aid common stock on March 4, 2006. The value of such options is calculated using a stock price of $4.09, which was the closing price of Rite Aid common stock on the NYSE on March 3, 2006.

Long-Term Incentive Plan Awards

			Estimated Future Payouts Under Non-Stock Price Based Plans
Name	Number of units	Performance Period until Payout	Minimum threshold (# shares)	Target (# shares)	Maximum (# shares)
Mary F. Sammons	78,832	3/1/2008	39,416	78,832	157,664
James P. Mastrian	35,212	3/1/2008	17,606	35,212	70,424
Mark C. Panzer	31,533	3/1/2008	15,767	31,533	63,066
John T. Standley(1)	35,212	3/1/2008	17,606	35,212	70,424
Robert B. Sari	10,609	3/1/2008	5,305	10,609	21,218
Kevin Twomey	10,609	3/1/2008	5,305	10,609	21,218

(1)          Mr. Standley’s units were forfeited when he resigned from the company in August 2005.

On June 23, 2005, the named executive officers received grants of performance-based stock units that will be earned based upon the achievement of a percentage of a three-year cumulative EBITDA goal. Vesting for all the performance units will occur, provided performance targets are met, on March 1, 2008 (the end of the company’s fiscal year 2008) or such later date as the EBITDA performance for fiscal years 2006-2008 is determined. The award payout will be the equivalent to the cash value of one share of stock for each unit earned.

DIRECTORS’ COMPENSATION

Except for Robert G. Miller, whose compensation arrangements are discussed in the section entitled “—Employment and Employment-Related Agreements and Termination of Employment—Agreement with Mr. Miller as Chairman” on page 119 and except as noted below under the director compensation plan, each non-employee director other than Messrs. Danhakl and Sokoloff (who are affiliated with Leonard Green & Partners L.P., an entity that provides services to Rite Aid) receives an annual payment of $50,000 in cash, payable quarterly in arrears, except that the annual payment to each non-employee director who is a member of the audit committee is $60,000. In addition, the chair of the audit committee receives an additional annual payment of $15,000. Each non-employee director who chairs a committee of the Board other than the audit committee receives an additional annual payment of $7,500. Directors who are officers and full-time employees of Rite Aid and Messrs. Danhakl and Sokoloff receive no separate compensation for service as directors or committee members. Directors are reimbursed for travel and lodging expenses associated with attending board of directors meetings.

Each person who was first elected or appointed as a director after January 1, 2002 and who is eligible to receive compensation for serving as a director shall, on the date first elected or appointed, receive non-qualified stock options to purchase 100,000 shares of Rite Aid common stock. In addition, non-employee directors other than Messrs. Danhakl and Sokoloff are entitled to annually receive non-qualified stock options to purchase 50,000 shares of Rite Aid common stock. All of the options received by the directors vest ratably over a three-year period beginning on the first anniversary of the date they were granted. None of such options vests after the non-employee director ceases to be a director, except in the case of a director whose service terminates after he or she reaches age 72, in which case such options will vest immediately upon termination. All of the options vest immediately upon a change in control. See the section entitled “The Transaction—Interests of Rite Aid’s Executive Officers and Directors in the Transaction” beginning on page 65 for additional information regarding change in control implications with respect to the transaction. In accordance with the foregoing, the following number of options to purchase shares of Rite Aid common stock were issued under Rite Aid’s 2001 Stock Option Plan to the following directors:  on June 23, 2005, Messrs. Friedman, Gleason, Golleher, Miller, Satre and Sloan each received options to purchase 50,000 shares, with an exercise price of $4.11 per share; and on September 21, 2005, the date that Ms. Syms and Messrs. Anderson and Mariano were appointed to the board of directors, each of them received non-qualified stock options to purchase 100,000 shares with an exercise price of $3.65 per share.

In fiscal year 2006, Rite Aid’s non-employee directors also received $1,000 for each board of directors and committee meeting attended or $1,500 for each meeting attended at which such non-employee director served as the chairman of a committee, except that Messrs. Danhakl and Sokoloff received no such compensation.

The following table provides a summary of the cash component of director compensation, comprising the annual retainer and per-meeting fees, paid during fiscal year 2006 to our current directors, other than our non-employee directors and Messrs. Danhakl and Sokoloff:

Name	Annual Retainer Fee ($)	Meeting Fee ($)
Joseph B. Anderson, Jr.	13,889	2,000
Michael A. Friedman, MD	50,000	8,000
Alfred M. Gleason	75,000	18,000
George G. Golleher	60,000	22,500
Robert A. Mariano	13,889	2,000
Philip G. Satre	36,250	11,000
Stuart M. Sloan	57,500	13,000
Marcy Syms	13,889	3,000

EMPLOYMENT AND EMPLOYMENT-RELATED AGREEMENTS
AND TERMINATION OF EMPLOYMENT

Executive Employment Agreements

On December 5, 1999, Rite Aid entered into an employment agreement with Mary F. Sammons. On November 18, 2000, Rite Aid entered into an employment agreement, effective as of September 27, 2000, with James P. Mastrian; on June 27, 2001, Rite Aid entered into an employment agreement with Mark C. Panzer; on February 28, 2001 Rite Aid entered into an employment agreement with Robert Sari and on September 1, 2003, Rite Aid entered into an employment agreement with Kevin Twomey (collectively, the “Executives”).

Pursuant to their above-referenced individual employment agreements, each as amended:

•       Ms. Sammons was appointed president and chief operating officer of Rite Aid and was appointed to Rite Aid’s board of directors, and is now president and chief executive officer;

•       Mr. Mastrian was appointed senior executive vice president, marketing and logistics, and is now chief operating officer;

•       Mr. Panzer was appointed executive vice president of store operations and is now senior executive vice president, chief marketing officer;

•       Mr. Sari was appointed senior vice president, deputy general counsel and is now executive vice president, general counsel; and

•       Mr. Twomey was appointed senior vice president, chief accounting officer and is now executive vice president, chief financial officer.

Term.   The term of Ms. Sammons’ and Messrs. Mastrian’s, Panzer’s, Sari’s and Twomey’s employment agreements commenced on the date of his or her employment agreement. Unless terminated earlier, each employment agreement will terminate on its third anniversary, and in the case of Messrs. Twomey’s and Sari’s employment agreements, the agreements will terminate on the second anniversary (such respective period, the “Employment Period”), but will automatically renew for an additional year on each anniversary of the effective date of the agreement (“Renewal Date”), unless either the Executive or Rite Aid provides the other with notice of non-renewal at least 180 days prior to a Renewal Date.

Salary and Incentive Bonus.   The respective agreements provide each Executive with a base salary and incentive compensation (which may be reviewed periodically for increase by the compensation committee) that includes, with respect to fiscal year 2006:

•       Ms. Sammons is entitled to receive an annual base salary of not less than $750,000 (and received an annualized base salary of $1,000,000 in fiscal year 2006). If Rite Aid’s performance meets certain targets in the future, Ms. Sammons may receive an annual bonus that, if awarded, will equal or exceed 150% of her annual base salary then in effect.

•       Mr. Mastrian is entitled to receive an annual base salary of not less than $575,000 (and received an annualized base salary of $710,385 in fiscal year 2006, taking into account an annual salary increase to $775,000 in connection with his promotion, which became effective in October 2005). If Rite Aid’s performance meets certain targets in the future Mr. Mastrian may receive an annual bonus that, if awarded, will equal or exceed 110% of his annual base salary then in effect.

•       Mr. Panzer is entitled to receive an annual base salary of not less than $375,000 (and received an annualized base salary of $600,000 in connection with his promotion, in fiscal year 2006). If Rite

Aid’s performance meets certain targets in the future, Mr. Panzer may receive an annual bonus that, if awarded, will equal or exceed 100% of his annual base salary then in effect.

•       Mr. Sari is entitled to receive an annual base salary of not less than $225,000 (and received an annualized base salary of $350,096 in fiscal year 2006, taking into account an annual salary increase to $375,000 in connection with his promotion, which became effective in October 2005).  If Rite Aid’s performance meets certain targets in the future, Mr. Sari may receive an annual bonus that, if awarded, will equal or exceed 60% of his annual base salary then in effect.

•       Mr. Twomey is entitled to receive an annual base salary of not less than $317,000 (and received an annualized base salary of $366,442 in fiscal year 2006, taking into account an annual salary increase to $425,000 in connection with his promotion, which became effective in October 2005). If Rite Aid’s performance meets certain targets in the future, Mr. Twomey may receive an annual bonus that, if awarded, will equal or exceed 60% of his annual base salary then in effect.

Other Benefits.   Pursuant to their employment agreements, each of the Executives is also entitled to participate in Rite Aid’s fringe benefit and perquisite programs and savings plans.

Restricted Stock and Options.   Pursuant to their employment agreements and individual stock option agreements, in December 1999, Ms. Sammons, in June 2001, Mr. Panzer and, in January 2001, Mr. Twomey received awards of restricted Rite Aid common stock and were granted options to purchase additional Rite Aid common stock as follows:

•       Ms. Sammons was granted an option to purchase 2,000,000 shares of common stock and was awarded 200,000 shares of restricted common stock.

•       Mr. Panzer was granted an option to purchase 500,000 shares of common stock and was awarded 65,000 shares of restricted common stock.

•       Mr. Twomey was granted an option to purchase 200,000 shares of common stock and was awarded 25,000 shares of restricted common stock.

•       Messrs. Mastrian and Sari did not receive any grants of options to purchase shares of common stock under their respective employment agreements.

Termination of Employment.   Upon written notice, the employment agreement of each of the Executives is terminable by either Rite Aid or the individual Executive seeking termination.

If Ms. Sammons is terminated by Rite Aid “without cause” or if she terminates her employment for “good reason” (as such terms are defined in Ms. Sammons’ employment agreement), then:

•       Ms. Sammons will be paid an amount equal to three times the sum of the annual base salary and target bonus plus any accrued but unpaid salary and bonus, with the maximum bonus that she is eligible to earn being pro-rated through the date of termination; and

•       Ms. Sammons will be paid the deferred compensation amounts that would otherwise have been credited to her pursuant to the Deferred Compensation Plan (as discussed below) had she continued employment with Rite Aid through the end of the then-remaining Employment Period and she will continue to receive certain medical benefits for the remainder of such Employment Period.

With respect to Ms. Sammons’ stock options, if Ms. Sammons:

•       is terminated for “good reason,” all of the stock options awarded pursuant to her employment agreement will immediately vest and be exercisable for the remainder of their stated terms, the restrictions on the restricted common stock will immediately lapse and any performance or other conditions applicable to any other equity incentive awards will be considered to have been satisfied; or

•       terminates her employment other than for “good reason,” all of the stock options awarded pursuant to her employment agreement will remain vested and exercisable throughout the remainder of their stated terms and any other outstanding stock option that has vested and become exercisable prior to the date of termination shall remain vested and exercisable for a period of ninety (90) days following the date of termination, at the end of which period such option shall terminate. However, if the date of termination occurs after Ms. Sammons turns age 60, all vested stock options will remain exercisable for the remainder of their stated term.

Upon termination of employment for any reason other than “cause” (as defined in her employment agreement), Ms. Sammons is entitled to receive an annual payment following termination and continuing for life (and the life of her spouse) equal to the cost of purchasing medical coverage comparable to the coverage provided to Rite Aid’s senior executives immediately prior to such termination, excepting payments for periods that Rite Aid provides such coverage described above.

If Messrs. Mastrian, Panzer, Sari or Twomey is terminated by Rite Aid “without cause” or if such Executive’s employment is terminated by the Executive for “good reason” (as such terms are defined in his employment agreement), then he shall be entitled to receive:

•       an amount equal to two times the sum of his annual base salary and target bonus plus any accrued but unpaid salary and bonus, with the maximum bonus that the Executive is eligible to earn being pro-rated through the date of termination; and

•       all of his stock options will immediately vest and be exercisable, generally, for a period of 90 days following the termination of employment and the restrictions on the restricted common stock will immediately lapse to the extent his options would have vested and restrictions would have lapsed had he remained employed by Rite Aid for two years following the termination.

If Rite Aid terminates any of the Executives “for cause,” or any of the Executives terminates his or her employment without “good reason” (with the exception of Ms. Sammons, whose termination provision is described above):

•       Rite Aid shall pay him or her all accrued but unpaid salary and benefits,

•       any portion of any then-outstanding stock option grant that was not exercised prior to the date of termination shall immediately terminate, and

•       any portion of any restricted stock award, or other equity incentive award, as to which the restrictions have not lapsed or as to which any other conditions were not satisfied prior to the date of termination shall be forfeited.

The employment agreement of each Executive prohibits the Executive from competing with Rite Aid during his or her Employment Period and for a period of one year, or with respect to Messrs. Mastrian, Panzer, Sari and Twomey, two years, thereafter.

Change in Control Arrangements.   Under Ms. Sammons’s December 5, 1999 employment agreement, any termination of employment by the Executive within the six month period commencing on the date of a “change in control” of Rite Aid will be treated as a termination of employment by the Executive for “good reason.” Under each of Messrs. Mastrian’s, Panzer’s, Sari’s and Twomey’s employment agreements, upon a “change in control” of Rite Aid, all of the inducement awards, if any, under their respective employment agreements will immediately vest and be exercisable and any restrictions on restricted stock will immediately lapse. Each employment agreement provides that the Executive will receive an additional payment to reimburse the Executive for any excise taxes imposed pursuant to Section 4999 of the Internal

Revenue Code, together with reimbursement for any additional taxes incurred by reason of such payments. See the section entitled “The Transaction—Interests of Rite Aid’s Executive Officers and Directors in the Transaction” beginning on page 65 for additional information regarding change in control implications with respect to the transaction.

Agreement with Mr. Miller as Chairman

Mr. Miller’s December 5, 1999 employment agreement continued in full force and effect until June 25, 2003, the date of Rite Aid’s 2003 annual meeting of stockholders. Following June 25, 2003, the December 5, 1999 employment agreement was amended and restated as provided in the April 9, 2003 employment agreement. On April 28, 2005 Rite Aid amended the April 9, 2003 agreement with Mr. Miller pursuant to which, effective as of June 23, 2005, Mr. Miller continued serving solely as chairman of the board. Additional terms of this agreement are as follows:

Term.   Under his employment agreement, Mr. Miller will serve as chairman from June 23, 2005 until June 30, 2008 or the date of Rite Aid’s 2008 annual meeting of stockholders, whichever is earlier (the “Employment Period”), subject to the other terms and conditions of the agreement. However, if the transaction is completed, pursuant to the terms of the stockholder agreement, Mr. Miller will step down as chairman and Mary F. Sammons, Rite Aid’s current chief executive officer, will also become chairman of Rite Aid. Mr. Miller will continue to serve as a member of our board under the terms of his employment agreement.

Salary and Incentive Bonus.   Mr. Miller receives annual base pay of $350,000 and is entitled to continued benefits, in their entirety, including participation in Rite Aid’s fringe benefit and perquisite programs and savings plans, and continued deferred compensation as provided under the December 5, 1999 employment agreement. However, he is not entitled to participate in any incentive compensation or bonus plans.

Restricted Stock and Options.   During the Employment Period, Mr. Miller is eligible to receive option and restricted stock awards in accordance with Rite Aid’s policy for members of the board of directors as in effect from time to time. Mr. Miller’s existing stock options and shares of restricted stock continue to vest and be fully exercisable for the remainder of their stated terms.

Termination of Employment and Change in Control Arrangements.   The termination provisions of the April 9, 2003 employment agreement became effective immediately and remain in effect until the agreement expires. The termination provisions and change in control arrangements of the April 9, 2003 employment agreement are substantially similar to those in the December 5, 1999 employment agreement. Pursuant to the April 28, 2005 amendment to the April 9, 2003 agreement, if Mr. Miller is not re-elected as chairman, he can be terminated and receive one year base salary (as compared to three years provided under the December 5, 1999 agreement for termination by Rite Aid without cause or by Mr. Miller within the six-month period commencing on the date of a change in control of Rite Aid). See the section entitled “The Transaction—Interests of Rite Aid’s Executive Officers and Directors in the Transaction” beginning on page 65 for additional information regarding change in control implications with respect to the transaction.

Other Directorships.   Mr. Miller must receive approval from the board of directors prior to accepting any new directorships outside of Rite Aid.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

In addition to the base salary and bonus provisions of the employment agreements of the Executives and Mr. Miller, Rite Aid established a defined contribution supplemental executive retirement plan for the benefit of Mr. Miller and Ms. Sammons. Under the defined contribution supplemental executive retirement plan, Rite Aid makes monthly investments that are specific to Mr. Miller and Ms. Sammons. The investments are made each month during the term of the participants’ service with Rite Aid. Each of Mr. Miller and Ms. Sammons is fully vested in the plan at all times. Generally, however, they may not receive payments until three years after an election to receive a payment. Each month, $20,000 is invested for Mr. Miller and $20,000 is invested for Ms. Sammons. Under the defined contribution supplemental executive retirement plan, the participants are able to direct the investment of the amounts by selecting one or more investment vehicles from a group of deemed investments offered pursuant to the defined contribution supplemental executive retirement plan.

Messrs. Mastrian, Panzer, Sari and Twomey receive benefits under a defined contribution supplemental executive retirement plan (“Plan”), which is different from the one noted above. Under the Plan, Rite Aid credits a specific sum to an individual account established for Messrs. Mastrian, Panzer, Sari and Twomey, and other participating executive officers, on a monthly basis. The amount credited is equal to 2% of the Executive’s annual base compensation, up to a maximum of $15,000 per month. The participants are able to select among a choice of earnings indexes, and their accounts are credited with earnings which mirror the investment results of such indexes. Annually Rite Aid makes investments for all participants in the Plan. Participants vest in their accounts at the rate of 20% per year for each full year of participation in the Plan at a five-year rolling rate, provided that the entire account balance for each participant as of the date of a “change in control” of Rite Aid, shall vest upon the “change in control.”  Participants will receive their vested account balance upon the earlier to occur of: (i) their retirement at age 60 or greater, with at least five years of participation in the Plan; (ii) termination of employment with Rite Aid (including due to death or disability); (iii) a hardship withdrawal pursuant to the terms of the Plan; and (iv) a withdrawal election pursuant to the terms of the Plan. See the section entitled “The Transaction—Interests of Rite Aid’s Executive Officers and Directors in the Transaction” beginning on page 65 for additional information regarding change in control implications with respect to the transaction.

JEAN COUTU USA BUSINESS DESCRIPTION

Jean Coutu Group’s U.S. operations began in 1987 with one store and grew primarily through acquisitions, including the acquisition of 221 Brooks stores in 1994 and 80 Osco stores in 2002. With the acquisition of the Eckerd stores in July 2004, the U.S. network is comprised, as of August 26, 2006, of 1,859 Brooks and Eckerd corporate-owned stores and six regional distribution centers.

Jean Coutu USA operates 1,859 Brooks/Eckerd drugstores and six distribution centers in 18 states in the eastern United States. Jean Coutu USA believes that approximately half its drugstores are the number one or two retail drugstores in their respective local markets based on sales volume.

During fiscal 2006, Jean Coutu USA’s combined U.S. network filled approximately 119.5 million prescriptions, with an average of approximately 64,300 prescriptions per store.

Store Network

Typical Brooks and Eckerd stores range in size from 10,000 to 13,500 square feet and are freestanding stores on corner locations or in strip shopping centers in high retail traffic areas. On a combined U.S. operations basis, approximately 75% of the stores have been either opened, relocated, remodeled or reconfigured during the last five years. For the past four fiscal years, investments for the combined network have totaled more than $635 million in the aggregate. Jean Coutu USA’s stores have historically carried between 18,000 and 25,000 front-end products, including approximately 1,200 to 2,000 private label products. The stores’ private label product offerings include beauty and cosmetic products, over-the-counter medications and personal care products.

The table below sets forth the states in which Brooks and Eckerd stores are located.

State	Number of stores as of August 26, 2006
Connecticut	54
Delaware	21
Georgia	188
Maryland	25
Maine	6
Massachusetts	167
New Hampshire	38
New Jersey	138
New York	356
North Carolina	259
Ohio	1
Pennsylvania	285
Rhode Island	47
South Carolina	106
Tennessee	49
Virginia	86
Vermont	31
West Virginia	2
Total number of stores	1,859

The following table provides a history of Jean Coutu USA’s store openings, acquisitions and closings since the beginning of fiscal 2002.

	Thirteen weeks ended	Fiscal year ended May
	August 26, 2006	2006	2005	2004	2003	2002
Number of stores at beginning of period	1,858	1,922	336	332	331	251
Acquired(1)	3	2	1,551	0	0	80
New(2)	2	19	63	5	4	4
Closed or sold	4	85	28	1	3	4
Number of stores at end of period	1,859	1,858	1,922	336	332	331

(1)          Acquired stores are defined to be stores that were acquired and all existing operations were kept at the same location.

(2)          New stores are defined to be stores that were opened without buying or transferring any prescriptions from other locations.

Merchandising Operations

Pharmacy. Jean Coutu USA believes that it is imperative that its pharmacists provide high-quality and knowledgeable service and advice to customers. It has been Jean Coutu USA’s strategy to have its pharmacists become an integral part of the health care decision making process of its customers. In the Brooks stores, Jean Coutu USA utilizes the same sophisticated, proprietary pharmacy information and workflow system to ensure highly professional pharmacy services and patient care that is used in the franchised stores of Jean Coutu Group in Canada. In the Brooks stores, this system is branded as Brooks Rx Care. Jean Coutu USA believes that its efforts to continually improve pharmacy services at its stores contributes to customer loyalty and increased customer store visits. During fiscal 2006, Jean Coutu Group initiated the implementation of this system within Eckerd stores.

In the fiscal year ended May 27, 2006, approximately 43.5% of the prescriptions filled in Jean Coutu USA’s store network were for brand name drugs and approximately 56.5% of the prescriptions filled were for generic substitutes.

Front-End Merchandise. Jean Coutu USA’s stores carry a wide variety of front-end merchandise, including beauty, cosmetic and fragrance products, over-the-counter medications, personal care products, private label products, as well as consumable, seasonal and promotional items tailored to local consumer tastes and demands for convenience and quality. In order to promote its high quality beauty and cosmetics products, Jean Coutu USA has opened a number of Derma Skincare Centers in the Brooks and Eckerd stores. There are 12 centers in operation. These centers are stocked with high-quality skincare products including the French skincare brands Vichy Laboratories, Avene and Dermablend. These products generally carry higher margins and are priced at a premium to traditional drugstore cosmetics.

Private Label Products. The Brooks stores carry approximately 1,200 private label products. The Brooks private label brands include Brooks, Harvard Square and Fidelity. Eckerd stores offer approximately 2,000 private label products, mostly under the Eckerd brand name.

Marketing and Advertising

Jean Coutu USA’s advertising and promotion strategy utilizes print, circulars, as well as targeted regional radio and television ads. Circulars are the broadest form of advertising for the Brooks and Eckerd stores, with approximately 21 million distributed weekly through various channels such as newspaper and magazine inserts. These circulars are customized to feature beauty and cosmetic products, over-the-

counter medications and private label merchandise designed to satisfy local tastes and demands and to emphasize the themes of quality of pharmacy services and commitment to customer service.

Purchasing and Distribution

For fiscal 2006, Jean Coutu USA purchased approximately 83% of the dollar volume of branded prescription drugs for its U.S. network from a single supplier, McKesson Corporation. Jean Coutu USA purchases generic (non-brand name) prescription drugs from numerous manufacturers and wholesalers. Jean Coutu USA believes that competitive sources are readily available for substantially all of the brand name and generic prescription drugs and front-end merchandise carried in the Brooks and Eckerd stores and that the loss of any one supplier would not have a material effect on the business. The largest supplier of front-end merchandise for the fiscal year ended May 27, 2006 was Procter & Gamble, which accounted for approximately 8.5% of the dollar value of front-end inventory purchases in the Brooks and Eckerd stores.

For the period ended May 27, 2006, approximately 82% of Jean Coutu USA’s front-end merchandise and 87% of prescription drugs were purchased centrally and distributed, by trucks and trailers owned or leased by Jean Coutu USA, through its various distribution centers. The remainder of store merchandise is shipped directly to the Brooks and Eckerd stores or is purchased locally at the store level.

Third-Party Payors

MEDCO and Caremark accounted for approximately 14% and 13.6% respectively of Jean Coutu USA’s pharmacy sales for the period ended May 27, 2006. No other single health plan contract or other third-party payor accounted for more than 10% of such revenues during the same period. In a typical third-party payment plan, Jean Coutu USA contracts with a third-party payors (such as an insurance company, a prescription benefit management company, a governmental agency, a private employer, a health maintenance organization or other managed care provider) that agrees to pay for all or a portion of a customer’s eligible prescription purchases in exchange for reduced prescription rates. State Medicaid programs may set allowable prescription dispensing fees as well as any discount that a pharmacy may apply to a drug.

For the period ended May 27, 2006, the top five third-party payors in Jean Coutu USA’s store network accounted for approximately 40% of pharmacy sales. Third-party payor prescriptions represented 95.6% of pharmacy sales and 93.4% of the prescriptions filled at Jean Coutu USA’s store network during the period ended May 27, 2006.

In the ordinary course of business, Jean Coutu USA’s pharmacy operations are subject to audits by third-party payors and may be required to reimburse amounts determined to be overpayments. Any significant loss of third-party payor business, overpayment or dispute over compliance with the terms of a third party payor agreement could have a material adverse effect on Jean Coutu USA’s business and results of operations.

Real Estate

Jean Coutu USA’s operations comprise, as of August 26, 2006, 1,859 stores, six regional distribution centers and 26 local and regional offices. At May 27, 2006, approximately 986 stores were freestanding and approximately 876 stores had drive-up windows. At May 27, 2006, Jean Coutu USA owned 173 properties including the six distribution centers and the property housing its headquarters.

At the ended of fiscal 2006, Jean Coutu USA leased 1,685 locations, many of which have original terms of 10 to 20 years. In addition to minimum rental payments, which, as of the date such leases were entered into, were set at competitive market rates, certain of these leases require additional payments based on sales volume, as well as reimbursement for taxes, maintenance and insurance. Most of the Eckerd leases contain two renewal options, some of which involve fair market value rent increases.

Information Systems

Jean Coutu USA’s operations are supported by the use of technology, including point of sale scanners, which enables the company to perform analysis of inventory and sales, which management believes enhances the efficiency of the company’s operations.

Historically, Jean Coutu USA’s information technology systems have been developed and maintained by Rx Information Centre Ltd., a subsidiary of Jean Coutu Group responsible for the development, installation and management of information systems for Jean Coutu Group’s Canadian and U.S. stores, distribution centers and administrative offices.

In the Brooks stores, Jean Coutu USA uses the Brooks Rx Care system. This proprietary pharmacy information and workflow system, designed by Rx Information Centre and also used in Jean Coutu Group’s Canadian franchised stores, enables an efficient workflow process that optimizes pharmacy services through fast prescription filling, verification of quality control, reduction in filling errors, reduced chances of adverse drug interaction, examination of workflow data and maximization of the availability of high-demand prescription products. At the customer’s request, this system allows Brooks’ customers to utilize any Brooks stores to refill prescription. During fiscal 2006, Jean Coutu USA initiated the implementation of this system within its Eckerd stores.

Human Resources

As of August 26, 2006, Jean Coutu USA and its subsidiaries had approximately 46,700 permanent employees in the United States, approximately 45,900 of whom were working in the corporate pharmacies network and distribution centers, and approximately 800 employees were working in administrative functions.

Trademarks

Jean Coutu USA owns or holds rights to trademarks or trade names used in conjunction with the operation of its business including, but not limited to, “Brooks” and “Brooks Rx Care.”  As a result of the Eckerd acquisition, Jean Coutu USA acquired rights to trademarks or trade names used in conjunction with the operation of the former J.C. Penney-owned businesses, including, but not limited to, “Eckerd”, “Eckerxd” and “Genovese.”

Economic and Competitive Environment

The Brooks and Eckerd stores compete with local, regional and national companies, including other drugstore chains and banner groups, independently owned drugstores, supermarkets, mass merchandisers and discount stores. Jean Coutu USA primarily competes with national drugstore chains, but also increasingly face competition from supermarkets and mass merchandisers, who have expanded their offerings to include pharmacy products and services. Jean Coutu USA also faces increasing competition from internet-based providers, mail order pharmacies and re-importation of prescription drugs.

INDEX TO THE JEAN COUTU GROUP (PJC) USA, INC. CONSOLIDATED FINANCIAL STATEMENTS

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholder of
The Jean Coutu Group (PJC) USA, Inc.
Warwick, RI

We have audited the accompanying consolidated balance sheets of The Jean Coutu Group (PJC) USA, Inc. (a wholly owned subsidiary of The Jean Coutu Group (PJC) Inc.) and subsidiaries (the “Company”) as of May 27, 2006 and May 28, 2005, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three fiscal years in the period ended May 27, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of May 27, 2006 and May 28, 2005, and the results of its operations and its cash flows for each of the three fiscal years in the period ended May 27, 2006 in conformity with accounting principles generally accepted in the United States of America.

As described in Notes 13 and 19, the consolidated financial statements include significant financing transactions with The Jean Coutu Group (PJC) Inc. and certain allocations of expenses and may not necessarily be indicative of the financial position, results of operations, or cash flows that would have resulted if the Company had been operated as an unaffiliated company.

As described in Note 1, in 2005 the Company changed from the first-in, first-out inventory method to the last-in, first-out inventory method.

Boston, Massachusetts
August 17, 2006

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	May 27, 2006	May 28, 2005
	$	$
Assets
Current assets:
Cash and cash equivalents	110,702	90,649
Accounts receivable, net	415,869	437,532
Merchandise inventory	1,561,092	1,581,220
Current receivable from affiliates	55,629	3,178
Assets held for sale	2,869	32,395
Prepaid expenses	38,391	38,538
Total current assets	2,184,552	2,183,512
Receivable from affiliates	254,989	142,460
Property and equipment, net	1,113,898	1,179,248
Intangible assets, net	689,438	727,665
Goodwill	858,690	849,069
Other long-term assets	4,358	2,941
Total assets	5,105,925	5,084,895
Liabilities and shareholder’s equity
Current liabilities:
Accounts payable	572,502	624,335
Accrued liabilities	319,367	328,887
Income taxes payable	1,708	25,351
Deferred income taxes	117,168	95,763
Current liabilities due to affiliates	155,204	115,214
Current portion of long-term debt	9,040	7,544
Total current liabilities	1,174,989	1,197,094
Long-term debt due to affiliates	3,017,184	2,738,944
Long-term debt	5,262	8,791
Deferred income taxes	161,943	245,185
Other long-term liabilities	209,627	230,210
Commitments and contingencies
Shareholder’s equity:
Preferred stock, $1.00 par value—authorized, issued and outstanding, 3,000 shares (liquidation preference of $6,150)	6,150	6,150
Common stock, $1.00 par value—authorized, 147,000 shares; issued and outstanding, 236 shares	1	1
Additional paid-in capital	607,352	607,289
Retained earnings (accumulated deficit)	(76,436)	51,378
Treasury stock, at cost (50 shares)	(147)	(147)
Total shareholder’s equity	536,920	664,671
Total liabilities and shareholder’s equity	5,105,925	5,084,895

The accompanying notes are an integral part of these consolidated financial statements.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands)

	2006	2005	2004
	$	$	$
Sales	9,495,858	8,200,445	1,802,585
Costs and expenses:
Cost of goods sold (exclusive of depreciation shown below)	7,172,366	6,227,045	1,371,271
Selling, general and administration (exclusive of depreciation shown below)	2,030,766	1,686,458	318,726
Depreciation and amortization	215,804	184,854	31,148
Operating income	76,922	102,088	81,440
Other expense (income), net:
Interest expense	274,692	208,648	31,926
Foreign currency losses (gains)	12,670	(18,208)	—
Interest income	(5,964)	(1,310)	(85)
	281,398	189,130	31,841
Income (loss) before income taxes	(204,476)	(87,042)	49,599
Income tax provision (benefit)	(76,893)	(32,616)	19,151
Net income (loss)	(127,583)	(54,426)	30,448

The accompanying notes are an integral part of these consolidated financial statements.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands, except share amounts)

	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Treasury Stock	Total
	$	$	$	$	$	$
BALANCE—May 31, 2003	6,150	1	67,682	75,558	(147)	149,244
Dividends paid				(75)		(75)
Tax benefit of employee option exercises of Parent Company stock			39			39
Net income				30,448		30,448
BALANCE—May 29, 2004	6,150	1	67,721	105,931	(147)	179,656
Dividends paid				(127)		(127)
Issuance of Common stock(1)			539,188			539,188
Tax benefit of employee option exercises of Parent Company stock			380			380
Net loss				(54,426)		(54,426)
BALANCE—May 28, 2005	6,150	1	607,289	51,378	(147)	664,671
Dividends paid				(231)		(231)
Tax benefit of employee option exercises of Parent Company stock			63			63
Net loss				(127,583)		(127,583)
BALANCE—May 27, 2006	6,150	1	607,352	(76,436)	(147)	536,920

(1)          In fiscal 2005, the Company issued 110 common shares having a par value of $1.00 each for a total consideration of $539,188. The excess contribution over the par value has been credited to additional paid-in capital.

The accompanying notes are an integral part of these consolidated financial statements.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands)

	2006	2005	2004
	$	$	$
Operating activities
Net income (loss)	(127,583)	(54,426)	30,448
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	215,804	184,854	31,148
Loss on impairment and disposal of property and equipment	5,729	1,759	55
Gain on sale of prescription files	(7,691)	(722)	—
Deferred income taxes	(61,035)	(61,279)	1,694
Unrealized foreign exchange losses (gains)	14,371	(19,175)	—
Tax benefit on Parent Company options	63	380	39
Other non-cash items	1,089	3,401	565
Changes in operating assets and liabilities:
Accounts receivable, net	21,663	(26,895)	(14,867)
Intercompany receivable and payable	(7)	75,171	(52)
Merchandise inventory	20,128	(46,650)	(22,650)
Prepaid expenses	146	24,086	(6,261)
Income taxes payable	(23,643)	25,370	(627)
Accounts payable and accrued liabilities	(46,365)	744	7,534
Other assets and liabilities	(28,334)	(9,019)	(2,745)
Net cash from operating activities	(15,665)	97,599	24,281
Investing activities
Acquisitions of Eckerd drugstores, net of cash acquired	—	(2,491,813)	—
Purchase of property and equipment	(124,064)	(162,272)	(42,931)
Proceeds from sale of property and equipment	1,153	1,595	—
Purchase of intangible assets	(10,859)	(4,840)	(4,533)
Proceeds from sale of intangible assets	8,674	435	—
Proceeds from sale of assets held for sale	30,228	6,199	—
Net cash from investing activities	(94,868)	(2,650,696)	(47,464)
Financing activities
Net repayment on line-of-credit agreement	—	(15,000)	(25,389)
Proceeds from advances from affiliates, net	187,000	80,000	—
Proceeds from issuance of notes payable to affiliates	—	1,022,527	65,000
Repayment of notes payable to affiliates	(48,112)	(555,227)	(8,000)
Payment on capital lease obligations	(8,071)	(19,589)	—
Issuance of common stock	—	539,188	—
Issuance of redeemable preferred stock	—	1,574,200	—
Change in bank overdraft	—	—	365
Dividends paid	(231)	(127)	(75)
Net cash from financing activities	130,586	2,625,972	31,901
Net increase in cash and cash equivalents	20,053	72,875	8,718
Cash and cash equivalents, beginning of year	90,649	17,774	9,056
Cash and cash equivalents, end of year	110,702	90,649	17,774

The accompanying notes are an integral part of these consolidated financial statements.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands, except share amounts)

1.   Description of business and significant accounting policies

a)   Description of business

The Jean Coutu Group (PJC) USA, Inc. (“Jean Coutu USA”) is a wholly owned subsidiary of The Jean Coutu Group (PJC) Inc. (the “Parent Company”). The consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, include the accounts of Jean Coutu USA and its subsidiaries, referred to as the “Company”.

On July 31, 2004, the Company acquired the stock of various indirect subsidiaries of J.C. Penney Company, Inc. operating a portion of the Eckerd drugstore business (the “Eckerd Acquisition”). The acquired drugstore business is located in the northeastern, mid-Atlantic and southeastern United States (the “Northern Operations”). The Northern Operations consist of over 1,500 retail stores, six distribution centers, the Eckerd trade name and other related assets. The Eckerd Acquisition extended the Company’s business to these regions and provided for substantial distribution, purchasing and marketing opportunities.

The Company operates a network comprising 1,858 drugstores as of May 27, 2006 (May 28, 2005 – 1,922; May 29, 2004 – 336), located in 18 states of the northeastern, mid-Atlantic and southeastern United States. The Company conducts business under the trade names Brooks Pharmacy and Eckerd Pharmacy. During fiscal 2006, there were 21 new store openings (2005 – 1,614, of which 1,549 represented the acquisition of Eckerd drugstores; 2004 – 11) and 85 closures (2005 – 28; 2004 – 7).

The Company’s long-term financing since the Eckerd Acquisition has been provided in the form of borrowings from the Parent Company (see Note 13).

b)   Financial statements presentation

The Company’s reporting calendar is based on the National Retail Federation 4-5-4 merchandising calendar. Accordingly, the Company’s fiscal year is usually 52 weeks in duration but includes a 53rd week every 5 to 6 years. The years ended May 27, 2006 (“fiscal 2006”), May 28, 2005 (“fiscal 2005”) and May 29, 2004 (“fiscal 2004”) contained 52 weeks.

c)   Basis of consolidation

The consolidated financial statements include the accounts of the Company and all its subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

These consolidated financial statements were prepared from the separate records maintained by the Company, which include significant financing transactions with the Parent Company and certain allocations of expenses and may not necessarily be indicative of the financial position, results of operations, or cash flows that would have resulted if the company had been operated as an unaffiliated company (see Notes 13 and 19).

d)   Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands, except share amounts)

1.   Description of business and significant accounting policies (continued)

assumptions. These may affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements. They may also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The most significant areas requiring the use of management estimates relate to: inventory valuation, valuation of long-term assets, and reserves and allowances, specifically those related to stores closures, workers’ compensation and general liability, receivables and income taxes.

e)   Revenue recognition

For all sales, other than third party pharmacy sales, the Company recognizes revenue from the sale of merchandise at the time the merchandise is sold. For third party pharmacy sales, revenue is recognized at the time the prescription is filled, adjusted by an estimate for those prescriptions that have not yet been claimed by customers at the end of the period. Customer returns are immaterial.

Subsequent to the Eckerd Acquisition, the Company conformed certain of its revenue accounting policies with those of the acquired business. The revenue for prescriptions filled but not yet picked up by the customer is no longer recognized. The effect on fiscal 2004 was insignificant. The change decreased fiscal 2005 revenue by $4,406; the impact on the fiscal 2005 net loss was insignificant.

f)   Cost of goods sold

Cost of goods sold includes the following:  the cost of inventory sold during the period, including related vendor rebates and allowances, inventory shrink costs, and warehousing costs which include distribution payroll and benefit costs, distribution center occupancy costs, and delivery expenses to the stores.

g)   Significant concentrations

The Company’s exposure to concentrations of credit risk is limited. The non-collection risk is reduced by the fact that accounts receivable are generated by numerous customers.

During fiscal 2006, the Company purchased approximately 83% (2005 – 87%; 2004 – 96%) of the dollar volume of its branded prescription drugs from a single supplier, McKesson Corporation, with whom the Company has a long-term supply contract.

h)   Vendor allowances

The Company accounts for vendor allowances under the guidance provided by EITF Issue No. 02-16, “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor”, and EITF Issue No. 03-10, “Application of EITF Issue No. 02-16 by Resellers to Sales Incentives Offered to Consumers by Manufacturers.”  Rebates and allowances received from vendors relate to either buying and merchandising or promoting the product. Buying and merchandising rebates and allowances are recorded as a reduction of cost of goods sold as product is sold. Rebates and allowances related to

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands, except share amounts)

1.   Description of business and significant accounting policies (continued)

advertising are recorded as a reduction of advertising expense in selling, general and administrative expense as the advertising commitment has been satisfied.

i)   Advertising

Advertising costs are expensed in the period the advertisement first takes place. Advertising expenses, net of vendor funding, for fiscal 2006, 2005 and 2004 were $54,408, $36,162, and $7,361, respectively.

j)   Foreign currency transactions

The gain or loss on foreign currency transactions includes those related to foreign currency contracts with Parent Company and the Canadian dollar denominated term loans due to the Parent Company.

k)   Cash and cash equivalents

Cash and cash equivalents are defined as cash and highly liquid investments that have original maturities of less than three months.

l)   Accounts receivable

Accounts receivable consist primarily of amounts due from third-party providers (e.g., pharmacy benefit managers, insurance companies and governmental agencies) and vendors. The Company has recorded an allowance for doubtful accounts of $43,197 and $41,872 as of May 27, 2006 and May 28, 2005, respectively.

m)   Merchandise inventory

In fiscal 2005, the Company changed its method of determining the cost of inventories from the first-in, first-out (FIFO) method to the last-in, first-out (LIFO) method. Management believes that the LIFO method provides a better matching of inventory cost and revenue. Additionally, management believes that the LIFO method is the predominant inventory method used in the retail drug store industry. For the fiscal year ended May 28, 2005, the effect of the change increased the net loss by $11,074.

At May 27, 2006 and May 28, 2005 inventories were $57,203 and $18,456, respectively, lower than the amounts that would have been reported using FIFO method. The LIFO charge was $38,747, $18,456 and $0 for fiscal years 2006, 2005 and 2004, respectively.

Physical inventory counts are taken on a regular basis in each store and distribution center location to ensure that the amounts reflected in the financial statements are properly stated. During the interim period between physical inventory counts, the Company accrues for anticipated physical inventory losses in the stores on a location-by-location basis based on historical results and current trends.

Subsequent to the Eckerd Acquisition, the Company conformed certain of its inventory accounting policies with those of the acquired business. The Company modified its accounting methods for cash discounts and the capitalization of certain distribution center costs. The effect of these changes on inventory and cost of goods sold was insignificant.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands, except share amounts)

1.   Description of business and significant accounting policies (continued)

n)   Store pre-opening and closing costs

New store opening costs, other than capital expenditures, are charged directly to expense when incurred. When the Company closes a store, the present value of estimated unrecoverable costs, including the remaining lease obligation and ancillary occupancy costs, less estimated sublease income and the book value of abandoned property and equipment are charged to expense.

o)   Property and equipment

Land, buildings and building improvements, leasehold improvements and equipment are stated at cost, net of accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to operations as incurred. Major improvements which extend the life or the efficiency of the property are capitalized.

Depreciation of property and equipment is calculated using the straight-line method based on their estimated economic useful lives. Property and equipment and their estimated useful lives consist of the following:

Buildings and building improvements	12-31 years
Leasehold improvements	Term of the lease or useful life, whichever is shorter
Equipment	3-7 years

The Company capitalizes application stage development costs for significant internally developed software projects. These costs are amortized over a 5-year period.

p)   Goodwill and other intangible assets

Goodwill and intangible assets with indefinite lives are not amortized but are evaluated for impairment at least annually. No impairment was noted during fiscal 2006, 2005 and 2004.

Intangible assets with finite lives are amortized, principally on the straight-line method, over their useful lives. Intangible assets with finite lives consist primarily of prescription files, noncompete agreements, leasehold interests and loan issuance costs. Prescription files are amortized over five to ten years. Noncompete agreements are amortized over the terms of the agreements. Leasehold interests are amortized over the remaining period of the lease terms, and loan issuance costs are amortized over the term of the related debt.

q)   Leasehold interests

Leasehold interests arise from the adjustment of assumed lease obligations to their fair market rate through purchase accounting. For acquired lease obligations for which the rent exceeds the fair market rate, a leasehold interest liability is created and is included in other long-term liabilities. An intangible asset is created when the fair market rate exceeds the rent in the acquired lease obligation. Leasehold interests are amortized or accreted to income as a component of amortization expense over the lease term.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands, except share amounts)

1.   Description of business and significant accounting policies (continued)

r)   Deferred income taxes

Deferred income taxes are provided based on the estimated future tax effects of differences between financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax expense (benefit) results from the net change during the reporting period in deferred tax assets and liabilities, net of the effect of acquisitions and dispositions. Deferred tax assets include tax loss and credit carryforwards and are reduced by a valuation allowance if, based on available evidence, it is more likely than not that some portion of the deferred tax assets will not be realized. Changes in valuation allowances from period to period are included in the tax provision in the period of change.

s)   Other long-term liabilities

Deferred income:  The Company receives cash and other consideration from its vendors under certain exclusivity agreements. These amounts are initially deferred and, if the purchase commitment has been met, recognized as a reduction in cost of goods sold as the related inventory is sold.

Deferred lease obligations:  The Company conducts a significant part of its operations in leased premises and recognizes minimum rent starting when possession of the property is taken from the landlord, which normally includes a pre-opening period prior to the commencement of lease payments. When a lease contains a predetermined fixed escalation of the minimum rent, the Company recognizes the related rent expense on a straight-line basis over the term of the lease and consequently, records the difference between the recognized rental expense and the amounts payable under the lease as deferred lease obligations, which is included in other long-term liabilities.

Lease payments that depend on factors that are not measurable at the inception of the lease, such as future sales volume, are contingent rentals and are excluded from minimum lease payments and included in the determination of total rental expense when the expense has been incurred and the amount is reasonably estimable.

Workers’ compensation and general liability:  Workers’ compensation and general liability reserves are based on actuarially determined estimates of reported and incurred but not reported claims resulting from historical experience and current data.

t)   Capital leases

The Company leases a significant number of its store locations and certain equipment, principally photo equipment. These leases are classified as either capital leases, operating leases or subleases, as appropriate. Certain store properties have been capitalized in accordance with EITF Issue No. 97-10 “The Effect of Lessee Involvement in Asset Construction” due to the Company’s involvement with the construction of the properties. For those properties where the Company is considered the owner of the asset during the construction period, a sale and leaseback of the asset generally occurs when construction of the asset is complete and the lease term begins. The amount capitalized was $4,275 at May 27, 2006 and is included in current portion of long-term debt on the consolidated balance sheet.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands, except share amounts)

1.   Description of business and significant accounting policies (continued)

u)   Pre-acquisition contingencies and closed store reserves

The Company recognized certain pre-acquisition contingencies in the Eckerd Acquisition. Adjustments to those contingencies, primarily the closed store obligations, are reflected in the statement of operations.

As part of the purchase price allocation in the Eckerd Acquisition, the Company also recognized the costs to exit certain activities of the Northern Operations under EITF Issue No. 95-3 “Recognition of Liabilities in Connection with a Purchase Business Combination,” primarily lease obligations for stores it intended to close. Under EITF Issue No. 95-3, if the actual cost to satisfy the contractual obligation exceeds the amount initially accrued, the difference is reflected in the statement of operations. If the actual cost is less than the amount initially accrued, the difference will be credited to goodwill.

v)   Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows expected to be generated from utilizing these assets to their carrying amounts. If the cash flows are not sufficient to recover the carrying amount of the assets, then impairment has occurred, and the long-lived assets are written down to their respective fair values.

w)   Retirement benefit plans

The Company has a 401(k) employee savings plan (the “Plan”). Under the terms of the Plan, eligible employees may contribute amounts up to 20% of their compensation in fiscal 2006 (2005 – 20%; 2004 – 15%) (subject to certain limitations). The Plan provides for Company-matching and/or profit-sharing contributions, depending on the Company’s profitability.

The Company contributed to the Plan $22,593, $17,472 and $1,875 for fiscal 2006, 2005 and 2004, respectively.

In fiscal 2006, certain Company executives were granted supplemental retirement benefits. The expense recognized in fiscal 2006 was $482.

x)   Derivative financial instruments

Derivatives are recorded on the balance sheet as assets or liabilities and measured at fair value. Changes in fair value are recognized in earnings unless the derivative qualifies for hedge accounting.

In fiscal 2005, the Company entered into foreign currency forward contracts with the Parent Company. The fair value of these contracts is determined by reference to the exchange rate at period-end. These contracts do not qualify for hedge accounting. The gain recognized in fiscal 2006 and fiscal 2005 was $130,650 and $76,681, respectively, and is recorded in foreign currency (gains) losses in the consolidated statement of operations.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands, except share amounts)

1.   Description of business and significant accounting policies (continued)

y)   Stock options

Equity and related incentives issued to employees of the Company by the Parent Company are accounted for as if the transaction were a compensatory plan adopted by the Company with an offsetting contribution to capital.

z)   Reclassifications

Certain reclassifications, primarily between cost of goods sold and selling, general and administrative expenses, have been made to the fiscal 2004 consolidated financial statements to conform to the fiscal 2006 and 2005 presentations.

2.   New accounting pronouncements

a)   Rental costs incurred during a construction period

In October 2005, the FASB issued the FASB Staff Position No. 13-1 (“FSP No. 13-1”), “Accounting for Rental Costs Incurred during a Construction Period”. The FSP No. 13-1 addresses the accounting for rental costs associated with operating leases that are incurred during a construction period and requires those costs to be recognized as rental expense. The provisions of the FSP No. 13-1 were applied to the first reporting period beginning after December 15, 2005, which for the Company was February 27, 2006. Previously capitalized amounts will continue to be amortized over the related lease terms.

b)   Conditional asset retirement obligations

In March 2005, the FASB issued Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations—an Interpretation of FASB Statement No. 143.” FIN 47 requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. FIN 47 states that a conditional asset retirement obligation is a legal obligation to perform an asset retirement activity in which the timing or method of settlement is conditional upon a future event that may or may not be within control of the entity. FIN 47 was required to be effective no later than the end of fiscal years ended after December 15, 2005 and accordingly, the Company has adopted FIN 47 in fiscal 2006. The adoption of FIN 47 did not have a material impact on our financial position or results of operations.

c)   Uncertainty in income taxes

In July 2006, the FASB issued Financial Accounting Standards Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes”. FIN 48 prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transitions. FIN 48 will be effective beginning June 3, 2007. The Company is analyzing the effects, if any, of the adoption of FIN 48.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands, except share amounts)

3.   Business acquisition

On July 31, 2004, the Company acquired all of the stock of various indirect subsidiaries of J.C. Penney Company, Inc. operating a portion of the Eckerd drugstore business. The acquired drugstore business is located in the northeastern, mid-Atlantic and southeastern United States. The Northern Operations consist of over 1,500 retail stores, six distribution centers, the Eckerd corporate headquarters (located in Largo, Florida), the Eckerd trade name and other related assets. The Eckerd Acquisition extends our business into these regions and provides for substantial distribution, marketing and purchasing opportunities.

The net cash purchase price, including transaction costs was $2,496,113. The purchase price and costs associated with acquisition exceeded the estimated fair value of the net tangible assets acquired by $1,418,740. We allocated the excess purchase price over the fair value of the net tangible assets acquired to prescription files, a finite-lived intangibles asset of $286,400, the Eckerd trade name, an indefinite-lived intangibles asset of $353,000 and goodwill of $779,340. The acquired goodwill is not deductible for income tax purposes. The estimated weighted-average useful life of the prescription files is 10 years. The Northern Operations have been included in the Company’s results of operations from July 31, 2004.

During fiscal 2006, the Company finalized its purchase price allocation and increased goodwill by $9,621, decreased deferred income tax liabilities by $802 and decreased property and equipment by $10,423.

The final purchase price allocation was as follows:

Purchase price allocation
$
Net assets acquired:
Accounts receivable	311,000
Merchandise inventory	1,211,900
Accounts payable	(541,200)
Other working capital items	(192,600)
Property and equipment	887,671
Leasehold interests	75,900
Intangible assets:
Trade name	353,000
Prescription files	286,400
Goodwill	779,340
Deferred income taxes	(424,998)
Liabilities for store closures	(148,700)
Other long-term liabilities	(105,900)
Net assets acquired, excluding cash	2,491,813
Cash	4,300
Net assets acquired	2,496,113
Cash consideration and acquisition costs	2,496,113

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands, except share amounts)

4.   Store closings and impairment charges

The reserve for store lease exit costs includes the following activity:

	2006	2005	2004
	$	$	$
Balance, beginning of year	143,468	537	1,593
Assumed liabilities associated with the Eckerd Acquisition	—	148,700	—
Provision for present value of noncancellable lease payments	3,624	4,217	—
Changes in assumptions	10,721	6,291	(315)
Interest accretion	9,042	5,861	—
Cash payments, net of sublease income, and settlements	(52,067)	(22,138)	(741)
Balance, end of year	114,788	143,468	537

During fiscal 2006, 2005 and 2004, the Company recorded charges for $3,624, $4,217 and $0, respectively for stores to be closed or relocated under long term leases. These charges are recorded in selling, general and administrative expenses in the consolidated statement of operations. In addition, the Company assumed the Eckerd liability for closed stores of $148,700 of which $49,387 was the fair value of the obligations for existing closed stores and $99,313 was accrued under EITF Issue No. 95-3. The liability at May 27, 2006 of $114,788 will require future cash payments through 2028. During fiscal 2006, the Company agreed to settle certain lease obligations with the same lessor with whom the Company was in litigation. The total agreed upon settlement was $20,000, of which $1,000 was paid in fiscal 2006, and the remaining $19,000 will be paid in July 2006.

In fiscal 2006, 2005 and 2004, the Company recorded non-cash charges totaling $4,798, $1,112 and $0, respectively, for the impairment of long-lived assets. These amounts include the write-down of long-lived assets at stores and distribution centers that were assessed for impairment because of management’s intention to relocate or close the store or because of changes in circumstances that indicate the carrying value of an asset may not recoverable.

5.   Rental expense

	2006	2005	2004
	$	$	$
Minimum rentals	327,405	269,394	27,072
Contingent rentals	12,044	12,977	2,445
Less: Sublease rental income	(1,257)	(2,267)	(356)
	338,192	280,104	29,161

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands, except share amounts)

6.   Depreciation and amortization

	2006	2005	2004
	$	$	$
Property and equipment	161,367	140,590	24,619
Intangible assets	54,437	44,264	6,529
	215,804	184,854	31,148

The amortization expense of assets under capital leases for fiscal 2006 was $9,052 (2005 – $7,336; 2004 – $0) and is included in the depreciation and amortization of property and equipment.

Interest accretion on the closed store reserve and unfavorable leasehold interests amortization are included in intangible assets amortization.

7.   Financing expenses

	2006	2005	2004
	$	$	$
Interest expense:
Interest on long-term debt due to affiliates	262,103	199,818	29,457
Interest on advances due to affiliates	340	1,271	—
Interest on long-term debt—third party	6,736	2,489	—
Other—third party	5,513	5,070	2,469
Interest expense	274,692	208,648	31,926
Interest income:
Interest income from affiliates	(4,702)	(979)	—
Interest income—third party	(1,262)	(331)	(85)
Interest income	(5,964)	(1,310)	(85)

Interest paid for fiscal 2006 was $253,670 (2005 – $131,372; 2004 – $31,674). The Company capitalized $562 of interest expense in fiscal 2006 (2005 – $230; 2004 – $0).

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands, except share amounts)

8.   Income taxes

Provision for income taxes (benefit) for fiscal 2006, 2005 and 2004 was as follows:

	2006	2005	2004
	$	$	$
Current provision:
Federal	(3,471)	25,699	15,095
State	(12,387)	2,964	2,362
	(15,858)	28,663	17,457
Deferred provision:
Federal	(59,255)	(51,863)	1,429
State	(1,780)	(9,416)	265
	(61,035)	(61,279)	1,694
Total income tax provision (benefit)	(76,893)	(32,616)	19,151

A reconciliation of the expected statutory income tax rate to the Company’s effective tax rate was as follows:

	2006	2005	2004
	%	%	%
Expected federal statutory tax rate	35.0	35.0	35.0
State rate, net	2.6	2.5	4.1
Other	—	—	(0.5)
Effective tax rate	37.6	37.5	38.6

Income taxes paid, net of refunds, were $9,737, $5,592 and $19,902 for the years ended May 27, 2006, May 28, 2005 and May 29, 2004, respectively. Income taxes payable includes $11,371 and $5,642 of accruals for certain state contingencies at May 27, 2006 and May 28, 2005, respectively.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands, except share amounts)

8.   Income taxes (continued)

Deferred income tax assets and liabilities were as follows:

	May 27, 2006	May 28, 2005
	$	$
Deferred income tax assets:
Accounts receivable	29,382	17,289
Current liabilities	72,059	76,714
Other long-term liabilities	83,187	98,681
Net operating losses	69,324	2,166
Interest carried forward	78,171	6,047
Valuation allowance on net operating losses	(30,838)	—
	301,285	200,897
Deferred income tax liabilities:
Inventories	211,996	185,561
Property and equipment	237,376	230,014
Intangible assets and goodwill	124,411	116,018
Other	6,613	10,252
	580,396	541,845
Deferred income tax assets (liabilities), net	(279,111)	(340,948)

Deferred income tax assets and liabilities were allocated as follows:

	May 27, 2006	May 28, 2005
	$	$
Current deferred income tax liability	(117,168)	(95,763)
Long-term deferred income tax liability	(161,943)	(245,185)
	(279,111)	(340,948)

At May 27, 2006, the Company had federal net operating loss carryforwards of $16,145, which will expire in 2025, and state net operating losses of $1,271,600, the majority of which will expire between fiscal 2012 and 2026. As a result of the Eckerd acquisition, the utilization of certain state net operating losses may be subject to an annual limitation. Realization of the Company’s federal and state net operating loss carryforwards is dependent on generating sufficient taxable income in the near term. The Company has determined that it is more likely than not that certain state net operating loss carryforwards will not be utilized before they expire. Accordingly, a valuation allowance of $30,838 has been recorded for a portion of the state operating loss carryforwards. No valuation allowance has been provided on federal net operating loss carryforwards.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands, except share amounts)

9.   Property and equipment

	May 27, 2006	May 28, 2005
	$	$
Land	129,894	123,144
Buildings and building improvements	301,035	284,075
Leasehold improvements	390,205	362,498
Equipment	622,496	585,840
Capital leases—Photo equipment and software	45,563	43,818
Construction in progress	41,665	34,391
	1,530,858	1,433,766
Accumulated depreciation and amortization	(416,960)	(254,518)
Property and equipment, net	1,113,898	1,179,248

The Company acquired assets under capital leases for an amount of $1,745 in fiscal 2006 (2005 – $0). The net book value of property and equipment under capital leases was $29,175 (2005 – $36,482).

10.   Intangible assets

	May 27, 2006	May 28, 2005
	$	$
Indefinite-lived:
Trade name	353,000	353,000
Definite-lived:
Prescription files	337,818	330,462
Non-compete agreements	6,619	5,256
Leasehold interests	113,210	113,403
Total cost	810,647	802,121
Accumulated amortization—Prescription files	(87,930)	(54,288)
Accumulated amortization—Non-compete agreements	(4,548)	(4,137)
Accumulated amortization—Leasehold interests	(28,731)	(16,031)
Total accumulated amortization	(121,209)	(74,456)
Total intangible assets—net	689,438	727,665

Estimated amortization expense for intangible assets subject to amortization for the five fiscal years succeeding May 27, 2006, is as follows:

Estimated amortization
$
2007	46,908
2008	44,369
2009	42,286
2010	39,611
2011	36,875

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands, except share amounts)

11.   Goodwill

The changes in the book value of goodwill are as follows:

	2006	2005
	$	$
Balance, beginning of year	849,069	79,350
Acquisition (Note 3)	9,621	769,719
Balance, end of year	858,690	849,069

12.   Accrued liabilities

	May 27, 2006	May 28, 2005
	$	$
Accrued wages, benefits and other personnel costs	89,416	96,214
Workers’ compensation and general liability	27,764	25,800
Sales, payroll and other taxes payable	46,467	38,640
Accrued interest	1,663	1,069
Deferred income	9,109	9,334
Liabilities for store closures	42,427	46,881
Accrued advertising expenses	9,652	2,508
Accrued rent	23,364	29,618
Other	69,505	78,823
	319,367	328,887

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands, except share amounts)

13.   Receivable from and liabilities due to affiliates

	May 27, 2006	May 28, 2005
	$	$
Current receivable from affiliates
Advance to the Parent Company, bearing interest at LIBOR plus 2.5% (7.69% at May 27, 2006) payable quarterly. Payment of principal based on mutual consent of both the Company and the Parent Company.	40,000	—
Interest receivable from the Parent Company	418	302
Current portion of foreign currency forward contracts	15,211	2,876
Current receivable from affiliates	55,629	3,178
Long-term receivable from affiliates
Advance to the Parent Company, payable no later than May 31, 2011, bearing interest at LIBOR plus 2.5% (7.69% at May 27, 2006) payable quarterly.	70,000	70,000
Foreign currency forward contracts with the Parent Company, at fair value, for a notional amount of CAD$1,277,056 and USD$945,534 (2005 – CAD$1,337,606 and USD$990,886), maturing by quarterly tranches until May 31, 2011.	200,200	75,336
	270,200	145,336
Current portion of foreign currency forward contracts	15,211	2,876
Long-term receivable from affiliates	254,989	142,460
Current liabilities due to affiliates
Current portion of long-term debt due to affiliates	87,426	48,113
Accrued interest on long-term debt due to affiliates	66,117	63,601
Accrued expenses due to affiliates	1,661	3,500
Current liabilities due to affiliates	155,204	115,214

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands, except share amounts)

13.   Receivable from and liabilities due to affiliates (continued)

	May 27, 2006	May 28, 2005
	$	$
Long-term debt due to affiliates
Term loan facility denominated in Canadian dollars maturing on July 30, 2009, bearing interest at 7.35%, repayable by quarterly installments based on yearly tranches from 10% to 20% of the original loan balance and the balance owing in 2009.	286,266	282,536
Term loan facility denominated in Canadian dollars maturing on July 30, 2011, bearing interest at 7.85%, payable by quarterly installments based on yearly tranches from 1% to 2% of the original loan balance and the balance owing in 2011.	867,144	780,321
20,000 Preferred shares, non-voting, bearing a 9.375% cumulative dividend per annum payable semi-annually, not retractable, redeemable and not convertible into shares of any other class. The Company has a conditional forward sale agreement to repurchase the preferred stocks on July 30, 2014	1,574,200	1,574,200
Advance from the Parent Company, bearing interest at LIBOR plus 2.5% (7.69% at May 27, 2006) payable quarterly. Payment of principal based on mutual consent of both the Company and the Parent Company.	377,000	150,000
	3,104,610	2,787,057
Current portion of long-term debt due to affiliates	87,426	48,113
Long-term debt due to affiliates	3,017,184	2,738,944

Minimum repayments

Minimum principal payments to be made during the following years for long-term debt due to affiliates are as follows:

Principal
$
2007	87,426
2008	85,528
2009	66,555
2010	122,767
2011	631,009
Thereafter	2,111,325

Additional repayments in excess of the minimum amounts mentioned above may be made by the Company based on cash flow provided during the year.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands, except share amounts)

14.   Long-term debt

Credit agreement

On July 30, 2004, the Parent Company and the Company entered into a new credit agreement providing the Company with a credit facility that consists of a revolving loan, a swingline loan and letters of credit. The credit agreement is stated to expire on July 30, 2009. Under the terms of the agreement, the maximum available outstanding under each of the revolving loan, the swingline loan and the letters of credit is $325,000, $35,000 and $130,000 respectively, subject to an aggregate maximum of $325,000. Borrowings under the credit agreement bear interest at (a) the higher of (i) the U.S. prime rate or (ii) the federal funds rate plus 0.5%, or (b) the LIBOR rate, plus a variable margin (ranging from 0.5% to 2.50%). The variable margins are dependent on the achievement of certain financial ratios.

The credit agreement contains certain restrictive covenants including the achievement of various financial ratios. At May 27, 2006, the Parent Company and the Company were in compliance with these covenants.

The credit agreement is secured by a first ranking security interest in substantially all of the Company’s assets and a first ranking pledge of the Company’s capital stock.

At May 27, 2006, no amounts were outstanding under the revolving loan and the swingline loan. The Company had outstanding letters of credit totaling $70,433 as of May 27, 2006 (2005 - $67,424; 2004 - $7,091).

Capital leases

	May 27, 2006	May 28, 2005
	$	$
Photo equipment and software capital leases bearing interest calculated at rates varying from 4.89% to 5.75% (5.72% to 5.75% as at May 28, 2005)	14,302	16,335
Current portion	9,040	7,544
Long-term debt	5,262	8,791

Refer to Note 17 for minimum repayments to be made the following years for capital leases. The balance of capital leases and the current portion include $4,275 of obligations for store locations capitalized under EITF 97-10.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands, except share amounts)

15.   Other long-term liabilities

	May 27, 2006	May 28, 2005
	$	$
Deferred income	9,772	9,836
Deferred lease obligations	24,682	13,692
Leasehold interests	29,546	32,349
Workers’ compensation and general liability	64,533	68,794
Liabilities for store closures	72,361	96,587
Other	8,733	8,952
	209,627	230,210

16.   Preferred stock

The Company has 3,000 shares of preferred stock outstanding, held by the Parent Company. Dividends are cumulative and based on LIBOR, calculated once a year on the first business day of the fiscal year. Dividends are payable from the Company’s funds when declared by the Board of Directors. In the event of a voluntary or involuntary liquidation or dissolution of the Company, the holder of the preferred shares shall have priority over the holder of the common shares and be entitled to an amount equal to $2,050 per share, plus any cumulative unpaid dividends outstanding. The preferred shareholder and the Company have the ability to put and call the preferred shares, respectively, at any time with proper notification. The preferred shares would be redeemed by the Company based on the provisions outlined above. There were no cumulative unpaid dividends outstanding at May 27, 2006, May 28, 2005 and May 29, 2004.

17.   Commitments

The Company has commitments for photo equipment and software capital leases (see Note 14) and building and vehicle operating leases. The Company also has commitments for the construction of buildings with contractors totaling $18,183 and agreements with suppliers to purchase inventory and services totaling $38,181. Minimum payments payable over the next five years are as follows:

	Capital leases	Operating leases	Other commercial commitments
	$	$	$
2007	5,173	345,622	40,649
2008	3,306	335,467	12,051
2009	1,975	319,662	3,664
2010	212	301,440	—
2011	—	282,634	—
Thereafter	—	2,394,981	—
Total minimum lease payments under capital leases	10,666
Less: Amount representing interest	(639)
Present value of net minimum lease payments	10,027

Total minimum rentals to be received under noncancelable subleases as of May 27, 2006 was $65,049.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the years ended May 27, 2006, May 28, 2005 and May 29, 2004
(in thousands, except share amounts)

18.   Contingencies

Guarantees

On July 31, 2004, the Company acquired the shares of various indirect subsidiaries of J.C. Penney Company, Inc. (“Seller”) (see Note 3). Pursuant to the stock purchase agreement, the Company agreed to enter into certain customary indemnification obligations in favor of the Seller. The Company has agreed to indemnify the Seller for taxes, damages and certain liabilities related to the business acquired. Certain portions of the Company’s indemnification obligations are capped at $350,000 while other provisions are not subject to such a limit. Certain of the indemnification obligations survived the closing date of the acquisition until April 2006 and still others will survive until the expiration of the applicable statute of limitations. The maximum amount of future payments cannot be estimated as it results from future events that cannot be predicted. Accordingly, no provision has been recorded in the consolidated financial statements.

Certain debt agreements require the Company to indemnify the parties in the event of changes in elements such as withholding tax regulations. The nature and scope of such indemnifications is contingent on future events, none of which can be foreseen as of May 27, 2006. Also, the Company believes the structure of such transactions makes these events unlikely. Accordingly, no provision has been recorded in the consolidated financial statements.

Contingencies

Various claims and legal proceedings have been initiated against the Company in the normal course of  its operating activities. Although the outcome of these proceedings cannot be determined with certainty, management estimates that any payments resulting from their outcome are not likely to have a substantial negative impact on the Company’s consolidated financial position, results of operations and cash flows.

19.   Related party transactions

During fiscal 2006, the Company was charged for software development activities and for management information systems maintenance and support provided by the Parent Company. The total amount charged was $11,093 (2005 – $5,515; 2004 – $2,139) of which $3,964 (2005 – $3,210; 2004 – $1,021) was capitalized within property and equipment. In fiscal 2005, the Parent Company acquired transportation equipment included in assets held for sale for $8,000, which was settled through the intercompany account.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except share amounts)

(UNAUDITED)

	August 26, 2006	May 27, 2006
	$	$
Assets
Current assets:
Cash and cash equivalents	40,827	110,702
Accounts receivable, net	415,816	415,869
Merchandise inventory	1,611,268	1,561,092
Current receivable from affiliates	16,763	55,629
Assets held for sale	2,869	2,869
Prepaid expenses	43,643	38,391
Total current assets	2,131,186	2,184,552
Receivable from affiliates	249,927	254,989
Property and equipment, net	1,104,568	1,113,898
Intangible assets, net	678,917	689,438
Goodwill	858,690	858,690
Other long-term assets	5,672	4,358
Total assets	5,028,960	5,105,925
Liabilities and shareholder’s equity
Current liabilities:
Accounts payable	632,787	572,502
Accrued liabilities	291,092	319,367
Income taxes payable	2,183	1,708
Deferred income taxes	126,794	117,168
Current liabilities due to affiliates	128,859	155,204
Current portion of long-term debt	8,750	9,040
Total current liabilities	1,190,465	1,174,989
Long-term debt due to affiliates	3,015,239	3,017,184
Long-term debt	4,180	5,262
Deferred income taxes	119,862	161,943
Other long-term liabilities	208,427	209,627
Shareholder’s equity:
Preferred stock, $1.00 par value—authorized, issued and outstanding, 3,000 shares (liquidation preference of $6,150)	6,150	6,150
Common stock, $1.00 par value—authorized, 147,000 shares; issued and outstanding, 236 shares	1	1
Additional paid-in capital	607,352	607,352
Accumulated deficit	(122,569)	(76,436)
Treasury stock, at cost (50 shares)	(147)	(147)
Total shareholder’s equity	490,787	536,920
Total liabilities and shareholder’s equity	5,028,960	5,105,925

The accompanying notes are an integral part of these consolidated condensed financial statements.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands)

(UNAUDITED)

	Thirteen Weeks Ended
	August 26, 2006	August 27, 2005
	$	$
Sales	2,348,259	2,315,041
Costs and expenses:
Cost of goods sold (exclusive of depreciation shown below)	1,786,922	1,744,914
Selling, general and administration (exclusive of depreciation shown below)	514,777	509,772
Depreciation and amortization	54,188	57,630
Operating income (loss)	(7,628)	2,725
Other expense (income), net:
Interest expense	70,344	65,249
Foreign currency losses (gains)	1,125	(2,175)
Interest income	(2,591)	(1,288)
	68,878	61,786
Loss before income taxes	(76,506)	(59,061)
Income tax benefit	(30,456)	(23,806)
Net loss	(46,050)	(35,255)

The accompanying notes are an integral part of these consolidated condensed financial statements.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

(UNAUDITED)

	Thirteen Weeks Ended
	August 26, 2006	August 27, 2005
	$	$
Operating activities
Net loss	(46,050)	(35,255)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	54,188	57,630
Gain (loss) on impairment and disposal of property and equipment	(51)	502
Gain (loss) on sale of prescription files	84	(6,972)
Deferred income taxes	(32,455)	(26,200)
Unrealized foreign exchange losses	3,536	(1,633)
Tax benefit on Parent Company options	—	64
Other non-cash items	(39)	102
Changes in operating assets and liabilities:
Accounts receivable, net	53	14,470
Intercompany receivable and payable	(32,934)	(26,353)
Merchandise inventory	(50,176)	(34,596)
Prepaid expenses	(5,252)	(17,770)
Income taxes payable	475	(29,004)
Accounts payable and accrued liabilities	35,875	(21,006)
Other assets and liabilities	(3,803)	(2,315)
Net cash from operating activities	(76,549)	(128,336)
Investing activities
Purchase of property and equipment	(35,558)	(32,841)
Proceeds from sale of property and equipment	32	728
Purchase of intangible assets	(1,699)	(5,566)
Proceeds from sale of intangible assets	125	7,849
Net cash from investing activities	(37,100)	(29,830)
Financing activities
Proceeds on line-of-credit agreement	—	100,000
Proceeds from advances from affiliates, net	60,000	18,000
Repayment of notes payable to affiliates	(14,938)	(10,127)
Payment on capital lease obligations	(1,288)	(3,037)
Net cash from financing activities	43,774	104,836
Net (decrease) in cash and cash equivalents	(69,875)	(53,330)
Cash and cash equivalents, beginning of period	110,702	90,649
Cash and cash equivalents, end of period	40,827	37,319

The accompanying notes are an integral part of these consolidated condensed financial statements.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
(in thousands)

1.   Description of business

The Jean Coutu Group (PJC) USA, Inc. (the “Company”) is a wholly owned subsidiary of The Jean Coutu Group (PJC) Inc. (the “Parent Company”).

The Company operates a network comprising 1,859 drugstores as of August 26, 2006 (May 27, 2006 – 1,858; August 27, 2005 – 1,851), located in 18 states of the northeastern, mid-Atlantic and southeastern United States. The Company conducts business under the trade names Brooks Pharmacy and Eckerd Pharmacy.

The Company’s long-term financing since the fiscal 2005 Eckerd acquisition has been provided in the form of borrowings from the Parent Company.

On August 23, 2006, the Parent Company entered into a definitive agreement with Rite Aid Corporation, whereby the Parent Company would sell the shares of the Company to Rite Aid Corporation in exchange for total consideration of approximately $3.4 billion.

2.   Basis of presentation

The accompanying unaudited consolidated condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information, and therefore do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete annual financial statements. The accompanying financial information reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods. The results of operations for the thirteen week periods ended August 26, 2006 and August 27, 2005 are not necessarily indicative of the results to be expected for the full fiscal year. The consolidated condensed financial statements should be read in conjunction with the consolidated financial statements as of May 27, 2006 and May 28, 2005 and for each of the three fiscal years in the period ended May 27, 2006.

The consolidated condensed financial statements include the accounts of the Company and all its subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

These consolidated condensed financial statements were prepared from the separate records maintained by the Company, which include significant financing transactions with the Parent Company and certain allocations of expenses and may not be indicative of the financial position, results of operations, or cash flows that would have resulted if the Company had been operated as an unaffiliated company.

3.   New accounting pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”. This statement establishes a standard definition for fair value, establishes a framework under generally accepted accounting principles for measuring fair value and expands disclosure requirements for fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is in the process of determining the effect, if any, the adoption of SFAS No. 157 will have on its financial statements.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (continued)
(in thousands)

4.   Store closings

The reserve for store lease exit costs includes the following activity:

	August 26, 2006	August 27, 2005
	$	$
Balance, beginning of period	114,788	143,468
Provision for present value of noncancellable lease payments	431	884
Changes in assumptions	—	(1,797)
Interest accretion	2,089	1,280
Cash payments, net of sublease income, and settlements	(27,608)	(11,055)
Balance, end of period	89,700	132,780

During the thirteen week periods ended August 26, 2006 and August 27, 2005, the Company recorded charges for $431 and $884, respectively, for stores to be closed or relocated under long term leases. These charges are recorded in selling, general and administration expenses in the consolidated condensed statements of operations.

During fiscal year 2006, the Company agreed to settle certain lease obligations with the same lessor with whom the Company was in litigation. The total agreed upon settlement was $20,000, of which $1,000 was paid in fiscal year 2006 and the remaining $19,000 was paid in the thirteen week period ended August 26, 2006.

During the thirteen week period ended August 27, 2005, the Company changed its assumptions regarding the cost to terminate certain lease obligations resulting in a reduction in the reserve for store lease exit costs of $1,797.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (continued)
(in thousands)

5.   Intangible assets

The following is a summary of the Company’s intangible assets:

	August 26, 2006	May 27, 2006
	$	$
Indefinite-lived:
Trade name	353,000	353,000
Definite-lived:
Prescription files	339,176	337,818
Non-compete agreements	6,701	6,619
Leasehold interests	113,207	113,210
Total cost	812,084	810,647
Accumulated amortization—Prescription files	(96,337)	(87,930)
Accumulated amortization—Non-compete agreements	(4,696)	(4,548)
Accumulated amortization—Leasehold interests	(32,134)	(28,731)
Total accumulated amortization	(133,167)	(121,209)
Total intangible assets—net	678,917	689,438

Amortization expense for the thirteen week periods ended August 26, 2006 and August 27, 2005 was $11,908 and $10,528, respectively.

Estimated amortization expense for intangible assets subject to amortization for the five fiscal years succeeding May 27, 2006 is as follows:  2007 – $51,959; 2008 – $48,447; 2009 – $45,688; 2010 – $42,784; 2011 – $39,991.

6.   Accrued liabilities

Accrued liabilities consist of the following:

	August 26, 2006	May 27, 2006
	$	$
Accrued wages, benefits and other personnel costs	99,774	89,416
Workers’ compensation and general laiblity	28,097	27,764
Sales, payroll and other taxes payable	30,040	46,467
Accrued interest	1,421	1,663
Deferred income	13,932	9,109
Liabilities for store closures	20,880	42,427
Accrued advertising expenses	7,036	9,652
Accrued rent	26,049	23,364
Other	63,863	69,505
	291,092	319,367

JEAN COUTU USA MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview: Profile of the Brooks-Eckerd network pharmacy stores

The Jean Coutu Group (PJC) USA, Inc. (the “company” or “Jean Coutu USA”), as of May 27, 2006, consists of the Brooks-Eckerd network of 1,858 company-owned pharmacy stores (1,859 stores as of August 26, 2006) operating under the Brooks Pharmacy and Eckerd Pharmacy banners and six distribution centers in 18 states in the eastern United States. As of the fiscal year ended May 28, 2005, there were 1,922 pharmacy stores and six distribution centers. The company’s fiscal years are 52 week periods ending in the last week in May of each year.

The company sells prescription drugs in the pharmacy portion of its stores, and in the “front-end” section of its stores, a wide assortment of other merchandise, such as health and beauty products.  In fiscal 2006, the company filled more than 119.5 million prescriptions, with an average per store of 1,240 scripts per week. During this period, prescription drug sales accounted for approximately 73% of total sales.

The company believes that retail sales per square foot is a key performance indicator for its stores. It measures this by dividing total store sales for the last twelve months by the average selling square footage for such period. During the fourth quarter of fiscal 2006, the sales per square foot grew to $594 from $587 in the first quarter of fiscal 2006. The company believes that approximately half its drugstores are the number one or two retail drugstores in their respective local markets based on sales volume.

The company acquired the Eckerd drugstores during fiscal 2005, which added 1,549 stores to the network.  During fiscal 2006, the company pursued the integration of the Eckerd and Brooks operations, including the migration of the former Eckerd IT infrastructure from Kentucky and Florida to Rhode Island, and the beginning of the rollout of the RX Care system and new point-of-sale systems in the Eckerd stores. During fiscal 2007, the Eckerd drugstores continue to receive attention designed to continue to improve their financial performance.

Results of Operations for the fiscal years ended May 27, 2006, May 28, 2005 and May 29, 2004

The following table presents selected data and operating results for the fiscal years ended May 27, 2006, May 28, 2005 and May 29, 2004.

(in thousands of dollars, except for drugstore count)	2006	2005	2004
	$	$	$
For fiscal year ended
Sales	9,495,858	8,200,445	1,802,585
Costs and Expenses:
Cost of goods sold(1) (exclusive of depreciation shown below)	7,172,366	6,227,045	1,371,271
Selling, general and administration expenses (exclusive of depreciation shown below)	2,030,766	1,686,458	318,726
Depreciation and amortization	215,804	184,854	31,148
Operating income	76,922	102,088	81,440
Other expense, net	281,398	189,130	31,841
Income (loss) before income taxes	(204,476)	(87,042)	49,599
Income tax provision (benefit)	(76,893)	(32,616)	19,151
Net income (loss)	(127,583)	(54,426)	30,448
As of fiscal year end
Total assets	5,105,925	5,084,895	878,518
Total debt(2)	3,118,912	2,803,392	554,022
Number of retail drugstores	1,858	1,922	336

(1)   Includes LIFO charges of $38,747 in fiscal 2006 and $18,456 in fiscal 2005.  Jean Coutu USA changed from FIFO to LIFO in fiscal 2005.

(2)   Total debt included capital lease obligations of $14,302 as of fiscal year ended May 27, 2006 and $16,335 as of fiscal year ended May 28, 2005.

(in percentage)	2006	2005	2004
Sales growth – same-store (1)
Brooks Eckerd network (2)
Total	1.2%	2.8%	4.3%
Pharmacy	2.0%	3.9%	5.3%
Front-end	(1.1)%	0.4%	2.1%

(1)       Growth is calculated based on the comparison of sales for same stores (stores that have been open or part of the Brooks-Eckerd network for at least 52 weeks) during comparable fiscal year ended periods.

(2)       This measure includes same-store sales for the acquired Eckerd stores beginning August 1, 2005, the first anniversary of ownership of those stores by the company.

Definition of Financial Data

Cost of Goods Sold.   The cost of goods sold includes the cost of inventory sold during the period, including related vendor rebates and allowances, inventory shrinkage costs, and warehousing costs, which include distribution center payroll and related benefit costs, distribution center occupancy costs, and delivery expenses to the stores. Cost of goods sold excludes depreciation expense.

Selling, general and administration expenses.   Selling, general and administration expenses consist primarily of salaries and benefits, rent, advertising, repairs and maintenance, insurance, professional fees and utilities. Selling, general and administration expenses exclude depreciation.

Comparison of the Fiscal Years ended May 27, 2006 and May 28, 2005

Overview

For the fiscal year ended May 27, 2006, the net loss was $127.6 million compared with a net loss of $54.4 million for the fiscal year ended May 28, 2005. The company operated the acquired Eckerd drugstores during the full 52 weeks of fiscal 2006 compared with 43 weeks in fiscal 2005. There was a foreign exchange loss recorded during fiscal 2006 on monetary items and foreign currency forward contracts entered into with affiliates in the amount of $12.7 million included in other expense compared with foreign exchange gains of $18.2 million in fiscal 2005. There were variations in the U.S. versus Canadian dollar exchange rate which affected the Canadian dollar denominated debt in the company’s consolidated financial statements.

Sales

Sales increased by $1.296 billion or 15.8% to $9.496 billion for the fiscal year ended May 27, 2006 compared with $8.200 billion for the fiscal  year ended May 28, 2005, due principally to additional revenues of $1.297 billion from the acquired Eckerd drugstores during the full 52 weeks of fiscal 2006 compared with 43 weeks in fiscal 2005. This was partially offset by the loss of sales from the 78 Eckerd drugstores closed during the first quarter of fiscal 2006. Total revenue from these closed stores was $156.8 million in fiscal 2005. The company’s sales trends have improved in both the pharmacy and front-end sections of its stores. On a same-store basis, total sales grew 1.2%, consisting of 2.0% growth in pharmacy sales, partially offset by a 1.1% decrease in front-end sales during fiscal 2006 compared to the prior fiscal year. This measure includes same-store sales for the acquired Eckerd drugstores as of August 1, 2005, the first anniversary of ownership by the company. During fiscal 2006, there were 21 new store openings and 85 store closures, bringing the Brooks Eckerd network to 1,858 Brooks and Eckerd stores as of fiscal year end.

During the last two fiscal years, generic prescriptions as a percentage of the total pharmacy script count increased from 53.8% for fiscal 2005 to 57.1% for fiscal year ended May 27, 2006. The generic substitution rate—that is the rate at which generics are substituted for branded prescription drugs—increased from 93.8% in May 2005 to 95.6% in May 2006. While overall pharmacy sales were negatively impacted by the conversion of branded drugs to generics, which generally have a lower selling price, generic prescriptions generally result in higher gross profits. Pharmacy sales were negatively impacted by 2.32% by the conversion of several popular branded drugs from prescription to generic or in some instances to over-the-counter status, with a positive effect on pharmacy margins. Third party health plans covered 95.6% of pharmacy sales in fiscal 2006.

While overall front-end sales have experienced negative growth, the trends have improved, in consumables, core health and beauty categories and private label products. Front-end sales growth has been negatively impacted by the significant decline in the photo category.

Sales less cost of goods sold amounted to $2.323 billion for the fiscal year ended May 27, 2006 compared with $1.973 billion for the previous corresponding fiscal year, principally attributable to the addition of the Eckerd stores for the full 2006 fiscal year. This measure was negatively impacted by recording a LIFO charge of $38.7 million in fiscal 2006, compared with a LIFO charge of $18.5 million in fiscal 2005. The company’s cost of goods sold as a percentage of sales improved to 75.5% during fiscal 2006 compared with 75.9% in fiscal 2005. The improvement stems from the increased use of generics with a positive effect on pharmacy margins year-over-year and from reduced inventory losses as a result of loss prevention programs implemented across the network.

Selling, general and administration expenses

Selling, general and administration expenses for the fiscal year ended May 27, 2006 were $2.030 billion, up from $1.686 billion in the previous fiscal year, mainly attributable to the addition of the Eckerd stores for the full 2006 fiscal year. These expenses represented 21.4% of revenues versus 20.6% a year earlier. Normal inflationary increases in these expenses were not covered by sales increases. In addition, due to the Medicare Part D Drug Benefit program rollout and sales growth initiatives, the company experienced an increase in wage expense. The company also incurred certain integration expenses with respect to the integration of the Eckerd stores, during both the 2006 and 2005 fiscal years.

Depreciation and amortization

Depreciation and amortization charges increased to $215.8 million during fiscal 2006, up $30.9 million from $184.9 million for fiscal 2005, principally reflecting the operation of the acquired Eckerd drugstores for the full 2006 fiscal year.

Other expense

Other expense was $281.4 million in fiscal 2006, an increase of $92.3 million over $189.1 million in fiscal 2005. Interest expense increased $66.1 million to $274.7 million in fiscal 2006, as compared to $208.6 million in fiscal 2005, due principally to the additional indebtedness related to the Eckerd acquisition for the full 2006 fiscal year compared with 43 weeks in fiscal 2005. The weighted average interest rate on the company’s long-term debt was 8.5% during the current fiscal year and during fiscal 2005. Foreign currency losses amounted to $12.7 million in fiscal 2006 compared with foreign currency gains of $18.2 million in fiscal 2005.

Income tax provision (benefit)

There was an income tax benefit of $76.9 million in fiscal 2006 compared with $32.6 million in fiscal 2005. The company’s effective tax rate was 37.6% in fiscal 2006 compared with 37.5% in fiscal 2005.

Comparison of the Fiscal Years ended May 28, 2005 and May 31, 2004

Overview

For the fiscal year ended May 28, 2005, the net loss was $54.4 million compared with net earnings of $30.4 million for the fiscal year ended May 29, 2004, due principally to the operation of the acquired Eckerd drugstores for 43 weeks in fiscal 2005 versus none in fiscal 2004. There was a foreign exchange gain recorded during fiscal 2005 on monetary items and foreign currency forwards with affiliates of $18.2 million included in other expense (income) compared with nil in fiscal 2004.

Sales

Sales rose $6.397 billion or 354.9% to $8.200 billion for the fiscal year ended May 28, 2005 compared with $1.803 billion for the fiscal year ended May 31, 2004 due principally to the additional revenue from the acquired Eckerd drugstores as of July 31, 2004. During fiscal 2005, Eckerd sales trends improved significantly in both the pharmacy and the front-end. On a same-store basis, total retail sales grew 2.8%, pharmacy sales gained 3.9% and front-end sales increased 0.4% year-over-year. This measure did not include same-store sales for the acquired Eckerd drugstores, which were included in same-store sales beginning in the first quarter of fiscal 2006. During fiscal 2005, in addition to the 1,549 newly acquired Eckerd drugstores, there were also 65 new store openings and 28 store closures.

Pharmacy sales were negatively impacted by the conversion of branded drugs to generics, which generally have a lower selling price but higher gross profits for the drugstore retailer. Pharmacy sales improved in both fiscal years, but growth was negatively impacted by the conversion of Claritin and Prilosec from prescription to over-the-counter status, and to the continued health concerns over women’s hormone replacement therapy drugs. Generics as a percentage of total Eckerd pharmacy script count increased from 49% at the time of purchase of the Eckerd network to 53% by the end of fiscal 2005, with the generic substitution rate increasing from 84% to 92%. Third party health plans covered approximately 95% of pharmacy sales in fiscal 2005 and 2004. Front-end sales trends improved, with strong growth in core health and beauty categories and private label products. The company continued its shift towards the health and beauty and confectionery categories with a positive effect on gross margin, while the company saw a decline in overall photography department sales due to the shift to digital photography.

Sales less cost of goods sold amounted to $1.973 billion for the fiscal 2005, compared with $431.3 million for the previous corresponding fiscal year. This increase is attributable to the addition of the Eckerd business during fiscal 2005. This measure was negatively impacted by recording a LIFO charge of $18.5 million in fiscal 2005, compared with a LIFO charge of nil in fiscal 2004, as the company adopted LIFO at the beginning of fiscal 2005. Cost of goods sold as a percentage of sales improved to 75.9% during fiscal 2005 compared with 76.1% in fiscal 2004. The improvement was due to management’s focus on optimal merchandising, mix and pricing in the front-end.

Selling, general and administration expenses

Selling, general and administration expenses for fiscal 2005 were $1.686 billion, up from $318.7 million for the previous fiscal year. This increase is essentially attributable to the operation of the acquired Eckerd drugstores. These expenses represented 20.6% of revenues versus 17.7% a year earlier. The company incurred certain non-recurring acquisition and integration expenses during fiscal 2005. Also, since the acquired Eckerd drugstores had lower average sales per store than the then existing Brooks network, these expenses increased during fiscal 2005 while the company integrated and optimized headquarters, field staff and structure. In addition, the network undertook several store openings and other measures, which increased these expenses, while store sales were being built.

Depreciation and amortization

Depreciation and amortization charges increased to $184.9 million during fiscal 2005, up $153.8 million from $31.1 million in fiscal 2004. The increase in the charges during fiscal 2005 reflects the Eckerd drugstore acquisition.

Other expense (income)

Other expense (income) was $189.1 million in fiscal 2005, an increase of $157.3 million over $31.8 million in fiscal 2004. Interest expense was $208.6 million in fiscal 2005, an increase of $176.7 million over $31.9 million in fiscal 2004, due principally to the financial expenses related to the Eckerd acquisition for 43 weeks in fiscal 2005 versus nil in fiscal 2004. The weighted average interest rate on the company’s long-term debt was 8.5% during fiscal 2005 compared with 6.5% for fiscal 2004. Foreign currency gains amounted to $18.2 million in fiscal 2005 compared with nil in fiscal 2004.

Income tax provision (benefit)

There was an income tax benefit of $32.6 million in fiscal 2005 compared with a provision of $19.2 million for fiscal 2004. The company’s effective tax rate was 37.5% in fiscal 2005 compared with 38.6% in fiscal 2004.

Liquidity and Capital Resources

The company’s cash flows are generated principally by the sale of prescription drugs and other products by its drugstore network and from borrowings from the parent company. These cash flows are used: (i) to purchase products for resale, (ii) to finance operating expenses, (iii) for debt service, (iv) for real estate investments, and (v) to finance capital expenditures incurred to renovate and open stores, and replace equipment. The company has typically financed capital expenditures and working capital requirements through cash flow from operating activities. The Eckerd acquisition was financed principally through long-term borrowings and the sale of common stock.

Cash flow from operating activities

Cash used in operating activities was $15.7 million for fiscal 2006.  Cash provided by operating activities was $97.6 million in fiscal 2005 and $24.3 million in fiscal 2004.  In fiscal 2006, the net loss and working capital requirements were substantially offset by non-cash charges, principally depreciation and amortization.  In fiscal 2005, non-cash charges more than offset the net loss.  In fiscal 2004, net income and non-cash charges were partially offset by working capital requirements.

Cash flow from investing activities

Cash used in investing activities was $94.9 million for fiscal 2006 compared with a use of $2.651 billion in fiscal 2005 and $47.5 million in fiscal 2004. During fiscal 2005, $2.492 billion was used to acquire the Eckerd network and related operations. $124.1 million was used to acquire property and equipment in fiscal 2006 compared with $162.3 million in fiscal 2005 and $42.9 million in fiscal 2004. During fiscal 2006, 21 new drugstores were opened and 85 drugstores were closed. During fiscal 2006, the company purchased intangible assets in the amount of $10.9 million compared with purchases of $4.8 million during fiscal 2005 and $4.5 million in fiscal 2004. During fiscal 2006, the company received proceeds of $40.1 million from the disposal of certain property, equipment and intangible assets, including the former Eckerd headquarters. During fiscal 2005, it received $8.2 million of proceeds from the disposal of property, equipment and other assets.

Cash flow from financing activities

During fiscal 2006 and 2005, the company received proceeds from notes issued to affiliates of The Jean Coutu Group (PJC) Inc. as part of the financing structure put into place for the Eckerd acquisition, which in turn issued debt to fund the Eckerd transaction. During fiscal 2006, $130.6 million was provided from financing activities compared with $2.626 billion in fiscal 2005 and $31.9 million in fiscal 2004. During fiscal 2005 and 2004, the company repaid a line-of-credit agreement in the amounts of $15.0 million and $25.4 million respectively. During fiscal 2006, the company had proceeds from advances from affiliates in the amount of $187.0 million compared with proceeds of $80.0 million in fiscal 2005. During fiscal 2005, the company received proceeds from issuance of notes payable to affiliates in the amount of $1.023 billion to fund the Eckerd acquisition. Proceeds from issuance of notes payable to affiliates amounted to $65.0 million in fiscal 2004. During fiscal 2006, there was a net repayment of notes payable to affiliates in the amount of $48.1 million compared with $555.2 million in fiscal 2005 and $8.0 million in fiscal 2004. During fiscal 2006, the company repaid capital lease obligations in the amount of $8.1 million compared with $19.6 million in fiscal 2005. During fiscal 2005, the company issued common stock to its parent company in the amount of $539.2 million and issued redeemable preferred stock to its parent company in the amount of $1.574 billion to fund the Eckerd acquisition. The company paid dividends in the amount of $0.2 million in fiscal 2006 compared with $0.1 million in fiscal 2005.

The company had $110.7 million of cash and cash equivalents as at May 27, 2006 compared with cash and cash equivalents of $90.6 million as at May 28, 2005 and $17.8 million at May 29, 2004. In addition, under the terms of the credit agreement, the maximum available outstanding under each of the revolving loan, the swingline loan and letters of credit is $325 million, $35 million and $130 million respectively, subject to a maximum of $325 million. At May 27, 2006, there were no amounts outstanding under the revolving loan and the swingline loan. The company had outstanding letters of credit totaling $70.4 million as of May 27, 2006 (2005 - $67.4 million).

Results of Operations for the fiscal quarters ended August 26, 2006 and August 27, 2005

The following table presents selected data and operating results for the fiscal quarters ended August 26, 2006 (“Q1 2007”) and August 27, 2005 (“Q1 2006”)

(in thousands of dollars, except for number of retail drugstores)	Q1 2007	Q1 2006
	$	$
For fiscal quarters ended August 26, 2006 and August 27, 2005
Sales	2,348,259	2,315,041
Costs and Expenses:
Cost of goods sold(1) (exclusive of depreciation shown below)	1,786,922	1,744,914
Selling, general and administration expenses (exclusive of depreciation shown below)	514,777	509,772
Depreciation and amortization	54,188	57,630
Operating income (loss)	(7,628)	2,725
Other expense (income), net	68,878	61,786
Loss before income taxes	(76,506)	(59,061)
Income tax benefit	(30,456)	(23,806)
Net loss	(46,050)	(35,255)
As of fiscal quarter end
Total assets	5,028,960	5,104,057
Total debt(2)	3,121,986	2,964,265
Number of retail drugstores	1,859	1,851

(1)   Includes LIFO charges of $8,930 in fiscal quarter ended August 26, 2006 and $6,133 in fiscal quarter ended August 27, 2005.

(2)   Total debt included capital lease obligations of $12,930 as of fiscal quarter ended August 26, 2006 and $13,299 as of fiscal quarter ended August 27, 2005.

(in percentage)	Q1 2007	Q1 2006
Sales growth – same store(1)
Brooks Eckerd network(2)
Total	2.4%	0.3%
Pharmacy	3.3%	1.3%
Front-end	(0.2)%	(2.3)%

(1)   Growth is calculated based on the comparison of sales for same stores (stores that have been open or part of the Brooks-Eckerd network for at least 52 weeks) during comparable fiscal periods.

(2)   This measure includes same-store sales for the acquired Eckerd stores beginning August 1, 2005, the first anniversary of ownership of those stores by the company.

Comparison of the Fiscal Quarters ended August 26, 2006 and August 27, 2005

Overview

For the first quarter ended August 26, 2006, the net loss was $46.1 million compared with $35.3 million for the quarter ended August 27, 2005. On August 23, 2006, The Jean Coutu Group (PJC) Inc., the “parent company”, entered into a definitive agreement with Rite Aid Corporation, whereby the parent company would sell the shares of the company to Rite Aid Corporation in exchange for total consideration of approximately $3.4 billion. During the first quarter of fiscal 2007, the company adopted a transition pay program comprised of retention and other related bonuses associated with the Rite Aid transaction. The charges related to this program amount to $10.6 million ($6.4 million after-tax) for the quarter and are included in selling, general and administration expenses.

Sales

Sales increased by $33.2 million or 1.4% to $2.348 billion for the quarter ended August 26, 2006 compared with $2.315 billion for the quarter ended August 27, 2005. The increase is principally due to a year-over-year increase in pharmacy sales, net of the loss of sales from the 78 Eckerd drugstores closed during the first quarter of fiscal 2006. Total revenue from these closed stores was $21.2 million in the first quarter of fiscal 2006. During the first quarter of fiscal 2007 and on a same-store basis, total sales grew 2.4%, consisting of 3.3% growth in pharmacy sales, partially offset by a 0.2% decrease in front-end sales. This measure includes same-store sales for the acquired Eckerd drugstores as of August 1, 2005, the first anniversary of ownership by the company. During the first quarter of fiscal 2007, there were 2 new store openings, 3 store acquisitions and 4 store closings, bringing the company’s network to 1,859 stores as of the fiscal quarter end.

Generic prescriptions as a percentage of the total pharmacy script count increased from 54.7% for the first quarter of fiscal 2006 to 58.2% for the first quarter of fiscal 2007. Prescriptions for Medicare Part D, which accounted for a significant portion of sales growth, represented 14.4% of all prescriptions sold during the quarter ended August 26, 2006. Pharmacy sales were negatively impacted by 2.70% by the conversion of several popular branded drugs from prescription to generic or in some instances to over-the-counter status, with a positive effect on pharmacy margins. Front-end sales decreased 1.1% principally due to the decline in the film and photo category. Sales in the consumables category showed the strongest performance of all front-end categories.

Sales less cost of goods sold was negatively impacted by pressures on pharmacy and front-end margins during the first quarter of fiscal 2007 compared with the first quarter of fiscal 2006. This measure was negatively impacted by recording a LIFO charge of $8.9 million in the first quarter of fiscal 2007, compared with a LIFO charge of $6.1 million in the same quarter of fiscal 2006. The company’s cost of goods sold as a percentage of sales increased to 76.1% during the first quarter of fiscal 2007 compared with 75.4% in the first quarter of fiscal 2006.

Selling, general and administration expenses

Selling, general and administration expenses for the quarter ended August 26, 2006 were $514.8 million, up from $509.8 million in the first quarter of the previous fiscal year. During the first quarter of fiscal 2007, the company adopted a transition pay program associated with the Rite Aid transaction. The charges related to this program amount to $10.6 million ($6.4 million after-tax) for the quarter. Total expected charges under this program are estimated at $25.8 million. Total selling, general and administration expenses represent 21.9% of revenues versus 22.0% for the same period a year earlier.

Depreciation and amortization

Depreciation and amortization expense decreased to $54.2 million during the first quarter of fiscal 2007, down $3.4 million from $57.6 million for the first quarter of fiscal 2006. The decrease in charges year-over-year is due principally to estimated depreciation expense in the first quarter of fiscal 2006 that was higher than actual. Estimated depreciation in fiscal 2006 was adjusted in the fourth quarter of fiscal 2006 following the finalization of the capital asset ledger with regard to the acquired Eckerd assets.

Other expense

Other expense was $68.9 million in the first quarter of fiscal 2007, an increase of $7.1 million over $61.8 million in fiscal 2006. Interest expense increased $5.1 million to $70.3 million in the first quarter of fiscal 2007, as compared to $65.2 million in fiscal 2006, due principally to an increase in borrowings and interest rates year-over-year. The weighted average interest rate on the company’s long-term debt was 8.6% during the current fiscal quarter compared with 8.4% during the first quarter of fiscal 2006. Foreign currency losses amounted to $1.1 million in the first quarter of fiscal 2007 compared with foreign currency gains of $2.2 million in the first quarter of fiscal 2006.

Income tax benefit

There was an income tax benefit of $30.5 million in the first quarter of fiscal 2007 compared with $23.8 million in the first quarter of fiscal 2006. The company’s effective tax rate was 39.8% in the first quarter of fiscal 2007 compared with 40.3% in the first quarter of fiscal 2006.

Liquidity and Capital Resources

The company’s cash flows are generated principally by the sale of prescription drugs and other products by its drugstore network and from borrowings from the parent company. These cash flows are used: (i) to purchase products for resale, (ii) to finance operating expenses, (iii) for debt service, (iv) for real estate investments, and (v) to finance capital expenditures incurred to renovate and open stores, and replace equipment. The company has typically financed capital expenditures and working capital requirements through cash flow from operating activities. The Eckerd acquisition was financed principally through long-term borrowings and the sale of common stock.

Cash flow from operating activities

Cash used in operating activities was $76.5 million for the first quarter of fiscal 2007 compared with cash used of $128.3 million in the first quarter of fiscal 2006.  The company used cash from operating activities during the first quarter of fiscal 2007, however, there was an improvement in working capital, principally in the area of accounts payable.

Cash flow from investing activities

Cash used in investing activities was $37.1 million for the first quarter of fiscal 2007 compared with $29.8 million in the first quarter of fiscal 2006. The Company used $35.6 million to acquire property and equipment in fiscal 2007 compared with $32.8 million in fiscal 2006. During fiscal 2007, 2 new drugstores were opened, there were 3 store acquisitions and 4 drugstores were closed. During fiscal 2007, the company purchased intangible assets in the amount of $1.7 million compared with purchases of $5.6 million during fiscal 2006. During fiscal 2007, the company received proceeds of $0.2 million from the disposal of certain property, equipment and intangible assets. During fiscal 2006, it received $8.6 million of proceeds from the disposal of property, equipment and intangible assets.

Cash flow from financing activities

Net cash provided by financing activities for the quarter ended August 26, 2006 totaled $43.8 million compared with $104.8 million for the quarter ended August 27, 2005. Proceeds from financing activities during the current quarter were less than the quarter last year due to the improvement in working capital.

The company had $40.8 million of cash and cash equivalents at August 26, 2006 compared with cash and cash equivalents of $110.7 million at May 27, 2006. In addition, under the terms of the credit agreement, the maximum available outstanding under each of the revolving loan, the swingline loan and letters of credit is $325 million, $35 million and $130 million respectively, subject to a maximum of $325 million. At August 26, 2006, there were no amounts outstanding under the revolving loan and the swingline loan. The company had outstanding letters of credit totaling $75.1 million at August 26, 2006 (August 27, 2005 - $84.0 million).

Contractual Obligations and Commercial Commitments

The table below presents a summary of material contractual cash obligations as of May 27, 2006, for the periods indicated under the long-term debt, long-term leases, inventories, services and capital assets commitments:

	Payments due in fiscal years
(in thousands of dollars)	2007	2008-2009	2010-2011	2012 and thereafter	Total
	$	$	$	$	$
Long-term debt due to affiliates	87,426	152,083	753,776	2,111,325	3,104,610
Capital lease obligations	5,173	5,281	212	—	10,666
Operating lease obligations	345,622	655,129	584,074	2,394,981	3,979,806
Purchase commitments	40,649	15,715	—	—	56,364
Total	478,870	828,208	1,338,062	4,506,306	7,151,446

Long-term debt due to affiliates

On July 31, 2004, the company completed the Eckerd acquisition. This acquisition was funded by a combination of long-term notes payable to affiliates. Long-term debt due to affiliates, including current portion, increased to $3.105 billion as at May 27, 2006 from $2.787 billion as at May 28, 2005. Long-term debt due to affiliates, including current portion, increased to $3.109 billion at August 26, 2006.

Capital lease obligations

The company has generally not used capital leases as a means of financing.  The company assumed certain capital lease obligations for photo equipment and software in the Eckerd acquisition.  The capital lease obligations in the table above exclude obligations recorded under EITF 97-10 aggregating $4.3 million and include interest.

Operating lease obligations

The company leases a substantial portion of its real estate using operating leases. Generally, the company’s real estate leases are for primary terms of up to 20 years with options to renew. The company has also signed lease and sublease agreements under which it will receive minimum payments totaling $65.0 million until 2022; these payments are not included in the table of contractual commitments above.

Financial Instruments and Off-Balance Sheet Arrangements

Other than the currency forward contracts with its parent company, the company does not make use of any off-balance sheet arrangements that currently have, or that the company expects are reasonably likely to have, a material effect on financial condition, results of operations or cash flow. The company uses operating leases for many of its store locations, and, from time to time, engages in sale-leaseback transactions for financing purposes. The company does not use special purpose entities in any of its leasing arrangements. In fiscal 2005, the company entered into foreign currency forward contracts with the parent company. The fair value of these contracts is determined by reference to the exchange rate at period-end. These contracts do not qualify for hedge accounting.

The company has not taken any actions to cover its exposure to interest rate risk. Depending on the interest rate environment, the company may make use of derivative financial instruments or other interest rate management vehicles in the future.

Guarantees

On July 31, 2004, the company acquired all of the stock of various indirect subsidiaries of J. C. Penney Company operating a portion of the Eckerd drugstore business. The company has entered into an indemnification agreement that is described in Note 18 of the company’s fiscal 2006 consolidated financial statements.

Related Party Transactions

Transactions between the company and its parent company are measured at the contractual amount. The company activities are partially funded by the receivable from and liabilities due to affiliates as described in Note 13 to the company’s fiscal 2006 consolidated financial statements. Also, the company was charged for software development activities and for management information systems maintenance and support provided by the parent company, as described in Note 19 to the company’s fiscal 2006 consolidated financial statements.

Critical Accounting Policies and Estimates

Estimates

This MD&A is based on the company’s consolidated and consolidated condensed financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States of America for annual and interim financial information. The preparation of these consolidated and consolidated condensed financial statements and related notes requires the company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated and consolidated condensed financial statements. They may also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

For all sales, other than third party sales, the company recognizes revenue from the sales of merchandise at the time the merchandise is sold. For third party pharmacy sales, revenue is recognized at the time the prescription is filled, adjusted by an estimate for those prescriptions that have not been claimed by customers at the end of a period. Customer returns are immaterial.

Inventory

Inventory consists primarily of products acquired for resale, including prescription drugs and over-the-counter medications, as well as household, cosmetics and photography products. In fiscal 2005, the company changed its method of determining the cost of inventories from the first-in, first-out (FIFO) method to the last-in, first-out (LIFO) method, as described in Note 1m to the company’s fiscal 2006 consolidated financial statements.

Goodwill and other intangible assets

Goodwill and intangible assets with indefinite lives are not amortized but are evaluated for impairment at least annually. No impairment was recorded in the first quarter of fiscal 2007 or for fiscal 2006, 2005 and 2004.

Intangible assets with finite lives are amortized, principally on the straight-line method, over their useful lives. They are made up mainly of prescription files and leasehold interests. Prescription files are amortized over a period of five to ten years and leasehold interests are amortized over the remaining period of the lease terms.

Impairment of long-lived assets

The company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows expected to be generated from utilizing these assets to their carrying amount. If the cash flows are not sufficient to recover the carrying amount of the assets, then impairment has occurred, and the long-lived assets are written down to their respective fair values.

Foreign exchange

The gain or loss on foreign currency transactions includes those related to foreign currency contracts with the parent company and the Canadian dollar denominated term loans due to the parent company. All exchange gains and losses are included in other expense in the consolidated statements of operations.

Derivative financial instruments

Derivatives are recorded on the balance sheet as assets or liabilities and measured at fair value. Changes in fair value are recognized in earnings unless the derivative qualifies for hedge accounting.

New Accounting Pronouncements

There were no changes in accounting policies that had a material impact on the company’s consolidated financial statements in fiscal 2006 and consolidated condensed financial statements in the first quarter of fiscal 2007.  See Note 2 of the fiscal 2006 consolidated financial statements and Note 3 of the consolidated condensed financial statements for the quarter ended August 26, 2006 for a full description of new accounting pronouncements.

Seasonal Nature of the Business

The weather has an effect on the general population’s health and, by extension, on the company’s retail sales. For example, in winter, the company sells more cold and flu medicine, while in summer, allergy and sun protection products are in greater demand. Sales are affected by holidays such as Christmas, Easter, Thanksgiving, Valentine’s Day, Mother’s Day and Father’s Day. The peak sales period is generally the company’s third quarter of its fiscal year, which includes Christmas.

Forward Looking Statements

Certain statements contained in this MD&A may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “looking forward,” “looking ahead,” “believe(s),” “should,” “may,” “expect(s),” “anticipate(s),” “likely,” “opportunity,” and similar expressions, among others, identify forward-looking statements. Such statements are not guarantees of the future performance of the company, and involve known and unknown risks and uncertainties that may cause the outlook, the actual results or performance of the company to be materially different from any future results or performance expressed or implied by such statements depending on, among others, such factors as changes in the regulatory environment as it relates to the sale of prescription drugs, competition, exposure to interest rate fluctuations, foreign currency risks, certain property and casualty risks, the ability to attract and retain pharmacists, risks in connection with third party service providers, seasonality risks, changes in federal, provincial and state laws, rules and regulations relating to the company’s business and environmental matters, changes in tax regulations and accounting pronouncements, the success of the company’s business model, supplier and brand reputations, and the accuracy of management’s assumptions. This list is not exhaustive of the factors that may affect any of the company’s forward-looking statements.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF RITE AID

The following unaudited pro forma combined financial statements have been prepared to assist you in your analysis of the financial effects of the acquisition of Jean Coutu USA by Rite Aid. The unaudited pro forma combined financial statements were prepared using the historical consolidated financial statements of Rite Aid and Jean Coutu USA. This information should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and accompanying notes of Rite Aid and Jean Coutu USA included in or incorporated by reference into this proxy statement.

The accompanying unaudited pro forma combined financial statements give effect to the acquisition of Jean Coutu USA, assuming a purchase price of $1.450 billion in cash, the assumption of $850 million of Jean Coutu Group long-term notes, and the issuance of Rite Aid common stock, using the purchase method of accounting. The pro forma adjustments related to the acquisition of Jean Coutu USA are preliminary and do not reflect the final purchase price, final debt components or an allocation of the excess of the purchase price over the net book value of the assets of Jean Coutu USA, as the process to assign a fair value to the various tangible and intangible assets acquired has not yet occurred. Final adjustments are likely to result in a materially different purchase price, debt components and allocation of the purchase price, which will affect the value assigned to the tangible or intangible assets and amount of interest expense and depreciation and amortization expense recorded in the statement of operations. The effect of the changes to the statements of operations will depend on the final purchase price, the nature and amount of debt issued and assumed and the nature and amount of the purchase price allocation and could be material.

The pro forma financials do not reflect revenue opportunities and cost savings that we expect to realize after the acquisition of Jean Coutu USA. No assurance can be given with respect to the estimated revenue opportunities and operating cost savings that are expected to be realized as a result of the acquisition of Jean Coutu USA. The pro forma financial information also does not reflect non-recurring charges related to integration activity or exit costs that may be incurred by Rite Aid or Jean Coutu USA in connection with the acquisition of Jean Coutu USA.

The unaudited pro forma combined balance sheet assumes that the acquisition of Jean Coutu USA took place on September 2, 2006 and combines Rite Aid’s unaudited September 2, 2006 balance sheet with the unaudited balance sheet of Jean Coutu USA as of August 26, 2006.

The unaudited pro forma combined statements of operations for the 53-week year ended March 4, 2006 and the twenty-six week period ended September 2, 2006 assumes that the acquisition of Jean Coutu USA took place the first day of the period presented (i.e., February 27, 2005 and March 5, 2006, respectively). The unaudited pro forma combined statement of operations for the 53-week fiscal year ended March 4, 2006 combines Rite Aid’s audited consolidated statement of operations for the 53-week fiscal year ended March 4, 2006 with Jean Coutu USA’s audited consolidated statement of operations for the 52-week fiscal year ended May 27, 2006. The unaudited pro forma combined statement of operations for the twenty-six weeks ended September 2, 2006 combines Rite Aid’s unaudited consolidated statement of operations for the twenty-six week period ended September 2, 2006 with Jean Coutu USA’s unaudited consolidated statement of operations for the twenty-six week period ended August 26, 2006 (comprised of the thirteen week period ended May 27, 2006 and the thirteen week period ended August 26, 2006). Reclassifications have been made to the statements of operations of Jean Coutu USA to conform it to Rite Aid’s financial statement classifications. In order to prepare the accompanying pro forma combined statements of operations, revenues of $2,413.2 million and net loss of $31.7 million for the thirteen weeks ended May 27, 2006 for Jean Coutu USA were included in both the 52-week fiscal year ended May 27, 2006 and the twenty-six weeks ended August 26, 2006.

The pro forma financial information is based on the estimates and assumptions set forth in the notes to such information. The pro forma financial information is preliminary and is being furnished solely for information purposes and, therefore, is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

RITE AID CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(in millions, except per share amounts)

	Rite Aid Corporation September 2, 2006	Jean Coutu USA August 26, 2006	Preliminary Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$96.6	$40.8	$		$137.4
Accounts receivable, net	352.7	415.8	—		768.5
Inventories, net	2,424.3	1,611.3	—		4,035.6
Prepaid expenses and other current assets	111.2	63.3	(16.8)	A	157.7
Total current assets	2,984.8	2,131.2	(16.8)		5,099.2
Property, plant and equipment, net	1,673.7	1,104.6	—		2,778.3
Goodwill	656.0	858.7	(858.7)	B	656.0
Other intangibles, net	190.1	678.9	(678.9)	C	190.1
Deferred tax assets	1,388.5	—	4.8	C	1,393.3
Other assets	142.3	255.6	(199.1)	D	198.8
Unallocated purchase price adjustment	—	—	1,338.6	E	1,338.6
Total assets	$7,035.4	$5,029.0	$(410.1)		$11,654.3
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of convertible notes, long term debt and lease financing obligations	$587.6	$137.7	$(128.9)	F	$596.4
Accounts payable	932.2	632.8	—		1,565.0
Accrued salaries, wages and other current liabilities	683.5	420.0	—		1,103.5
Total current liabilities	2,203.3	1,190.5			3,264.9
Long-term debt, less current maturities	2,299.7	3,019.4	(633.2)	G	4,685.9
Lease financing obligations, less current maturities	175.3	—	5.3	H	180.6
Other noncurrent liabilities	737.5	328.3	(244.4)	C	821.4
Total liabilities	$5,415.8	$4,538.2	$(1,001.2)		$8,952.8
Commitments and contingencies	—	—			—
Stockholders’ equity:
Preferred stock	—	6.2	(6.2)		—
Preferred stock, Series E	120.0	—	—		120.0
Preferred stock, Series G	125.5	—	—		125.5
Preferred stock, Series H	123.6	—	—		123.6
Preferred stock, Series I	116.1	—	—		116.1
Common stock	532.2	0.0	250.0		782.2
Accumulated paid-in capital	3,104.6	607.4	232.6		3,944.6
Accumulated deficit	(2,478.4)	(122.8)	114.7		(2,486.5)
Accumulated other comprehensive loss	(24.0)	—	—		(24.0)
Total stockholders’ equity	1,619.6	490.8	591.1	I	2,701.5
Total liabilities and stockholders’ equity	$7,035.4	$5,029.0	$(410.1)		$11,654.3

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of the preliminary pro forma adjustments.

RITE AID CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per share amounts)

	Rite Aid Corporation 53 weeks ended March 4, 2006	Jean Coutu USA 52 weeks ended May 27, 2006	Preliminary Pro Forma Adjustments		Pro Forma Combined
Revenues	$17,271.0	$9,495.9	$—		$26,766.9
Costs and expenses:
Cost of goods sold	12,571.9	7,172.4	12.8	J	19,757.1
Selling, general and administrative expenses	4,307.4	2,030.8	176.8	J	6,515.0
Store closing and impairment charges	68.7	—	28.2	J	96.9
Interest expense	277.0	274.7	(65.9)	K	485.8
Loss on debt modifications and retirements, net	9.2	—	—		9.2
Gain on sale of assets and investments, net	(6.5)	—	(8.0)	J	(14.5)
Depreciation and amortization	—	215.8	(215.8)	J	—
Interest income	—	(6.0)	6.0	J	—
Foreign currency loss	—	12.7	(12.7)	L	—
	17,227.7	9,700.4	(78.6)		26,849.5
Income (loss) before income taxes	43.3	(204.5)	78.6		(82.6)
Income tax (benefit) expense	(1,229.8)	(76.9)	29.6	M	(1,277.1)
Net income (loss)	$1,273.1	$(127.6)	$49.0		$1,194.5
Basic earnings per common share:
Net income per share	$2.36				$1.49
Weighted average common shares outstanding	523.9				773.9
Diluted earnings per common share:
Net income per share	$1.89				$1.34
Weighted average common shares outstanding	676.7				888.2

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of the preliminary pro forma adjustments.

RITE AID CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Continued)
(in millions, except per share amounts)

	Rite Aid Corporation 26 weeks ended September 2, 2006	Jean Coutu USA 26 weeks ended August 26, 2006	Preliminary Pro Forma Adjustments		Pro Forma Combined
Revenues	$8,625.4	$4,776.4	$—		$13,401.8
Costs and expenses:
Cost of goods sold	6,290.4	3,631.1	8.7	J	9,930.2
Selling, general and administrative expenses	2,167.7	1,032.8	63.7	J	3,264.2
Store closing and impairment charges	19.0		20.5	J	39.5
Interest expense	137.5	141.2	(35.6)	K	243.1
Loss (gain) on sale of assets and investments, net	(1.3)	—	(1.6)	J	(2.9)
Depreciation and amortization	—	95.6	(95.6)		—
Interest income	—	(4.3)	4.3		—
Foreign currency loss	—	2.4	(2.4)	L	—
	8,613.3	4,898.8	(38.0)		13,474.1
Income (loss) before income taxes	12.1	(122.4)	38.0		(72.3)
Income tax expense (benefit)	1.5	(44.8)	14.3	M	(29.0)
Net Income (loss)	$10.6	$(77.6)	$23.7		$(43.3)
Basic earnings per common share:
Net loss per share	$(0.01)				$(0.08)
Weighted average common shares outstanding	522.8				772.8
Diluted earnings per common share:
Net loss per share	$(0.01)				$(0.08)
Weighted average common shares outstanding	522.8				772.8

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of the preliminary pro forma adjustments.

RITE AID CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

On August 23, 2006, Rite Aid Corporation entered into a stock purchase agreement with The Jean Coutu Group (PJC), Inc. Pursuant to the terms of and subject to the conditions set forth in the stock purchase agreement, Rite Aid will acquire all of the outstanding capital stock of Jean Coutu USA, which is engaged in the business of operating a network of retail pharmacy stores conducting business under the Eckerd and Brooks banners.

The aggregate purchase price for the acquisition of Jean Coutu USA will consist of $1.45 billion in cash, subject to a working capital adjustment, 250 million shares of Rite Aid common stock and the assumption of $850 million of Jean Coutu Group’s 8.5% Senior Subordinated Notes due 2014.

The accompanying unaudited pro forma combined balance sheet assumes that the acquisition of Jean Coutu USA took place on September 2, 2006 and combines Rite Aid’s unaudited September 2, 2006 balance sheet with the unaudited balance sheet of Jean Coutu, USA as of August 26, 2006.

The accompanying unaudited pro forma combined statements of operations for the 53-week fiscal year ended March 4, 2006 and the twenty-six week period ended September 2, 2006 assumes that the acquisition of Jean Coutu USA took place the first day of the period presented (i.e., February 27, 2005 and March 5, 2006, respectively). The unaudited pro forma combined statement of operations for the 53-week fiscal year ended March 4, 2006 combines Rite Aid’s audited consolidated statement of operations for the 53-week fiscal year ended March 4, 2006 with Jean Coutu USA’s audited consolidated statement of operations for the fiscal 52-week year ended May 27, 2006. The accompanying unaudited pro forma combined statement of operations for the twenty-six weeks ended September 2, 2006 combines Rite Aid’s unaudited consolidated statement of operations for the twenty-six week period ended September 2, 2006 with Jean Coutu USA’s unaudited consolidated statement of operations for the twenty-six week period ended August 26, 2006 (comprised of the thirteen week period ended May 27, 2006 and the thirteen week period ended August 26, 2006). Reclassifications have been made to the statement of operations of Jean Coutu USA to conform it to Rite Aid’s financial statement classifications. In order to prepare the accompanying pro forma combined statements of operations, revenues of $2,428.1 million and net loss of $31.7 million for the thirteen weeks ended May 27, 2006 for Jean Coutu USA were included in both the 52-week fiscal year ended May 27, 2006 and the twenty-six weeks ended August 26, 2006.

You should be advised that the following pro forma combined financial statements have been prepared for illustrative purposes only and do not purport to be indicative of the actual results that would have been achieved by the combined company for the periods presented or that will be achieved by the combined company in the future.

Note 2—Unaudited Pro Forma Adjustments

The pro forma adjustments included in the accompanying statements do not reflect the final purchase price, final debt components or an allocation of the excess of the purchase price over the net book value of the assets of Jean Coutu USA, as the process to assign a fair value to the various tangible and intangible assets acquired, including goodwill, has not yet occurred. Final adjustments are likely to result in a materially different purchase price, debt components and allocation of the purchase price, which will affect the value assigned to the tangible or intangible assets and amount of interest expense and depreciation and amortization expense recorded in the statement of operations.

Unaudited Pro Forma Combined Balance Sheet

A.              Represents an intercompany receivable of Jean Coutu USA to Jean Coutu Group that will not be acquired as part of the transaction.

B.               Represents the elimination of the goodwill of Jean Coutu USA that resulted from previous acquisitions.

C.               Represents the elimination of the intangible assets and related deferred tax assets and liabilities of Jean Coutu USA. Values will be assigned to the intangible assets of Jean Coutu USA as part of the purchase price allocation performed by Rite Aid.

D.              Represents the receivable of $249.9 million of Jean Coutu USA to Jean Coutu Group that will not be acquired as part of the transaction and the capitalization of an estimated $50.8 million of debt issue costs expected to be incurred by Rite Aid that will be amortized over the term of the related debt instruments.

E.               Represents the amount of unallocated purchase price adjustment related to the transaction.  The purchase price has not been allocated to the individual assets acquired and liabilities assumed because the asset valuation process that is necessary for Rite Aid to complete this allocation has only just commenced.  Rite Aid expects the purchase price allocation will result in adjustments to certain assets and liabilities, including inventory, fixed assets, prescription file intangibles, favorable and unfavorable lease intangibles, accruals for store exit costs and goodwill.  Allocation of the purchase price will likely have a material impact on the pro forma balance sheet and depreciation and amortization expense recorded in the pro forma statement of operations.

Cash to be paid via new debt issuance	$1,450.0
Assumption of 8.5% Jean Coutu Group note	837.3	(1)
Issuance of Rite Aid common stock	1,090.0	(2)
Purchase price	3,377.3
Estimated transaction fees	36.3	(3)
Adjusted purchase price	3,413.6
Book value of Jean Coutu USA assets	2,075.0	(4)
Unallocated purchase price adjustment	1,338.6

(1)                       Represents the fair value of the 8.5% Jean Coutu Group note at November 2, 2006.

(2)                       Based on a stock price of $4.36 per share.  This amount is calculated based upon the average closing price of Rite Aid stock beginning two days prior to the announcement of Rite Aid’s purchase of Jean Coutu USA on August 24, 2006 and ending two days after that announcement.

(3)                       Represents transaction fees incurred that will be capitalized as part of the purchase price allocation. Fees incurred to issue the debt to finance the transaction will be capitalized and amortized over the term of the related debt instrument. See Footnote D.

(4)                Calculated by taking the book value of Jean Coutu USA at August 26, 2006 and adjusting for the elimination of intercompany assets and liabilities not acquired by Rite Aid and the elimination of intangible assets of Jean Coutu USA.

F.       Represents an intercompany payable of Jean Coutu USA to Jean Coutu Group that will not be acquired as part of the transaction.

G.     Represents intercompany debt of $3,015.2 million from Jean Coutu USA to Jean Coutu Group that will not be acquired as part of the transaction, the reclassification of $5.3 million of the long term portion of capital leases to lease financing obligations and the incurrence of $2,387.3 million of debt by Rite Aid to finance this transaction.

H.  Represents the reclassification of Jean Coutu USA lease financing obligations to conform to Rite Aid presentation.

I.        Reflects the elimination of the historical equity of Jean Coutu USA and equity recorded for the issuance of 250 million shares of Rite Aid common stock. Also reflects the tax effected impact of a non-recurring commitment fee of $12.9 million related to bridge financing for this transaction.

Unaudited Pro Forma Combined Statements of Operations

J.        Reflects the reclassification of depreciation and amortization of Jean Contu USA to costs of goods sold and SG&A, reclassification of interest income of Jean Contu USA to SG&A and the reclassification of store closing and impairment charges and gain on sale of fixed assets of Jean Coutu USA from SG&A to conform with Rite Aid’s presentation in the statement of operations.

K.     Reflects the impact of eliminating the historical interest expense incurred by Jean Coutu USA for intercompany debt to Jean Coutu Group and adding interest expense to be incurred for the debt issued and assumed by Rite Aid for this transaction.  Debt to be issued and assumed by Rite Aid to consummate this transaction includes $680 million of bank term debt, issued at a variable interest rate of LIBOR plus 175 basis points (assumed to be 7.25% based on current LIBOR rates), $870 million of newly issued secured debt, issued at a fixed rate of 9.25% and the assumption of an $850 million unsecured debenture from The Jean Coutu Group, which bears interest at a fixed rate of 8.5%.  Note that this instrument is recorded on Rite Aid’s Unaudited Pro Forma Consolidated Balance Sheet at a fair market value of $837.3 million.  The effective interest rate used to record interest expense on this instrument, which includes amortization of the discount into interest expense, is 8.63%.

Total pro forma annual interest expense for these instruments at the above rates is $208.8 million, which is included in annual interest expense on the Unaudited Pro Forma Consolidated Statement of Operations.  A 1/8% change in LIBOR would increase or decrease Rite Aid’s annual pro forma interest expense related to these instruments by approximately $1 million.

L.       Reflects the elimination of loss on foreign currency exchange between Jean Coutu USA and Jean Coutu Group related to the Canadian dollar denominated intercompany debt that will not be acquired as a part of this transaction.

M.            Represents the tax effect of the pro forma adjustments, recorded at an estimated statutory rate of 37.5%.

Note 3—Unaudited Pro Forma Combined Income (Loss) per Share

Unaudited pro forma combined income (loss) per share is computed in accordance with SFAS No. 128, “Earnings per Share.” Pro forma combined basic earnings (loss) per share is computed by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding for the period, calculated as if the acquisition had taken place as of the beginning of the period. Diluted income (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the income of Rite Aid, subject to antidilution limitations.

Pro Forma Earnings Per Share Calculation

In millions, except per share data	Preliminary Pro forma Year ended March 4, 2006	Preliminary Pro forma Twenty-six weeks ended September 2, 2006
Numerator for income (loss) per share:
Pro forma combined net income (loss)	$1,194.5	$(43.3)
Premium to redeem preferred stock	(5.9)	0.0
Accretion of redeemable preferred stock	(0.1)	(0.1)
Cumulative preferred stock dividends	(32.7)	(15.6)
Income (loss) attributable to common stockholders	1,155.8	(59.0)
Plus: Cumulative preferred stock dividends	32.7	0.0
Plus: Premium to redeem preferred stock	5.9	0.0
Income (loss) attributable to common stockholders—diluted	$1,194.4	$(59.0)
Denominator:
Basic weighted average shares—Rite Aid	523.9	522.8
Shares to be issued for the transaction	250.0	250.0
Basic weighted average shares	773.9	772.8
Outstanding options	7.7	0.0
Convertible preferred stock	106.6	0.0
Diluted weighted average shares	888.2	772.8
Basic and diluted income (loss) per share:
Basic income (loss) per share	$1.49	$(0.08)
Diluted income (loss) per share	$1.34	$(0.08)

The unaudited pro forma combined basic and diluted income (loss) per share information shown above does not purport to be indicative of the actual results that would have been achieved by the combined company for the periods presented or that will be achieved by the combined company in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF RITE AID

The following table sets forth, as of September 13, 2006, certain information concerning the beneficial shareholdings of (a) each director, (b) each Jean Coutu Group director designee, (c) each of our “named executive officers” (as such term is defined in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934, as amended), (d) each holder of more than five percent of Rite Aid common stock and (e) all directors and executive officers as a group (based on 532,269,778 shares of common stock outstanding as of September 13, 2006, plus the number of shares of common stock into which the outstanding shares of LGP preferred stock are convertible). Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his or her name, except as otherwise noted.

Beneficial Owners	Number of Common Shares Beneficially Owned (1)		Percentage of Class
Named Executive Officers and Directors
Joseph B. Anderson, Jr.	33,334	(2)	*
John G. Danhakl	46,100,311	(3)	7.97%
Michael A. Friedman, MD	83,334	(4)	*
Alfred M. Gleason	528,300	(5)	*
George G. Golleher	250,001	(6)	*
Robert A. Mariano	33,334	(7)	*
James P. Mastrian	2,887,383	(8)	*
Robert G. Miller	9,869,542	(9)	1.71%
Mark C. Panzer	1,408,605	(10)	*
Mary F. Sammons	8,638,675	(11)	1.49%
Robert B. Sari	453,674	(12)	*
Philip G. Satre	62,501	(13)	*
Stuart M. Sloan	266,645	(14)	*
Jonathan D. Sokoloff	46,739,096	(15)	8.08%
John T. Standley	1,206,642	(17)	*
Marcy Syms	33,334	(16)	*
Kevin Twomey	636,514	(18)	*
André Belzile	0		*
François J. Coutu	0		*
Dennis Wood	0		*
Michel Coutu	0		*
All Executive Officers and Directors
18 persons	72,475,816		12.53%
5% Stockholders
Green Equity Investors III, L.P	46,033,660	(19)	7.96%(20)
11111 Santa Monica Blvd. Suite 2000 Los Angeles, CA 90025

*	Percentage less than 1% of class.
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act, thereby including options exercisable within 60 days of September 13, 2006.
(2)	This amount includes 33,334 shares which may be acquired within 60 days by exercising stock options.

(3)

This amount includes 46,033,660 shares beneficially owned by Green Equity Investors III, L.P., which is affiliated with Leonard Green & Partners, L.P., of which Mr. Danhakl is a managing director and equity owner.

(4)	This amount includes 83,334 shares which may be acquired within 60 days by exercising stock options.
(5)	This amount includes 71,500 shares owned by Mr. Gleason’s spouse and 350,000 shares which may be acquired within 60 days by exercising stock options.
(6)	This amount includes 200,001 shares which may be acquired within 60 days by exercising stock options.
(7)	This amount includes 33,334 shares which may be acquired within 60 days by exercising stock options.
(8)	This amount includes 2,386,878 shares which may be acquired within 60 days by exercising stock options.
(9)	This amount includes 9,556,763 shares which may be acquired within 60 days by exercising stock options.
(10)	This amount includes 1,207,707 shares which may be acquired within 60 days by exercising stock options.
(11)	This amount includes 52,779 shares owned by Ms. Sammon’s spouse and 7,635,071 shares which may be acquired within 60 days by exercising stock options.
(12)	This amount includes 397,048 shares which may be acquired within 60 days by exercising stock options.
(13)	This amount represents 12,500 shares owned jointly by Mr. Satre and his spouse and 50,001 shares which may be acquired within 60 days by exercising stock options.
(14)	This amount includes 250,001 shares which may be acquired within 60 days by exercising stock options.
(15)

This amount includes 705,436 shares owned jointly by Mr. Sokoloff and his spouse and 46,033,660 shares beneficially owned by Green Equity Investors III, L.P., which is affiliated with Leonard Green & Partners, L.P., of which Mr. Sokoloff is an executive officer and equity owner.

(16)	This amount includes 33,334 shares which may be acquired within 60 days by exercising stock options.
(17)

This amount includes 1,000,000 shares which may be acquired within 60 days by exercising stock options, and is current as of September 13, 2006. Mr. Standley was an executive officer of Rite Aid until August 2005.

(18)	This amount includes 554,096 shares which may be acquired within 60 days by exercising stock options.
(19)

Green Equity Investors III, L.P. beneficially owns 46,033,660 shares of common stock. This number represents the number of shares issuable within 60 days of September 13, 2006 upon the conversion of 2,531,851.3032 shares of LGP preferred stock. John G. Danhakl and Jonathan D. Sokoloff have voting and dispositive power over the shares of LGP preferred stock held by Green Equity Investors III, L.P.

(20)	Based upon the number of shares outstanding as of September 13, 2006 and assuming conversion of all LGP preferred stock by Green Equity Investors III, L.P.

FUTURE RITE AID STOCKHOLDER PROPOSALS

Whether or not the acquisition of the Brooks and Eckerd drugstore chains from Jean Coutu Group is completed, Rite Aid will hold its regular annual meeting of stockholders in 2007. Any stockholder desiring to present a proposal for inclusion in Rite Aid’s proxy statement for the 2007 annual meeting of stockholders must deliver the proposal to the Secretary not later than January 17, 2007. Only those proposals that comply with the requirements of Rule 14a-8 will be included in Rite Aid’s proxy statement for the 2007 annual meeting.

Stockholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified in Rite Aid’s by-laws. The by-laws, which are available on Rite Aid’s website at www.riteaid.com under “Investor Information—Corporate Governance” and in print upon request from the Secretary, require all stockholders who intend to make proposals at an annual meeting of stockholders to submit their proposals to the Secretary not fewer than 90 and not more than 120 days before the anniversary date of the previous year’s annual meeting of stockholders. The by-laws also provide that nominations for director may only be made by the board of directors (or an authorized board committee) or by a stockholder of record entitled to vote who sends notice to the Secretary not fewer than 90 nor more than 120 days before the anniversary date of the previous year’s annual meeting of stockholders. Any nomination by a stockholder must comply with the procedures specified in Rite Aid’s by-laws. To be eligible for consideration at the 2007 annual meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement and any nominations for director must be received by the Secretary between February 21, 2007 and March 23, 2007. This advance notice period is intended to allow all stockholders an opportunity to consider all business and nominees expected to be considered at the meeting. All submissions to, or requests from, the Secretary should be made to:

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011
Attention: Robert B. Sari, Secretary

IMPORTANT NOTICE REGARDING DELIVERY
OF STOCKHOLDER DOCUMENTS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is referred to as “householding,” potentially provides extra convenience for stockholders and reduces printing and postage costs for companies.

Rite Aid and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain stockholders who share a single address, only one copy of this proxy statement is being sent to that address, unless we received contrary instructions from any stockholder at that address. Stockholders who participate in householding will continue to receive separate proxy cards. Householding will continue until you are notified otherwise or until one or more stockholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation. If you hold your Rite Aid stock in “street name,” additional information regarding householding of proxy materials should be forwarded to you by your broker.

However, if you wish to receive a separate copy of this proxy statement, or would like to receive separate proxy statements and annual reports of Rite Aid in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another stockholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011, Attention: Robert B. Sari, Secretary, or by calling the Secretary at (717) 761-2633.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. We also furnish to our stockholders annual reports, which include financial statements audited by our independent certified public accountants and other reports which the law requires us to send to our stockholders. The public may read and copy any reports, proxy statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov. You may obtain a copy of any of these documents, at no cost, by writing or telephoning us at the following address:

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011
Attention: Investor Relations
(717) 761-2633 ext. 5066

Our common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol “RAD.”  You can read and copy reports, proxy statements and other information about us at the NYSE’s offices at 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Exchange, 301 Pine Street, San Francisco, California 94104 and 618 South Spring Street, Los Angeles, California 90014.

The SEC allows us to “incorporate by reference” into this proxy statement information that we file with the SEC. This means we can disclose important information to you by referring you to the documents containing this information. The information we incorporate by reference is considered to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this proxy statement. This proxy statement incorporates by reference the documents filed by us listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement to the date of the special meeting; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•       Our annual report on Form 10-K for the fiscal year ended March 4, 2006, which we filed with the SEC on April 28, 2006;

•       Our 2006 annual meeting proxy statement on Schedule 14A, which we filed with the SEC on May 19, 2006;

•       Our quarterly reports on Form 10-Q for the fiscal quarters ended June 3, 2006 and September 2, 2006, which we filed with the SEC on July 3, 2006 and October 10, 2006, respectively; and

•       Our current reports on Form 8-K, which we filed with the SEC on June 26, 2006, August 24, 2006, August 28, 2006 and October 19, 2006.

You may also obtain copies of any document incorporated by reference in this proxy statement, without charge, by requesting them in writing or by telephone at the following address:

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011
Attention: Investor Relations
(717) 761-2633 ext. 5066

Any request for documents should be made by [_________], 2006 to ensure timely delivery of the documents. Documents will be distributed within one business day of receipt of such request.

You should rely only on the information we have provided to you in voting your shares at the special meeting. We have not authorized any person to provide information or make any representation about the acquisition of Jean Coutu USA other than that provided in this proxy statement or in any of the materials we have incorporated by reference in this proxy statement. We have not authorized anyone to provide you with different information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or that any information contained in any document we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Appendix A

EXECUTION COPY

STOCK PURCHASE AGREEMENT

by and between

RITE AID CORPORATION

and

THE JEAN COUTU GROUP (PJC) INC.

Dated as of August 23, 2006

A-i

A-ii

A-iii

Schedules:

Exhibits:

Exhibit 1.4(a)	—	Working Capital
Exhibit 1.5	—	Current Monthly Fiscal Accounting Periods of the Company
Exhibit 3.4	—	Form of Certificate of Amendment to Restated Certificate of Incorporation of Purchaser
Exhibit 3.8	—	Financing Commitment
Exhibit 4.1	—	Conduct of Business by Seller
Exhibit 4.2	—	Conduct of Business by Purchaser
Exhibit 4.3(a)(i)	—	Reorganization
Exhibit 4.3(a)(ii)	—	Form of KPMG Tax Opinion
Exhibit 4.4(a)	—	Excluded Rights/Obligations
Exhibit 4.4(b)	—	Shared Rights/Obligations
Exhibit 4.7(d)	—	Adjusted EBITDA
Exhibit 4.12(b)(i)	—	Company Bonus Plans and Target Bonus
Exhibit 4.12(b)(ii)	—	Company Special Incentive Bonus and Terms
Exhibit 4.12(e)	—	Observers for Employment Discussions
Exhibit 4.16(a)	—	Matters for Stockholder Approval
Exhibit 4.16(c)	—	Form of Amended and Restated By-laws of Purchaser
Exhibit 4.22	—	Letters of Credit
Exhibit 4.24	—	Transition Services Agreement Principles
Exhibit 9.3(f)	—	Knowledge of Seller
Exhibit 9.3(g)	—	Knowledge of Purchaser

A-iv

INDEX OF DEFINED TERMS

Page
$60 Million Adjusted EBITDA Threshold	A-37
2006 Balance Sheet	A-9
2006 Financial Statements	A-9
7.625% Notes	A-32
8.5% Notes	A-1
8.5% Notes Indenture	A-23
Accountants	A-3
Adjusted EBITDA	A-37
Affiliate	A-16
Affiliate Arrangement	A-16
Agreement	A-1
Ancillary Agreements	A-7
Antitrust Laws	A-36
Applicable Rate	A-4
Assets	A-12
Assumption Agreement	A-32
Benefit Plans	A-18
Breaches of Law	A-11
Business	A-1
Business Day	A-2
Business Employee	A-39
Canadian Disclosure Documents	A-8
Closing	A-4
Closing Date	A-4
Closing Date Balance Sheet	A-2
Closing Working Capital	A-2
Closing Working Capital Statement	A-2
Code	A-16
Company	A-1
Company Financial Statements	A-9
Company Intellectual Property	A-20
Company Material Adverse Effect	A-10
Company Subsidiary	A-6
Continuing Employee	A-39
Contract	A-15
control	A-16
Controlling Party	A-53
Damages	A-47
De Minimis Claim	A-47
Due Date	A-51
Environmental Laws	A-21
Environmental Permits	A-21
ERISA	A-18
ERISA Affiliate	A-18
Estimated Cash Consideration	A-2
Estimated Closing Working Capital	A-2
Estimated Closing Working Capital Statement	A-2
Exchange Act	A-5
Excluded Rights/Obligations	A-32
Final Cash Consideration	A-3
Final Payment	A-3
Final Purchase Price	A-2

A-v

Financing	A-28
Financing Commitment	A-27
FLSA	A-19
Framework Agreement	A-32
GAAP	A-2
Governmental Approval	A-7
Governmental Authority	A-7
Hazardous Materials	A-22
HSR Act	A-7
Indebtedness	A-32
Indemnified Party	A-48
Indemnifying Party	A-48
Intellectual Property	A-20
Interim Financial Statements	A-9
Internal Controls	A-10
JC Penney Agreement	A-33
JC Penney Consent	A-33
JCG LLC	A-1
JCG LLC Interests	A-1
Jean Coutu USA Common Shares	A-1
Jean Coutu USA Preferred Shares	A-1
Jean Coutu USA Shares	A-1
knowledge	A-55
Laws	A-7
Lease	A-13
Leased Real Property	A-13
Letters of Credit	A-44
Liability	A-10
Liens	A-1
Material Contract	A-15
Organizational Documents	A-6
Other Laws	A-11
Outside Date	A-54
Owned Real Property	A-13
Payment Period	A-50
Permits	A-11
Permitted Liens	A-13
Person	A-6
Pre-Closing Claims	A-33
Pre-Closing Period	A-51
Pre-Closing Portion	A-52
Pre-Closing Proceeding	A-33
Pre-Closing Tax Returns	A-51
Proxy Statement	A-42
Purchaser	A-1
Purchaser Basket	A-47
Purchaser Cap	A-47
Purchaser Common Stock	A-1
Purchaser Convertible Preferred Stock	A-26
Purchaser Disclosure Schedule	A-24
Purchaser Indemnitees	A-47
Purchaser Material Adverse Effect	A-26
Purchaser Options	A-26
Purchaser Preferred Stock	A-26
Purchaser SEC Documents	A-24

A-vi

Purchaser Stock Option Plans	A-26
Purchaser Voting Preferred Stock	A-26
Real Property	A-13
Receivables	A-22
Registration Rights Agreement	A-6
Reorganization	A-31
Sarbanes-Oxley Act	A-34
SEC	A-5
Securities Act	A-22
Seller	A-1
Seller Basket	A-47
Seller Cap	A-47
Seller Disclosure Schedule	A-5
Seller Indemnitees	A-47
Seller Objection	A-2
Seller Objection Notice	A-2
Seller Review Period	A-2
Seller SEC Documents	A-5
Series E Preferred Stock	A-26
Series G Preferred Stock	A-26
Series H Preferred Stock	A-26
Special Bonus	A-39
Special Meeting	A-42
Stock Consideration	A-1
Stockholder Agreement	A-6
Stockholder Vote Matters	A-42
Straddle Period	A-51
Straddle Tax Returns	A-51
Subsidiary	A-6
Tax	A-17
Tax Authority	A-17
Tax Benefit	A-49
Tax Claim	A-53
Tax Proceeding	A-17
Tax Refund	A-52
Tax Representations	A-50
Tax Return	A-17
Tax Sharing Agreements	A-54
Tax Survival Period	A-53
Termination Date	A-46
Third-Party Claim	A-48
Transfer Taxes	A-50
Transition Services Agreement	A-7
Treasury Regulations	A-17
Umbrella Agreement	A-32
Unadjusted Cash Consideration	A-1
Violations of Permits	A-11
WARN	A-19
Working Capital	A-2

A-vii

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of August 23, 2006 (this “Agreement”), is entered into by and between Rite Aid Corporation, a Delaware corporation (“Purchaser”), and The Jean Coutu Group (PJC) Inc., a Québec corporation (“Seller”).

WHEREAS, Seller owns all of the issued and outstanding shares of common stock, par value $1.00 per share (the “Jean Coutu USA Common Shares”), and all of the issued and outstanding shares of preferred stock, par value $1.00 per share (the “Jean Coutu USA Preferred Shares and, together with the Jean Coutu USA Common Shares, the “Jean Coutu USA Shares”), of The Jean Coutu Group (PJC) USA, Inc., a Delaware corporation and wholly-owned subsidiary of Seller (the “Company”);

WHEREAS, the Company, together with the Company Subsidiaries (as defined in Section 2.1(c) below), is engaged in the business of owning and operating a network of retail drugstores conducting business under the Eckerd and Brooks banners (the “Business”);

WHEREAS, JCG (PJC) USA, LLC is a Delaware limited liability company (“JCG LLC”), the membership interests of which (the “JCG LLC Interests”) are 100% owned by Seller;

WHEREAS, prior to the Closing (as defined in Section 1.5 below), Seller may effect the Reorganization (as defined in Section 4.3(a)), pursuant to which the Company would become a wholly-owned subsidiary of JCG LLC; and

WHEREAS, upon the terms and subject to the conditions contained in this Agreement, Purchaser desires to purchase the Jean Coutu USA Shares (or, in the event the Reorganization is consummated prior to the Closing, the JCG LLC Interests) from Seller, and Seller desires to sell the Jean Coutu USA Shares (or, in the event the Reorganization is consummated prior to the Closing, the JCG LLC Interests) to Purchaser;

NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1   Purchase and Sale of Shares or JCG LLC Interests.   Upon the terms and subject to the conditions set forth in this Agreement, Purchaser agrees to purchase from Seller at the Closing, and Seller agrees to sell, convey, assign, transfer and deliver to Purchaser at the Closing, the Jean Coutu USA Shares (or, in the event the Reorganization is consummated prior to the Closing, the JCG LLC Interests) free and clear of any lien, pledge, security interest, claim, charge, restriction or other encumbrance (“Liens”), other than Liens created by or in respect of Purchaser (including any Liens created pursuant to the Financing (as defined in Section 3.8(a) below) or imposed by applicable securities Laws (as defined in Section 2.3 below).

Section 1.2   Purchase Price.   The aggregate purchase price for the Jean Coutu USA Shares (or, in the event the Reorganization is consummated prior to the Closing, the JCG LLC Interests) shall be: (i) $2,300,000,000 (the “Unadjusted Cash Consideration”), subject to adjustment as provided in this Article I, and which amount shall be reduced by the sum of (x) the aggregate principal amount of Seller’s 8.5% Senior Subordinated Notes due 2014 (the “8.5% Notes”), if any, assumed by Purchaser, which assumption shall require the mutual written consent of Purchaser and Seller, and (y) the amount of accrued and unpaid interest on the 8.5% Notes so assumed by Purchaser to and including the Closing Date (as defined in Section 1.5 below) (it being agreed that if the 8.5% Notes are assumed by Purchaser, the Unadjusted Cash Consideration shall reflect the reduction in these clauses (x) and (y)); and (ii) 250 million shares of common stock of Purchaser (the “Purchaser Common Stock”), par value $1.00 per share (the “Stock

Consideration”).  The “Final Purchase Price” means the Final Cash Consideration (as defined in Section 1.4(e) below) together with the Stock Consideration.

Section 1.3   Estimated Closing Working Capital Adjustment.

(a)   Not later than the fifth Business Day (as defined in Section 1.3(c) below) prior to the scheduled Closing Date, Seller shall deliver to Purchaser a statement (the “Estimated Closing Working Capital Statement”) setting forth Seller’s estimate (“Estimated Closing Working Capital”) of Closing Working Capital (as defined in Section 1.4(a) below) and Seller’s calculation thereof in reasonable detail. The Estimated Closing Working Capital Statement shall be prepared in good faith and in accordance with United States generally accepted accounting principles (“GAAP”) applied consistently with the application of GAAP in the 2006 Financial Statements (as defined below in Section 2.8(a)), as modified in accordance with the illustration set forth in Exhibit 1.4(a); provided that such illustration shall use the same accounting principles, methodologies, policies and practices, applied consistently with those used in the 2006 Financial Statements.  Estimated Closing Working Capital shall be determined as if it were the actual Closing Working Capital but shall be based upon Seller’s review of financial information then available to it.

(b)   The “Estimated Cash Consideration” means a cash amount equal to the Unadjusted Cash Consideration (i) plus the amount, if any, by which Estimated Closing Working Capital exceeds $1,212,000,000, or (ii) minus the amount, if any, by which $1,188,000,000 exceeds the Estimated Closing Working Capital or (iii) with no adjustment if Estimated Closing Working Capital is an amount between $1,188,000,000 and $1,212,000,000 (inclusive).

(c)   As used in this agreement, the term “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

Section 1.4   Closing Working Capital Adjustment.

(a)   Closing Date Balance Sheet.  Within 90 calendar days after the Closing Date, Purchaser shall deliver to Seller (i) a consolidated balance sheet of the Company as of and including the Closing Date (the “Closing Date Balance Sheet”), prepared in accordance with GAAP, applied consistently with the application of GAAP in the 2006 Financial Statements, as modified in accordance with the illustration set forth in Exhibit 1.4(a), and (ii) a statement (the “Closing Working Capital Statement”) setting forth Purchaser’s calculation of Working Capital (as defined in the next sentence) as of and including the Closing Date (as determined in accordance with this Section 1.4, the “Closing Working Capital”). “Working Capital” means the current assets reflected on the Closing Date Balance Sheet less the current liabilities reflected on the Closing Date Balance Sheet, as modified in accordance with the illustration set forth in Exhibit 1.4(a).

(b)   Review by Seller.  Seller shall have 45 calendar days after the delivery to Seller of the Closing Date Balance Sheet and the Closing Working Capital Statement (the “Seller Review Period”) in which to notify Purchaser in writing (the “Seller Objection Notice”) of any good faith disagreement with the Closing Date Balance Sheet and/or the Closing Working Capital Statement, setting forth in reasonable detail (i) the items or amounts with which Seller disagrees and the basis for such disagreement and (ii) Seller’s proposed adjustments to the Closing Date Balance Sheet and/or the Closing Working Capital Statement (collectively, the “Seller Objection”).  The timely delivery of a Seller Objection Notice notwithstanding, Purchaser, on the one hand, or Seller on the other hand, as applicable, shall make any and all payments as to amounts not in dispute in accordance with Section 1.4(f) prior to the resolution of the Seller Objection pursuant to Section 1.4(c).  If Seller does not deliver a Seller Objection Notice within the Seller Review Period, Seller shall be deemed to agree in all respects with the Closing Date Balance Sheet and the Closing Working Capital Statement and the items and amounts reflected thereon shall be final and binding upon Purchaser and Seller.

(c)   Review by Accountants.  If a Seller Objection Notice is properly and timely delivered, Purchaser and Seller shall use good faith efforts to resolve their differences with respect to the Seller Objection within 30 calendar days after Purchaser’s receipt of the Seller Objection Notice.  If Purchaser and Seller resolve their differences with respect to the Closing Date Balance Sheet and/or the Closing Working Capital Statement within such 30-day period, the Closing Date Balance Sheet and/or the Closing Working Capital Statement shall be modified as necessary to reflect such agreement and, as so modified, shall be final and binding upon Purchaser and Seller.  Any differences with respect to the Seller Objection not resolved by Purchaser and Seller within such 30-day period shall be submitted for the purpose of resolving such dispute to such nationally recognized public accounting firm as shall be mutually agreed between Purchaser and Seller and, if not so mutually agreed within 5 calendar days, shall be PricewaterhouseCoopers LLP (United States) (such public accounting firm, the “Accountants”); provided that if PricewaterhouseCoopers LLP (United States) would not qualify as an independent registered public accounting firm with respect to Purchaser and Seller at such time, then the Accountants shall be Ernst & Young LLP (United States).  The Accountants shall be instructed to render their decision in accordance with the terms of this Agreement and GAAP (as modified in accordance with the illustration set forth in Exhibit 1.4(a)) and shall consider only those items or amounts on the Closing Date Balance Sheet and/or in the Closing Working Capital Statement as to which Seller has, in the Seller Objection Notice, disagreed and such other issues as may reasonably be affected by the items as to which Seller has so disagreed.  The Accountants shall deliver to Purchaser and Seller, as promptly as practicable, but no later than 60 calendar days after the Accountants are engaged, a written report setting forth their resolution and, if applicable, their calculation of the disputed items or amounts.  In no event shall the Accountants’ determination result in Closing Working Capital that is greater than that set forth in the Seller Objection Notice or less than that set forth in the Closing Working Capital Statement. The parties shall promptly comply with all reasonable requests by the Accountants for information, books, records and similar items.  Upon delivery of the Accountants’ report to Purchaser and Seller, such report and the calculations set forth therein shall be final and binding upon Purchaser and Seller.  The fees and expenses relating to such review and report from the Accountants shall be allocated between the parties in inverse proportion to the resolution of the disagreements by the Accountants such that the party whose determination of Closing Working Capital as first submitted to the Accountants is closer to the Accountants’ determination of Closing Working Capital pays a smaller percentage of such fees and expenses.

(d)   Cooperation.  Each of Purchaser, on the one hand, and Seller, on the other hand, shall provide reasonable cooperation and assistance to each other in the preparation of the Closing Date Balance Sheet and the Closing Working Capital Statement and in the conduct of the reviews referred to in this Section 1.4, including (i) Purchaser providing reasonable access to the books, records, work papers and personnel of JCG LLC, if applicable, the Company and the Company Subsidiaries and (ii) Seller providing reasonable access to the books, records, work papers and personnel of Seller.

(e)   Final Cash Consideration.  The “Final Cash Consideration” means a cash amount equal to the Unadjusted Cash Consideration (i) plus the amount, if any, by which Closing Working Capital exceeds $1,212,000,000, or (ii) minus the amount, if any, by which $1,188,000,000 exceeds the Closing Working Capital, or (iii) with no adjustment if Closing Working Capital is an amount between $1,188,000,000 and $1,212,000,000 (inclusive).

(f)    Final Payment.  Within three Business Days after the calculation of Closing Working Capital becomes final pursuant to Section 1.4(b) or Section 1.4(c), as applicable, (i) Purchaser shall pay to Seller, by wire transfer of immediately available funds to an account designated by Seller, an amount equal to the amount, if any, by which the Final Cash Consideration exceeds the Estimated Cash Consideration, or (ii) Seller shall pay to Purchaser, by wire transfer of immediately available funds to an account designated by Purchaser, an amount equal to the amount, if any, by which the Estimated Cash Consideration exceeds the Final Cash Consideration (the amount of the payment pursuant to clause (i) or clause (ii) of this Section 1.4(f) being referred to as the “Final Payment”), in either case, (A) together with interest on the

Final Payment at the Applicable Rate (as defined immediately below) from and including the Closing Date to, but excluding, the date of such payment and (B) giving effect to any amounts paid pursuant to Section 1.4(b).  As used herein, “Applicable Rate” means a rate per annum equal to the “prime rate” as set forth from time to time in The Wall Street Journal “Money Rates” column.

Section 1.5   Closing.   The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m. local time, at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP, Four Times Square, New York, New York 10036, on the Friday immediately prior to the close of the then current monthly fiscal accounting period of the Company as identified on Exhibit 1.5, in which all conditions to Closing set forth in Article V (other than those conditions that by their nature have to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) are satisfied or waived or at such other date, time and place as may be mutually agreed by Purchaser and Seller.  The date on which the Closing will occur is referred to herein as the “Closing Date”.

Section 1.6   Deliveries by Purchaser.   At the Closing, Purchaser shall deliver to Seller:

(a)   The Estimated Cash Consideration, by wire transfer of immediately available funds to an account designated in writing by Seller at least three Business Days prior to the Closing Date;

(b)   One or more certificates representing the Stock Consideration;

(c)   A receipt for the Jean Coutu USA Shares (or, in the event the Reorganization is consummated prior to the Closing, the JCG LLC Interests);

(d)   A certificate of Purchaser, dated the Closing Date and signed by an authorized officer of Purchaser, certifying that the conditions set forth in Section 5.3(a) and Section 5.3(b) have been satisfied;

(e)   A certificate of the Secretary or an Assistant Secretary of Purchaser, dated the Closing Date, setting forth the resolutions of the Board of Directors of Purchaser authorizing the execution and delivery of this Agreement and the Ancillary Agreements (as defined in Section 2.2 below) and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions have not been amended or rescinded and are in full force and effect; and

(f)    A counterpart of the Transition Services Agreement (as defined in Section 2.2), duly executed by Purchaser.

Section 1.7   Deliveries by Seller.   At the Closing, Seller shall deliver to Purchaser:

(a)   (i) One or more certificates representing the Jean Coutu USA Common Shares and one or more certificates representing the Jean Coutu USA Preferred Shares, each such certificate to be duly and validly endorsed in favor of Purchaser or accompanied by a separate stock power duly and validly executed by Seller and otherwise sufficient to vest in Purchaser good and marketable title to the Jean Coutu USA Common Shares and the Jean Coutu USA Preferred Shares; or (ii) in the event the Reorganization is consummated prior to the Closing, evidence of the JCG LLC Interests sufficient to vest in Purchaser good and marketable title to 100% of the JCG LLC Interests;

(b)   A receipt for the Estimated Cash Consideration and the Stock Consideration;

(c)   A certificate of Seller, dated the Closing Date and signed by an authorized officer of Seller, certifying that the conditions set forth in Section 5.2(a) and Section 5.2(b) have been satisfied;

(d)   A certificate of the Secretary or an Assistant Secretary of Seller, dated the Closing Date, setting forth the resolutions of the Board of Directors of Seller authorizing the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions have not been amended or rescinded and are in full force and effect;

(e)   A copy of (i) the articles or certificates of incorporation, as amended (or comparable organizational documents), of JCG LLC, the Company and each Company Subsidiary, certified by the Secretary of State of the jurisdiction in which each such entity is incorporated or organized, as of a date reasonably close to the Closing Date, accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated the Closing Date, stating that no amendments have been made to such articles or certificate of incorporation (or comparable organizational documents) since such date, and (ii) the bylaws, as amended (or comparable organizational documents), of JCG LLC, the Company and each Company Subsidiary, accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated the Closing Date, stating that such bylaws are currently in effect;

(f)    Certificates of good standing or existence for JCG LLC, the Company and each Company Subsidiary from the Secretary of State of the jurisdiction in which such entity is incorporated or organized, as of a date reasonably close to the Closing Date, and in the case of the Company (or, in the event the Reorganization is consummated prior to the Closing, JCG LLC), accompanied by a bring down certificate from the Secretary of State of the State of Delaware dated as of the Closing Date;

(g)   A statement described in Section 1.1445-2(c)(3)(i) of the Treasury Regulations (as defined in Section 2.18(m) below) certifying that the interests in the Company (or, in the event the Reorganization is consummated prior to the Closing, JCG LLC) are not U.S. real property interests;

(h)   Copies of payoffs and other evidence of repayment or cancellation, termination or release of Indebtedness (as defined in Section 4.3(c)) as required by Section 4.3(c)) and, provided that Purchaser has assumed the 8.5% Notes, evidence of Seller having taken the actions described in Section 4.3(d);

(i)    Written resignations, effective as of the Closing (or evidence of the prior resignation or removal), from all members, directors and officers of JCG LLC, the Company and each Company Subsidiary, other than individuals who are Continuing Employees (as defined in Section 4.12(a) below), from all of their respective positions as members, directors and/or officers of JCG LLC, the Company and/or any of the Company Subsidiaries; and

(j)    A counterpart of the Transition Services Agreement, duly executed by Seller.

ARTICLE II

REPRESENTATIONS AND WARRANTIES
OF SELLER

Seller hereby represents and warrants to Purchaser as of the date of this Agreement and as of the Closing Date (except for those representations and warranties made as of a specific date or time) that, except as set forth in the disclosure schedule delivered by Seller to Purchaser concurrently herewith (the “Seller Disclosure Schedule”) (with specific reference to the particular section or subsection of this Article II to which the information set forth in such section of the Seller Disclosure Schedule relates; provided that any information set forth in one section of such Seller Disclosure Schedule shall be deemed to apply to each other section or subsection of this Article II to which its relevance is readily apparent) and except as set forth in any forms, reports and documents filed or furnished by Seller with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such documents, as supplemented and amended since the times of filing, collectively, the “Seller SEC Documents”) filed prior to the date of this Agreement (and without regard to any amendment thereto filed after the date of this Agreement) to the extent such information is readily apparent as pertaining to any section of this Article II:

Section 2.1   Organization; Qualification.

(a)   Seller is a corporation duly organized, validly existing and in good standing under the laws of Québec, has all requisite power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business and in good standing in each of the jurisdictions in which the conduct of its business or the ownership, operation or leasing of its assets and properties requires it to be so qualified, licensed or in good standing other than failures to be so qualified, licensed and in good standing that would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the ability of Seller to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(b)   Each of JCG LLC, the Company and each Company Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business and in good standing in each of the jurisdictions in which the conduct of its business or the ownership, operation or leasing of its assets and properties requires it to be so qualified, licensed or in good standing, except for jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to have a Company Material Adverse Effect (as defined in Section 2.10 below). Section 2.1 of the Seller Disclosure Schedule sets forth the jurisdiction in which JCG LLC, the Company and each Company Subsidiary is organized, and each jurisdiction in which JCG LLC, the Company and each Company Subsidiary is qualified or licensed to do business. Seller has made available to Purchaser (i) the Organizational Documents (as defined in Section 2.1(d) below) of JCG LLC, the Company and each Company Subsidiary, each as in effect on the date hereof, and (ii) copies of the minutes of all meetings of the members, the stockholders, the boards of directors and each committee of the boards of directors (or, in each case, the comparable bodies) of JCG LLC, the Company and each Company Subsidiary held since January 1, 2001. None of JCG LLC, the Company or any Company Subsidiary is or has been in violation of its Organizational Documents in any material respect. Since its formation, JCG LLC has conducted no business or other activities, is not a party to any Contract (as defined in Section 2.16(c) below) and has incurred no Liabilities (as defined in Section 2.9 below), except as expressly contemplated by this Agreement or required under the terms of the Indebtedness.

(c)   As used in this Agreement, the term “Subsidiary” of any Person (as defined in Section 2.1(e) below) means another Person, an amount of voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body, or, if there are no such voting interests, more than 50% of the equity interests of which are owned directly or indirectly by such first Person, and the term “Company Subsidiary” means a Subsidiary of the Company or a Subsidiary of JCG LLC (other than the Company).

(d)   As used herein, the term “Organizational Documents” means, with respect to any Person that is a corporation, its articles or certificate of incorporation and bylaws; with respect to any Person that is a partnership, its certificate of partnership and partnership agreement; with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement; with respect to any Person that is a trust or other entity, its declaration or agreement of trust or constituent document; and with respect to any other Person, its comparable organizational documents, in each case, as has been amended or restated.

(e)   As used herein, the term “Person” means any natural person or any firm, partnership, limited liability partnership, association, corporation, limited liability company, joint venture entity, trust, business trust, sole proprietorship, Governmental Authority (as defined in Section 2.4 below) or other entity or any division thereof.

Section 2.2   Authority; Validity of Agreements.   Seller has all necessary corporate power and authority to execute and deliver (i) this Agreement, (ii) the Stockholder Agreement, of even date herewith, between Purchaser, Seller and certain individual Coutu family members (the “Stockholder Agreement”), (iii) the Registration Rights Agreement, of even date herewith, between Purchaser and Seller (the “Registration Rights Agreement”) and (iv) the Transition Services Agreement, to be entered into between

Purchaser and Seller at the Closing (the “Transition Services Agreement” and together with the Stockholder Agreement and the Registration Rights Agreement, the “Ancillary Agreements”), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Seller and all other requisite corporate action on the part of Seller and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby. No action by the stockholders of Seller is necessary to authorize this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement, the Stockholder Agreement and the Registration Rights Agreement have been, and the Transition Services Agreement will be, duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery thereof by Purchaser, this Agreement, the Stockholder Agreement and the Registration Rights Agreement constitute, and the Transition Services Agreement will constitute, legally valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

Section 2.3   Non-Contravention.   Except as set forth in Section 2.3 of the Seller Disclosure Schedule, the execution and delivery of this Agreement and each of the Ancillary Agreements by Seller does not, and the consummation of the transactions contemplated hereby and thereby (including the Reorganization) will not: (i) conflict with or result in any breach of any provision of the Organizational Documents of Seller, JCG LLC, the Company or any Company Subsidiary, (ii) result in a violation or breach of any provision of, constitute (with or without due notice or lapse of time or both) a default under, give rise to a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under, or require any consent under, any Contract of any kind to which Seller, JCG LLC, the Company or any Company Subsidiary is a party or by which any of them or any of their respective properties or assets may be bound or affected, (iii) result in the creation or imposition of any Lien upon any of the properties or assets of JCG LLC, the Company or any Company Subsidiary, or (iv) subject to the Governmental Approvals (defined in Section 2.4 below) referred to in Section 2.4, violate in any respect any statute, law, ordinance, rule, regulation, policy, standard, code, judgment, decree, order, injunction, writ, permit or license (collectively, “Laws”) which is applicable to Seller, JCG LLC, the Company or any Company Subsidiary or any of their respective properties or assets, in each case, excluding clause (i) of this Section 2.3, as would not reasonably be expected to have a Company Material Adverse Effect.

Section 2.4   Consents and Approvals.   Except (i) as set forth in Section 2.4 of the Seller Disclosure Schedule, (ii) for compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) for any reports required to be filed with the SEC under the Exchange Act, and (iv) for applicable approvals of the Food and Drug Administration, Drug Enforcement Administration, Medicare/Medicaid, state boards of pharmacy and governmental controlled substances, durable medical equipment and liquor authorities (each of (i) through (iv) a “Governmental Approval”), no declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a national securities exchange or other self-regulatory body) or authority, commission, board or department (each a “Governmental Authority”) is necessary for the execution and delivery of this Agreement and the Ancillary Agreements by Seller or the consummation by Seller of the transactions contemplated hereby and thereby, in each case, except (i) as would not reasonably be expected to have a Company Material Adverse Effect or (ii) as may be necessary as a result of any facts or circumstances relating solely to Purchaser or any of its Affiliates (as defined in Section 2.17).

Section 2.5   Capitalization; Subsidiaries.

(a)   Section 2.5(a) of the Seller Disclosure Schedule sets forth the number of authorized, issued and outstanding shares of capital stock or other equity interests and the record owner or owners thereof of JCG LLC, the Company and each of the Company Subsidiaries. All of the outstanding shares of capital stock or other equity interests of JCG LLC, the Company and each Company Subsidiary are validly issued, fully paid and nonassessable and were issued in conformity with applicable Laws, have not been issued in violation of any preemptive or similar rights, and are owned, in the case of the Jean Coutu USA Shares, by Seller (or, in the event the Reorganization is consummated prior to the Closing, JCG LLC), and in the case of the capital stock of each of the Company Subsidiaries, directly or indirectly by the Company (and, as a result of Purchaser’s acquisition of the Jean Coutu USA Shares (or, in the event the Reorganization is consummated prior to the Closing, the JCG LLC Interests), Purchaser is indirectly acquiring the capital stock and assets of each of the Company Subsidiaries), in each case free and clear of any Liens. Except as set forth in Section 2.5(a) of the Seller Disclosure Schedule, there are no outstanding options, warrants, calls, rights or commitments or any other agreements of any kind relating to the sale, issuance or voting of, or the granting of rights to acquire, any shares of the capital stock or equity interests of JCG LLC, the Company or any Company Subsidiary, or any securities or other instruments convertible into, exchangeable or exercisable for, or evidencing the right to purchase any shares of capital stock or equity interests of JCG LLC, the Company or any Company Subsidiary.

(b)   Other than the Company Subsidiaries listed in Section 2.1 of the Seller Disclosure Schedule and set forth in Section 2.5(b) of the Seller Disclosure Schedule, there are no other Persons in which the Company or any Company Subsidiary owns, of record or beneficially, any direct or indirect equity or other similar interest or any right (contingent or otherwise) to acquire any direct or indirect equity or similar interest. As of the date hereof, there is no Person in which JCG LLC owns, of record or beneficially, any direct or indirect equity or other similar interest or any right (contingent or otherwise) to acquire any direct or indirect equity or other similar interest. In the event the Reorganization is consummated prior to the Closing, JCG LLC will own all of the then outstanding equity interests of the Company.

(c)   Except as set forth in Section 2.5(c) of the Seller Disclosure Schedule, neither Seller nor any of its Affiliates owns any capital stock or other securities of Purchaser.

Section 2.6   Title to Jean Coutu USA Shares and JCG LLC Interests.   Except as set forth in Section 2.6 of the Seller Disclosure Schedule, the sale and delivery of the Jean Coutu USA Common Shares and the Jean Coutu USA Preferred Shares (or, in the event the Reorganization is consummated prior to the Closing, the JCG LLC Interests) as contemplated by this Agreement are not subject to any preemptive right, right of first refusal or other right or restriction. The consummation of the transactions contemplated by this Agreement will convey to Purchaser good and valid title to the Jean Coutu USA Common Shares and the Jean Coutu USA Preferred Shares (or, in the event the Reorganization is consummated prior to the Closing, the JCG LLC Interests), in each case, free and clear of any Liens other than Liens created by or in respect of Purchaser (including any Liens created pursuant to the Financing) or imposed by applicable securities Laws.

Section 2.7   Seller Securities Filings.

(a)   Since November 24, 2004, Seller has filed with the SEC all Seller SEC Documents required to be filed by it under the Exchange Act and, since May 28, 2005, Seller has filed all forms, reports and documents required to be filed by it with securities commissions or other applicable Canadian or provincial securities regulatory authorities and The Toronto Stock Exchange (such documents, as supplemented and amended since the times of filing, collectively, the “Canadian Disclosure Documents”).

(b)   As of the respective dates, or, if amended, as of the date of the last such amendment, the Seller SEC Documents and the Canadian Disclosure Documents, including any financial statements or schedules included therein, (i) in the case of the Seller SEC Documents, complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder applicable to such Seller SEC Documents, (ii) in the case of the Canadian Disclosure Documents, complied in all material respects with the applicable requirements of the Canadian securities Laws and the rules and regulations thereunder applicable to such Canadian Disclosure Documents and (iii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Seller included in the Seller SEC Documents (i) were prepared in accordance with Canadian generally accepted accounting principles consistently applied during the periods involved (except as noted therein) and (ii) fairly present, in all material respects, the consolidated financial condition, results of the operations and cash flows of Seller and its Subsidiaries for the periods therein set forth.

Section 2.8   Financial Statements.

(a)   Section 2.8(a) of the Seller Disclosure Schedule contains (i) the audited consolidated balance sheet of the Company and the Company Subsidiaries as of May 27, 2006 (the “2006 Balance Sheet”), and the related audited consolidated statements of income, shareholders’ equity and cash flows for the fiscal year ended May 27, 2006 (collectively, the “2006 Financial Statements”) and (ii) the audited consolidated balance sheet of the Company and the Company Subsidiaries as of May 28, 2005 and the related audited consolidated statements of income, shareholders’ equity and cash flows for each of the two one-year periods ended May 28, 2005 and May 29, 2004 (collectively, together with the 2006 Financial Statements, the “Company Financial Statements”). The Company Financial Statements (i) have been prepared from, are in accordance with, and accurately reflect the books and records of the Company and the Company Subsidiaries, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the period involved (except as may be stated in the notes thereto) and (iii) fairly present, in all material respects, the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and the Company Subsidiaries for the periods referred to therein. Seller has made available to Purchaser copies of all material written communications delivered to Seller, the Company or any Company Subsidiary by independent public accountants in connection with the Company Financial Statements or relating to any review by such accountants of the Internal Controls (as defined in Section 2.8(d) below) of the Company and the Company Subsidiaries during any of the three one-year periods ended May 27, 2006, May 28, 2005 and May 29, 2004 or thereafter, and have used reasonable efforts to make available for inspection all reports and work papers produced or developed by the auditors or management in connection with their examination of financial statements with respect to the Company or any Company Subsidiary, as well as all such reports and work papers for prior periods for which any tax liability of the Company or any Company Subsidiary has not been finally determined or barred by applicable statutes of limitation.

(b)   Except as set forth in Section 2.8(b) of the Seller Disclosure Schedule, the unaudited consolidated balance sheets of the Company and the Company Subsidiaries as of each fiscal month-end and each fiscal quarter-end occurring after the date of this Agreement and prior to the Closing Date and the related unaudited monthly and quarterly consolidated statements of income (collectively, the “Interim Financial Statements”), in each case, when delivered by Seller to Purchaser pursuant to Section 4.8 of this Agreement (i) will have been prepared from, will be in accordance with, and will accurately reflect the books and records of the Company and the Company Subsidiaries, (ii) will have been prepared in accordance with GAAP applied on a consistent basis during the period involved and (iii) will fairly present, in all material respects, the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of operations of the Company and the Company

Subsidiaries for the periods referred to therein, in each case except for the absence of notes thereto and subject to normal and recurring year-end adjustments).

(c)   Except as set forth in Section 2.8(c)(i) of the Seller Disclosure Schedule, since May 28, 2005, there has been no change in any of the significant accounting policies, practices or procedures of the Company or any Company Subsidiary. Section 2.8(c)(ii) of the Seller Disclosure Schedule sets forth a list of all material special or non-recurring items of income or expense for the one year period covered by the 2006 Financial Statements.

(d)   Except as set forth in Section 2.8(d) of the Seller Disclosure Schedule, the Company maintains a system of internal accounting controls (“Internal Controls”) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (B) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(e)   Except as set forth in Section 2.8(e) of the Seller Disclosure Schedule, all leases are off balance sheet obligations of the Company or a Company Subsidiary, and no lease is a capitalized lease of the Company or any Company Subsidiary. Other than the leases referred to in the first sentence of this Section 2.8(e), the Company and the Company Subsidiaries have no “off balance sheet arrangements” (as defined by Item 303(a)(4) of Regulation S-K promulgated by the SEC).

Section 2.9   Absence of Undisclosed Liabilities.   Neither the Company nor any Company Subsidiary has any material Liabilities except for (i) Liabilities that are reflected, or for which reserves were established, on the 2006 Balance Sheet as of May 27, 2006, (ii) Liabilities incurred in the ordinary course of business and consistent with past practice since May 27, 2006, (iii) Liabilities disclosed in Section 2.9 of the Seller Disclosure Schedule, and (iv) Liabilities that are disclosed in the Seller SEC Documents. As used in this Agreement, the term “Liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent or matured or unmatured including those arising under any Law and those arising under any Contract, including any letters of credit.

Section 2.10   Absence of Certain Changes.   Except as expressly contemplated by this Agreement or as set forth in Section 2.10 of the Seller Disclosure Schedule, since May 27, 2006: (i) the Company and Company Subsidiaries have operated only in the ordinary course of business consistent with past practice, (ii) none of the Company or any Company Subsidiary has taken any of the actions listed in Section 4.1(a) through Section 4.1(s) as if such sections had applied since May 27, 2006, and (iii) there has not occurred any Company Material Adverse Effect (as defined in the next sentence) or any fact, occurrence, condition, change, development, effect, circumstance or event that would, individually or in the aggregate, be reasonably likely to have or result in a Company Material Adverse Effect. As used in this Agreement, the term “Company Material Adverse Effect” means any material adverse effect on the Business, financial condition, financial position, or results of operations of the Company and the Company Subsidiaries, taken as a whole, excluding any effects resulting from (x) events or circumstances adversely affecting any principal markets served by the Company and the Company Subsidiaries or the industry in which the Company operates, except any changes that affect the Business materially disproportionately to its competitors, (y) general economic conditions, or (z) changes or effects arising out of the execution, delivery, announcement or performance of this Agreement or the consummation of any transaction contemplated hereby.

Section 2.11   Compliance with Law; Permits.

(a)   Except as set forth in Section 2.11(a) of the Seller Disclosure Schedule, since July 31, 2004, the Company and the Company Subsidiaries have been in compliance with all Laws applicable to them (collectively, except for Laws specified in clauses (i) through (v) of this Section 2.11(a), “Other Laws”) and neither Seller, the Company nor any of the Company Subsidiaries has received any written notice of any failure to comply with any such Laws, in each case, except for such breaches together with all other Breaches of Law (as defined immediately below), as would not reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, the term “Breaches of Law” means, collectively, breaches of: (i) any applicable healthcare Laws, (ii) any applicable Tax Laws, (iii) ERISA (as defined below in Section 2.19), (iv) WARN (as defined below in Section 2.20), (v) the National Labor Relations Act and any applicable labor and employment Laws, including FLSA (as defined below in Section 2.20) and wage and hour claims (as defined below in Section 2.20), (v) any Environmental Laws (as defined below in Section 2.23(c)), and (vi) Other Laws, including, in each case, any regulations issued pursuant thereto.

(b)   The Company and the Company Subsidiaries have obtained all permits, franchises, authorizations, licenses or other approvals issued or granted by any Governmental Authority (collectively, “Permits”) that are necessary to the conduct of their respective businesses as presently being conducted and all such Permits are in full force and effect, in each case, except as would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 2.11(b) of the Seller Disclosure Schedule, none of the Company or any of the Company Subsidiaries is in violation or default of such Permits, and none of Seller, the Company or any of the Company Subsidiaries has received any written notification from any Governmental Authority threatening to suspend, revoke, withdraw, modify or limit any of the Permits, in each case, except as such violation or default together with all other Violations of Permits (as defined immediately below) would not reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, “Violations of Permits” means, collectively, breaches of any other Permits referred to in any other Section of this Agreement.

Except with respect to the inclusion of such Laws in the Company Material Adverse Effect qualifier, this Section 2.11 shall not apply to healthcare regulatory compliance matters (which are the subject of Section 2.12), Tax matters (which are the subject of Section 2.18), employee benefit plan and ERISA matters (which are the subject of Section 2.19), labor matters (which are the subject of Section 2.20) and Environmental Law matters (which are the subject of Section 2.23).

Section 2.12   Healthcare Regulatory Compliance.

(a)   Except as set forth in Section 2.12(a) of the Seller Disclosure Schedule, the Company and the Company Subsidiaries are qualified for participation in the Medicare and Medicaid programs. Except as set forth in Section 2.12(a) of the Seller Disclosure Schedule, neither the Company nor any Company Subsidiary has received any notice indicating that such qualification may be terminated or withdrawn nor has any reason to believe that such qualification may be terminated or withdrawn. The Company and the Company Subsidiaries have timely filed, in all material respects, all claims or other reports required to be filed with respect to the purchase of products or services by third-party payors (including, without limitation, Medicare and Medicaid), and all such claims or reports are complete and accurate in all material respects. The Company and the Company Subsidiaries have no Liability to any payor with respect thereto, except for Liabilities incurred in the ordinary course of business consistent with past practice.

(b)   Except as set forth in Section 2.12(b) of the Seller Disclosure Schedule, the Company and the Company Subsidiaries have complied with all applicable healthcare Laws (including, in each case, any regulations issued pursuant thereto), including (i) the Social Security Act, as amended, Sections 1128, 1128A and 1128B, including criminal penalties for acts involving Federal health care programs, commonly referred to as the “Federal Anti-Kickback Statute,” (ii) the Social Security Act, as amended, Section 1877

(Prohibition of Certain Referrals), commonly referred to as the “Stark Statute,” (iii) the Federal False Claims Act, as amended, (iv) the Health Insurance Portability and Accountability Act of 1996, and (v) all statutes and regulations relating to the possession, distribution, maintenance and documentation of controlled substances, in each case, except as such breaches together with all other Breaches of Law would not reasonably be expected to have a Company Material Adverse Effect.

(c)   Except as set forth in Section 2.12(c) of the Seller Disclosure Schedule, to Seller’s knowledge, no personnel of the Company or any Company Subsidiary during such person’s employment with the Company or any Company Subsidiary have been convicted of, charged with or investigated for a Medicare, Medicaid or other Federal Health Care Program (as defined in 42 U.S.C. § 1320a-7b(f)) related offense, or convicted of, charged with or investigated for a violation of federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances. Except as set forth in Section 2.12(c) of the Seller Disclosure Schedule, to Seller’s knowledge, no personnel of the Company or any Company Subsidiary during such person’s employment with the Company or any Company Subsidiary have been excluded or suspended from participation in Medicare, Medicaid or any other Federal Health Care Program, or have been debarred, suspended or are otherwise ineligible to participate in federal programs. Except as set forth in Section 2.12(c) of the Seller Disclosure Schedule, to Seller’s knowledge, no personnel of the Company or any Company Subsidiary during such person’s employment with the Company or any Company Subsidiary has committed any offense which may reasonably serve as the basis for any such exclusion, suspension, debarment or other ineligibility. Except as set forth in Section 2.12(c) of the Seller Disclosure Schedule, neither the Company nor any Company Subsidiary has arranged or contracted with any individual or entity that is suspended, excluded or debarred from participation in, or otherwise ineligible to participate in, a Federal Health Care Program or other federal program.

Section 2.13   Litigation.   Except as set forth in Section 2.13 of the Seller Disclosure Schedule, as of the date hereof, (a) there are no claims, suits, actions, charges or proceedings before any Governmental Authority or any arbitration pending or, to Seller’s knowledge, threatened against the Company or any Company Subsidiary, (b) to Seller’s knowledge, there are no investigations or formal or informal inquiries by any Governmental Authority against or relating to the Company or any Company Subsidiary, (c) there are no material internal investigations or material and reasonably credible whistle-blower complaints pending or, to Seller’s knowledge, threatened against or relating to the Company or any Company Subsidiary and (d) there are no judgments, decrees, injunctions, rules or orders of any Governmental Authority relating to the Company or any Company Subsidiary, except, in the case of clauses (a) and (d), as would not reasonably be expected to have a Company Material Adverse Effect.

Section 2.14   Assets.

(a)   Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and each Company Subsidiary has (and immediately after giving effect to the transactions contemplated hereby will have) good, valid and marketable title to, or in the case of leased property good and valid leasehold interests in, or otherwise has full or sufficient and legally enforceable rights to use, all of the properties and assets (real, personal or mixed, tangible or intangible) used or held for use in connection with, necessary for the conduct of, or otherwise material to, the Business, including all such assets (other than assets disposed of (i) in the ordinary course of business, or (ii) as described in Section 2.14 of the Seller Disclosure Schedule) reflected in the 2006 Balance Sheet or acquired since the date thereof (the “Assets”), in each case free and clear of any Lien other than Permitted Liens (as defined in Section 2.14(b) below). The Company and each Company Subsidiary has maintained all tangible Assets in good repair, working order and operating condition, subject only to ordinary wear and tear, except as would not reasonably be expected to have a Company Material Adverse Effect.

(b)   As used in this Agreement, the term “Permitted Liens” means, collectively: (i) Liens for current Taxes (as defined in Section 2.18(m) below) or governmental assessments not yet due and payable or which are being contested in good faith by appropriate proceedings or may thereafter be paid without penalty; (ii) builder, mechanic, warehousemen, materialmen, contractor, workmen, repairmen, carrier Liens, or other similar Liens arising and continuing in the ordinary course of business for obligations which are not delinquent or which are being contested in good faith by appropriate legal proceedings; (iii) other similar common law or statutory Liens which do not materially affect the value of the property so subject or the usefulness thereof to the Business; (iv) liens, easements, rights of way, restrictions, encumbrances, covenants, conditions, encroachments, imperfections or any other matters affecting title to Real Property (as defined in Section 2.15(a)) which are not material in amount and do not materially impair the current use of such Real Property to which they relate; (v) local, county, state and Federal Laws, including buildings and zoning laws, ordinances and regulations now or hereinafter in effect; (vi) any usual and customary restrictions contained in Contracts affecting the Real Property (or any portion thereof); and (vii) Liens arising in connection with indebtedness of Seller and to be released on or prior to the Closing; provided, in the case of clauses (ii) through (vii) above, that such Liens do not materially impair the current use, current value, transferability or marketability of such property.

Section 2.15   Real Property.

(a)   Section 2.15(a)(i) of the Seller Disclosure Schedule lists, as of the date of this Agreement, all real property owned in fee by the Company and the Company Subsidiaries (the “Owned Real Property”) and Section 2.15(a)(ii) of the Seller Disclosure Schedule lists all real property (whether by virtue of direct lease, ground lease or sublease, each a “Lease”) leased by the Company and the Company Subsidiaries as lessee (the “Leased Real Property” and, together with the Owned Real Property, the “Real Property”). Seller has made available to Purchaser all of the information contained in the Company’s lease management database with respect to the Real Property. The Real Property constitutes all of the material land, buildings and structures used by the Company and the Company Subsidiaries in the conduct of their Business.

(b)   With respect to the Real Property, except as would not reasonably be expected to have a Company Material Adverse Effect:

(i)    except as set forth in Section 2.15(b)(i) of the Seller Disclosure Schedule, there are no pending or, to Seller’s knowledge, threatened condemnation proceedings relating to such Real Property;

(ii)   Seller has not granted and, to Seller’s knowledge, there are no currently outstanding options or rights of first refusal of any third party to purchase or lease such Real Property, or any portion thereof or interest therein, except to the extent set forth in Section 2.15(b)(ii) of the Seller Disclosure Schedule;

(c)   With respect to the Owned Real Property, except as would not reasonably be expected to have a Company Material Adverse Effect:

(i)    except as set forth in Section 2.15(c)(i) of the Seller Disclosure Schedule, there are no written leases, subleases, licenses or agreements granting to any party or parties (other than the Company or a Company Subsidiary) the right of use or occupancy of any portion of any Owned Real Property;

(ii)   to Seller’s knowledge, such Owned Real Property is in compliance with the terms and provisions of any restrictive covenants, easements, or agreements affecting such Owned Real Property.

(d)   With respect to the Leased Real Property, except as would not reasonably be expected to have a Company Material Adverse Effect:

(i)    except as set forth in Section 2.15(d)(i) of the Seller Disclosure Schedule, each Lease is the legal, valid, binding, and enforceable obligation of the Company or the applicable Company Subsidiary that is lessee thereunder, and, to Seller’s knowledge, is in full force and effect and the binding obligation of the other parties thereto and will continue to be the legal, valid, binding, and enforceable obligation of the Company or the applicable Company Subsidiary following the consummation of the transactions contemplated by this Agreement;

(ii)   except as set forth in Section 2.15(d)(ii) of the Seller Disclosure Schedule, neither the Company nor any Company Subsidiary has received any written notice that it is in default under any Lease, nor is the Company nor any Company Subsidiary or, to Seller’s knowledge, any other party to such Lease in default under any such Lease, and no event has occurred, which, after the giving of notice, with lapse of time, or otherwise, would constitute a default by the Company or any Company Subsidiary or, to Seller’s knowledge, any other party under such Lease;

(iii)  except as set forth in Section 2.15(d)(iii) of the Seller Disclosure Schedule, neither the Company nor any Company Subsidiary has received written notice claiming any disputes and, to Seller’s knowledge, no disputes exist with respect to any Lease; and

(iv)  neither the Company nor any Company Subsidiary has assigned, subleased, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold created by such Lease, except as set forth in Section 2.15(d)(iv) of the Seller Disclosure Schedule.

Section 2.16   Material Contracts.

(a)   Except as set forth in Section 2.16(a) of the Seller Disclosure Schedule (which shall reference the applicable clause of this subsection (a)) neither the Company nor any Company Subsidiary is a party to or bound by any:

(i)    Contract for capital expenditures or the acquisition or construction of fixed assets which requires aggregate future payments in excess of $750,000 other than Contracts for which the payments to be made thereunder are currently accounted for in Seller’s capital budget;

(ii)   Contract prohibiting or restricting the ability of the Company or any Company Subsidiary to conduct the Business, to compete in any line of business or to engage in any business or operate in any geographical area, in each case other than usual and customary restrictions contained in Leases;

(iii)  Contract containing any provision requiring the Company or any Company Subsidiary to purchase a minimum amount of product or allocate a minimum amount of shelf space to certain products;

(iv)  Contract (or group of Contracts relating to the same site) requiring aggregate future payments or expenditures in excess of $750,000 and relating to cleanup, abatement, remediation or similar actions in connection with environmental Liabilities;

(v)    royalty Contract or other Contract with respect to Intellectual Property (as defined in Section 2.21(c) below) which, pursuant to the terms thereof, requires future payments by the Company or a Company Subsidiary in excess of $750,000 per annum;

(vi)  Contract pursuant to which the Company or any Company Subsidiary has entered into a joint venture or similar arrangement with any other Person (other than the Company or another Company Subsidiary);

(vii) indenture, mortgage, loan or credit Contract under which the Company or a Company Subsidiary has outstanding indebtedness or any outstanding note, bond, indenture or other evidence of indebtedness for borrowed money, or guaranteed indebtedness for money borrowed by others, in an amount greater than $250,000 individually or $1,000,000 in the aggregate;

(viii) Contract (including any so-called take or pay or keep well agreements) under which the Company or any Company Subsidiary has directly or indirectly guaranteed or otherwise agreed to be responsible for indebtedness, Liabilities or obligations of another Person (other than the Company or another Company Subsidiary);

(ix)  Contract or commitment providing for an interest rate, currency or commodity swap, derivative, hedge, forward purchase or sale or other transaction similar in nature or effect to any off-balance sheet financing;

(x)    Contract under which the Company or a Company Subsidiary is (A) a lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third Person, or (B) a lessor of any tangible personal property owned by the Company or the applicable Company Subsidiary, in any case which requires annual payments in excess of $750,000;

(xi)  Contract for pending acquisitions of capital stock or assets of another Person (whether by merger or stock or asset purchase);

(xii) Contract relating to any pending purchase or sale by the Company or any Company Subsidiary of any customer prescription files; and

(xiii) any Contract (other than Contracts of the type described in subclauses (i) through (xiv) above) that involves aggregate future payments by or to the Company or a Company Subsidiary in excess of $750,000 per annum, other than a purchase or sales order or other Contract entered into in the ordinary course of business consistent with past practice.

Each such Contract described in clauses (i) through (xiii) is referred to herein as a “Material Contract”.

(b)   Copies of all Material Contracts have been previously delivered to or made available for inspection by Purchaser, and such copies are complete and correct in all material respects. Except as set forth in Section 2.16(b) of the Seller Disclosure Schedule, (i) each of the Material Contracts is in full force and effect and is a valid and binding obligation of the Company or Company Subsidiary, as applicable, and enforceable against the Company or such Company Subsidiary, and, to Seller’s knowledge, a valid and binding obligation enforceable against each other party thereto; (ii) the Company or Company Subsidiary, as applicable, has duly performed all of its obligations required to be performed by it to date under each of the Material Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder; (iii) to Seller’s knowledge, each of the other parties to such Material Contract has performed all obligations required to be performed by it to date under such Material Contract and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder; (iv) neither the Company nor any Company Subsidiary has received any written notice of any intention to terminate, not renew or challenge the validity or enforceability of any Material Contract; and (v) none of the Material Contracts requires the consent of any other party thereto in connection with the consummation of the transactions contemplated by this Agreement, in each case, except as would not reasonably be expected to have a Company Material Adverse Effect.

(c)   As used in this Agreement, the term “Contract” means any contract, agreement, lease, license, purchase order, indenture, note, bond, loan, instrument, commitment or other arrangement that is binding on any Person or any part of its property under applicable Law.

Section 2.17   Affiliate Arrangements.   Except as set forth in Section 2.17 of the Seller Disclosure Schedule, there are no Contracts between the Company or a Company Subsidiary, on the one hand, and

Seller or any of its Affiliates (other than the Company or any Company Subsidiary), on the other hand (any such Contract, an “Affiliate Arrangement”). As used in this Agreement, the term “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, the term “control” as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of such Person, whether through ownership of voting securities, as trustee or executor, by contract or any other means; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Section 2.18   Taxes.   Except as set forth in Section 2.18 of the Seller Disclosure Schedule:

(a)   (i) Each of the Company and the Company Subsidiaries has timely filed, or has caused to be timely filed on its behalf, (taking into account any extension of time within which to file) all material Tax Returns (as defined in Section 2.18(m) below) required to be filed by it and all such Tax Returns are true, correct and complete in all material respects and (ii) all material Taxes due and payable by each of the Company and the Company Subsidiaries have been timely paid.

(b)   There are no material Liens for Taxes upon any property or Assets of the Company or the Company Subsidiaries, except for Liens arising by operation of Law for Taxes not yet due and payable.

(c)   Each of the Company and the Company Subsidiaries has complied with all applicable Laws relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by Law, withheld and paid over to the proper Tax Authority (as defined in Section 2.18(m) below) all amounts required to be so withheld and paid over under applicable Law.

(d)   No Tax Proceeding (as defined in Section 2.18(m) below) is presently pending or threatened with regard to any Taxes or Tax Returns of the Company or any of the Company Subsidiaries.

(e)   Neither the Company nor any of the Company Subsidiaries has requested an extension of time within which to file any Tax Return that has not since been filed.

(f)    No agreement or other document waiving or extending the statute of limitations or the period of assessment for collection of any Taxes payable by the Company or any of the Company Subsidiaries has been filed or entered into with any Tax Authority by the Company or any of the Company Subsidiaries.

(g)   Neither the Company nor any of the Company Subsidiaries is a party to any contract or agreement (i) one of the principal purposes of which is to provide for the allocation, sharing or indemnification of Taxes or (ii) that otherwise provides for the allocation, sharing or indemnification of a material amount of Taxes (other than a Contract or agreement entered into in the ordinary course of business).

(h)   Neither the Company nor any of the Company Subsidiaries has been included in any “consolidated,” “unitary” or “combined” Tax Return (other than Tax Returns which include only the Company and any of the Company Subsidiaries) for U.S. federal Tax purposes or for any foreign, state or local Tax purposes with respect to Taxes for any taxable year.

(i)    Neither the Company nor any of the Company Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”) in a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(j)    Neither the Company nor any of the Company Subsidiaries will be required to include any amount in taxable income or exclude any item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (A) any installment sale or open transaction disposition made on or prior to the Closing Date, (B) any prepaid amount received on or prior to the Closing Date, (C) any change in method of accounting for a taxable period ending on or prior to the Closing Date, (D) deferred gains arising prior to the Closing Date or (E) any “closing agreement” as described in Section 7121 of the Code or any similar provision of state, local or foreign Tax Law;

(k)   No claim has been made by any Governmental Authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that it is, or may be, subject to taxation by that jurisdiction.

(l)    Neither the Company nor any of the Company Subsidiaries has engaged in any transaction that gives rise to any (A) (x) registration obligation under section 6111 of the Code and the Treasury Regulations thereunder; (y) list maintenance obligation under section 6112 of the Code and the Treasury Regulations thereunder; or (z) disclosure obligation as a “reportable transaction” under section 6011 of the Code and the Treasury Regulations thereunder or (B) similar obligation pursuant to any state, local or foreign Law.

(m)  As used in this Agreement:

(i)    “Tax Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax.

(ii)   “Tax Return” means any return, report or similar statement (including any attachment or supplements thereto) supplied to or required to be supplied to any Tax Authority, including, any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes the Company, any of the Company Subsidiaries or any of their respective Affiliates.

(iii)  “Tax” or “Taxes” means (i) any and all federal, state, local, foreign or other taxes of any kind imposed by any Tax Authority, including, taxes, fees, duties, levies, customs, tariffs, imposts, assessments, obligations or other similar charges of any kind on or with respect to income, franchises, premiums, windfall or other profits, gross receipts, property, sales, use, transfer, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth, and taxes or other similar charges of any kind in the nature of excise, withholding, ad valorem or value added; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Tax Authority in connection with any item described in clause (i); and (iii) any transferee liability in respect of any items described in clauses (i) or (ii) payable by reason of Contract, assumption, transferee liability, operation of Law or Treasury Regulation Section 1.1502-6 (or any predecessor or successor provisions thereof and any similar provision of state, local or foreign Law).

(iv)  “Treasury Regulations” means the regulations, including temporary regulations, promulgated under the Code, as the same may be amended hereafter from time to time (including corresponding provisions of succeeding regulations).

(v)    “Tax Proceeding” means any pending or threatened audit or assessment, suit, proposed adjustment, deficiency, dispute, administrative or judicial proceeding or similar claim with respect to Taxes.

Section 2.19   Employee Benefit Plans; ERISA.

(a)   Section 2.19(a) of the Seller Disclosure Schedule sets forth each material written employee benefit plan, arrangement, policy, practice, Contract or agreement (including, without limitation, employment agreements, consulting agreements, change of control agreements and severance agreements, deferred compensation, incentive compensation, bonus, stock option, equity-based and stock purchase plans) of any type (including but not limited to “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), maintained by the Company, any of the Company Subsidiaries or any trade or business, whether or not incorporated, that together with the Company would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA (an “ERISA Affiliate”) in each case (i) with respect to which the Company or any of the Company Subsidiaries has or may have a Liability, or (ii) which is maintained for the benefit of current or former employees of the Company or any of the Company Subsidiaries (collectively, the “Benefit Plans”). Section 2.19(a) of the Seller Disclosure Schedule separately lists or identifies each Benefit Plan (i) that is not sponsored or maintained by the Company or any of the Company Subsidiaries or (ii) which provides change in control benefits.

(b)   With respect to each Benefit Plan and to the extent applicable, Seller has delivered or made available to Purchaser true and complete copies of all plan documents, summary plan descriptions, summaries of material modifications, trust agreements and other related agreements including all amendments to the foregoing; the two most recent annual reports; the most recent annual and periodic accounting of plan assets; the most recent determination letter received from the United States Internal Revenue Service.

(c)   Except where failure to comply would not be reasonably likely to have a Company Material Adverse Effect, with respect to each Benefit Plan: (i) if intended to qualify under section 401(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under section 501(a) of the Code; (ii) such plan has been administered in accordance with its terms and with all applicable Laws; (iii) all contributions have been made when due or have been accrued on the Company’s financial statements in accordance with GAAP; (iv) no breaches of fiduciary duty have occurred; (v) no claims are pending or, to Seller’s knowledge, threatened or anticipated by or on behalf of any Benefit Plan, by any employee or beneficiary under any such Plan or otherwise involving any such Benefit Plan (other than routine claims for benefits); (vi) none of the Company, any of the Company Subsidiaries, any ERISA Affiliate, nor, to Seller’s knowledge, any trustee or administrator thereof, has engaged in a transaction or has taken or failed to take any action in connection with which the Company or any of the Company Subsidiaries could be subject to any Liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code; (vii) no Lien imposed under the Code or ERISA exists or is reasonably likely to exist; and (viii) all contributions and premiums due (including any extensions for such contributions and premiums) have been timely made in full.

(d)   Except as disclosed on Section 2.19(d) of the Seller Disclosure Schedule: (i) neither the Company nor any ERISA Affiliate has incurred any material Liability under Title IV of ERISA that has not been satisfied in full (including pursuant to Sections 4063-4064 and 4069 of ERISA) and, to Seller’s knowledge, no basis for any such Liability exists; (ii) neither the Company nor any ERISA Affiliate maintains (or contributes to), or has maintained (or has contributed to) within the last six years, any employee benefit plan that is subject to Title IV of ERISA; and (iii) there is no pending dispute between the Company or any ERISA Affiliate concerning payment of contributions or payment of withdrawal liability payments.

(e)   With respect to each Benefit Plan that is an “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), except as specifically disclosed in Section 2.19(e) of the Seller Disclosure Schedule, no such plan provides medical or death benefits with respect to current or former employees of the Company or any of the Company Subsidiaries beyond their termination of employment, other than on an employee-pay-all basis or except as required by applicable Law. Except where failure to comply would not be reasonably likely to result in a Company Material Adverse Effect, with respect to each Benefit Plan that is a “group health plan” (as defined in Section 5000(b) of the Code), each such Benefit Plan currently complies and has complied with the requirements of Part 6 of Title I of ERISA and Sections 4980B and 5000 of the Code.

(f)    Except as set forth in Section 2.19(f) of the Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (i) entitle any current or former employee, officer, director or consultant of the Company or any of the Company Subsidiaries to severance pay, unemployment compensation or any other termination payment or (ii) accelerate the time of payment or vesting, or increase the amount of, or otherwise enhance, any benefit due to any such employee, officer, director or consultant, including, without limitation, with respect to any equity-based awards held by them under the equity compensation plans maintained by Seller and its Affiliates, or (iii) result in any payment that would fail to be deductible under Section 280G of the Code.

(g)   No Benefit Plan is a “multiemployer plan” (as defined in Section 3(37) of ERISA).

Section 2.20   Labor Matters.   Except as set forth in Section 2.20 of the Seller Disclosure Schedule: (i) the Company and the Company Subsidiaries are neither party to, nor bound by, any collective bargaining agreement or other Contract with any union or labor organization or association; (ii) there are no collective bargaining agreements or other Contract with any union or labor organization or association that pertain to any of the employees of the Company or the Company Subsidiaries; (iii) no employees of the Company or the Company Subsidiaries are represented by any labor organization with respect to their employment with the Company or the Company Subsidiaries; (iv) there are no pending or, to Seller’s knowledge, threatened organizational campaigns or activities, petitions, demands or other unionization activities seeking recognition of a collective bargaining unit or representation with respect to or involving any employees of the Company or the Company Subsidiaries, and no current union representation question exists involving any such employees; (v) from July 1, 2004 to the date of this Agreement, there has been no actual, or, to Seller’s knowledge, threatened strikes, lockouts, slowdowns, work stoppages or material grievances against or affecting the Company or the Company Subsidiaries; (vi) there are no pending, or, to Seller’s knowledge, threatened unfair labor practice charges or complaints against or affecting the Company or the Company Subsidiaries before any Governmental Authority, and none of the Company, the Company Subsidiaries nor any of their respective employees, agents or representatives has committed any material unfair labor practice as defined in the National Labor Relations Act or similar Law; (vii) the Company and the Company Subsidiaries are in compliance with all material applicable labor and employment Laws, including all material applicable Laws respecting employment and employment practices, including, without limitation, the Workers’ Adjustment and Retraining Notification Act and any similar foreign, state or local Law relating to plant closings and layoffs (“WARN”), all material applicable Laws respecting terms and conditions of employment, health and safety, wages and hours (including the Fair Labor Standards Act of 1938, as amended (“FLSA”) and any similar foreign, state or local Law), child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, affirmative action, workers’ compensation, labor relations, employee leave issues and unemployment insurance, and neither the Company nor the Company Subsidiaries have any Liabilities that are payable pursuant to WARN, the FLSA or any other material applicable Law respecting employment and employment practices; and (ix) neither the Company nor the Company Subsidiaries is a party to, or otherwise bound by, any consent decree with, order of, judgment or citation by, any Governmental Authority relating to employees or employment practices.

Section 2.21   Intellectual Property.

(a)   Section 2.21(a)(i) of the Seller Disclosure Schedule sets forth a complete and accurate list of all of the following Company Intellectual Property (as defined in Section 2.21(c) below) specifying which of the Company or the Company Subsidiaries is the owner or holder of such Company Intellectual Property, including the following: (i) patents and patent applications; (ii) trademark registrations, applications and material unregistered trademarks; (iii) Internet domain names; (iv) copyright registrations, applications and material unregistered copyrights; and (v) material computer software. Section 2.21(a)(ii) of the Seller Disclosure Schedule sets forth all (A) material licenses with a third party to which the Company or any Company Subsidiary is a party as either a licensee or licensor or agreements pursuant to which it otherwise grants or receives rights to Company Intellectual Property, except for licenses for commercially available “off the shelf” software, (B) licenses with Seller to which the Company or any Company Subsidiary is a party, and (C) material licenses with a third party to which Seller is a party pursuant to which it licenses any Company Intellectual Property.

(b)   Except as set forth in Section 2.21(b) of the Seller Disclosure Schedule or as would not be reasonably likely to have a Company Material Adverse Effect:

(i)    the Company or a Company Subsidiary is the sole and exclusive owner of or has a valid license to use or otherwise possess, free and clear of all Liens other than Permitted Liens, all Company Intellectual Property;

(ii)   all Company Intellectual Property is subsisting and in full force and effect, valid and enforceable, and has not been cancelled, expired, abandoned, allowed to lapse or dedicated to the public domain, in whole or in part;

(iii)  to Seller’s knowledge, the conduct of the Company’s Business does not infringe upon or otherwise violate any Intellectual Property right owned or controlled by a third party and no claim has been made, is pending or, to Seller’s knowledge, threatened that the conduct of the Company’s business violates the asserted rights of any third party; and

(iv)  to Seller’s knowledge, no third party is infringing upon or otherwise violating any rights in any Company Intellectual Property, no such claim is currently pending and no such claim has been threatened or made by the Company or any Company Subsidiary against any third party during the past three years.

(c)   As used in this Agreement, the term “Intellectual Property” means all of the following in any jurisdiction throughout the world, including all tangible embodiments thereof (in whatever form or medium): (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and all improvements thereto, (ii) all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (iii) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iv) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software (including source code, executable code, data, databases, and related documentation), (vii) all material advertising and promotional materials, and (viii) all other proprietary rights. “Company Intellectual Property” means all Intellectual Property that is used in the operation of the Business as currently conducted including, but not limited to, all Intellectual Property that is (A) owned by the Company or a Company Subsidiary, (B) licensed by the Company or any Company Subsidiary from Seller or from a third party, or (C) owned by Seller and used by the Company or any Company Subsidiary.

Section  2.22   Insurance.   Except as would not reasonably be expected to have a Company Material Adverse Effect, all Assets of the Company and each Company Subsidiary are, and for the past two years have been, covered by valid insurance policies or binders of insurance issued in favor of Seller, the Company or a Company Subsidiary, as the case may be, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to the Company’s Business. Section 2.22 of the Seller Disclosure Schedule sets forth a list of the insurance coverage for the Company and Company Subsidiaries in effect as of the date of this

Agreement. Except as would not reasonably be expected to have a Company Material Adverse Effect, all such policies are in full force and effect, all premiums due and payable have been paid, and since July 31, 2004 no written notice of default, cancellation or termination, coverage limitation or reduction or premium increase with respect to any such policy has been received by Seller, the Company or any Company Subsidiary with respect to any such policy. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries, as applicable, have complied with the terms and provisions of such policies. There is no claim by the Company or any Company Subsidiary pending under any of such policies as to which coverage has been denied or disputed by the underwriters of such policies. Except as would not reasonably be expected to have a Company Material Adverse Effect, all insurance policies maintained by the Company and the Company Subsidiaries will remain in full force and effect following consummation of the transactions contemplated by this Agreement.

Section 2.23   Compliance with Environmental Laws.

(a)   Except as set forth in Section 2.23(a) of the Seller Disclosure Schedule and except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Seller (with respect to the Company or any of the Company Subsidiaries) nor the Company or the Company Subsidiaries: (i) (A) have violated or are in noncompliance with, are engaged in proceedings with respect to violations or noncompliance, have received a notice of violation or noncompliance or information request, or, to Seller’s knowledge, are subject to an investigation, with respect to, any Environmental Laws, or (B) have received or expect to receive notification of, are engaged in proceedings with respect to or have entered into or expect to enter into an agreement with respect to, Liabilities under any Environmental Laws; (ii) are aware of any Hazardous Material (as defined in Section 2.23(c) below) spills, releases, or contamination at any of the Real Property, or any property formerly owned, leased or operated by the Company or the Company Subsidiaries, that require investigation, reporting, or cleanup under any Environmental Laws; (iii) have entered into or are subject to any judicial or administrative orders, decrees or judgments or enforceable agreements with Governmental Authorities, with respect to Environmental Laws; (iv) have entered into any agreements requiring them to indemnify, reimburse, defend or hold harmless any other person from and against any Liabilities under Environmental Law; and (v) have failed to provide or make available to Purchaser all reports, audits, studies, analyses and correspondence with Governmental Authorities relating to the Company’s or the Company Subsidiaries’ Liabilities under or compliance with Environmental Laws, or the environmental condition of the Real Property or any property formerly owned, leased or operated by the Company or the Company Subsidiaries.

(b)   Except as set forth in Section 2.23(b) of the Seller Disclosure Schedule: (i) the Company and the Company Subsidiaries have obtained all material Permits required pursuant to applicable Environmental Laws (“Environmental Permits”) that are necessary for the conduct of their respective businesses as presently being conducted and such Environmental Permits are in full force and effect; (ii) none of the Company or any of the Company Subsidiaries is in material violation or default of such Environmental Permits; and (iii) none of Seller, the Company or any of the Company Subsidiaries has received any written notification from any Governmental Authority threatening to suspend, revoke, withdraw, modify or limit any of the Environmental Permits.

(c)   As used in this Agreement:

(i)    “Environmental Laws” means all foreign, federal, state and local Laws relating to pollution or protection of the environment or human health and safety, including Laws relating to releases or threatened releases of Hazardous Materials into the indoor or outdoor environment (including ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Materials and all Laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all Laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources; and

(ii)   “Hazardous Materials” means any pollutant, contaminant, toxic mold, toxic substance, hazardous waste, hazardous material, or hazardous substance, or any oil, petroleum, or petroleum product, as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, the Federal Clean Water Act, as amended, the Federal Clean Air Act, or any other Environmental Law.

Section 2.24   Receivables; Payables.

(a)   Section 2.24(a) of the Seller Disclosure Schedule sets forth a correct and complete aged list of the Receivables (as defined in Section 2.24(b) below) as of the date of the 2006 Balance Sheet showing those Receivables that as of such date had been outstanding for (i) 30 days or less, (ii) 31 to 60 days, (iii) 61 to 90 days, (iv) 91 to 120 days, (v) 121 to 150 days, (vi) 151 to 180 days and (vii) more than 180 days. Except to the extent, if any, reserved for on the 2006 Balance Sheet, all Receivables reflected on the 2006 Balance Sheet arose, and the Receivables existing on the Closing Date will have arisen, in the ordinary course of business consistent with past practice. The allowance for doubtful accounts as reflected on the 2006 Balance Sheet was calculated in accordance with GAAP, consistent with the past practices of Seller, and as of the date of this Agreement no event has occurred which would require a material increase in the ratio of the allowance for doubtful accounts to the Receivables.

(b)   As used in this Agreement, “Receivables” means (i) trade receivables arising from the sale of inventory in connection with the operation of the Company’s Business and (ii) non-trade receivables arising in connection with the operation of the Company’s Business other than from the sale of inventory.

(c)   Since the date of the 2006 Balance Sheet, neither the Company nor any Company Subsidiary has, with respect to any material portion of its trade accounts payable, (i) failed to pay its trade accounts payable in the ordinary course or (ii) extended the terms of payment, whether by contract, amendment, act, deed or course of dealing, of any trade account payable.

Section 2.25   Inventories.   The values at which all inventories are carried on the 2006 Balance Sheet reflect the inventory valuation policy of the Company and the Company Subsidiaries of stating such inventories at the lower of cost (determined on the last-in, first-out method) or market value. Except as set forth in Section 2.25 of the Seller Disclosure Schedule, none of the Company or any Company Subsidiary is subject to any Liability with respect to accepting returns of items of inventory or merchandise in the possession of their customers other than in the ordinary course of business consistent with past practice. Except as set forth in Section 2.25 of the Seller Disclosure Schedule, all inventories are owned free and clear of all Liens other than Permitted Liens and purchase money liens.

Section 2.26   Suppliers.   Section 2.26 of the Seller Disclosure Schedule sets forth the names and addresses of each of the twenty suppliers to whom the Company and the Company Subsidiaries paid the highest aggregate amounts for the twelve-month period ended May 27, 2006 for supplies, merchandise and other goods. Since May 27, 2006, none of Seller, the Company nor any Company Subsidiary has received notice in writing that any such supplier will not sell supplies, merchandise and other goods to the Company or any Company Subsidiary at any time after the Closing Date on terms and conditions substantially similar to those used in its current sales to the Business, subject only to general and customary price increases.

Section 2.27   Acquisition for Own Account.   The shares of Purchaser Common Stock to be issued to Seller pursuant to this Agreement will be acquired for Seller’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and Seller represents that it has no present intention or agreement to sell, grant any participation in, or otherwise distribute any of the Purchaser Common Stock to be acquired by Seller hereunder.

Section 2.28   Restricted Securities.   Seller understands that the shares of Purchaser Common Stock to be issued to Seller pursuant to this Agreement upon issuance will be characterized as “restricted securities” under the Securities Act, inasmuch as they are being acquired from Purchaser in a transaction not involving a public offering, and that under the Securities Act such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this regard, Seller represents that Seller is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Seller further understands that the resale of shares of Purchaser Common Stock to be issued to Seller pursuant to this Agreement will be subject to the terms and provisions of the Stockholder Agreement.

Section 2.29   Seller Indenture.

(a)   The consummation of the transactions contemplated by this Agreement (i) will constitute a sale of all or substantially all of the assets of Seller for purposes of the Indenture governing the 8.5% Notes (the “8.5% Notes Indenture”), dated as of July 30, 2004, between Seller, the guarantors named therein and The Bank of New York, as trustee, and (ii) will not constitute a “Change of Control” as defined in Section 1.01 of the 8.5% Notes Indenture (assuming that at the time of such consummation there is not any “person” or “group” (as such terms are used in the definition of “Change of Control”), other than Permitted Holders (as defined in the 8.5% Notes Indenture), that is or becomes the “beneficial owner” (as such term is used in the definition of “Change of Control”), directly or indirectly of Voting Stock (as defined in the 8.5% Notes Indenture) of Purchaser constituting more than 50% of the total voting power of all outstanding Voting Stock of Purchaser with respect to the election of directors).

(b)   Except as set forth on Section 2.29(b) of the Seller Disclosure Schedule, neither Seller nor any of its Subsidiaries has or will have (i) consummated an Asset Sale (as defined in the 8.5% Notes Indenture) that has resulted in a reduction in the amount of Indebtedness that may be incurred pursuant to Section 1008(b)(1) of the 8.5% Notes Indenture, (ii) made any Restricted Payment (as defined in the 8.5% Notes Indenture) that would reduce the amount of Restricted Payments that may be made pursuant to Section 1009(a) of the 8.5% Notes Indenture, (iii) made any Restricted Payment pursuant to Section 1009(b)(11) of the 8.5% Notes Indenture, (iv) made any Permitted Investment pursuant to section 14 of the definition of Permitted Investment (as defined in the 8.5% Notes Indenture), (v) made any Investment (as defined in the 8.5% Notes Indenture) in a Permitted Joint Venture (as defined in the 8.5% Notes Indenture), and (vi) received any Designated Non-cash Consideration (as defined in the 8.5% Notes Indenture) in connection with any Asset Sale (as defined in the 8.5% Notes Indenture), (vii) taken any action that will result in a Restricted Payment (as defined in the 8.5% Notes Indenture) as a result of the consummation of the transactions contemplated hereby. Except as set forth on Section 2.29(b) of the Seller Disclosure Schedule, as of the date hereof, neither Seller nor any of its Subsidiaries has made any Restricted Payment pursuant to Section 1009(b)(9) of the 8.5% Notes Indenture.

(c)   As of the date hereof and immediately prior to the Closing, no Default or Event of Default (as such terms are defined in the 8.5% Notes Indenture) will have occurred and be continuing.

(d)   Each of the reports that have been prepared and filed pursuant to Section 1020 of the 8.5% Notes Indenture have been prepared in accordance with generally accepted accounting principles in Canada that were in effect on July 30, 2004, and each report that will be prepared and filed pursuant to Section 1020 of the 8.5% Notes Indenture between the date hereof and the Closing Date will be prepared in accordance with the 8.5% Notes Indenture, as the same may be supplemented or amended after the date hereof.

(e)   Any supplements or amendments to the 8.5% Notes Indenture that are duly and validly executed and delivered by Seller and the guarantors named therein, assuming the due authorization, execution and delivery thereof by the trustee, will constitute a legally valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(f)    There are no “Excess Proceeds” (as defined in the 8.5% Notes Indenture) currently existing under the 8.5% Notes Indenture and there are no Net Cash Proceeds (as defined in the 8.5% Notes Indenture) that would constitute Excess Proceeds following the passage of time. Seller will not take any actions that would result in the existence of Excess Proceeds with the passage of time or otherwise.

(g)   The representations and warranties of Seller in this Section 2.29 shall be deemed made only in the event Purchaser assumes the 8.5% Notes. For the avoidance of doubt, in the event Purchaser does not assume the 8.5% Notes, the representations and warranties of Seller in this Section 2.29 shall be null and void and of no force or effect.

Section 2.30   Brokers and Finders.   Other than J.P. Morgan Securities, Inc., the fees and expenses of which will be paid by Seller, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker’s, finder’s or similar fee or other commission from, Seller, JCG LLC, the Company or any Company Subsidiary in connection with this Agreement or the Ancillary Agreements or transactions contemplated hereby or thereby.

Section 2.31   No Other Representations and Warranties.   Seller and its representatives have been permitted full and complete access to the nonprivileged books and records, facilities, equipment, Contracts, and other properties, Assets and documents of Purchaser that it and its representatives have desired or requested to see or review, and Seller and its representatives have had a full opportunity to meet with the employees of Purchaser to discuss Purchaser’s business. None of Purchaser or any other Person has made any representation or warranty, expressed or implied, as to Purchaser or Purchaser’s business, or the accuracy or completeness of any information regarding Purchaser and Purchaser’s business furnished or made available to Seller and its representatives, except as expressly set forth in this Agreement, the Purchaser Disclosure Schedule (as defined below in the introduction to Article III) or the exhibits hereto. Seller has not relied on any representation or warranty from Purchaser or any other Person in determining to enter into this Agreement or the Ancillary Agreements, except as expressly set forth in this Agreement, the Purchaser Disclosure Schedule or the exhibits hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as of the date of this Agreement and as of the Closing Date (except for those representations and warranties made as of a specific date or time) that, except as set forth in the disclosure schedule delivered by Purchaser to Seller concurrently herewith (the “Purchaser Disclosure Schedule”) (with specific reference to the particular section or subsection of this Article III to which the information set forth in such section of the Purchaser Disclosure Schedule relates; provided that any information set forth in one section of such Purchaser Disclosure Schedule shall be deemed to apply to each other section or subsection of this Article III to which its relevance is readily apparent) and except as set forth in any forms, reports and documents filed or furnished by Purchaser with the SEC under the Exchange Act (such documents, as supplemented and amended since the time of filings, collectively, the “Purchaser SEC Documents”) filed prior to the date of this Agreement (and without regard to any amendment thereto filed after the date of this Agreement) to the extent such information is readily apparent as pertaining to any section of this Article III:

Section 3.1   Organization; Qualification.   Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business and in good standing in each of the jurisdictions in which the conduct of its business or the ownership, operation or leasing of its assets and properties requires it to be so qualified, licensed or in good standing other than failures to be so qualified, licensed and in good standing that would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

Section 3.2   Authority; Validity of Agreements.   Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Purchaser and all other requisite corporate action on the part of Purchaser and, except for the approval by Purchaser’s stockholders of the issuance of Purchaser Common Stock pursuant to this Agreement, no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby (including the Financing). The Board of Directors of Purchaser has approved the amendment to Purchaser’s Restated Certificate of Incorporation, which amendment is attached hereto as Exhibit 3.4, subject to the approval by Purchaser’s stockholders at the Special Meeting (as defined in Section 4.16(a)). The affirmative vote of the holders of a majority of the total number of votes of Purchaser Common Stock and Purchaser Voting Preferred Stock (as defined in Section 3.4(a) below), voting together as a single class, present or represented by proxy at the Special Meeting is required for Purchaser’s stockholders to approve the issuance of Purchaser Common Stock pursuant to this Agreement. This Agreement, the Stockholder Agreement and the Registration Rights Agreement have been, and the Transition Services Agreement will be, duly and validly executed and delivered by Purchaser and, subject to the approval by Purchaser’s stockholders of the issuance of Purchaser Common Stock pursuant to this Agreement, assuming the due authorization, execution and delivery thereof by Seller, this Agreement, the Stockholder Agreement and the Registration Rights Agreement constitute, and the Transition Services Agreement will constitute, legally valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

Section 3.3   Non-Contravention.   Except as set forth in Section 3.3 of the Purchaser Disclosure Schedule, the execution and delivery of this Agreement and each of the Ancillary Agreements by Purchaser does not, and the consummation of the transactions contemplated hereby and thereby (including the Financing) will not: (i) conflict with or result in any breach of any provision of the Organizational Documents of Purchaser, (ii) result in a violation or breach of any provision of, constitute (with or without due notice or lapse of time or both) a default under, give rise to a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under, or require any consent under, any Contract of any kind to which Purchaser is a party or by which it or any of its properties or Assets may be bound or affected, (iii) except as set forth in Section 3.3 of the Purchaser Disclosure Schedule and pursuant to the Financing, result in the creation or imposition of any Lien upon any of the properties or assets of Purchaser, or (iv) subject to approval by Purchaser’s stockholders of the issuance of Purchaser Common Stock pursuant to this Agreement and the Governmental Approvals referred to in Section 3.5, violate any Laws applicable to Purchaser or any of its properties or assets, except, in each case, excluding clause (i) of this Section 3.3, as would not reasonably be expected to have a material adverse effect on the business, financial condition, financial position, or results of operations of Purchaser and its Subsidiaries, taken as a whole, excluding any effects resulting from (x) events or circumstances adversely affecting any principal markets served by the Purchaser and its Subsidiaries or the industry in which the

Purchaser operates, except any changes that affect the business of Purchaser materially disproportionately to its competitors, (y) general economic conditions or (z) changes or effects arising out of the execution, delivery, announcement or performance of this Agreement or the consummation of any transaction contemplated hereby (a “Purchaser Material Adverse Effect”).

Section 3.4   Capitalization.

(a)   The authorized capital stock of Purchaser consists of (i) 1,000,000,000 shares of Purchaser Common Stock as of the date of this Agreement, of which 532,013,887 shares were issued and outstanding as of July 29, 2006, 2006 and (ii) 20,000,000 shares of preferred stock, par value $1.00 per share (“Purchaser Preferred Stock”) as of the date of this Agreement, consisting of:

(A)  2,500,000 shares of 7% Series E Mandatory Convertible Preferred Stock (the “Series E Preferred Stock”), of which 2,500,000 shares were issued and outstanding as of July 29, 2006;

(B)   2,000,000 shares of 7% Series G Cumulative Convertible Pay-in-Kind Preferred Stock (the “Series G Preferred Stock”), of which 1,254,865 shares were issued and outstanding as of July 29, 2006;

(C)   2,000,000 shares of 6% Series H Cumulative Convertible Pay-in-Kind Preferred Stock (the “Series H Preferred Stock” and, together with the Series G Preferred Stock, the “Purchaser Voting Preferred Stock”), of which 1,236,480 were issued and outstanding as of July 29, 2006; and

(D)  5,200,000 shares of 5.50% Series I Mandatory Convertible Preferred Stock (together with the Series E Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock, the “Purchaser Convertible Preferred Stock”), of which 4,820,000 shares were issued and outstanding as of July 29, 2006.

As of July 29, 2006, the shares of Purchaser Voting Preferred Stock outstanding, which vote together with Purchaser Common Stock as a single class, except for matters on which the shares of Purchaser Voting Preferred Stock are entitled to vote as a separate class, represented an aggregate of 45,297,163 votes. All of the outstanding shares of capital stock of Purchaser are validly issued, fully paid and nonassessable and were issued in conformity with applicable Laws, and have not been issued in violation of any preemptive or similar rights.

(b)   On or prior to the Closing Date, subject to the approval by Purchaser’s stockholders at the Special Meeting of an amendment to Purchaser’s Restated Certificate of Incorporation, which amendment is attached hereto as Exhibit 3.4, and the filing thereof with the Secretary of State for the State of Delaware, the authorized capital stock of Purchaser shall consist of 1.5 billion shares of Purchaser Common Stock and 20 million shares of Purchaser Preferred Stock.

(c)   As of the close of business on July 29, 2006, (i) 60,496,084 shares of Purchaser Common Stock were issuable upon exercise of outstanding options (“Purchaser Options”) to purchase Purchaser Common Stock under stock option plans (“Purchaser Stock Option Plans”) disclosed in the Purchaser SEC Documents, (ii) 7,325,000 shares of Purchaser Common Stock were issuable upon exercise of Purchaser Options other than pursuant to the Purchaser Stock Option Plans, (iii) 101,531,636 shares of Purchaser Common Stock were issuable upon conversion of the Purchaser Convertible Preferred Stock and (iv) 38,461,538 shares of Purchaser Common Stock were issuable upon conversion of the Purchaser 4.75% Convertible Notes due December 2006. Except as set forth above or as contemplated by this Agreement, as of the close of business on July 29, 2006, there were no outstanding options, warrants, calls, rights or commitments or any other agreements of any kind relating to the sale, issuance or voting of, or the granting of rights to acquire, any shares of the capital stock of Purchaser, or any securities or other instruments convertible into, exchangeable or exercisable for, or evidencing the right to purchase any shares of capital stock of Purchaser.

(d)   The shares of Purchaser Common Stock to be issued pursuant to this Agreement, when issued to Seller and paid for pursuant to the terms of this Agreement, will be duly authorized and validly issued, fully paid and non-assessable and free of any preemptive rights or Liens, other than Liens created by Seller or imposed by the Stockholder Agreement or applicable securities Laws.

(e)   Based in part on the representations made by Seller in Section 2.27 and Section 2.28, the offer and sale of the Purchaser Common Stock to Seller in accordance with this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act.

Section 3.5   Consents and Approvals.   Except for the Governmental Approvals, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement and the Ancillary Agreements by Purchaser or the consummation by Purchaser of the transactions contemplated hereby and thereby, except as would not reasonably be expected to have a Purchaser Material Adverse Effect or as may be necessary as a result of any facts or circumstances relating solely to Seller or any of its Affiliates.

Section 3.6   Purchaser SEC Filings.

(a)   Since February 27, 2005, Purchaser has filed with the SEC all Purchaser SEC Documents required to be filed by it under the Exchange Act. As of the respective dates, or, if amended, as of the date of the last such amendment, the Purchaser SEC Documents, including any financial statements or schedules included therein, (i) complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder applicable to such Purchaser SEC Documents and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Purchaser included in the Purchaser SEC Documents (i) were prepared in accordance with GAAP consistently applied during the periods involved (except as noted therein, and, in the case of such unaudited financial statements, for the absence of footnotes and recurring year-end audit adjustments normal in nature and amount) and (ii) fairly present, in all material respects, the financial condition, results of the operations and cash flows of Purchaser and the Subsidiaries of Purchaser for the periods therein set forth subject to, in the case of the unaudited financial statements, recurring year-end audit adjustments normal in nature and amount.

(b)   Purchaser maintains a system of internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

Section 3.7   Litigation.   Except as disclosed in the Purchaser SEC Documents, as of the date hereof, (a) there are no claims, suits, actions or proceedings before any Governmental Authority or any arbitration pending or, to Purchaser’s knowledge, threatened against Purchaser or any Subsidiary of Purchaser, (b) to Purchaser’s knowledge, there are no investigations or formal or informal inquiries by any Governmental Authority against or relating to Purchaser or any Subsidiary of Purchaser, (c) there are no material internal investigations or material and reasonably credible whistle-blower complaints pending or, to Purchaser’s knowledge, threatened against or relating to Purchaser and (d) there are no judgments, decrees, injunctions, rules or orders of any Governmental Authority relating to Purchaser, except in the case of clauses (a) and (d), as would not reasonably be expected to have a Purchaser Material Adverse Effect.

Section 3.8   Purchaser Financing.

(a)   Attached as Exhibit 3.8 hereto is a true and complete copy of the letter, dated August 23, 2006, from Citicorp North America, Inc. and Citigroup Global Markets Inc. to Purchaser (and together with the related fee letter, a true and complete copy of which has been provided to Seller, the “Financing Commitment”), pursuant to which the lenders that are parties thereto have agreed, subject to the terms and conditions set forth therein, to lend the amounts set forth therein for the purposes of, among other things, financing Purchaser’s acquisition of the Business (the “Financing”). The Financing Commitment has not been amended or modified prior to the date of this Agreement, and the commitments contained in the Financing Commitment have not been withdrawn or rescinded in any respect. The Financing Commitment is in full force and effect. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in or contemplated by the Financing Commitment. The aggregate proceeds to be disbursed pursuant to the agreements contemplated by the Financing Commitment, together with Purchaser’s cash and cash equivalents on hand at the time of the Closing, will be sufficient for Purchaser to pay the Estimated Cash Consideration and to pay all related fees and expenses. Purchaser has no reason as of the date hereof to believe that any of the conditions to the Financing contemplated by the Financing Commitment within its control will not be satisfied or that the Financing will not be made available to Purchaser on the Closing Date.

(b)   None of the reports, financial statements, certificates or other information (i) in respect of Purchaser and its subsidiaries, (ii) in respect of the Transactions (as defined in the Financing Commitment) other than in respect of the Company or the Business or (iii) to the knowledge of Purchaser, in respect of the Company or the Business, in each case furnished by Purchaser or on behalf of Purchaser or Purchaser’s Affiliates to Citigroup Global Markets Inc., Citicorp North America, Inc. or any of their Affiliates prior to the date of the Financing Commitment in connection with the structuring, arrangement or syndication of the Facilities (as defined in the Financing Commitment) or the arrangement of the Amendments (as defined in the Financing Commitment), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that with respect to Projections (as defined in the Financing Commitment), Purchaser represents only that such Projections were prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.9   Purchaser Indentures.   The pledge of the capital stock or membership interests of JCG LLC, if applicable, the Company and the Company Subsidiaries as contemplated in the Financing Commitment or the granting of additional liens pursuant to the Financing will not result in a breach of the indentures governing Purchaser’s 9.5% Senior Secured Notes due 2011, 8.125% Senior Secured Notes due 2010, 7.5% Senior Secured Notes due 2015 and 9.25% Senior Notes due 2013.

Section 3.10   Absence of Undisclosed Liabilities.   Neither Purchaser nor any Subsidiary of Purchaser has any material Liabilities, except (i) Liabilities set forth in Section 3.10 of the Purchaser Disclosure Schedule, (ii) Liabilities that are disclosed in the Purchaser SEC Documents, (iii) Liabilities that are reflected, or for which reserves were established, on the audited consolidated balance sheet of Purchaser as of March 4, 2006 included in the Purchaser SEC Documents, and (iv) Liabilities incurred in the ordinary course of business and consistent with past practice since March 4, 2006.

Section 3.11   Compliance with Laws.   Since July 31, 2004, Purchaser and its Subsidiaries have been in compliance with all Laws applicable to them and neither Purchaser nor any of its Subsidiaries has received any written notice of any failure to comply with any such Laws, in each case, except for such breaches together with all other breaches of such Laws, as would not reasonably be expected to have a Purchaser Material Adverse Effect.

Section 3.12   Absence of Certain Changes.   Except as expressly contemplated by this Agreement, since March 4, 2006: (i) Purchaser and its Subsidiaries have operated only in the ordinary course of business consistent with past practice and (ii) there has not occurred any Purchaser Material Adverse Effect or any fact, occurrence, condition, change, development, effect, circumstance or event that would, individually or in the aggregate, be reasonably likely to have or result in a Purchaser Material Adverse Effect.

Section 3.13   Brokers and Finders.   Other than Citigroup Global Markets Inc. and Rothschild Inc., the fees and expenses of which will be paid by Purchaser, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker’s, finder’s or similar fee or other commission from, Purchaser or any of its Affiliates in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby.

Section 3.14   No Other Representations and Warranties.   Purchaser and its representatives have been permitted full and complete access to the nonprivileged books and records, facilities, equipment, Contracts, and other properties, Assets and documents of Seller, the Company and the Company Subsidiaries that it and its representatives have desired or requested to see or review, and Purchaser and its representatives have had a full opportunity to meet with the employees of Seller, the Company and the Company Subsidiaries to discuss the Business. None of Seller, the Company, any Company Subsidiary or any other Person has made any representation or warranty, expressed or implied, as to the Company, any Company Subsidiary or the Business, or the accuracy or completeness of any information regarding the Company, the Company Subsidiaries and the Business furnished or made available to Purchaser and its representatives, except as expressly set forth in this Agreement, the Seller Disclosure Schedule or the exhibits hereto. Purchaser has not relied on any representation or warranty from Seller, the Company, any Company Subsidiary or any other Person in determining to enter into this Agreement or the Ancillary Agreements, except as expressly set forth in this Agreement, the Seller Disclosure Schedule or the exhibits hereto.

ARTICLE IV

COVENANTS OF THE PARTIES

Section 4.1   Conduct of Business by the Company.   From and after the date hereof until the Closing Date, Seller shall cause the Company and the Company Subsidiaries to conduct the Business in the ordinary and usual course consistent with past practice and in compliance with all applicable Laws and to use their reasonable best efforts to: (i) preserve intact their Assets and current business organizations, (ii) retain the services of current key officers and employees (including pharmacists and store managers), (iii) maintain Medicare and Medicaid provider status and other pharmacy licenses and permits, and (iv) preserve the goodwill of customers, suppliers and others with whom the Company and the Company Subsidiaries do business. Without limiting the generality of the foregoing, except as otherwise expressly provided for by this Agreement (including Section 4.3 and Exhibit 4.3(a)(i)) or as set forth in Exhibit 4.1, from and after the date hereof until the Closing Date, Seller shall not, with respect to the Business, JCG LLC, the Company, and the Jean Coutu USA Shares, and shall cause JCG LLC, the Company and each Company Subsidiary not to, take any of the following actions without the prior written consent of Purchaser (which shall not be unreasonably withheld or delayed):

(a)   adopt any amendment to the Organizational Documents of JCG LLC, the Company or any Company Subsidiary;

(b)   adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(c)   (i) issue, sell, pledge, dispose of or encumber the JCG LLC Interests, Jean Coutu USA Shares or any shares of capital stock of any Company Subsidiary or any other voting securities or securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any of the foregoing, (ii) split, combine, subdivide or reclassify the JCG LLC Interests, the Jean Coutu USA Shares or any shares of capital stock of any Company Subsidiary; (iii) declare, set aside or pay any dividend or distribution (whether in cash, stock or other property) in respect of any capital stock or other equity interests (other than dividends or distributions from the Company or a Company Subsidiary payable to

Seller, the Company and/or one or more Company Subsidiaries); or (iv) repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests or any securities convertible into or exchangeable or exercisable for any shares of its capital stock or other equity interests;

(d)   (i) transfer, sell, pledge, dispose of or encumber the JCG LLC Interests or Jean Coutu USA Shares, (ii) incur or modify any material indebtedness or other Liability, (iii) mortgage, pledge or encumber any Assets (including capital stock of any Company Subsidiary), or (iv) other than in the ordinary and usual course of business, transfer, lease, sublease, license, guarantee, sell or dispose of, any Assets (including capital stock of any Company Subsidiary);

(e)   amend or supplement the 8.5% Notes Indenture;

(f)    make any acquisition of, or investment in, or capital contribution to, any Person, other than a Company Subsidiary that is wholly owned, directly or indirectly, by the Company;

(g)   modify its advertising and promotional activities, and pricing and purchasing policies, other than in the ordinary course of business consistent with past practice;

(h)   manage working capital other than in the ordinary course of business, including not extending the payment of accounts payable, accelerating the collection accounts receivable or failing to maintain and manage inventory levels, in each case, other than in the ordinary course of business consistent with past practice;

(i)    other than in the ordinary course of business consistent with past practices, (i) exercise any option or first refusal rights or any rights of renewal relating to any Real Property, (ii) enter into any Lease or Lease commitment or (ii) enter into or materially modify any Contract relating to Real Property;

(j)    grant or agree to grant to any Business Employee (as defined in Section 4.12(a) below) who is an officer of the Company or a Company Subsidiary any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, or establish any new Benefit Plans, or amend or agree to amend any existing compensation or Benefit Plans covering any Business Employee, except (i) as may be required by Law, (ii) pursuant to the normal severance policies or practices of the Company or a Company Subsidiary as in effect on the date of this Agreement and previously disclosed to Purchaser, (iii) increases in salary or wages payable or to become payable in the ordinary course of business consistent with past practice or (iv) pursuant to those Benefit Plans maintained by Seller;

(k)   terminate the employment of any officer employed by the Company or any Company Subsidiary other than for willful misconduct or malfeasance;

(l)    enter into, amend in any material respect, breach, terminate or allow to lapse any Material Contract, other than in the ordinary course of business consistent in nature and amount with past practice;

(m)  amend, breach, terminate or allow to lapse or become subject to default or termination any Permit, other than amendments required by applicable Law;

(n)   make or incur any capital expenditure or other financial commitment requiring payments between the date hereof and the Closing in excess of $1,000,000 individually or $25,000,000 in the aggregate;

(o)   make or change any material election in respect of Taxes, make any material change to any Tax accounting principles, methods or practices, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any material claim or material assessment in respect of Taxes or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(p)   enter into any compromise or settlement of, or take any material action with respect to, any litigation, action, suit, claim, proceeding or investigation in which the damages or fines to be paid or received are in excess of $750,000 individually or $5,000,000 in the aggregate, other than the prosecution, defense and settlement of litigation, actions, suits, claims, proceedings or investigations in the ordinary course of business consistent with past practice;

(q)   enter into, modify, extend or cancel any third-party payor Contracts (which Contracts are for amounts in excess of $750,000 per annum), other than in the ordinary course of business consistent with past practice;

(r)    make any material change in accounting policies, except as required by any changes in GAAP or applicable Law and promptly disclosed to Purchaser; and

(s)    authorize, or commit or agree to do, whether in writing or otherwise, any of the foregoing.

Section 4.2   Conduct of Business by Purchaser.   Except as otherwise expressly provided for by this Agreement or as set forth in Exhibit 4.2, from and after the date hereof until the Closing Date, Purchaser shall not, and shall cause each of its Subsidiaries not to, take any of the following actions without the prior written consent of Seller (which shall not be unreasonably withheld or delayed):

(a)   adopt any amendment to the Organizational Documents of Purchaser;

(b)   adopt a plan or agreement of complete liquidation, dissolution, merger, consolidation, restructuring, recapitalization (which shall not be deemed to include a refinancing of indebtedness of Purchaser or Purchaser’s Subsidiaries existing as of the date hereof) or other reorganization;

(c)   (i) issue or sell Purchaser Common Stock, Purchaser Preferred Stock or any other shares of capital stock of Purchaser or any other voting securities or securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any of the foregoing, other than shares issued pursuant to any Purchaser employee benefit plan or the exercise of options or other rights granted thereunder and other than shares issued pursuant to the conversion of convertible securities which are convertible at the option of the holder thereof and outstanding as of the date of this Agreement; (ii) split, combine, subdivide or reclassify the Purchaser Common Stock, Purchaser Preferred Stock or any other shares of capital stock of Purchaser; or (iii) declare, set aside or pay any extraordinary dividend or distribution (whether in cash, stock or other property) in respect of any capital stock of Purchaser; and

(d)   authorize, or commit to agree to do, whether in writing or otherwise, any of the foregoing.

Section 4.3   Certain Intercompany Matters.

(a)   Seller covenants as follows:

(i)    Notwithstanding anything to the contrary in this Agreement, Seller, JCG LLC, the Company and certain of the Company Subsidiaries shall have the right, but not the obligation, to carry out a reorganization of the Company and its Affiliates prior to Closing, which Reorganization shall consist solely of the steps set forth in Exhibit 4.3(a)(i) (the “Reorganization”); provided, however, that such right to effect or cause to be effected the Reorganization shall expire 60 days after the date hereof unless Seller shall have notified Purchaser in writing, not later than 60 days after the date hereof, of Seller’s intention to effect the Reorganization.

(ii)   Notwithstanding subsection (i) of this Section 4.3(a), Seller shall not effect or cause to be effected the Reorganization until Seller shall have provided to Purchaser an opinion of KPMG LLP upon which the Company and Purchaser can rely, in form and substance reasonably satisfactory to Purchaser, that reaches the conclusions set forth on Exhibit 4.3(a)(ii).

(iii)  Between the date of this Agreement and the Closing, JCG LLC shall not, and Seller shall cause JCG LLC to not, conduct any business or activities, enter into any Contract or incur or guarantee the payment or performance of any Liabilities, except as expressly contemplated by the terms of this Agreement or required under the terms of the Indebtedness.

(b)   Seller shall terminate, or cause to be terminated, as of the Closing, each Affiliate Arrangement.

(c)   Prior to the Closing, Seller shall cause (i) JCG LLC, the Company and the Company Subsidiaries to be fully and irrevocably released from all Indebtedness, any other guaranties of Liabilities or any other mutual Liabilities relating to Seller or any of its Affiliates (other than JCG LLC, the Company or any Company Subsidiary), except with respect to the obligations of the Company under Seller’s 8.5% Notes in the event that Purchaser assumes such obligations at Closing, (ii) all Indebtedness and any other amounts payable or receivable among JCG LLC, the Company or any Company Subsidiary, on the one hand, and Seller or any of its Affiliates (other than JCG LLC, the Company or any Company Subsidiary), on the other hand, shall be contributed to the capital of the respective entity or otherwise cancelled and no adjustment shall be made to the Final Purchase Price as a result of any such contribution or cancellation, (iii) all Indebtedness of JCG LLC, the Company and any Company Subsidiary to be paid in full and any and all Liens, other than Permitted Liens, securing any such Indebtedness to be terminated or released and (iv) any and all pledges of capital stock or other equity interests of JCG LLC, the Company and the Company Subsidiaries to be released from any Seller Indebtedness. As used in this Agreement, “Indebtedness” means (a) (x) the aggregate principal amount of the 8.5% Notes, and (y) the amount of accrued and unpaid interest on the 8.5% Notes to and including the Closing Date, (b) (x) the aggregate principal amount of Seller’s 7.625% Senior Notes due 2012 (the “7.625% Notes”), and (y) the amount of accrued and unpaid interest on the 7.625% Notes to and including the Closing Date, (c) all other indebtedness for borrowed money of JCG LLC, the Company or the Company Subsidiaries pursuant to the Senior Credit Agreement, dated as of July 30, 2004, among Seller, the Company and the lender parties named therein (other than the Letters of Credit (as defined in Section 4.22) to be released in accordance with Section 4.22), (d) any obligations evidenced by bonds, debentures, notes or other similar instruments, (e) any obligations to pay the deferred purchase price of property or services and (f) any guaranty of any of the foregoing; other than, in each case, trade accounts payable and other current Liabilities (other than Liabilities for borrowed money) arising in the ordinary course of business.

(d)   In the event that Purchaser assumes the 8.5% Notes, prior to the Closing, Seller shall cause the Subsidiaries of Seller (other than JCG LLC, the Company or any Company Subsidiary) that are Subsidiary guarantors of the 8.5% Notes, to be dissolved or merged into Seller and such Subsidiaries shall be released from their guarantee of the 8.5% Notes and the 8.5% Notes Indenture. Seller will not designate any such Subsidiary guarantor as an Unrestricted Subsidiary (as defined in the 8.5% Notes Indenture).

Section 4.4   Prior Agreements.

(a)   Immediately prior to the Closing, Seller shall assign to the Company all of Seller’s rights and obligations under the (i) Framework Agreement, dated as of April 4, 2004, among CVS Pharmacy, Inc., CVS Corporation, Brooks Pharmacy, Inc. and Seller, as amended (the “Framework Agreement”), (ii) the Assumption Agreement, dated as of September 17, 2004, among Seller, J.C. Penney Company, Inc. and National Union Fire Insurance Company of Pittsburgh, PA, as amended (the “Assumption Agreement”) and (iii) the Umbrella Sharing Agreement, dated as of July 31, 2004, among Seller, J.C. Penney Company, Inc., Eckerd Corporation, CVS Pharmacy, Inc. and National Union Fire Insurance Company of Pittsburgh, PA, as amended (the “Umbrella Agreement”), in each case other than those rights and obligations set forth in Exhibit 4.4(a) (the “Excluded Rights/Obligations”).  From and after the Closing, Purchaser shall cause the Company to indemnify, protect, defend and hold harmless the Seller Indemnitees (as defined in Section 6.3) from and against all Damages (as defined in Section 6.2) asserted against, resulting to, imposed upon or incurred by any Seller Indemnitee, directly or indirectly, resulting from or arising out of the Framework Agreement, the Assumption Agreement and the Umbrella Agreement with respect to Damages incurred by the Seller Indemnitees under the Framework Agreement, the Assumption Agreement and the Umbrella Agreement resulting from events or actions occurring after the Closing, in each case other than the Excluded Rights/Obligations.

(b)   From and after the Closing, Seller agrees to indemnify, protect, defend and hold harmless the Purchaser Indemnitees (as defined in Section 6.2) from and against all Damages asserted against, resulting to, imposed upon or incurred by any Purchaser Indemnitee, directly or indirectly, for which Sellers or their Affiliates prior to the Closing were entitled to receive indemnification pursuant to the Stock Purchase Agreement, dated as of April 4, 2004, among Seller, J.C. Penney Company, Inc. and TDI Consolidated Corporation, as amended (the “JC Penney Agreement”), it being understood that Seller shall keep the JC Penney Agreement in effect and give Purchaser the benefit of such agreement to the same extent as if it had been assigned to Purchaser, and Purchaser shall take all such actions as necessary to monitor or otherwise administer the JC Penney Agreement on behalf of Seller, including the administration of any and all claims made on behalf of or against Seller, the Company or any of their respective Affiliates; provided, however, that if, prior to the Closing, Seller shall have obtained the consent of J.C. Penney Company, Inc. to assign the rights and obligations under the JC Penney Agreement to Purchaser (the “JC Penney Consent”), Seller shall assign to Purchaser all of Seller’s rights and obligations under the JC Penney Agreement subject to those rights and obligations shared with Seller as set forth in Exhibit 4.4(b) and shall be relieved of any indemnification obligation under the JC Penney Agreement to Purchaser Indemnitees after the Closing.

(c)   Notwithstanding anything in this Agreement to the contrary, neither the Purchaser or the Company shall be required to assume any Liabilities resulting from or arising out of the Framework Agreement, the Assumption Agreement and the Umbrella Agreement and the Purchaser shall not be required to assume any liabilities resulting from or arising out of the JC Penney Agreement, in each case which result from, arose during, or are attributable to events, facts, circumstances or conditions in existence prior to the Closing or which occurred prior to the Closing (“Pre-Closing Claims”) and Seller shall indemnify, protect, defend and hold harmless the Purchaser Indemnitees from and against all Damages incurred by any Purchaser Indemnitee, directly or indirectly, resulting from or arising out of any Pre-Closing Claim. Purchaser shall control all legal proceedings relating to any Pre-Closing Claim (“Pre-Closing Proceeding”) under (i) the Framework Agreement, the Assumption Agreement and the Umbrella Agreement and (ii) if Seller shall have obtained the JC Penney Consent prior to the Closing and Purchaser shall have assumed the rights and obligations under the JC Penney Agreement, under the JC Penney Agreement; provided, however, that (i) Seller shall be entitled to designate a representative to evaluate and receive information with respect to any Pre-Closing Proceeding, (ii) Purchaser shall not settle any Pre-Closing Claim without Seller’s written consent, which consent shall not be unreasonably withheld or delayed and (iii) Seller shall reimburse Purchaser for all costs and expenses incurred by Purchaser in respect of any Pre-Closing Proceeding; provided, further that if the JC Penney Consent is not obtained prior to the Closing, Purchaser shall be entitled to designate a representative to evaluate and receive information with respect to any Pre-Closing Proceeding.

(d)   Notwithstanding anything in this Agreement to the contrary, this Section 4.4 shall survive the Closing and shall not be subject to the Seller Basket (as defined in Section 6.2 below) , the Seller Cap (as defined in Section 6.2 below), the Purchaser Basket (as defined in Section 6.3 below) or the Purchaser Cap (as defined in Section 6.3 below) set forth in Article VI of this Agreement.

Section 4.5   Non-Solicitation.   From and after the date hereof and continuing through the Closing Date, Seller shall not, and shall cause JCG LLC, the Company and the Company Subsidiaries not to, nor shall Seller, directly or indirectly, authorize or permit any of their respective officers, directors, employees, agents or representatives (including investment bankers, financial advisors, attorneys, consultants and accountants) to, directly or indirectly, encourage, initiate, solicit or engage in discussions or negotiations with, or provide any information to, any Person, other than Purchaser (and its Affiliates and representatives), with respect to a sale of all or any substantial portion of the Assets of JCG LLC, the Company or any Company Subsidiary, or a merger, recapitalization, consolidation, business combination, sale of all or any substantial portion of the capital stock or other equity interests of JCG LLC, the Company or any Company Subsidiary, or the liquidation, reorganization or similar extraordinary transaction with respect to JCG LLC, the Company or any Company Subsidiary. Seller agrees not to, and to cause JCG LLC, the Company and the Company Subsidiaries not to, release any Person from, or waive any provision of, any confidentiality or standstill agreement that relates to JCG LLC, the Company or any Company Subsidiary.

Section 4.6   Access to Information; Confidentiality.

(a)   From and after the date hereof and continuing through the Closing Date, Seller shall, and shall cause JCG LLC, the Company and Company Subsidiaries to, cooperate with Purchaser and its representatives during normal business hours and provide Purchaser and its employees, accountants, attorneys and other representatives acting on behalf of Purchaser with reasonable access during normal business hours to, and permit such Persons to review, the Company’s Assets, books, Contracts, Leases (including any amendments, modifications or supplements thereto), accounts and records (including all studies, Phase I assessments, analyses and test results in the possession, custody or control of or otherwise known to Seller, JCG LLC, the Company, any Company Subsidiary or any of their respective Affiliates relating to the environmental conditions on, under or about any real property now or previously owned or operated by JCG LLC, the Company or any Company Subsidiary), and shall provide as promptly as practicable such other information to Purchaser and its representatives as they may reasonably request; provided that any such access and review shall be granted and conducted in such a manner so as not to interfere unreasonably with the conduct of the business of Seller, JCG LLC, the Company or any Company Subsidiaries. Seller is not required to provide Purchaser or its representatives any information, or access to any information, that Seller’s counsel believes, in good faith, to violate, or support an allegation of violation of, the Antitrust Laws (as defined in Section 4.7(b)).

(b)   From and after the date hereof and continuing through the Closing Date, Purchaser shall cooperate with Seller and its representatives during normal business hours and provide Seller and its employees, accountants, attorneys and other representatives acting on behalf of Seller with reasonable access during normal business hours to, and permit such Persons to review, Purchaser’s assets, books, Contracts, accounts and records (including all studies, Phase I assessments, analyses and test results in the possession, custody or control of or otherwise known to Purchaser or any of its Affiliates relating to the environmental conditions on, under or about any real property now or previously owned or operated by Purchaser), and shall provide as promptly as practicable such other information to Seller and its representatives as they may reasonably request; provided that any such access and review shall be granted and conducted in such a manner so as not to interfere unreasonably with the conduct of the business of Purchaser. Purchaser is not required to provide Seller or its representatives any information, or access to any information, that Purchaser’s counsel believes, in good faith, to violate, or support an allegation of violation of, the Antitrust Laws.

(c)   From and after the date hereof and continuing through the Closing Date, Seller shall, and shall cause JCG LLC, the Company and Company Subsidiaries to, cooperate with Purchaser in its efforts to comply with the Laws affecting public companies in the United States, including the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), to the extent that such compliance involves JCG LLC, the Company or any Company Subsidiary. In furtherance (and not in limitation) of the foregoing, between the date hereof and the Closing Date, Seller shall, and Seller shall cause JCG LLC, the Company and Company Subsidiaries to, permit representatives of Purchaser acting on behalf of Purchaser to meet with employees of the Company and the Company Subsidiaries responsible for the financial statements of JCG LLC, the Company and the Company Subsidiaries and the Internal Controls to discuss such matters as reasonably necessary for them to be able to satisfy applicable obligations under the Sarbanes-Oxley Act immediately following the Closing, including obligations under Sections 302, 404 and 906 of the Sarbanes-Oxley Act relating to establishing and maintaining adequate disclosure controls and procedures and internal control over financial reporting. Purchaser acknowledges that JCG LLC, the Company and the Company Subsidiaries are not currently, and have not historically been, subject to the requirements the Sarbanes-Oxley Act or the rules and regulations promulgated thereunder (including “rules of a self-regulatory organization” as defined in the Exchange Act).

(d)   Following the Closing, Purchaser shall provide reasonable cooperation and assistance to Seller for purposes of Seller’s periodic reporting requirements under the Exchange Act and other applicable Laws. In furtherance of the foregoing, for so long as Seller is required to use the equity method of accounting for its investment in Purchaser, Purchaser shall use commercially reasonable efforts to (i) afford Seller and its representatives access to the offices, properties and books and records of Purchaser and (ii) furnish to the representatives of Seller such additional financial and operating data and other information then available regarding Purchaser (or copies thereof) as Seller may from time to time reasonably request; provided, however, that any such access to or furnishing of information shall be conducted or provided at Seller’s expense, during normal business hours upon reasonable advance notice to Purchaser, in such a manner as not to unreasonably interfere with the normal operations of Purchaser. In addition, for so long as Seller is required to use the equity method of accounting for its investment in Purchaser, Purchaser shall provide after the Closing (i) a balance sheet as of the end of each monthly fiscal accounting period for Purchaser and (ii) a statement of operations for each monthly fiscal accounting period of Purchaser, each prepared consistent with Purchaser’s normal closing process. In addition to the foregoing, following the Closing, Purchaser shall provide (i) a balance sheet as of the end of the monthly fiscal accounting period in which the Closing occurs for JCG LLC, if applicable, the Company, and the Company Subsidiaries; and (ii) a statement of operations for the monthly fiscal accounting period during which the Closing occurs for JCG LLC, if applicable, the Company and the Company Subsidiaries, each prepared consistent with Seller’s normal quarterly closing process and not giving effect to the transactions contemplated by this Agreement. The balance sheet as of the end of the monthly fiscal accounting period in which the Closing occurs for JCG LLC, if applicable, the Company and the Company Subsidiaries provided to Seller pursuant to this Section 4.6(d) will be used by Seller to comply with its public reporting requirements and will not be used for purposes of adjusting the Estimated Cash Consideration in accordance with Section 1.4.

(e)   Pursuant to the JC Penney Agreement, J.C. Penney Company, Inc. and TDI Consolidated Corporation agreed to retain certain books and records that relate to the business acquired by Seller and to provide Seller reasonable access thereto. Upon reasonable notice, for so long as Seller possesses such access rights and in the event that the JC Penney Agreement is not assigned to Purchaser immediately prior to Closing as contemplated by Section 4.4(b), Seller agrees to exercise such rights on behalf, and at the request, of Purchaser and Purchaser agrees to reimburse Seller for any reasonable, out-of-pocket expenses incurred by Seller in connection therewith.

(f)    Without limiting the terms thereof, the Confidentiality Agreement, dated as of February 28, 2006, between Purchaser and Seller shall govern the obligations of Purchaser and Seller and their respective representatives with respect to the non-public information furnished or made available to them pursuant to this Section 4.6 or otherwise.

Section 4.7   HSR Filings; Reasonable Best Efforts; Further Assurances.

(a)   Each of Purchaser and Seller shall (i) submit their respective Notification and Report Form filing(s) in accord with the HSR Act and the rules and regulations implementing the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement; (ii) use reasonable best efforts to promptly respond to any oral or written request for information, documents or questions from the Federal Trade Commission or Department of Justice during the initial thirty-day HSR mandated waiting period; (iii) use reasonable best efforts to substantially comply with a Request for Additional Information issued in accord with the rules and regulations implementing the HSR Act upon receipt; and (iv) act in good faith and cooperate with the other party in connection with any filing or submission to the Federal Trade Commission, Department of Justice or any other Governmental Authority as regards any filing or submission in connection with addressing or resolving any investigation or inquiry of the Federal Trade Commission or Department of Justice or other Governmental Authority under the Antitrust Laws with respect to this transaction. To the extent not prohibited by applicable Laws, each party to this Agreement shall use all reasonable best efforts to furnish to each other party all information required for any application, filing or submission to be made pursuant or related to the HSR Act, or any applicable Laws in connection with the transactions contemplated by this Agreement. However, either party may designate any non-public information as restricted to “Outside Antitrust Counsel” only; such information will not be shared with employees, officers or directors or their equivalents of the other party without approval of the party providing the non-public information. Each party to this Agreement shall give the other party reasonable prior notice of any communication with, or any intention to enter into, any proposed understanding, undertaking, order or agreement with the Federal Trade Commission, Department of Justice or any other Governmental Authority. None of the parties to this Agreement, or the parties’ Counsel, shall independently participate in any meeting or engage in any substantive conversation with the Federal Trade Commission, Department of Justice or any other Governmental Authority with respect to any formal or informal investigation of, or inquiry into, the transactions contemplated by this Agreement, without giving the other party prior notice of the meeting or conversation and, unless prohibited by such Governmental Authority, the opportunity to attend and participate in any meeting or substantive conversation. The parties to this Agreement will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party to this Agreement in connection with proceedings under or relating to the HSR Act or other Antitrust Laws.

(b)   Subject to Section 4.7(d), each of Purchaser and Seller shall use its reasonable best efforts to resolve any objections as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Antitrust Act of 1890, as amended, the Clayton Act of 1914, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”). In connection therewith and subject to Section 4.7(d), if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as inconsistent with or violative of any Antitrust Law, each of Purchaser and Seller shall (by negotiation, litigation or otherwise) cooperate and use its reasonable best efforts to vigorously contest and resist any such action or proceeding, including any administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, delays or restricts consummation of the transactions contemplated by this Agreement, including by vigorously pursuing all available administrative and judicial appeals, unless, by mutual agreement, Purchaser and Seller decide that litigation is not in their respective best interests.  Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 4.7 shall limit the right of a party to this Agreement to terminate this Agreement pursuant to Section 8.1(c), so long as such party to this Agreement has until that time complied in all material respects with its obligations under this Section 4.7. Each of Purchaser and Seller shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

(c)   Subject to Section 4.7(d), each of the parties to this Agreement agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties to this Agreement in doing, all things necessary, sufficient, proper or advisable to consummate, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including filings with Governmental Authorities, if any), (ii) the preparation of the Proxy Statement (as defined in Section 4.16(a) below), (iii) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, and (iv) the providing of all such information concerning such party, its Subsidiaries, its Affiliates and its Subsidiaries’ and Affiliates’ officers, directors, employees and partners as may be reasonably requested in connection with any of the matters set forth in Section 4.7(a), Section 4.7(b) or this Section 4.7(c).

(d)   Notwithstanding anything to the contrary in this Section 4.7, neither Purchaser nor the Company shall be required in order to resolve any objections asserted under Antitrust Laws by any Governmental Authority or Governmental Authorities with respect to the transactions contemplated by this Agreement to divest any of its businesses or assets, or take or agree to take any other action or agree to any limitation or restriction, that the Board of Directors of Purchaser reasonably determines in good faith, after considering the advice of its management and legal and financial advisors, (i) to be materially adverse to Purchaser and its Subsidiaries taken as a whole or (ii) would materially impair the overall benefits expected, as of the date hereof, to be realized from the acquisition of the Business. Purchaser agrees that divestiture or release of assets (tangible or intangible) representing, or the imposition of conditions affecting, store-level Adjusted EBITDA (as defined immediately below) of up to an aggregate of $60 million before advertising and corporate administration expenses, for the most recently completed fiscal year (the “$60 Million Adjusted EBITDA Threshold”) is not materially adverse to Purchaser and its Subsidiaries taken as a whole nor would it materially impair the overall benefits expected to be realized from the acquisition of the Business; provided, however, that if the $60 Million Adjusted EBITDA Threshold is exceeded, it shall be deemed to materially impair the overall benefits expected to be realized by Purchaser with respect to the acquisition of the Business. As used in this Agreement, “Adjusted EBITDA” means net earnings before interest expense, income tax expense, depreciation and amortization expense and other non-cash charges, or adjustments for non-operating items set forth on Exhibit 4.7(d).

Section 4.8   Delivery of Additional Financial Statements.   Seller will deliver to Purchaser (i) Interim Financial Statements relating to a fiscal monthly period within 30 days of the end of such period and (ii) Interim Financial Statements relating to a fiscal quarterly period within 45 days of the end of such period.

Section 4.9   Books and Records.

(a)   Seller will use reasonable best efforts to deliver or cause to be delivered to Purchaser or the Company at Closing all properties, books, records, Contracts, information and documents relating to the Business that are not then in the possession or control of the Company or the Company Subsidiaries. As soon as is reasonably practicable after the Closing, Seller will use reasonable best efforts to deliver or cause to be delivered to Purchaser or the Company any remaining properties, books, records, Contracts, information and documents relating to the Business that are not already in the possession or control of the Company or the Company Subsidiaries.

(b)   Subject to Section 7.6 (relating to Tax records), Seller and Purchaser agree that each of them will preserve and keep the records held by it relating to the Business for a period of ten years from the Closing Date in accordance with their respective corporate records retention policies; provided, however, that prior to disposing of any such records in accordance with such policies, the applicable party shall provide written notice to the other party of its intent to dispose of such records and shall provide such other party the opportunity to take ownership and possession of such records (at such other party’s sole expense) to the extent they relate to such other party’s business or obligations within 30 days after such notice is delivered. If such other party does not confirm its intention in writing to take ownership and possession of such records within such 30-day period, the party who possesses the records may proceed with the disposition of such records. Seller and Purchaser shall make such records available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, legal proceedings against, or governmental investigations of Seller or Purchaser or any of their respective Affiliates or in order to enable Seller or Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby.

Section 4.10   Publicity.   Seller shall not, and shall not permit JCG LLC, the Company or the Company Subsidiaries to, and Purchaser shall not, issue any press release or public announcement concerning this Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld, conditioned or delayed, unless, in the reasonable judgment of Seller or Purchaser, as applicable, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which Seller or Purchaser lists its securities; provided that to the extent required by applicable Law or by the rules of any stock exchange, the party intending to make such release or announcement shall use its reasonable best efforts consistent with such applicable Law to consult with the other party with respect to the text thereof.

Section 4.11   Notification of Certain Events.   From and after the date hereof and continuing through the Closing Date:

(a)   Seller shall give prompt notice to Purchaser of (i) the occurrence or existence of (A) the breach in any material respect of a representation, warranty or covenant made by Seller in this Agreement, (B) any fact, circumstance or event that would reasonably be expected to prevent or materially delay any condition precedent to any party’s obligations from being satisfied, and/or (C) a Company Material Adverse Effect; (ii) any notice or other communication (other than routine notices or communications in the ordinary course of business) from any Governmental Authority with respect to the transactions contemplated hereby; (iii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby; and (iv) (A) the commencement or, to Seller’s knowledge, threatened commencement of any material claims, suits, actions, charges or proceedings before any Governmental Authority or any arbitration against JCG LLC, the Company or any Company Subsidiary, (B) to Seller’s knowledge, the commencement of any investigations or formal or informal inquiries by any Governmental Authority against or relating to JCG LLC, the Company or any Company Subsidiary, (C) the commencement of any material internal investigations or the receipt of any material and reasonably credible whistle-blower complaints relating to JCG LLC, the Company or any Company Subsidiary and (D) the entry of any material judgments, decrees, injunctions, rules or orders of any Governmental Authority relating to JCG LLC, the Company or any Company Subsidiary.

(b)   Purchaser shall give prompt notice to Seller of (i) the occurrence or existence of (A) the breach in any material respect of a representation, warranty or covenant made by Purchaser in this Agreement, (B) any fact, circumstance or event that would reasonably be expected to prevent or materially delay any condition precedent to any party’s obligations from being satisfied and/or (C) a Purchaser Material Adverse Effect; (ii) any notice or other communication (other than routine notices or communications) from any Governmental Authority with respect to the transactions contemplated hereby; (iii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby; and (iv) (A) the commencement or, to Purchaser’s knowledge, threatened commencement of any claims, suits, actions, charges or proceedings before any

Governmental Authority or any arbitration against Purchaser, (B) to Purchaser’s knowledge, the commencement of any investigations or formal or informal inquiries by any Governmental Authority against or relating to Purchaser, (C) the commencement of any internal investigations or the receipt of any reasonably credible whistle-blower complaints relating to Purchaser and (D) the entry of any judgments, decrees, injunctions, rules or orders of any Governmental Authority relating to Purchaser, except, in the case of this clause (iv), such events as would not reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.12   Employee Matters.

(a)   Employees and Compensation. For a period of at least three months beginning on the Closing Date, Purchaser shall, or shall cause one of its Affiliates to, provide each individual who is an employee of the Company or a Company Subsidiary immediately prior to the Closing (a “Business Employee”) who remains employed by the Company or any of the Company Subsidiaries following the Closing (a “Continuing Employee”), with a position providing base pay that is at least equal to the base pay provided to each such Continuing Employee by the Company or the applicable Company Subsidiary immediately prior to the Closing Date. Notwithstanding the foregoing, nothing contained in this Section 4.12 will limit the right of Purchaser or any of its Affiliates to terminate or suspend the employment of any Continuing Employee after the Closing or, except as expressly provided in Section 4.12, to discontinue or modify the benefits provided to any such employee.

(b)   Certain Bonus Payments.

(i)    Annual Bonus for Fiscal Year in which the Closing Occurs. Purchaser agrees that it shall cause the Company on or about the normal payment date of bonuses consistent with Purchaser’s past practice (but in any event not later than 70 days after the last day of the Company’s fiscal year in which the Closing occurs), to make bonus payments to the bonus eligible Business Employees (as determined by the Company under the annual bonus plans disclosed in Exhibit 4.12(b)(i)) who remain employed as of the bonus payment date or who are terminated by the Company or a Company Subsidiary after the Closing but prior to the bonus payment date, equal to such employee’s target bonus, pro-rated for the portion of the Company’s fiscal year that has elapsed prior to the Closing Date, to the extent not previously paid. For this purpose, the bonus eligible Business Employee’s bonus shall equal 100% of such employee’s target bonus, as disclosed to Purchaser in Exhibit 4.12(b)(i) by employee classification and accrued on the Closing Date Balance Sheet, multiplied by a fraction, the numerator of which is the number of days from the beginning of the Company’s fiscal year in which the Closing occurs through the Closing Date, and the denominator of which is 365. In the event that any bonus eligible Business Employee is not paid such pro rata portion of such employee’s target bonus in compliance with the time limitations set forth above, the aggregate of all such unpaid amounts to the extent accrued for on the Closing Date Balance Sheet shall be promptly paid by Purchaser to Seller. Each Continuing Employee’s bonus for periods following the Closing Date shall be determined by Purchaser in its sole discretion.

(ii)   Special Incentive Payment. The parties agree that the Company shall pay, on or about November 30, 2006, a special incentive bonus (the “Special Bonus”) to each bonus eligible associate (as determined by the Company under the annual incentive plan for fiscal year 2006) employed in the Warwick (Service Road and Post Road) and Largo offices, equal to 50% of the bonus incentive that would have been paid in respect of the 2006 fiscal year under the annual incentive plan if the Company and the individual had achieved target performance of 100% (personal and Company portions). Exhibit 4.12(b)(ii) sets forth the additional terms and conditions applicable to the payment of the Special Bonus, which is being paid in light of job performance through the second quarter of the 2007 fiscal year. Seller agrees that it shall be solely responsible for the full amount of the Special Bonus and shall cause the targeted amount of the Special Bonus described above to be accrued on the

Company’s balance sheet. In the event that the Closing occurs prior to the time that the Special Bonus is paid, Purchaser agrees that it shall cause the Company to pay the Special Bonus, to the extent of the accrual set forth on the Closing Date Balance Sheet.

(c)   Employee Benefits. For a period of at least six months beginning on the Closing Date, Purchaser shall, or shall cause one of its Affiliates to, continue to provide the Continuing Employees for so long as the Continuing Employee remains so employed, with employee benefits which are, in the aggregate, substantially similar to those provided under the Benefit Plans immediately prior to the Closing Date, or those provided by Purchaser to its similarly situated employees, except that Purchaser shall not be required to continue under any Benefit Plan any investment fund intended to invest primarily or exclusively in Jean Coutu USA Common Shares or Seller common stock, or any equity-based compensation plans. Notwithstanding the generality of the foregoing, for a period of twelve months following the Closing Date, Purchaser shall cause the Company and the Company Subsidiaries to provide severance benefits pursuant to the Company Transition Pay Program, a true and complete copy of which has been provided to Purchaser, which shall be in lieu of any other severance benefits otherwise payable to the Business Employees under any Benefit Plan, and shall be reduced by (or provided co-extensively with) any payments required to be made under WARN. Purchaser agrees that for any employee benefit plan of Purchaser or any of its Affiliates made available to the Continuing Employees after the Closing, such employees will receive credit for the years of service credited to them prior to the Closing by Seller, the Company or a Company Subsidiary for the purpose of determining eligibility and vesting under such employee benefit plan and, with respect to any applicable vacation pay plan only, for the purpose of determining the amount of accrued benefits under such plan; provided, however, that such recognition of service shall not result in a duplication of benefits for the same period of service. With respect to any welfare plan in which employees of the Company and the Company Subsidiaries are eligible to participate after the Closing Date, Purchaser shall, and shall cause its Affiliates to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees to the extent such conditions were satisfied under the welfare plans of the Company and the Company Subsidiaries prior to the Closing Date, and (ii) provide each such employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

(d)   Equity-Based Awards. Seller shall amend or cause to be amended the terms of the equity compensation plans maintained by it and its Affiliates to provide (to the extent not already provided thereunder) that any Business Employee shall have the maximum period of time permitted under Section 409A of the Code and the published guidance thereunder following such employee’s termination of employment to exercise any then vested equity based awards under such plans; provided that in no event shall Seller be required to extend the post-employment exercise period of any equity based awards by more than two years after the Closing, and provided, further, that Seller shall not be required to take any action to accelerate the vesting of any equity based awards under such plans held by Business Employees. Seller and Purchaser agree that any and all income tax deductions attributable to the exercise, in accordance with the terms of such plans (including as modified by this Section 4.12(d)), on or prior to the Closing Date, of any equity based award (whether or not such award was vested on or before the Closing) granted to a Business Employee thereunder, shall be claimed only by the Company or the appropriate Company Subsidiary in the Pre-Closing Period (as defined in Section 7.3 below), unless prohibited by applicable Laws.

(e)   Employment Discussions. After the date hereof and prior to the Closing Date, Seller and the Company shall provide Purchaser with access, during reasonable business hours and upon reasonable notice, to (i) all field, corporate and distribution center management personnel for purposes of determining the staffing needs of the Business following the Closing Date and identifying additional personnel of the Business to be interviewed by Purchaser prior to the Closing Date and (ii) to additional groups of personnel identified by Purchaser. Purchaser and Seller agree to reasonably coordinate in connection with such interviews and further agree that a representative of Seller listed in Exhibit 4.12(e) may be present for such interviews if desired by Seller. Purchaser agrees that it shall use its reasonable best efforts to conduct such interviews in a manner that causes minimum disruption to the Business.

(f)    No Third Party Beneficiaries. The provisions of this Section 4.12 shall not confer upon any person other than the parties to this Agreement any rights, benefits or remedies.

(g)   Cooperation. Seller agrees that it shall provide Purchaser with advance copies of all employee communications relating to the transactions contemplated by this Agreement (including, without limitation, severance and severance benefits) from and after the date hereof and through the Closing. Purchaser and Seller agree to cooperate in order to facilitate all provisions of Section 4.12 of this Agreement.

Section 4.13   WARN Act.

(a)   On or before the Closing Date, Seller shall provide Purchaser with a list of the name and site of employment of any and all employees of the Company or the Company Subsidiaries who have experienced, or will experience, an employment loss or layoff, as defined by WARN requiring notice to employees in the event of a closing or layoff, within 90 days prior to the Closing Date. Seller shall update this list up to and including the Closing Date.

(b)   Seller shall not, and shall cause the Company or any Company Subsidiary not to, at any time within 90 days before the Closing Date, without complying fully with the notice requirements and other requirements of WARN, effectuate (i) a plant closing as defined in WARN affecting any site of employment or one or more facilities or operating units within any site of employment of the Company; (ii) a mass layoff as defined in WARN affecting any site of employment of the Company; or (iii) any similar action under WARN requiring notice to employees in the event of an employment loss or layoff.

(c)   Seller shall be responsible for any Liability under WARN or any other applicable Law with respect to any employees of the Company or the Company Subsidiaries who are terminated before the Closing and Purchaser shall be responsible for any Liability under WARN or any other applicable Law with respect to any employees of the Company or the Company Subsidiaries who are terminated as of or after the Closing.

Section 4.14   Non-Solicitation of Employees.   From and after the date hereof and through the second anniversary of the Closing Date, Seller shall not (and shall cause its Affiliates not to), without the prior written consent of Purchaser, directly or indirectly, solicit or hire any employee of JCG LLC, the Company or any Company Subsidiary (other than clerical or non-salaried employees); provided, however, the foregoing shall not prohibit Seller from (a) engaging in the general solicitation (whether by newspaper, trade publication or other periodical) of employees (or hiring any employees that respond to such general solicitation) so long as such solicitation is not targeted or focused at employees of JCG LLC, the Company or any Company Subsidiary, or (b) soliciting or hiring any such employee (other than clerical or non-salaried employees) who is no longer employed by JCG LLC, the Company or a Company Subsidiary and has not been an employee of JCG LLC, the Company or a Company Subsidiary for at least six months prior to such solicitation or employment by Seller or its Affiliates.

Section 4.15   Non-Competition.

(a)   For a period of five years after the Closing Date, Seller agrees that it will not, and will cause its Affiliates (except for Michel Coutu, for whom the applicable period will be for three years after the Closing Date and whose obligation is contained in a letter agreement between Michel Coutu and Purchaser, dated as of the date hereof) not to, directly or indirectly, whether as principal, agent, partner, officer, director, stockholder, employee, consultant or otherwise, alone or in association with any other

Person (other than as a stockholder of Purchaser and through its designees on Purchaser’s Board of Directors), own, manage, operate, control, participate in, acquire more than three percent of (or the right to acquire more than three percent of) any class of voting securities of, perform services for, or otherwise carry on, either a retail pharmacy business in the United States or a pharmacy benefits management business in the United States. Purchaser and Seller agree that $1 million of the cash portion of the Final Purchase Price will be allocated to the covenant not to compete set forth in this Section 4.15, and agree to act in accordance with such allocation for all purposes, including in any relevant Tax Returns or filings.

(b)   Seller acknowledges and agrees that the remedy at law for any breach, or threatened breach, of any of the provisions of this Section 4.15 will be inadequate and, accordingly, Seller covenants and agrees that Purchaser shall, in addition to any other rights and remedies which Purchaser may have at Law, be entitled to equitable relief, including injunctive relief, and to the remedy of specific performance with respect to any breach or threatened breach of such covenant, as may be available from any court of competent jurisdiction. In addition, Seller and Purchaser agree that the terms of the covenant in this Section 4.15 are fair and reasonable in light of Purchaser’s plans for the Business and are necessary to accomplish the full transfer of the goodwill and other intangible assets contemplated hereby. In the event that any of the covenants contained in this Section 4.15 shall be determined by any court of competent jurisdiction to be unenforceable for any reason whatsoever, then any such provision or provisions shall not be deemed void, and the parties hereto agree that said limits may be modified by the court and that said covenant contained in this Section 4.15 shall be amended in accordance with said modification, it being specifically agreed by the parties that it is their continuing desire that this covenant be enforced to the full extent of its terms and conditions or if a court finds the scope of the covenant unenforceable, the court should redefine the covenant so as to comply with applicable Law.

Section 4.16   Stockholders Meeting; Proxy Statement; By-Laws.

(a)   Purchaser shall, in accordance with applicable Law, Purchaser’s Restated Certificate of Incorporation and Purchaser’s Amended and Restated By-Laws:

(i)    cause a special meeting of its stockholders (the “Special Meeting”) to be duly called, noticed and held as promptly as practicable after the date of this Agreement for the purpose of voting on the approval and/or adoption of (A) the issuance of Purchaser Common Stock pursuant to this Agreement, (B) amendments to Purchaser’s Restated Certificate of Incorporation to increase the number of authorized shares of capital stock of Purchaser to 1.5 billion shares of Purchaser Common Stock and (C) the material amendments to and/or the adoption of new Purchaser equity compensation plans identified in Exhibit 4.16(a) (collectively, the “Stockholder Vote Matters”);

(ii)   prepare and file with the SEC, as promptly as practicable after the date of this Agreement, a preliminary proxy statement relating to the solicitation of proxies from the stockholders of Purchaser for approval of the Stockholder Vote Matters and use its reasonable best efforts (A) to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement (the “Proxy Statement”) to be mailed to Purchaser’s stockholders and (B) to solicit proxies from its stockholders to obtain the requisite approval of the Stockholder Vote Matters; and

(iii)  include in the Proxy Statement the recommendation of the Board of Directors of Purchaser that stockholders vote in favor of the Stockholder Vote Matters.

(b)   Seller agrees that it will cooperate with and assist Purchaser, including providing Purchaser promptly upon request with the information concerning Seller and the Company required to be included in the Proxy Statement, which information, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is mailed to Purchaser stockholders and at the time of the Special Meeting, as such information may be supplemented or amended as of such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)   Purchaser shall amend its Restated By-Laws, effective upon the Closing, as set forth in Exhibit 4.16(c).

Section 4.17   Listing.   Purchaser shall apply for, and shall use its reasonable best efforts to obtain prior to the Closing Date, approval to list on the NYSE the shares of Purchaser Common Stock to be issued to Seller at Closing, subject to official notice of issuance.

Section 4.18   Environmental Inspections.   Prior to the Closing, Purchaser shall have the right to conduct non-invasive environmental inspections of the Real Property. Seller shall have the right to have a representative present during any inspections of the Real Property. Purchaser may request information about the Real Property from Governmental Authorities, but will not disclose to any Governmental Authority the results of any inspection conducted at any of the Real Property, whether performed by Seller, Purchaser, a consultant or agent thereof or otherwise, without Seller’s prior written consent, except to the extent required by Law.

Section 4.19   Title and Survey Obligations.   Seller will cause to be made available copies of any existing title policies or surveys for the Real Property in the possession of the Company for Purchaser’s review.

Section 4.20   Expenses.   Except as otherwise expressly provided in this Agreement, Purchaser, on the one hand, and Seller, on the other hand, shall each bear its own direct and indirect expenses in connection with the transactions contemplated hereby, including all direct and indirect expenses and out-of-pocket costs incurred in connection with the procurement or attempted procurement of the consents required to be obtained pursuant to Section 4.7.

Section 4.21   Financing.   Purchaser shall arrange the Financing on the terms and conditions described in the Financing Commitment, including (a) negotiating definitive agreements with respect thereto on terms and conditions contained therein and (b) satisfying all conditions applicable to Purchaser in such definitive agreements that are within its control. If all other conditions (including all conditions under the Financing Commitment that are required to be satisfied on the Closing Date) have been satisfied (other than those conditions that by their nature have to be satisfied at the Closing) and Seller and Purchaser are prepared to close, Purchaser agrees that if the Financing (other than the bridge facility) is not otherwise available, it will draw down from the bridge facility contemplated by the Financing Commitment an amount not less than the amount needed to pay the Estimated Cash Consideration, and shall take such actions as are reasonably necessary to cause the Closing to occur no later than the Outside Date (as defined in Section 8.1(b) below). Seller agrees to provide, and shall cause JCG LLC, the Company and the Company Subsidiaries and its and their representatives, attorneys, independent auditors and advisors to provide, all reasonable cooperation in connection with the arrangement of the Financing as may be reasonably requested by Purchaser (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and the Company Subsidiaries), including, without limitation, (i) participation in meetings, drafting sessions and due diligence sessions, (ii) furnishing Purchaser and its financing sources and its and their attorneys, independent auditors and advisors with financial and other pertinent information regarding JCG LLC, the Company and the Company Subsidiaries as may be reasonably requested by Purchaser, (iii) assisting Purchaser and its financing sources in the preparation of (A) offering documents for any debt raised to complete the transactions contemplated hereby, (B) materials for rating agency presentations, and (C) business projections and financial statements (including historical financial statements of the Company and the Company Subsidiaries prepared in accordance with GAAP, pro forma financial statements and other financial information required pursuant to Regulation S-X of the Securities Act), (iv) reasonably cooperating with the marketing efforts of Purchaser and its financing sources for any debt raised by

Purchaser to complete the transactions contemplated hereby, (v) providing and executing such documents as may be reasonably requested by Purchaser, (vi) reasonably facilitating the pledge of collateral, and (vii) using reasonable best efforts to cause legal counsel to provide customary legal opinions and an independent auditor of the Company to provide any unqualified opinions, consents or customary comfort letters with respect to the financial statements of the Company and the Company Subsidiaries as may be reasonably requested by Purchaser; provided that Seller shall not be required to pay any commitment or other similar fee or incur any other Liability in connection with the Financing.

Section 4.22   Letters of Credit.   Set forth on Exhibit 4.22 is a list of all letters of credit of the Company and any Company Subsidiary outstanding as of the date hereof and Seller shall update such list from time to time hereafter and prior to Closing (such list as shall be updated from time to time by Seller, constituting the “Letters of Credit”). Purchaser shall obtain from each beneficiary of a Letter of Credit a binding written release of Seller under any Letter of Credit in effect as of the Closing by either (i) using its reasonable best efforts to provide substitute letters of credit with terms that are, as a whole, at least as favorable to the counterparty as the terms of the applicable Letter of Credit or (ii) furnishing cash, or making such other arrangements to which the counterparty is entitled under the applicable Contract.

Section 4.23   Tax Powers of Attorney.   Not later than the fifth Business Day prior to the scheduled Closing Date, Seller shall deliver to Purchaser a list of all written powers of attorney that the Company or a Company Subsidiary has granted and that will be in force after the Closing with respect to any Taxes or Tax Returns.

Section 4.24   Transition Services Agreement.   Promptly following the date of this Agreement and prior to the Closing, Seller and Purchaser shall negotiate in good faith, and at the Closing execute and deliver, the Transition Services Agreement, which shall incorporate and be consistent with the principles set forth in Exhibit 4.24.

ARTICLE V

CONDITIONS TO CLOSING

Section 5.1   Mutual Conditions.   The respective obligations of each party to this Agreement to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or before the Closing, of each of the following conditions:

(a)   No Legal Prohibition, etc. There shall not be in effect any decree, judgment, preliminary or permanent injunction or other order or Law issued by any Governmental Authority of competent jurisdiction that prohibits, enjoins, materially delays or interferes with the consummation of the transactions contemplated hereby; provided that the parties shall use commercially reasonable efforts to cause any such decree, judgment, injunction or order to be vacated or lifted.

(b)   HSR Waiting Period. The waiting period, and any extensions thereof, applicable to the transactions contemplated by this Agreement pursuant to the HSR Act shall have expired or been terminated.

(c)   Purchaser Stockholder Approval. The issuance of shares of Purchaser Common Stock pursuant to this Agreement shall have been approved by the requisite vote of the stockholders of Purchaser under applicable Law and Purchaser’s Organizational Documents.

(d)   Listing. Purchaser shall have received approval to list on the NYSE the shares of Purchaser Common Stock to be issued to Seller at Closing, subject to official notice of issuance.

Section 5.2   Conditions to Purchaser’s Obligations.   The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or before the Closing, of each of the following conditions:

(a)   Truth of Representations and Warranties. The representations and warranties of Seller set forth in this Agreement (disregarding any Company Material Adverse Effect, materiality or other similar qualifiers therein) shall be true and correct in all respects, on and as of the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty speaks as of a specific date, in which event such representation and warranty shall be true and correct in all respects as of such specific date), except where the failure of such representations and warranties in the aggregate to be true and correct has not had or resulted in and would not reasonably be expected to have or result in a Company Material Adverse Effect.

(b)   Performance of Agreements. Seller shall have performed and complied in all material respects with each agreement, covenant and obligation required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date.

(c)   No Immediate Threatened or Pending Litigation. There shall not be threatened or pending any action (i) by any Governmental Authority seeking to prohibit or impose any material limitations on Purchaser’s ownership of JCG LLC or the Company or the operation of all or a material portion of Purchaser’s or the Company’s or any of their respective Subsidiaries’ businesses or assets, or to compel Purchaser, JCG LLC or the Company or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of Purchaser, JCG LLC or the Company or any of their respective Subsidiaries, or (ii) by any Governmental Authority which the Board of Directors of Purchaser reasonably determines in good faith, after considering the advice of its management and legal and financial advisors, (x) to be materially adverse to Purchaser and its Subsidiaries taken as a whole or (y) would materially impair the overall benefits expected, as of the date hereof, to be realized from the acquisition of the Business. Purchaser agrees that divestiture or release of assets (tangible or intangible) representing, or the imposition of conditions affecting, up to the $60 Million Adjusted EBITDA Threshold is not materially adverse to Purchaser and its Subsidiaries taken as a whole nor would it materially impair the overall benefits expected to be realized from the acquisition of the Business; provided, however, that if the $60 Million Adjusted EBITDA Threshold is exceeded, it shall be deemed to materially impair the overall benefits expected to be realized by Purchaser with respect to the acquisition of the Business.

(d)   Officer’s Certificate. Purchaser shall have received a certificate of an executive officer of Seller that the conditions set forth in Section 5.2(a) and Section 5.2(b) have been satisfied.

(e)   No Material Adverse Effect. Since the date hereof, no event, occurrence, fact, condition, change, development or effect shall have occurred or come to exist that, individually or in the aggregate, has had or resulted in or would reasonably be expected to have or result in a Company Material Adverse Effect.

(f)    Financing. Purchaser shall have received the proceeds of the Financing in an amount sufficient to consummate the transactions contemplated hereby.

(g)   Closing Deliveries. Seller shall have made the deliveries required to be made by it under Section 1.7.

Section 5.3   Conditions to Seller’s Obligations.   The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or before the Closing, of each of the following conditions:

(a)   Truth of Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement (disregarding any Purchaser Material Adverse Effect, materiality or other similar qualifiers therein) shall be true and correct in all respects, on and as of the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty speaks as of a specific date, in which event such representation and warranty shall be true and correct in all respects as of such specific date), except where the failure of such representations and warranties in the aggregate to be true and correct has not had or resulted in and would not reasonably be expected to have or result in a Purchaser Material Adverse Effect.

(b)   Performance of Agreements. Purchaser shall have performed and complied in all material respects with each agreement, covenant and obligation required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date.

(c)   No Immediate Threatened or Pending Litigation. There shall not be threatened or pending any action by any Governmental Authority seeking to prohibit Purchaser’s ownership of JCG LLC or the Company or the operation of all or substantially all of Purchaser’s or the Company’s and any of their respective Subsidiaries’ businesses or assets.

(d)   No Material Adverse Effect. Since the date hereof, no event, occurrence, fact, condition, change, development or effect shall have occurred or come to exist that, individually or in the aggregate, has had or resulted in or would reasonably be expected to have or result in a Purchaser Material Adverse Effect.

(e)   Officer’s Certificate. Seller shall have received a certificate of an executive officer of Purchaser that the conditions set forth in Section 5.3(a) and Section 5.3(b) have been satisfied.

(f)    Closing Deliveries. Purchaser shall have made the deliveries required to be made by it under Section 1.6.

ARTICLE VI

SURVIVAL AND INDEMNIFICATION

Section 6.1   Survival of Representations, Warranties and Covenants.   Except as set forth in Article VII with respect to Tax matters, the representations and warranties of the parties contained in this Agreement shall survive the Closing solely for purposes of Article VI until the later of July 31, 2008 or 18 months following the Closing Date; provided, however, that notwithstanding the foregoing, (i) the representations and warranties of Seller set forth in Section 2.19 (Employee Benefit Plans; ERISA) and Section 2.23 (Compliance with Environmental Laws) shall survive the Closing until six months following the expiration of the applicable statute of limitations (including all periods of extension, whether automatic or permissive) and (ii) (A) the representations and warranties of Seller set forth in Section 2.2 (Authority; Validity of Agreements), Section 2.5 (Capitalization; Subsidiaries), Section 2.6 (Title to Jean Coutu USA Shares) and Section 2.29 (Seller Indenture) and (B) the representations and warranties of Purchaser set forth in Section 3.2 (Authority; Validity of Agreements), Section 3.4(d) (relating to the Purchaser Common Stock to be issued pursuant to this Agreement) and Section 3.9 (Purchaser Indenture), shall survive the Closing indefinitely. All covenants and agreements contained in this Agreement which are to have effect or be performed after the Closing shall survive the Closing in accordance with their terms. Any right of indemnification pursuant to this Article VI with respect to a claimed breach of a representation, warranty or covenant shall expire at the date of termination of the survival period for such representation, warranty or covenant claimed to be breached (the “Termination Date”), unless on or prior to the Termination Date a written claim for indemnification has been made to the party from whom indemnification is sought. Provided that an indemnification claim is timely made, it may continue to be asserted beyond the Termination Date of the representation and warranty to which such claim relates until the final disposition of such claim.

Section 6.2   Indemnification by Seller.   From and after the Closing, except as set forth in Article VII with respect to Tax matters, Seller shall indemnify, protect, defend and hold harmless Purchaser and its

Affiliates and their respective directors, officers, employees, agents and representatives and their successors and assigns (collectively, the “Purchaser Indemnitees”), as the case may be, from and against all Liabilities, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, interest, penalties and attorneys’ fees, disbursements and expenses) (collectively, “Damages”) asserted against, resulting to, imposed upon or incurred by any Purchaser Indemnitee, directly or indirectly: (i) resulting from or arising out of a breach of any representation, warranty, covenant, agreement or other obligation of Seller contained in or made pursuant to this Agreement, each representation, warranty, covenant, agreement or obligation being read for this purpose without regard to any qualifications or limitations relating to materiality, including the terms “material,” “materially,” “Company Material Adverse Effect” or similar expressions; and (ii) arising from or relating to the conduct of the business of Seller and its Subsidiaries (other than JCG LLC, the Company or the Company Subsidiaries); provided, however, that in no event will the aggregate liability of Seller under clause (i) of this Section 6.2 exceed $450,000,000 (the “Seller Cap”); and provided, further, that no claims for indemnification can be made against Seller under clause (i) of this Section 6.2 with respect to breaches of representations and warranties unless and until the aggregate amount of such Damages for which the Purchaser Indemnitees are entitled to indemnity under clause (i) of this Section 6.2 with respect to breaches of representations and warranties exceeds $35,000,000 (the “Seller Basket”). No individual claim for Damages relating to breaches of representations and warranties of $10,000 or less (each, a “De Minimis Claim”) shall be aggregated for purposes of either (x) determining whether the Seller Basket has been met or (y) composing the portion of Damages that exceeds the Seller Basket, unless such De Minimis Claim constitutes or is part of a series of two or more related claims, in which case, such De Minimis Claims shall be aggregated for purposes of determining whether the $10,000 threshold has been exceeded. In the event the aggregate amount of the Damages sustained by the Purchaser Indemnitees under clause (i) of this Section 6.2 with respect to breaches of representations and warranties exceeds the Seller Basket, the indemnification obligations of Seller shall apply only to those Damages sustained by the Purchaser Indemnitees in excess of the Seller Basket. Notwithstanding the foregoing, neither the Seller Basket nor the Seller Cap shall apply to Damages resulting from breaches by Seller with respect to the representations and warranties set forth in Section 2.2, Section 2.5, Section 2.6 and Section 2.29 of this Agreement, for all of which Damages Seller shall be liable whether or not the Seller Basket has been exceeded. For the avoidance of doubt, neither the Seller Basket nor the Seller Cap shall apply to Damages for which Purchaser Indemnitees are entitled to indemnification under clause (ii) of this Section 6.2, under Section 4.4 or under Article VII.

Section 6.3   Indemnification by Purchaser.   From and after the Closing, except as set forth in Article VII with respect to Tax Matters, Purchaser shall indemnify, protect, defend and hold harmless Seller and its Affiliates and their respective directors, officers, employees, agents and representatives and their successors and assigns (collectively, the “Seller Indemnitees”), as the case may be, from and against all Damages asserted against, resulting to, imposed upon or incurred by any Seller Indemnitee, directly or indirectly, resulting from or arising out of a breach of any representation, warranty, covenant, agreement or other obligation of Purchaser contained in or made pursuant to this Agreement, each representation, warranty, covenant, agreement or obligation being read for this purpose without regard to any qualifications or limitations relating to materiality, including the terms “material,” “materially,” “Purchaser Material Adverse Effect” or similar expressions; provided, however, that in no event will the aggregate liability of Purchaser under this Section 6.3 exceed $450,000,000 (the “Purchaser Cap”); and provided, further, that no claims for indemnification can be made against Purchaser hereunder with respect to breaches of representations and warranties unless and until the aggregate amount of such Damages for which the Seller Indemnitees are entitled to indemnity under the terms hereof with respect to breaches of representations and warranties exceeds $35,000,000 (the “Purchaser Basket”). No De Minimis Claim relating to breaches of representations and warranties shall be aggregated for purposes of either (x) determining whether the Purchaser Basket has been met or (y) composing the portion of Damages that exceeds the Purchaser Basket, unless such De Minimis Claim constitutes or is part of a series of two or more related claims, in which case, such De Minimis Claims shall be aggregated for purposes of determining whether the $10,000 threshold has been exceeded. In the event the aggregate amount of the Damages sustained by the Seller Indemnitees hereunder with respect to breaches of representations and warranties exceeds the Purchaser Basket, the indemnification obligations of Purchaser shall apply only to those Damages sustained by the Seller Indemnitees in excess of the Purchaser Basket. Notwithstanding the foregoing, neither the Purchaser Basket nor the Purchaser Cap shall apply to Damages resulting from breaches by Purchaser with respect to the representations and warranties set forth in Section 3.2, Section 3.4(d) and Section 3.9 of this Agreement, for all of which Damages Purchaser shall be liable whether or not the Purchaser Basket has been exceeded.

Section 6.4   Indemnification Procedures.

(a)   In order for a party (the “Indemnified Party”) to be entitled to any indemnification provided for under this Article VI in respect of a claim made against the Indemnified Party by any Person who is not a party to this Agreement (a “Third-Party Claim”), such Indemnified Party must notify the indemnifying party hereunder (the “Indemnifying Party”) in writing of the Third-Party Claim promptly following receipt by such Indemnified Party of notice of the Third-Party Claim; provided, however, that failure to give such notification (or to provide any of the notices or documents contemplated by the next sentence) shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly following the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim, other than those notices and documents separately addressed to the Indemnifying Party.

(b)   Subject to the provisions related to settlement of Third Party Claims set forth in Section 6.4(c) below, the Indemnifying Party will have the right to defend against, negotiate, settle or otherwise deal with any Third-Party Claim, other than a Third-Party Claim which seeks an order, injunction, or other equitable relief or relief for other than money damages against the Indemnified Party that the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages (which Third-Party Claim shall be controlled at all times by the Company or Purchaser) which relates to any Damages indemnified against hereunder and to select counsel of its choice. If the Indemnifying Party does not, within twenty-one days of its receipt of notice of a Third-Party Claim pursuant to Section 6.4(a), elect to defend against, negotiate, settle or otherwise deal with any Third-Party Claim which relates to any Damages indemnified against hereunder, the applicable Indemnified Party may defend against, negotiate, settle or otherwise deal with such Third-Party Claim. If the applicable Indemnified Party defends any Third-Party Claim, then the Indemnifying Party shall promptly reimburse the applicable Indemnified Party for the reasonable costs and expenses of defending such Third-Party Claim upon submission of periodic bills therefor. If the Indemnifying Party assumes the defense of any Third-Party Claim, the applicable Indemnified Party may participate, at its own expense, in the defense of such Third-Party Claim; provided, however, that such applicable Indemnified Party will be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if (i) so requested by the Indemnifying Party to participate or (ii) in the reasonable opinion of counsel to the applicable Indemnified Party, a conflict or potential conflict exists between the applicable Indemnified Party and the Indemnifying Party that would make such separate representation advisable; provided, further, that the Indemnifying Party will not be required to pay for more than one such counsel for all Indemnified Parties in connection with any Third-Party Claim.

(c)   If the Indemnifying Party chooses to defend or prosecute a Third-Party Claim, the Indemnified Party shall (and shall cause the applicable Indemnified Parties to) cooperate in the defense or prosecution thereof. If the Indemnifying Party assumes the defense of a Third-Party Claim, the other party shall (and shall cause the applicable Indemnified Parties to) agree to any settlement, compromise or discharge of a

Third-Party Claim that the Indemnifying Party may recommend and that (i) by its terms obligates the Indemnifying Party (or its Affiliates) to pay the full amount of the liability in connection with such Third-Party Claim, (ii) does not require any payment, admission or other action by, or limitation on, any Indemnified Party, and (iii) releases all Indemnified Parties in connection with such Third-Party Claim. If the Indemnifying Party elects not to assume the defense of a Third-Party Claim or in the event of a Third Party Claim relating to or involving a supplier, the applicable Indemnified Parties shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Party’s prior written consent (which shall not be unreasonably withheld, delayed or conditioned).

(d)   In the event any Indemnified Party should have a claim against any Indemnifying Party under this Article VI that does not involve a Third-Party Claim, the Indemnified Party shall deliver notice of such claim to the Indemnifying Party promptly following the Indemnified Party becoming aware of the same. The failure by any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party under this Article VI, except to the extent that the Indemnifying Party has been actually and materially prejudiced by such failure.

Section 6.5   Calculation of Damages.   Notwithstanding any other provision of this Agreement, in no event shall Seller or Purchaser be liable for diminution of value or punitive, consequential, indirect, incidental or special damages of any kind or nature, regardless of the form of action through which such damages are sought unless such damages are actually recovered or recovered by a third party in a Third Party Claim. Notwithstanding the foregoing, the amount of any Damages for which indemnification is provided under this Article VI shall be net of any amounts recovered or recoverable by the Indemnified Party under any Contracts or applicable insurance policies with respect to such Damages. To the extent an Indemnified Party recognizes any net Tax Benefits (as defined immediately below) as a result of any Damages for which indemnity is paid under this Article VI, the Indemnified Party shall pay the amount of such Tax Benefits (but not in excess of the indemnification payments received from the Indemnifying Party with respect to such Damages) to the Indemnifying Party within 60 days of such Tax Benefits being recognized by the Indemnified Party (to the extent such Tax Benefits are realized prior to the payment of the indemnity for the Damages, the amount of the indemnity for the Damages shall be reduced by the amount of Tax Benefits actually realized). For this purpose, the Indemnified Party shall be deemed to recognize a tax benefit (“Tax Benefit”) with respect to a taxable year only if, and to the extent that, the Indemnified Party’s liability for cash Taxes for such taxable year, calculated by excluding any Tax items attributed to the Damages, exceeds the Indemnified Party’s actual liability for cash Taxes for such taxable year, calculated by taking into account any Tax items attributed to (i) the Damages or (ii) the receipt of any indemnification payments.

Section 6.6   No Duplications.   Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.

Section 6.7   Treatment of Indemnification Amounts.   Any amounts payable under this Article VI shall be, to the extent permitted by Law, an adjustment to the Final Purchase Price.

ARTICLE VII

TAX MATTERS

Section 7.1   Tax Indemnity.

(a)   Subject to Purchaser’s compliance with the provisions of Section 7.3, Seller shall indemnify and hold Purchaser Indemnitees harmless from and against all Damages that Purchaser Indemnitees incur arising from, out of or related to (without duplication):

(i)    (A) Taxes of the Company and the Company Subsidiaries for all Pre-Closing Periods (as defined in Section 7.3 below) and, with respect to any Straddle Period (as defined in Section 7.3 below), the portion of such Taxes for such Straddle Period allocated to the Pre-Closing Portion (as defined in Section 7.4(b) below) pursuant to Section 7.4; (B) any Taxes for any Pre-Closing Periods, resulting from, arising out of, relating to or caused by any liability or obligation of the Company or any Company Subsidiary for Taxes of any person other than the Company or any Company Subsidiary (I) under Treasury Regulations Section 1.1502-6 (or any predecessor or successor provisions thereof and any similar provision of state, local or foreign Law) and (II) as a transferee or successor by Contract, assumption transferee liability, operation of Law or otherwise; and (C) any Taxes resulting from, arising out of, relating to or caused by the Reorganization.

(ii)   any inaccuracy or breach of any representation or warranty of Seller contained in Section 2.8 (in so much as such Section relates to Taxes) and Section 2.18 (collectively, the “Tax Representations”), disregarding, solely for purposes of measuring the Damages as a result of the breach of such representation or warranty under this Section 7.1(a)(ii), any “material” qualifier therein;

(iii)  Seller’s share of Transfer Taxes (as defined in Section 7.2 below), as determined under Section 7.2; and

(iv)  any breach of any covenant or agreement of Seller contained in Section 4.1(o), Section 4.3(a), and this Article VII;

but only to the extent such Damages in the aggregate exceed the aggregate amount of current Taxes reflected in the Closing Working Capital. For the avoidance of doubt, the parties acknowledge that (x) no deferred Tax items (whether assets or liabilities) and (y) no income or franchise Taxes (whether current or deferred) shall be taken into account in calculating Working Capital or Closing Working Capital as defined in this Agreement.

(b)   Payments pursuant to this Article VII that are not made on the date prescribed in this Article VII or, if no date is prescribed, the date that is within 15 days after demand for payment is made (the “Payment Period”), shall bear interest for the period from and including the date immediately following the last date of the Payment Period through and including the date of payment at the Applicable Rate. Such interest will be payable at the same time as the payment to which it relates and shall be calculated on the basis of a year of 365 days and the actual number of days for which due.

Section 7.2   Transfer Taxes.

(a)   Notwithstanding anything to the contrary in this Agreement, all transfer, sales, use, stamp, registration and other similar Taxes resulting from the transactions contemplated by this Agreement plus any reasonable out-of-pocket costs associated with the preparing and filing of related Tax Returns (collectively, the “Transfer Taxes”) shall be borne fifty percent by Purchaser and fifty percent by Seller.

(b)   Seller and Purchaser (on its own behalf and with respect to the Company and the Company Subsidiaries) shall prepare and file (or cause to be prepared and filed), in consultation with Seller and its advisors, all Tax Returns required to be filed by it in respect of Transfer Taxes, and shall pay (or cause to be paid) to the applicable Tax Authorities the Transfer Taxes shown to be due and payable on such Tax Returns. Seller and Purchaser shall cooperate in the preparation and filing of such Tax Returns, and shall pay to the other their share of such Taxes consistent with Section 7.2(a).

Section 7.3   Preparation and Filing of Tax Returns and Payment of Taxes.   To the extent not filed prior to the Closing Date, Purchaser shall prepare (or cause to be prepared) all Tax Returns of the Company and the Company Subsidiaries for any taxable period ending on or before the Closing Date (including the consolidated Federal income Tax of the affiliated group (within the meaning of Section 1504 of the Code) of which the Company is the common parent and any similar state or local Tax Returns) (each such period, a “Pre-Closing Period” and such Tax Returns, the “Pre-Closing Tax Returns”) and for any taxable period beginning on or before and ending after the Closing Date (each such period, a “Straddle Period” and such Tax Returns, the “Straddle Tax Returns”). All Pre-Closing Tax Returns shall be prepared in a manner that is consistent in all material respects with the prior practice of the Company and the Company Subsidiaries, except as required by applicable Law. With respect to any Tax Return to be filed by Purchaser pursuant to this Section 7.3, no later than 45 days prior to the due date (taking into account any valid extensions thereof) (“Due Date”) for the filing of such Tax Return, Purchaser shall submit, or cause to be submitted, a draft of such Tax Return to Seller for its review, including, in the case of any Straddle Tax Return, calculations of the Taxes allocated to Seller pursuant to Section 7.4. Within 20 days following Seller’s receipt of the draft of such Tax Return, Seller shall have the right reasonably to object by written notice to Purchaser to the information contained in such Tax Return and calculations. If Seller does not so object within such time period, such Tax Return and calculations shall be deemed to have been accepted and agreed upon, and final and conclusive, for purposes of this Section 7.3. If Seller objects to such Tax Return and calculations, it shall notify Purchaser of such disputed item (or items) and the basis of its objection in reasonable detail (in such written notice), and Purchaser and Seller shall act in good faith to resolve any such dispute as promptly as practicable. If Purchaser and Seller cannot reach agreement regarding such dispute, the dispute shall be presented to the Accountants selected in accordance with the provisions set forth in Section 1.4(c), whose determination that Seller’s position is “more likely than not” to prevail shall bind both Purchaser and Seller (and Seller’s position shall be used if it “is more likely than not” to prevail; provided, however, that Purchaser and Seller shall require the Accountants to make a determination that Seller’s position “is more likely than not” to prevail within 10 days but in no event later than 5 days prior to the Due Date for the filing of such Tax Return. No later than 3 days prior to the Due Date of any Tax Return to be filed by Purchaser pursuant to this Section 7.3, Seller shall pay to Purchaser, in immediately available funds, that amount of the total liability for Taxes shown to be due and payable on such Tax Return allocated to Seller pursuant to Section 7.4 as finally determined pursuant to this Section 7.3. Subject to the immediately preceding two sentences, Purchaser shall cause the Company or applicable Company Subsidiary (as the case may be) to timely and duly file such Pre-Closing or Straddle Tax Return and to timely pay to the applicable Tax Authority an amount equal to the total liability for Taxes shown to be due and payable on such Tax Return. Seller shall be responsible for the reasonable out-of-pocket costs and expenses of Purchaser Indemnitees incurred in connection with the preparation and filing of all Pre-Closing or Straddle Tax Returns; provided, however, that all costs and expenses of the Accountants shall be paid fifty percent by Purchaser and fifty percent by Seller.

Section 7.4   Allocation of Taxes.

(a)   The parties hereto shall, to the extent permitted under applicable Law, elect with the relevant Tax Authority for all Tax purposes to treat the Closing Date as the last day of the taxable period of the Company and the Company Subsidiaries. Where not so permitted, the portion of any Taxes that are allocable to the Pre-Closing Portion of the Straddle Period shall be either (x) in the case of Taxes that are imposed on a periodic basis (without regard to net income), deemed to be the amount of such Taxes of the entire period (or, in the case of such Taxes determined on an arrears basis, such as real property Taxes, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the Pre-Closing Portion of the Straddle Period and the denominator of which is the number or calendar days in the entire Straddle Period or (y) in all other cases, deemed equal to the amount that would be payable if the taxable period ended on and included the Closing Date. Any deferred items taken into income pursuant to Treasury Regulations Sections 1.1502-13 (or any predecessor or successor provisions thereof) and any excess loss accounts taken into income under Treasury Regulations Section 1.1502-19 (or any predecessor or successor provisions thereof) as a result of this transaction shall for these purposes be allocated to the Pre-Closing Period.

(b)   For purposes of this Agreement, “Pre-Closing Portion” means, with respect to any Straddle Period, the portion of such Straddle Period that begins on the first day of such Straddle Period and ends on, and includes, the Closing Date.

Section 7.5   Tax Refunds.   Purchaser shall use commercially reasonable efforts to apply for and obtain Tax Refunds (as defined below in this Section 7.5) to which the Company or any of the Company Subsidiaries may be entitled and to which Seller is entitled to payment of pursuant to this Section 7.5, unless Purchaser reasonably determines that any of the Purchaser Indemnitees would be adversely affected by applying for or obtaining any such Tax Refund; provided that if Seller objects to such determination by Purchaser that any of the Purchaser Indemnitees would be adversely affected by applying for or obtaining any such Tax Refund, Seller may submit the disagreement regarding whether any Purchaser Indemnitee would be adversely affected to the Accountants (as provided in Section 7.3) and such disagreement shall be deemed to be a dispute regarding the preparation of filing of a Tax Return, using the procedure set forth in Section 7.3 for the resolution of such dispute. Notwithstanding the foregoing, Purchaser shall not be obligated to pursue any Tax Refund pursuant to this Section 7.5 on behalf of Seller if Purchaser reasonably determines that the cost of applying for and obtaining such Tax Refund exceeds the amount of such Tax Refund, unless Seller pays to Purchaser in advance amounts sufficient to cover such shortfall. Subject to Section 7.6, Purchaser shall pay or cause to be paid to Seller all Tax Refunds that are actually received by the Company or the Company Subsidiaries after the Closing Date (within 10 days of the actual receipt of such refund) for (i) a Pre-Closing Period and (ii) a portion of all Tax Refunds paid by the Company or the Company Subsidiaries for any Straddle Period (such portion to be allocated consistent with the principles set forth in Section 7.4), in each case, net of (x) any Taxes (or increase in Taxes) imposed upon or attributable to such Tax Refund and (y) all reasonable out-of-pocket costs and expenses of Purchaser Indemnitees incurred in connection with applying for and obtaining such Tax Refund and except to the extent such Tax Refund in (i) and (ii) are reflected on the Closing Working Capital Statement (in which case, such Tax Refund and the related out-of-pocket costs and expenses shall be for Purchaser’s account). Notwithstanding anything to the contrary contained in this Agreement, Seller shall not be entitled to any Tax Refund with respect to the Company or the Company Subsidiaries which relates to a carryback of a Tax attribute (including net operating losses and net capital losses) generated in any Taxable period beginning after the Closing Date. For this purpose, a “Tax Refund” shall mean any refund, rebate, abatement, reduction or other recovery (whether directly or indirectly through a right of setoff or credit) of Taxes (including payments of estimated Taxes) of the Company, the Subsidiaries and their Affiliates and any interest received thereon with respect to any Pre-Closing Periods and the Pre-Closing Portion of any Straddle Period.

Section 7.6   Assistance and Cooperation.

(a)   After the Closing, Purchaser and Seller shall (i) reasonably assist (and cause their respective Affiliates to reasonably assist) the other party in preparing and filing any Tax Returns that such other party is responsible for preparing, (ii) reasonably cooperate in preparing for any audits of, or disputes or other proceedings with any Tax Authority or with respect to any matters with respect to, Taxes of or relating to the Company or the Company Subsidiaries and (iii) make available to the other party and to any Tax Authority as reasonably requested all information, records, and documents relating to Tax matters of or relating to the Company or the Company Subsidiaries. In addition, Seller and Purchaser shall make themselves (and their respective employees) reasonably available, on a mutually convenient basis, to provide explanations of any documents or information provided under this Section 7.6. Each party shall keep any information obtained under this Section 7.6 confidential except (x) as may be necessary in connection with the filing of Tax Returns or the conduct of any Tax Proceeding or (y) with the consent of the other party.

(b)   Seller and Purchaser will retain all Tax Returns, schedules and work papers and all material records (whether paper, electronic or other format) or other documents or electronic data in its possession

(or in the possession of their respective Affiliates) relating to Tax matters relevant to the Company and the Company Subsidiaries for the Pre-Closing and Straddle Periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, taking into account all extensions thereof, or (ii) six years following the Due Date for such Tax Returns. After such time, before Seller or Purchaser dispose of any such documents in its possession (or in the possession of its respective Affiliates), the other party shall be given the opportunity, after 30 days’ prior written notice, to remove and retain all or any part of such documents as such other party may select (at such other party’s expense).

Section 7.7   Tax Claims.

(a)   If any audit, assessment, suit, proposed adjustment, deficiency, dispute, administrative or judicial proceeding or similar claim is commenced, proposed or made by any Tax Authority that, if successful, would result in indemnification of Purchaser Indemnitees pursuant to Section 7.1 (a “Tax Claim”), then Purchaser shall promptly notify Seller and transmit to Seller a written notice describing in reasonable detail the nature of the Tax Claim and all related information in connection with such Tax Claim. Failure to promptly provide such notice shall not affect the right of Purchaser Indemnitees to indemnification hereunder, except and only to the extent Seller is materially prejudiced by such delay or omission. Seller shall notify Purchaser that Seller elects to control the Tax Claim at its own cost and expense in all appropriate Tax Proceedings. Notwithstanding anything to the contrary contained in this Section 7.7, if either (i) Seller (A) fails to properly notify Purchaser that Seller elects to control the Tax Claim pursuant to the preceding sentence, or (B) after commencing or undertaking any such defense or settlement, fails reasonably to prosecute or withdraw from such defense or settlement or (ii) the Tax Claim involves a Straddle Period, then Purchaser shall have the right to control the Tax Claim in all appropriate Tax Proceedings and Purchaser Indemnitees shall have the right to be reimbursed by Seller for their reasonable out-of-pocket costs and expenses relating to the control of the Tax Claim; provided that with respect to any portion of a Tax Claim that relates to a Straddle Period, Seller shall be required to reimburse Purchaser Indemnitees only for their pro rata share of such reasonable out-of-pocket costs and expenses. The party controlling the Tax Claim pursuant to this Section 7.7(a) is hereinafter referred to as the “Controlling Party.”

(b)   The Controlling Party shall defend the Tax Claim in good faith with counsel of its own choosing (who shall be reasonably satisfactory to the other party) and have full control of such defense and proceedings, including any compromise or settlement thereof; provided that the Controlling Party shall not enter into any settlement agreement or otherwise dispose of such Tax Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. The other party shall have the right with the prior written consent of the Controlling Party, not to be unreasonably withheld, to attend meetings, participate in hearings or proceedings and review and comment on any documents prior to their submission that relate to any defense or settlement of any Tax Claim controlled by the Controlling Party and shall bear its own costs and expenses of such participation.

Section 7.8   Scope.   Notwithstanding anything to the contrary contained in this Agreement, this Article VII shall be the exclusive remedy for any Damages relating or attributable to Taxes.

(a)   The Tax Representations shall survive until 15 days following the expiration of the applicable statute of limitations (taking into account all extensions thereof), if any. All covenants and agreements of the parties contained or referred to in Section 4.1(o) and this Article VII shall survive the Closing and continue in full force and effect in accordance with their terms. In the event of a conflict between this Article VII and any other provision of this Agreement (including Article VI), this Article VII shall govern and control.

(b)   The period of time that a representation, warranty, covenant or agreement survives the Closing pursuant to Section 7.8(a) shall be the “Tax Survival Period” with respect to such representation, warranty, covenant or agreement. In the event notice of any claim for indemnification shall have been given within the applicable Tax Survival Period and such claim has not been finally resolved by the expiration of such Tax Survival Period, the representations, warranties, covenants or agreements that are the subject of such claim shall survive, solely for purposes of such claim, until such claim is finally resolved. For purposes of any indemnification under Section 7.1(a)(ii), the Tax Representations shall be deemed to be made at signing and at and as of the Closing.

(c)   Any amounts payable under this Article VII shall be, to the extent permitted by Law, an adjustment to the Unadjusted Cash Consideration.

Section 7.9   Certain Tax Sharing Agreements.   As of the Closing, all agreements with respect to the sharing or allocation of, or indemnification for, Taxes or similar contract or arrangement, whether written or unwritten (“Tax Sharing Agreements”), to which the Company or any of the Company Subsidiaries is a party to or the subject of shall be terminated and, after the Closing, none of the Company or any of the Company Subsidiaries shall have further rights or obligations under such Tax Sharing Agreements.

Section 7.10   Recognition of Net Tax Benefits.   To the extent an Indemnified Party recognizes any net Tax Benefits as a result of any Damages for which indemnity is paid under this Article VII, the Indemnified Party shall pay the amount of such Tax Benefits (but not in excess of the indemnification payments received from the Indemnifying Party with respect to such Damages) to the Indemnifying Party within 60 days of such Tax Benefits being recognized by the Indemnified Party (to the extent such Tax Benefits are realized prior to the payment of the indemnity for the Damages, the amount of the indemnity for the Damages shall be reduced by the amount of Tax Benefits actually realized). For this purpose, Tax Benefit shall have the meaning set forth in Section 6.5.

ARTICLE VIII

TERMINATION

Section 8.1   Termination.   This Agreement may be terminated at any time prior to the Closing as follows:

(a)   by mutual written consent of Seller and Purchaser;

(b)   by Seller or Purchaser, if the Closing shall not have occurred on or before the date that is nine months following the date hereof; provided that if, as of such date, the waiting period, and any extensions thereof, applicable to the transactions contemplated by this Agreement pursuant to the HSR Act shall have not expired or been terminated or there is a pending action by any Governmental Authority seeking to prohibit Purchaser’s ownership of JCG LLC or the Company or the operation of all or substantially all of Purchaser’s or the Company’s and any of their respective Subsidiaries’ businesses or assets, then either Seller or Purchaser may, in its sole discretion, extend such date for an additional three months (such date, as extended, the “Outside Date”); provided, further, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur by such date;

(c)   by Seller or Purchaser, if any Governmental Authority of competent jurisdiction shall have issued an order, decree or ruling or taken other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable;

(d)   by Seller or Purchaser, if the approval of the issuance of the shares of Purchaser Common Stock by the stockholders of Purchaser shall not have been obtained by reason of the failure to obtain the required vote at the Special Meeting duly convened therefor or at any adjournment or postponement thereof;

(e)   by Purchaser, if there shall have been a breach in any material respect of any of the covenants or agreements on the part of Seller set forth in this Agreement or a breach of any of the representations and warranties of Seller that would cause the conditions precedent set forth in Section 5.2(a) not to be satisfied, in each case which has not been cured within 30 days after receipt of notice of such breach; and

(f)    by Seller, if there shall have been a breach in any material respect of any of the covenants or agreements on the part of Purchaser set forth in this Agreement or a breach of any of the representations and warranties of Purchaser that would cause the conditions precedent set forth in Section 5.3(a) not to be satisfied, in each case which has not been cured within 30 days after receipt of notice of such breach.

Section 8.2   Effect of Termination.   In the event of termination of this Agreement pursuant to this Article VIII, this Agreement (other than Section 4.6(f), Section 4.20, this Section 8.2 and Article IX) shall become void and of no effect with no liability on the part of any party hereto (or any of its Affiliates or representatives); provided, however, that no such termination shall relieve any party hereto from any Liability for damages resulting from fraud or any willful and intentional breach of this Agreement.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1   Amendment; Waiver.   This Agreement may not be amended, altered or modified except by written instrument executed by each of the parties. Each party may waive any of its rights under this Agreement; provided that any such waiver of rights hereunder must be set forth in writing. The failure by any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

Section 9.2   Entire Agreement.   This Agreement (including the Seller Disclosure Schedule, Purchaser Disclosure Schedule and Exhibits), the Confidentiality Agreement and the Ancillary Agreements, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto or delivered in connection herewith or therewith, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

Section 9.3   Interpretation.   In this Agreement, unless otherwise expressly specified, the following rules of interpretation apply:

(a)   references to Articles, Sections, Seller Disclosure Schedules, Purchaser Disclosure Schedules and Exhibits are references to articles, sections or sub-sections, schedules and exhibits of this Agreement;

(b)   the section and other headings contained in this Agreement are for reference purposes only and do not affect the meaning or interpretation of this Agreement;

(c)   words importing the singular include the plural and vice versa;

(d)   references to the word “including” do not imply any limitation;

(e)   the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(f)    the word “knowledge” when used with respect to Seller, the Company or any Company Subsidiary, shall mean the actual knowledge of the Persons set forth in Exhibit 9.3(f);

(g)   the word “knowledge” when used with respect to Purchaser or any of its Subsidiaries, shall mean the actual knowledge of the Persons set forth in Exhibit 9.3(g);

(h)   references to “$” or “dollars” refer to U.S. dollars; and

(i)    nothing in any representation, warranty, covenant or condition in this Agreement shall in any way limit or restrict the scope, applicability or meaning of any other representation, warranty, covenant or condition set forth in this Agreement, and each representation, warranty, covenant and condition in this Agreement shall be given full, separate and independent effect.

Section 9.4   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 9.5   Notices.   All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

If to Purchaser:

Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA 17011
Facsimile: (717) 760-7867
Attention:  Robert B. Sari

With copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile: (212) 735-2000
Attention:   Nancy A. Lieberman
                    Marc S. Gerber

If to Seller:

The Jean Coutu Group (PJC) Inc.
530, Bériault Street
Longueuil QC
J4G 1S8 Canada
Facsimile: (450) 646-6686
Attention:  Kim Lachapelle

With copies (which shall not constitute notice) to:

O’Melveny & Myers LLP
Times Square Tower
Seven Times Square
New York, New York 10036
Facsimile: (212) 326-2061
Attention:  Spencer D. Klein

All such notices or communications shall be deemed to have been delivered and received: (a) if delivered in person, on the day of such delivery, (b) if by facsimile, on the day on which such facsimile was sent, provided that an appropriate electronic confirmation or answerback is received, or (c) if by a recognized next day courier service, on the first Business Day following the date of dispatch. Each notice, written communication, certificate, instrument and other document required to be delivered under this Agreement shall be in the English language, except to the extent that such notice, written communication, certificate, instrument and other document is required by applicable Law to be in a language other than English.

Section 9.6   Binding Effect; Persons Benefiting; No Assignment.   This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided herein, nothing in this Agreement is intended or shall be construed to confer upon any entity or person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of their Agreement or any part hereof. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto and any purported assignment or other transfer without such consent shall be void and unenforceable; provided, however, that without such prior consent, Purchaser shall have the right to assign all or any part of its right, title, interest or obligations hereunder to any wholly-owned Subsidiary of Purchaser or to any Person that may hereafter acquire all or any portion of the Business.

Section 9.7   Counterparts.   This Agreement may be executed in two or more counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

Section 9.8   Specific Performance.   The parties to this Agreement each acknowledge that, in view of the uniqueness of the Business and the transactions contemplated hereby, each party would not have an adequate remedy at law for money damages in the event that the covenants to be performed after the Closing have not been performed in accordance with their terms, and therefore agree that the other parties shall be entitled to specific enforcement of the terms hereof and any other equitable remedy to which such parties may be entitled.

Section 9.9   Governing Law.   THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT JURISDICTION, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW RULES THEREOF.

Section 9.10   Consent to Jurisdiction.

(a)   Each party to this Agreement, by its execution hereof, hereby:

(i)    irrevocably and unconditionally submits to the exclusive jurisdiction in the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware, for the purpose of any and all actions, suits or proceedings arising in whole or in part out of, related to, based upon or in connection with this Agreement or the subject matter hereof;

(ii)   waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and

(iii)  agrees not to commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of forum non conveniens or otherwise.

(b)   Seller hereby irrevocably and unconditionally designates, appoints, and empowers The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against Seller in any such United States federal or state court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, Seller agrees to designate a new designee, appointee and agent in the State of Delaware on the terms and for the purposes of this Section 9.10 reasonably satisfactory to Purchaser. Seller further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against Seller by serving a copy thereof upon the relevant agent for service of process referred to in this Section 9.10 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by sending copies thereof by a recognized next day courier service to Seller at its address specified in or designated pursuant to this Agreement. Seller agrees that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

RITE AID CORPORATION
By:	/s/ ROBERT B. SARI
	Name:	Robert B. Sari
	Title:	Executive Vice President and
General Counsel
THE JEAN COUTU GROUP (PJC) INC.
By:	/s/ JEAN COUTU
	Name:	Jean Coutu
	Title:	Chairman of the Board, President
and Chief Executive Officer

Appendix B

EXECUTION COPY

STOCKHOLDER AGREEMENT

between

RITE AID CORPORATION,

THE JEAN COUTU GROUP (PJC) INC.,

JEAN COUTU,

MARCELLE COUTU,

FRANCOIS J. COUTU,

MICHEL COUTU,

LOUIS COUTU,

SYLVIE COUTU

and

MARIE-JOSÉE COUTU

Dated as of August 23, 2006

B-i

INDEX OF DEFINED TERMS

Page
5% Spinoff Coutu Stockholder	B-10
5% Spinoff Stockholder	B-10
Additional Preemptive Securities Purchase	B-6
Affiliate	B-2
Agreement	B-1
Applicable Law	B-15
Beneficial Ownership	B-3
Beneficially Own	B-3
Beneficially Owned	B-3
Board	B-1
Board Representation Percentage	B-15
broad distribution	B-10
Business Day	B-6
By-laws	B-16
Capital Stock	B-3
Certificate of Incorporation	B-17
Closing	B-1
Commission	B-2
Company	B-1
control	B-2
Coutu Family	B-12
Coutu Stockholders	B-12
Director	B-1
Exchange Act	B-2
Family Member	B-1
Group	B-2
Independent Director	B-13
Lender	B-11
Person	B-2
Potential Total Voting Power	B-3
Preemptive Issuance	B-5
Preemptive Rights Closing Date	B-6
Preemptive Securities	B-5
Prohibited Actions	B-4
Representative	B-11
Rite Aid Common Stock	B-2
Roll Over Shares	B-9
Securities Act	B-10
Standstill Period	B-2
Stock Purchase Agreement	B-1
Stockholder	B-1
Stockholder Designee	B-13
Stockholder Pro Rata Distribution	B-10
Total Voting Power	B-3
Transfer	B-9
Transferee	B-10
Transferred	B-10

B-ii

Transferring	B-10
Voting Power Percentage Ceiling	B-7
Voting Securities	B-3
Voting-Enabled Securities	B-3
Window Period	B-9
Window Period Election Deadline	B-7
Window Period Election Notice	B-7
Window Period Purchase Amount	B-7

B-iii

STOCKHOLDER AGREEMENT

STOCKHOLDER AGREEMENT, dated as of August 23, 2006, between Rite Aid Corporation, a Delaware corporation (the “Company”), The Jean Coutu Group (PJC) Inc., a Québec corporation (the “Stockholder”), and Jean Coutu, an individual, Marcelle Coutu, an individual, Francois J. Coutu, an individual, Michel Coutu, an individual, Louis Coutu, an individual, Sylvie Coutu, an individual, and Marie-Josée Coutu, an individual (each a “Family Member” and, collectively, the “Family Members”).

WHEREAS, the Company and the Stockholder are parties to a Stock Purchase Agreement, dated as of the date hereof (the “Stock Purchase Agreement”), pursuant to and subject to the terms and conditions of which, among other things, the Stockholder will sell to the Company (i) all of the issued and outstanding common stock, par value $1.00 per share, and all of the issued and outstanding preferred stock, par value $1.00 per share, of The Jean Coutu Group (PJC) USA, Inc., a Delaware corporation and wholly-owned subsidiary of the Stockholder, or (ii) if the Stockholder completes the Reorganization (as defined in the Stock Purchase Agreement) prior to the consummation of the transactions contemplated by the Stock Purchase Agreement, all of the membership interests in JCG (PJC) USA, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Stockholder, as consideration for cash and shares of Rite Aid Common Stock (as defined in Section 1.1(c) below);

WHEREAS, upon the closing under the Stock Purchase Agreement (the “Closing”), the Stockholder will Beneficially Own (as defined in Section 1.1(g) below), directly, 250 million shares of the issued and outstanding Rite Aid Common Stock, representing approximately 30.4% of the Total Voting Power (as defined in Section 1.1(l) below) of the Company;

WHEREAS, the parties hereto desire to enter into this Stockholder Agreement (as it may be amended, supplemented, restated or modified from time to time, this “Agreement”) to establish certain arrangements with respect to the shares of Rite Aid Common Stock to be Beneficially Owned by the Stockholder following the Closing, as well as restrictions on certain activities in respect of the Voting Securities (as defined in Section 1.1(h) below) and certain agreements relating to corporate governance and other related corporate matters;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

SHARE OWNERSHIP

Section 1.1   Acquisition of Additional Voting Securities.

(a)   During the Standstill Period (as defined below in this Section 1.1(a)), except (i) by way of stock dividend, stock split, reorganization, recapitalization, merger, consolidation or other like distributions made available to holders of Rite Aid Common Stock generally, (ii) as specifically permitted pursuant to Section 1.3 of this Agreement, (iii) as specifically permitted pursuant to Section 1.4 of this Agreement, or (iv) with the consent of a majority of the directors (each a “Director”) of the Board of Directors of the Company (the “Board”) not including the Stockholder Designees (as defined in Section 3.1(a) below), the Stockholder and the Family Members covenant and agree with the Company that they shall not, and shall not permit any of their respective Affiliates (as defined in Section 1.1(d) below) to, directly or indirectly, acquire, offer or propose to acquire or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another Person (as defined in Section 1.1(e) below) (whether by way of merger, consolidation or otherwise), by joining a partnership, syndicate or other Group (as defined in Section 1.1(f) below) (other than a Group that includes only Coutu Stockholders (as defined in Section 2.2(g) below) and their respective Affiliates) or otherwise, the Beneficial Ownership (as defined in Section 1.1(g) below) of any additional Voting Securities. Notwithstanding the foregoing sentence, the Stockholder may effect the acquisition of additional Voting Securities through the acquisition of control of another Person if (i) such other Person Beneficially Owns Voting Securities constituting no more than 2%

of the Potential Total Voting Power (as defined in Section 1.1(k) below) and (ii) the Stockholder uses its reasonable best efforts to divest a sufficient number of Voting Securities as promptly as practicable following such acquisition such that the Stockholder Beneficially Owns no more Voting Securities than it would otherwise be permitted to Beneficially Own or acquire pursuant to this Section 1.1; provided that until consummation of such divestiture, such Voting Securities shall be subject to Section 3.5 hereof). The term “Standstill Period” means the period beginning at the Closing and ending on the date that concludes a nine month period that begins on the latest of (x) the date when the Stockholder and its Affiliates Beneficially Own Voting-Enabled Securities (as defined in Section 1.1(i) below) constituting less than 5% of the Total Voting Power, (y) the date when no individual Family Member together with his or her Affiliates Beneficially Owns Voting-Enabled Securities constituting 5% or more of the Total Voting Power, and (z) the date when no Group containing two or more Family Members or their respective Affiliates, but only in the event that any such Group was formed or existed during the Standstill Period, Beneficially Owns Voting-Enabled Securities constituting 5% or more of the Total Voting Power; provided, however, that in the event the Standstill Period continues to be in effect due to clause (z) above, the restrictions contained in this Agreement shall not apply to Family Members who, together with their Affiliates (other than other Family Members and their Affiliates who comprise a Group described in clause (z) above), Beneficially Own Voting-Enabled Securities constituting less than 5% of the Total Voting Power and who are not, and whose Affiliates are not, part of a Group described in clause (z) above.

(b)   Any additional Voting Securities acquired and Beneficially Owned by the Stockholder, any Family Member or any of their respective Affiliates following the Closing shall be subject to the restrictions contained in this Agreement as fully as if such Voting Securities were acquired by the Stockholder, such Family Member or such Affiliates, as the case may be, at or prior to the Closing.

(c)   As used herein, “Rite Aid Common Stock” means the shares of common stock, par value $1.00 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

(d)   As used herein, “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means; provided, however, that with respect to any Person who is an individual, the following Persons shall be deemed not to be controlled by such Person: (i) a parent of such natural Person, (ii) a sibling of such natural Person, (iii) an adult child not sharing a home with such natural Person and (iv) an entity (x) for which such natural Person serves solely as a director and not as an officer or employee and (y) in which such natural Person Beneficially Owns less than 10% of any class of voting equity securities, except that, notwithstanding this clause (iv), directors and officers of the Stockholder, its subsidiaries and any parent entity of the Stockholder, such as a holding company, shall be deemed Affiliates of the Stockholder.

(e)   As used herein, “Person” means any individual, corporation, limited liability company, limited or general partnership, association, joint-stock company, trust, unincorporated organization, other entity, or government or any agency or political subdivision thereof.

(f)    As used herein, “Group” shall have the meaning assigned to it in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the “Commission”) from time to time thereunder (the “Exchange Act”).

(g)   As used herein, “Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Commission under the Exchange Act, except that in no event will the Stockholder be deemed to Beneficially Own any securities which it has the right to acquire pursuant to Section 1.3 unless, and then only to the extent that, it shall have actually exercised such right. For purposes of this Agreement, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates (including as Affiliates for this purpose its officers and directors) or any Group of which such Person or any such Affiliate is or becomes a member. The terms “Beneficially Own” and “Beneficially Owned” shall have correlative meanings to “Beneficial Ownership.”

(h)   As used herein, “Voting Securities” means the Voting-Enabled Securities (as defined in Section 1.1(i) below) of the Company and any securities convertible into or exercisable or exchangeable at the option of the holder thereof for such shares of Voting-Enabled Securities of the Company.

(i)    As used herein, “Voting-Enabled Securities” means, at any time, shares of any class of Capital Stock (as defined in Section 1.1(j) below) or other securities or interests of the Company, including the Rite Aid Common Stock, which are then entitled to vote generally, and not solely upon the occurrence and during the continuation of certain specified events, in the election of Directors.

(j)    As used herein, “Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

(k)   As used herein, “Potential Total Voting Power” means, at any time, the total number of votes (i) entitled to vote generally, and not solely upon the occurrence and during the continuation of certain specified events, in the election of Directors by the holders of the outstanding Rite Aid Common Stock, (ii) attributable to any other Voting-Enabled Securities and (iii) assuming the conversion into, or exercise or exchange for, Voting-Enabled Securities, attributable to all other Voting Securities that are not Voting-Enabled Securities at such time. When determining the percentage of Potential Total Voting Power Beneficially Owned by the Stockholder solely for purposes of this Agreement, such percentage shall be determined (i) as if purchases to be made in the future pursuant to one or more Window Period Election Notices (as defined in Section 1.4(b) below), and not waived pursuant to Section 1.4(e), had been made at the time of determination of such percentage and (ii) disregarding any Voting-Enabled Securities that would trigger the purchase rights under Section 1.4 issued during the then-current fiscal quarter and, if the applicable Window Period Election Deadline (as defined in Section 1.4(b) below) has not yet passed, issued during the immediately preceding fiscal quarter.

(l)    “Total Voting Power” means, at any time, the total number of votes (i) entitled to vote generally, and not solely upon the occurrence and during the continuation of certain specified events, in the election of Directors by the holders of the outstanding Rite Aid Common Stock and (ii) attributable to any other Voting-Enabled Securities. When determining the percentage of Total Voting Power Beneficially Owned by the Stockholder solely for purposes of this Agreement, such percentage shall be determined (i) as if purchases to be made in the future pursuant to one or more Window Period Election Notices, and not waived pursuant to Section 1.4(e), had been made at the time of determination of such percentage and (ii) disregarding any Voting-Enabled Securities that would trigger the purchase rights under Section 1.4 issued during the then-current fiscal quarter and, if the applicable Window Period Election Deadline has not yet passed, issued during the immediately preceding fiscal quarter.

Section 1.2   Prohibition of Certain Actions.

(a)   During the Standstill Period, except as otherwise specifically permitted by this Agreement, the Stockholder and the Family Members will not, directly or indirectly, through one or more intermediaries or otherwise, and will cause each of their respective Affiliates not to, directly or indirectly, singly or as part of a partnership, limited partnership, syndicate (as those terms are used within the meaning of Section 13(d)(3) of the Exchange Act, which meanings shall apply for all purposes of this Agreement) or other Group (each of the actions referred to in the following provisions of this Section 1.2(a) being referred to as “Prohibited Actions”):

           (i)  make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to any Voting-Enabled Securities (including by the execution of actions by written consent), become a “participant” in any “election contest” (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company or seek to advise, encourage or influence any Person (other than an Affiliate of the Stockholder, including for this purpose its officers and directors, or of any Coutu Stockholder) with respect to the voting of any Voting-Enabled Securities; provided, however, that the Stockholder shall not be prevented hereunder from being a “participant” in support of the management of the Company, by reason of the membership of the Stockholder Designees on the Board or the inclusion of the Stockholder Designees on the slate of nominees for election to the Board proposed by the Company;

         (ii)  initiate, propose or otherwise solicit, or participate in the solicitation of, stockholders for the approval of one or more stockholder proposals with respect to the Company (as described in Rule 14a-8 under the Exchange Act) or knowingly induce any other individual or entity to initiate any stockholder proposal relating to the Company;

        (iii)  form, join or in any way participate in a Group (other than a Group including only Coutu Stockholders and their respective Affiliates), act in concert with any other Person or entity or otherwise take any action or actions which would cause it to be deemed a “person” (for purposes of Section 13(d) of the Exchange Act) (other than to the extent it is a “person” at the time of consummation of the transactions contemplated by the Stock Purchase Agreement and this Agreement), with respect to any Voting Securities of the Company;

         (iv)  participate in or encourage the formation of any Group which seeks or offers to acquire Beneficial Ownership of Voting Securities of the Company or rights to acquire Voting Securities or which seeks or offers to affect control of the Company or for the purpose of circumventing any provision of this Agreement;

          (v)  solicit, seek or offer to effect, negotiate with or provide any information to any party with respect to, make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board, to any Director or officer of the Company or to any other stockholder of the Company with respect to, or otherwise formulate any plan or proposal or make any public announcement, proposal, offer or filing under the Exchange Act, any similar or successor statute or otherwise, or take action to cause the Company to make any such filing, with respect to: (A) any form of business combination or transaction involving the Company (other than transactions specifically contemplated by this Agreement) or any Affiliate thereof (except for a Person who is deemed to be an Affiliate of the Company solely because a Director or executive officer of the Company is also a director or executive officer of such Person), including, without limitation, a merger, exchange offer or liquidation of the Company’s assets, (B) any form of restructuring, recapitalization or similar transaction with respect to the Company or any Affiliate thereof (except for a Person who is deemed to be an Affiliate of the Company solely because a Director or executive officer of the Company is also a director or executive officer of such Person), including, without limitation, a merger, exchange offer or liquidation of the Company’s assets, (C) any acquisition or disposition of assets material to the Company, (D) any request to amend, waive or terminate the provisions of this Agreement, or (E) any proposal or other statement inconsistent with the terms of this Agreement; provided, however, that the Stockholder, the Coutu Stockholders and their respective Affiliates may discuss the affairs and prospects of the Company, the status of the Stockholder’s investment in the Company and any of the matters described in clauses (A) through (E) of this paragraph at any time, and from time to time, with the Board, any Director or executive officer of the Company, the Stockholder and the Coutu Stockholders and their respective Affiliates; and the Stockholder, the Coutu Stockholders and their respective Affiliates may discuss any matter, including any of the foregoing, with its outside legal and financial advisors, if as a result of any such discussions the Stockholder, the Coutu Stockholders or their respective Affiliates are not required to make, and do not make, any public announcement or filing under the Exchange Act otherwise prohibited by this Agreement as a result thereof;

         (vi)  otherwise act, alone or in concert with others (including by providing financing for another party), to seek or offer to control or influence, in any manner, the management, Board or policies of the Company; provided, however, that this provision shall not prevent the Stockholder Designees from participating in, or otherwise seeking to affect the outcome of, discussions and votes of the Board (or any committee thereof) with respect to matters coming before it;

       (vii)  instigate, encourage, have discussions with or enter into any arrangements, agreements or understandings (whether written or oral) with any third party (including acting as a joint or co-bidder with another party) to take any of the actions prohibited by this Section 1.2(a); or

      (viii)  publicly disclose any proposal regarding any of the actions prohibited by this Section 1.2(a).

(b)   If at any time the Stockholder, the Family Members or any of their respective Affiliates is approached by any Person requesting the Stockholder, the Family Members or any of their respective Affiliates to instigate, encourage, join, act in concert with or assist any Person in a Prohibited Action, the Stockholder or the Family Members, as the case may be, will promptly inform the Company of the nature of such contact and the parties thereto. For purposes of determining whether the Stockholder or Family Members have materially breached any of their obligations or covenants under this Agreement, the failure to promptly inform the Company pursuant to the first sentence of this Section 1.1(b) shall not constitute a material breach.

(c)   Nothing in this Section 1.2 shall limit the ability of any Director, including any Stockholder Designee, to vote in his or her capacity as a Director in such manner as he or she may determine in his or her sole discretion.

(d)   The Stockholder agrees that it shall be liable for any breach of this Agreement by any of its Affiliates.

Section 1.3   Stock Purchase Rights in a Preemptive Issuance.

(a)   From and after the Closing, for so long as the Stockholder Beneficially Owns at least 20% of the Total Voting Power, at any time that the Company effects an issuance solely for cash (a “Preemptive Issuance”) of additional Voting Securities (the Voting Securities that are the subject of a particular Preemptive Issuance being referred to herein as the “Preemptive Securities”) other than issuances (i) in connection with any stock split, subdivision, stock dividend (including dividends on existing or future preferred stock whether in the form of shares of preferred stock or common stock) or pro rata recapitalization (including any exchange of one or more series of preferred stock for another series of preferred stock) by the Company, (ii) upon conversion of shares of the Company’s convertible preferred stock (whether such convertible preferred stock is currently outstanding or is issued in the future and whether such conversion is mandatory or discretionary), (iii) in connection with any restricted stock, stock option, incentive or other award of Rite Aid Common Stock pursuant to the Company’s equity compensation plans or other employee, consultant or director compensation arrangements approved by the Board or a duly authorized committee thereof (whether such award was made before, or is made on or after, the date of this Agreement), (iv) in connection with acquisitions by the Company whether by merger, asset purchase, stock purchase or other reorganization, including financings the proceeds of which are intended to be used to fund acquisitions, (v) in connection with the issuance of Rite Aid Common Stock in exchange for Company notes, debentures or other forms of indebtedness (whether such indebtedness is currently outstanding or becomes outstanding in the future) and (vi) in which the number of Preemptive Securities that otherwise would be issued to the Stockholder pursuant to this Section 1.3 would require the approval of the Company’s stockholders under the rules of the New York Stock Exchange (in which case only the excess amount of Preemptive Securities that would trigger such stockholder approval requirement would be excluded from the Preemptive Securities that the Stockholder would have a right to purchase pursuant to this Section 1.3), the Stockholder shall have the right to purchase from the Company for cash additional Preemptive Securities (in each instance, an “Additional Preemptive Securities Purchase”), such that following such Preemptive Issuance and such purchase, the Stockholder and its Affiliates will Beneficially Own Voting Securities representing the same percentage of Potential Total Voting Power as the Stockholder Beneficially Owned immediately prior to such Preemptive Issuance.

(b)   Prior to any Preemptive Issuance, the Company shall provide the Stockholder with 15 Business Days’ (as defined below in this Section 1.3(b)) prior written notice (or if such notice period is not reasonably practicable under the circumstances, the maximum prior written notice as is reasonably practicable) of the proposed Preemptive Issuance. The Stockholder may exercise the Stockholder’s right to effect an Additional Preemptive Securities Purchase by providing written notice to the Company within 10 Business Days after receipt of the Company’s notice (and, in any event, not later than the date of pricing in the case of an underwritten public offering (or a similar offering pursuant to Rule 144A under the Securities Act) and the date of signing or date of public announcement of the transaction, if earlier, in all other Preemptive Issuances). The Stockholder’s notice must indicate the specific amount of Preemptive Securities that the Stockholder desires to purchase at specific prices and may not be conditioned in any other manner not also available to other potential purchasers of the Preemptive Issuance. The Stockholder shall effect the Additional Preemptive Securities Purchase that it has elected to purchase concurrently with the Preemptive Issuance of such Preemptive Securities (the date of consummation of such transactions is referred to as the “Preemptive Rights Closing Date”). If, in connection with any Preemptive Issuance, the Stockholder gives timely notice of its intent to exercise its right under this Section 1.3 but has not paid for and otherwise effected the Additional Preemptive Securities Purchase at the Preemptive Rights Closing Date, then the Stockholder shall be deemed to have waived its right to purchase such securities under this Section 1.3 with respect to such Preemptive Issuance; provided, however, that the Company shall be entitled to specifically enforce the exercise included in the Stockholder’s notice. As used herein, “Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

(c)   If the Stockholder exercises such right, the Stockholder shall pay an equal per security amount of cash consideration in the Additional Preemptive Securities Purchase as the purchaser or purchasers of Preemptive Securities in such Preemptive Issuance pays in cash (in the case of an underwritten public offering or a similar Rule 144A offering, net of any underwriting or initial purchaser’s discount (as disclosed in any prospectus or offering memorandum for such offering) paid in connection with such offering).

(d)   In the event that a proposed Preemptive Issuance shall be terminated or abandoned by the Company without the issuance of any Preemptive Securities, then the purchase rights pursuant to this Section 1.3 shall also terminate as to such proposed Preemptive Issuance, and any funds in respect thereof paid to the Company by the Stockholder shall be refunded in full.

Section 1.4   Other Stock Purchase Rights.

(a)   From and after the Closing, for so long as the Stockholder Beneficially Owns at least 20% of the Total Voting Power, at any time that the Company effects an issuance of Voting Securities and the Stockholder does not have the right to purchase from the Company additional Voting Securities pursuant to Section 1.3 of this Agreement because (i) the issuance is not solely for cash, (ii) the issuance relates to the conversion of shares of the Company’s convertible preferred stock issued after the date of this Agreement (other than issuances or the conversion of shares of the Company’s convertible preferred stock issued after the date of this Agreement as pay-in-kind stock dividends with respect to shares of convertible preferred stock issued prior to the date of this Agreement or issued as further pay-in-kind stock dividends on such dividends), but only to the extent that the Stockholder’s right to purchase such convertible preferred stock under Section 1.3 was limited by the terms thereof, (iii) the issuance relates to items described in Section 1.3(a)(iii) awarded on or after the date of this Agreement, (iv) the issuance relates to items described in Section 1.3(a)(iv) or Section 1.3(a)(v), or (v) the issuance to the Stockholder under Section 1.3 of Voting Securities other than convertible preferred stock (which is addressed by clause (ii) above) was limited by operation of Section 1.3(a)(vi), the Stockholder shall have the right, notwithstanding Section 1.1 of this Agreement, to make open market purchases of Rite Aid Common Stock in accordance with the terms of this Section 1.4; provided, however, that to the extent any of the issuances described in this Section 1.4(a) involve issuances of Voting Securities that are not Voting-Enabled Securities, the corresponding right to make open market purchases under this Section 1.4 shall not apply until such Voting Securities are converted into, or exercised or exchanged for, Voting-Enabled Securities. For the avoidance of doubt, the “right” provided by this Section 1.4 exists relative to and as an exception to the restrictions of Section 1.1 and does not create any “rights” vis-à-vis any other legal or contractual limitations on such open market purchases.

(b)   Within 12 days following the end of each fiscal quarter, the Company shall provide to the Stockholder a written notice listing, for the most recently completed fiscal quarter, the issuances, if any, of Voting Securities described in clauses (i) through (v) of Section 1.4(a) above and the Total Voting Power outstanding as of the beginning and as of the end of the fiscal quarter. In order to make open market purchases of Rite Aid Common Stock in accordance with this Section 1.4, within 10 Business Days after receipt of the Company’s notice described in the first sentence of this Section 1.4(b) (the “Window Period Election Deadline”), the Stockholder must provide written notice to the Company of its election to make such purchases (a “Window Period Election Notice”), which notice must set forth (i) the number of Voting-Enabled Securities Beneficially Owned by the Stockholder at the beginning of the Company’s most recently completed fiscal quarter, (ii) the number of Voting-Enabled Securities Transferred by the Stockholder during such fiscal quarter so that they are no longer Beneficially Owned by the Stockholder and (iii) the Stockholder’s calculation of the Window Period Purchase Amount (as defined in the next sentence). The “Window Period Purchase Amount” is the number of shares of Rite Aid Common Stock to be purchased in the open market in order to increase the Stockholder’s percentage of Total Voting Power (calculated as of the end of the particular fiscal quarter) to the Voting Power Percentage Ceiling (as defined in the next sentence). The “Voting Power Percentage Ceiling” initially shall equal 30.4% of Total Voting Power and thereafter shall be adjusted downward from time to time (such adjustments to be cumulative) to reflect the effect of the following events on the numerator and/or denominator in the calculation of the percentage of Total Voting Power: (i) Transfers of Voting-Enabled Securities by the Stockholder such that it no longer Beneficially Owns such Transferred securities, (ii) the Stockholder’s waiver or failure to exercise its rights to purchase Voting Securities pursuant to Section 1.3, (iii) the Stockholder’s waiver or failure to exercise its rights to purchase Rite Aid Common Stock pursuant to this Section 1.4, (iv) the conversion of shares of the Company’s convertible preferred stock outstanding as of the date of this Agreement or issued as pay-in-kind stock dividends with respect to such shares of convertible preferred stock or as further pay-in-kind stock dividends on such dividends and (v) the exercise of stock options and other compensatory arrangements referred to in Section 1.3(a)(iii) awarded prior to the date of this Agreement.

(c)   In the event that the Company disagrees with the Stockholder’s calculation of the Window Period Purchase Amount (including any disagreement with respect to the determination of the Voting Power Percentage Ceiling) the Company shall provide the Stockholder with written notice of such disagreement within five Business Days of the Company’s receipt of the Window Period Election Notice. The Stockholder’s purchase rights under this Section 1.4 shall not apply to any amount in dispute until such dispute is resolved. The Company and the Stockholder shall use good faith efforts to resolve any dispute over the calculation of the Window Period Purchase Amount within 10 Business Days of the Stockholder’s receipt of the Company’s notice of disagreement. If the Company and the Stockholder cannot resolve their dispute over the calculation of the Window Period Purchase Amount within such 10 Business Day period, the dispute shall be submitted to the Accountants (as defined in the Stock Purchase Agreement), whose determination shall be final and binding on the parties and the costs of which shall be shared equally between the Company and the Stockholder. The Accountants shall deliver to the Company and the Stockholder, as promptly as practicable, but no later than 10 Business Days after the Accountants are engaged, a written report setting forth their resolution and their calculation of the disputed items or amounts.

(d)   The Stockholder may make open market purchases of the number of shares of Rite Aid Common Stock equal to the Window Period Purchase Amount (subject to the resolution of any disputed amount pursuant to Section 1.4(c) above and subject to Section 1.4(f) below) pursuant to the following number of Window Periods (as defined in Section 1.4(h) below):

Number of Shares	Number of Window Periods
Up to 8 million	1
More than 8 million but not more than 16 million	2
More than 16 million but not more than 24 million	3
More than 24 million	4

commencing with the Window Period following the earnings release for the quarter to which the Window Period Election Notice relates (or such Window Period as immediately follows the date on which any pending dispute with respect to such Window Period Election Notice is resolved pursuant to Section 1.4(c)) and, in the event more than one Window Period is provided by this Section 1.4(d), those additional Window Periods immediately succeeding that first Window Period; provided, however, that in the event more than one Window Period is provided pursuant to the terms of this Section 1.4(d), subject to any roll over permitted pursuant to Section 1.4(f), such purchases must be allocated so that the first 8 million shares are purchased during the first Window Period, the second 8 million shares (or such lesser amount in excess of the first 8 million shares) are purchased during the second Window Period and the third 8 million shares (or such lesser amount in excess of the first 16 million shares) are purchased during the third Window Period; and provided, further, that in the event that any of those Window Periods are already the subject of current or future purchases as a result of a Window Period Election Notice relating to a prior period, the purchases resulting from the most recent Window Period Election Notice shall commence in the next Window Period not fully subject to the prior Window Period Election Notice and any immediately succeeding Window Periods, if applicable.

(e)   In the event that the Stockholder fails to purchase a number of shares of Rite Aid Common Stock equal to or greater than 95% of the full number of shares of Rite Aid Common Stock to be purchased during a particular Window Period, the applicable Window Period Election Notice shall be deemed to have been withdrawn and the right to purchase the additional shares of Rite Aid Common Stock that were the subject of such Window Period Election Notice shall be deemed to have been waived.

In addition, where one or more additional Window Period Election Notices were calculated on the basis that the shares to be purchased pursuant to a withdrawn Window Period Election Notice (whether withdrawn voluntarily or a deemed withdrawal) would have been purchased, the Window Period Purchase Amounts contained in such notices shall be recalculated to account for the withdrawal.

(f)    In the event that the Stockholder purchases a number of shares of Rite Aid Common Stock equal to or greater than 95% but less than 100% of the full number of shares of Rite Aid Common Stock to be purchased during a particular Window Period (such number of shares of Rite Aid Common Stock equaling the difference between the full number of shares to be purchased during the Window Period and the amount actually purchased in such Window Period are referred to herein as the “Roll Over Shares”), the Stockholder shall be permitted to roll over to the immediately succeeding Window Period the right to purchase the Roll Over Shares; provided, however, that if the number of shares of Rite Aid Common Stock to be purchased during the succeeding Window Period pursuant to one or more Window Period Election Notices together with the Roll Over Shares would exceed 8 million shares, the number of shares in excess of 8 million shall be rolled over to the next Window Period in which such total amount does not exceed 8 million.

(g)   The Stockholder agrees and acknowledges that the Company may make any public disclosure, whether by filing with the Commission, press release or otherwise, that the Company reasonably believes it is required to make in accordance with Applicable Law, with respect to the receipt of a Window Period Election Notice and any matters related thereto, including any deemed withdrawal of such Window Period Election Notice pursuant to Section 1.4(e).

(h)   As used in this Agreement, “Window Period” means the period of time following the Company’s public release of quarterly earnings results that the Company’s directors and Section 16 officers are permitted to trade in the Company’s securities pursuant to the Company’s policies and procedures, as they may be amended from time to time, but shall exclude any such periods when the Company’s directors and Section 16 officers are subject to a lockup agreement or any other inability to purchase the Company’s securities due to the possession of material nonpublic information, Regulation M or any other rules or regulations of the Commission.

ARTICLE II

TRANSFER RESTRICTIONS

Section 2.1   General Transfer Restrictions.   The right of the Stockholder and its Affiliates to Transfer (as defined below in this Section 2.1) any Voting Securities Beneficially Owned is subject to the restrictions set forth in this Article II, and no Transfer of Voting Securities by the Stockholder or any of its Affiliates may be effected except in compliance with this Article II. Any attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of the Company. “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise), any Voting Securities or any interest in any Voting Securities. For purposes of this Agreement, the term Transfer shall include the transfer (including by way of sale, disposition or any other means) of an Affiliate of the Stockholder or the Stockholder’s interest in an Affiliate which Beneficially Owns Voting Securities. For purposes of clarity, it is agreed that if after any Transfer of Voting Securities an entity which is an Affiliate of the Stockholder would no longer be such an Affiliate, then prior to the consummation of such Transfer the Stockholder shall Transfer all Voting Securities owned by such Affiliate to another Affiliate that will remain an Affiliate of the

Stockholder after the Transfer. “Transferring”, “Transferee”, “Transferred” or similar words shall have correlative meanings to “Transfer.”

Section 2.2   Specific Restrictions on Transfer.

(a)   The Stockholder shall not, and shall not permit its Affiliates to, Transfer any Beneficially Owned Voting Securities; provided that the foregoing restriction shall not be applicable to Transfers:

(i)    pursuant to Rule 144 under the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission from time to time thereunder (the “Securities Act”) (regardless of whether the volume and manner of sale restrictions therein are otherwise applicable by law to the Stockholder or its applicable Affiliate);

(ii)   pursuant to (A) a firm commitment, underwritten distribution of Voting Securities to the public, registered under the Securities Act or (B) a privately negotiated offering of Voting Securities exempt from the registration requirements of the Securities Act; and with respect to either (A) or (B), in a manner calculated to achieve a “broad distribution” of such Voting Securities, which for purposes of this Section 2.2(a)(ii) means a distribution that, to the knowledge of the Stockholder after due inquiry, will not result in the acquisition of Voting Securities by any Person who after consummation of such offering would have Beneficial Ownership of Rite Aid Common Stock representing in the aggregate more than 5% of the outstanding shares of Rite Aid Common Stock and which distribution and the related inquiry are reasonably acceptable to the Company;

(iii)  to any Person, or Persons acting in a Group, who after consummation of such Transfer, to the knowledge of the Stockholder after due inquiry, would not have Beneficial Ownership in the aggregate of more than 5% of the outstanding shares of Rite Aid Common Stock;

(iv)  to the stockholders of the Stockholder in a pro-rata dividend, spin-off, distribution or similar recapitalization (a “Stockholder Pro Rata Distribution”); provided (A) that the Stockholder shall provide at least 20 Business Days prior written notice to the Company of its intention to effect such a Transfer, (B) the manner of the distribution shall be reasonably acceptable to the Company, (C) that any Voting Securities Transferred to any Coutu Stockholder shall be subject to and bound by the terms and conditions of, and shall enjoy for so long as any such Coutu Stockholder, either individually, together with its Affiliates or as a member of a Group with one or more Coutu Stockholders or their respective Affiliates, Beneficially Own Voting-Enabled Securities constituting 5% or more of the Total Voting Power (a “5% Spinoff Coutu Stockholder”) the governance and all other rights under, this Agreement as though such Person was the Stockholder (subject to Section 4.9 below) (but, for the avoidance of doubt, it being understood that the governance rights under this Agreement apply to each 5% Spinoff Coutu Stockholder that is a Group in the aggregate and to each 5% Spinoff Coutu Stockholder not part of such a Group individually and do not apply to each other individual Coutu Stockholder and, further, that the rights of all such 5% Spinoff Coutu Stockholders, in the aggregate, shall in no event exceed the rights that the Stockholder would have had if the Stockholder Pro Rata Distribution had not occurred) and (D) that any Voting Securities Transferred to any other stockholder of the Stockholder which is a Transferee in a Stockholder Pro Rata Distribution, which shall Beneficially Own more than 5% of the Total Voting Power after the Stockholder Pro Rata Distribution (a “5% Spinoff Stockholder” which, for purposes of clarity, shall not include a 5% Spinoff Coutu Stockholder), shall be subject to and bound by the terms and conditions of this Agreement as though it were the Stockholder and such Person shall execute a counterpart signature page to this Agreement stating that it agrees to be bound by the terms and conditions of this Agreement as though it were the Stockholder, but shall not receive any of the rights granted to the Stockholder under this Agreement (for purposes of clarity, the 5% Spinoff Stockholder shall not have any rights under Sections 1.3 (Stock Purchase Rights in a Preemptive Issuance), 1.4 (Other Stock Purchase Rights), 3.1 (Board Representation), 3.2 (Board Chairs; Management), 3.3 (Board

Committee Representation) and 3.4 (Vote Required for Board Action) of this Agreement); provided, further, that each 5% Spinoff Coutu Stockholder shall notify the Company in writing of a single Person (the “Representative”) which shall be the authorized representative to receive notices and take actions on behalf of such 5% Spinoff Coutu Stockholder, and any rights under this Agreement may be exercised only by such Representative for the Group and not with respect to each individual Person comprising the Group; and provided, further, that any Group that would otherwise have rights hereunder shall forfeit such rights in the event such Group fails to timely file a Schedule 13D (or any successor filing) with the Commission, to the extent required by the Exchange Act, disclosing the formation or existence of such Group;

(v)    to a financial institution generally in the commercial lending business (a “Lender”) to which the Stockholder or any of its Affiliates pledges, encumbers or hypothecates any Voting Securities or any interest in any Voting Securities to secure bona fide recourse borrowings effected in good faith so long as: (A) the Stockholder or any such Affiliate notifies the Company of its intention to enter into such pledge, encumbrance or hypothecation at least ten Business Days prior thereto, (B) such Lender is not granted any voting rights with respect to the Voting Securities prior to any foreclosure, (C) the Lender agrees in writing with the Stockholder or any such Affiliate in an agreement that expressly provides that (x) the Company is a party to such agreement, entitled to enforce such agreement directly against the Lender, (y) such agreement cannot be amended or modified in any manner which adversely affects the Company without the written consent of the Company, and (z) the Lender shall not receive any of the rights granted to the Stockholder or any such Affiliate under this Agreement (for purposes of clarity, the Lender shall not have any rights under Sections 1.3 (Stock Purchase Rights in a Preemptive Issuance), 1.4 (Other Stock Purchase Rights), 3.1 (Board Representation), 3.2 (Board Chairs; Management), 3.3 (Board Committee Representation) and 3.4 (Vote Required for Board Action) of this Agreement); or

(vi)  to one or more 100% (directly or indirectly) owned Affiliates of the Stockholder, or in the event of a Stockholder Pro Rata Distribution, to one or more 100% (directly or indirectly) owned Affiliates of a Coutu Stockholder.

(b)   If the Stockholder and/or any of its Affiliates wishes or is required to Transfer an amount of Voting Securities constituting more than 5% of the outstanding shares of Rite Aid Common Stock (other than Transfers pursuant to Section 2.2(a)(iv)), the Stockholder shall coordinate with the Company regarding optimizing the manner of distribution and sale of such shares, including whether such sale should occur through an underwritten offering, and shall cooperate in the marketing of any such offering.

(c)   In the event any shares of Rite Aid Common Stock are Transferred to one or more 100% (directly or indirectly) owned Affiliates of the Stockholder or a 5% Spinoff Coutu Stockholder, as applicable, in a manner permitted by this Agreement, the Stockholder or the 5% Spinoff Coutu Stockholder, as applicable, will notify the Company in writing of a Representative which shall be the authorized representative to receive notices and take all actions on behalf of the Stockholder or the 5% Spinoff Coutu Stockholder, as applicable, and/or its 100% owned (directly or indirectly) Affiliates which Beneficially Own Rite Aid Common Stock.

(d)   The Stockholder shall not, and shall not permit its Affiliates to, directly or indirectly, loan or permit to be loaned any of the Beneficially Owned Voting Securities or any voting rights therein.

(e)   The Stockholder shall not, and shall not permit its Affiliates to, directly or indirectly, effect any Transfer of economic rights in Voting Securities without Transferring the voting rights associated with such Voting Securities or effect any Transfer of voting rights in Voting Securities without Transferring the economic rights associated with Voting Securities, except in connection with ordinary hedging transactions, including collars, caps, floors or other similar transactions intended to limit the risk of adverse price movement in the Voting Securities, entered into in good faith and not intended for the purpose of circumventing the provisions of this Section 2.2(e).

(f)    Prior to the Transfer of any Voting Securities to any Affiliate of the Stockholder, any Coutu Stockholders, any Affiliate of a Coutu Stockholder, or any 5% Spinoff Stockholder otherwise permitted by this Agreement, such Transferee shall execute a counterpart signature page to this Agreement stating that (A) with respect to an Affiliate of the Stockholder, any Coutu Stockholder or any Affiliate of a Coutu Stockholder, it agrees to be bound by the terms of, and in the case of a 5% Spinoff Coutu Stockholder enjoy for so long as it remains a 5% Spinoff Coutu Stockholder the governance and all other rights under, this Agreement as though it was the Stockholder (but, for the avoidance of doubt, it being understood that the governance rights under this Agreement apply to each 5% Spinoff Coutu Stockholder that is a Group in the aggregate and to each such 5% Spinoff Coutu Stockholder not part of such a Group individually and do not apply to each other individual Coutu Stockholder and, further, that the rights of all such 5% Spinoff Coutu Stockholders, in the aggregate, shall in no event exceed the rights that the Stockholder would have had if the Stockholder Pro Rata Distribution had not occurred) and (B) with respect to the 5% Spinoff Stockholder, it agrees to be bound by the terms of this Agreement as though it was the Stockholder (except with respect to Sections 1.3, 1.4, 3.1, 3.2, 3.3 and 3.4 of this Agreement which shall be inapplicable to the 5% Spinoff Stockholder).

(g)   As used herein, “Coutu Stockholders” means any of the Family Members, any lineal descendants of any of the Family Members (together with the Family Members, the “Coutu Family”), any estate planning vehicle that is controlled by a member or members of the Coutu Family and any other Person that is controlled by a member or members of the Coutu Family, that becomes a holder of record of Voting Securities, for so long as it is both a holder of record of any Voting Securities and a member of the Coutu Family.

Section 2.3   Legend on Securities.

(a)   Each certificate representing Voting Securities Beneficially Owned by the Stockholder or its Affiliates and subject to the terms of this Agreement shall bear the following legend on the face thereof:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN A STOCKHOLDER AGREEMENT DATED AS OF AUGUST 23, 2006, BETWEEN RITE AID CORPORATION (THE “COMPANY”), THE JEAN COUTU GROUP (PJC) INC. AND CERTAIN OTHER PERSONS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “AGREEMENT”), COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

(b)   Upon any acquisition by the Stockholder or any of its Affiliates of additional Voting Securities, the Stockholder shall, or shall cause such Affiliate to, submit the certificates representing such Voting Securities to the Company so that the legend required by this Section 2.3 may be placed thereon (if not so endorsed upon issuance).

(c)   The Company shall make a notation on its records or give instructions to any transfer agents or registrars for the Voting Securities in order to implement the restrictions on Transfer set forth in this Agreement.

(d)   In connection with any Transfer of Voting Securities pursuant to this Agreement, the Transferring Person shall provide the Company with such customary certificates, opinions and other documents as the Company may reasonably request to assure that such Transfer complies fully with this Agreement and with applicable securities and other laws. In connection with a Transfer pursuant to Section 2.2(a), the Company shall remove such portion of the foregoing legend as is appropriate in the circumstances.

Section 2.4   Other Voting Securities.   In the event the Company declares a dividend or other distribution payable in Voting Securities, any Transfer of such Voting Securities by the Stockholder or its Affiliates shall be governed by this Article II (including the definition of Transfer contained in Section 2.1 and the legend requirements of Section 2.3).

ARTICLE III

CORPORATE GOVERNANCE

Section 3.1   Board Representation.

(a)   Upon the Closing, the Company shall increase the size of the Board by two Directors and cause the resignation of two Directors so that upon such increase and such resignations, (i) the Board shall consist of fourteen Directors and (ii) the Board shall appoint as Directors to fill the four vacancies André Belzile, Francois J. Coutu, Dennis Wood and Michel Coutu (each a “Stockholder Designee” and, together with any Directors that may be designated by the Stockholder pursuant to this Section 3.1, the “Stockholder Designees”) to serve as Directors in the class of Directors whose terms expire in 2007, 2008, 2008 and 2009, respectively. Based on information provided as of the date hereof, the Board has determined that André Belzile, Francois J. Coutu and Dennis Wood each qualify as an Independent Director. As used herein, “Independent Director” means any Director who is or would be an “independent director” with respect to the Company pursuant to Section 303A.02 of the New York Stock Exchange Listed Company Manual and Section l0A of the Exchange Act (or any successor provisions), in each case as amended from time to time.

(b)   From and after the Closing, provided that the Stockholder has not materially breached any of its obligations or covenants under this Agreement and subject to Section 3.1(d) below:

(i)    for so long as the Stockholder Beneficially Owns at least 25% of the Total Voting Power at the time of a meeting of the Board the agenda for which includes nominating a slate of Directors, the Stockholder shall have the right to designate such number of Stockholder Designees for nomination by the Board that, together with the Stockholder Designees serving in a class or classes of Directors whose terms are not expiring at the upcoming annual meeting of stockholders, results in a total of four Stockholder Designees, at least two of whom must qualify as Independent Directors, and the Board shall nominate and recommend such Stockholder Designees for election as Directors of the Company;

(ii)   for so long as the Stockholder holds at least 17.9% but less than 25% of the Total Voting Power at the time of a meeting of the Board the agenda for which includes nominating a slate of Directors, the Stockholder shall have the right to designate such number of Stockholder Designees for nomination by the Board that, together with the Stockholder Designees serving in a class or classes of Directors whose terms are not expiring at the upcoming annual meeting of stockholders, results in a total of three Stockholder Designees, at least one of whom must qualify as an Independent Director, and the Board shall nominate and recommend such Stockholder Designees for election as Directors of the Company;

(iii)  for so long as the Stockholder holds at least 10.7% but less than 17.9% of the Total Voting Power at the time of a meeting of the Board the agenda for which includes nominating a slate of

Directors, the Stockholder shall have the right to designate such number, if any, of Stockholder Designees for nomination by the Board that, together with the Stockholder Designees serving in a class or classes of Directors whose terms are not expiring at the upcoming annual meeting of stockholders, results in a total of two Stockholder Designees (neither of whom must qualify as an Independent Director), and the Board shall nominate and recommend such Stockholder Designees for election as Directors of the Company; provided that if the Company would not otherwise be in compliance with Section 303A.01 of the New York Stock Exchange Listed Company Manual with respect to a majority of directors qualifying as Independent Directors, one of the Stockholder Designees must qualify as an Independent Director; and

(iv)  for so long as the Stockholder holds at least 5% but less than 10.7% of the Total Voting Power at the time of a meeting of the Board the agenda for which includes nominating a slate of Directors, the Stockholder shall have the right to designate one Stockholder Designee (who need not qualify as an Independent Director) for nomination by the Board unless there is already one Stockholder Designee serving in a class of Directors whose term is not expiring at the upcoming annual meeting of stockholders, and, if applicable, the Board shall nominate and recommend such Stockholder Designee for election as a Director of the Company.

In every case, (x) each of the Stockholder Designees being nominated must be reasonably acceptable to the Nominating and Governance Committee of the Board (it being understood and agreed that the four persons identified in Section 3.1(a) are acceptable to the Nominating and Governance Committee of the Board) and (y) the Company will use its reasonable best efforts to cause the election of such Stockholder Designees as Directors of the Company; provided that such efforts will not require the Company to postpone its annual meeting of stockholders or take extraordinary solicitation efforts not taken with regard to the other nominees to the Board, including that the Company will not be obligated to pay extraordinary costs with regard to the election of such Stockholder Designees as Directors.

(c)   From and after the Closing, subject to Section 3.1(d) below:

(i)    if at any time the Stockholder does not hold at least 25% of the Total Voting Power, then the Stockholder shall cause one Stockholder Designee to immediately resign from the Board so that three Stockholder Designees shall remain, at least one of whom must qualify as an Independent Director;

(ii)   if at any time the Stockholder does not hold at least 17.9% of the Total Voting Power, then the Stockholder shall cause such number of Stockholder Designees to immediately resign from the Board so that two Stockholder Designees shall remain, neither of whom must qualify as an Independent Director; provided that if the resignation of such Stockholder Designees would cause the Company to not be in compliance with Section 303A.01 of the New York Stock Exchange Listed Company Manual with respect to a majority of directors qualifying as Independent Directors, one remaining Stockholder Designee must qualify as an Independent Director;

(iii)  if at any time the Stockholder does not hold at least 10.7% of the Total Voting Power, then the Stockholder shall cause such number of Stockholder Designees to immediately resign from the Board so that one Stockholder Designee shall remain, which Stockholder Designee need not qualify as an Independent Director; and

(iv)  if at any time the Stockholder does not hold at least 5% of the Total Voting Power, then the Stockholder shall cause all of the remaining Stockholder Designees to immediately resign from the Board.

In the event of a Stockholder Designee resignation pursuant to this Section 3.1(c), the resulting vacancy shall be filled by a Director appointed by the Nominating and Governance Committee of the Board to the extent the Board, in its discretion, determines to maintain the size of the Board and not reduce the Board size to the number of directors in office immediately following such a resignation. In the event that a

Stockholder Designee fails to deliver his or her prompt resignation as required pursuant to this Section 3.1(c), the parties hereto shall take all necessary action (and the Stockholder agrees to cooperate with the Company in taking such action) permitted by Applicable Law (as defined below) to cause such Stockholder Designee to be removed from the Board, including seeking equitable relief such as an injunction; provided that the Company shall be entitled to reimbursement by the Stockholder for all reasonable expenses incurred by the Company (legal or otherwise) in connection with the removal of such Stockholder Designee from the Board. For purposes of clarity, when and if the number of Stockholder Designees is reduced pursuant to this Section 3.1(c), such reduction shall be permanent and the number of Stockholder Designees thereafter shall not be increased up to any prior number of Stockholder Designees. As used herein, “Applicable Law” means any domestic or foreign federal or state statute, law, ordinance, rule, administrative code, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, ordinance, decision, guideline or other requirement (including those of the Commission) applicable to any of the parties to this Agreement or any of their respective Affiliates.

(d)   In the event that the Board determines, in its discretion, to increase or decrease the size of the Board from fourteen Directors during any period in which the Stockholder has the right to nominate at least one Director pursuant to this Section 3.1 and provided that the Stockholder has not materially breached any of its obligations or covenants under this Agreement, the Stockholder’s right to designate Stockholder Designees for nomination by the Board shall be adjusted such that the Stockholder shall be entitled to designate a number of Stockholder Designees equal to the Board Representation Percentage (as defined below in this Section 3.1(d)) multiplied by the new total number of Directors (including in this total any vacancies) on the Board (rounding to the nearest whole number of Directors). “Board Representation Percentage” means the number, expressed as a percentage, determined by dividing the number of Stockholder Designees the Stockholder was entitled to designate prior to the change in the size of the Board by the total number of Directors that comprised the full Board (including in this total any vacancies) prior to the change in the size of the Board. Subject to Applicable Law, in the event that at any time after the Closing, the number of Stockholder Designees designated by the Stockholder exceeds such number of Stockholder Designees entitled to be designated by the Stockholder pursuant to this Section 3.1(d), the Stockholder shall cause to promptly resign, and take all other action reasonably necessary to cause the prompt removal of, that number of Stockholder Designees as required to make the remaining number of Stockholder Designees conform to the number of Stockholder Designees that the Stockholder has the right to designate pursuant to this Section 3.1(d). In the event that a Stockholder Designee fails to deliver his or her prompt resignation, the parties hereto shall take all necessary action (and the Stockholder agrees to cooperate with the Company in taking such action) permitted by Applicable Law to cause such Stockholder Designee to be removed from the Board, including seeking equitable relief such as an injunction; provided that the Company shall be entitled to reimbursement by the Stockholder for all reasonable expenses incurred by the Company (legal or otherwise) in connection with the removal of such Stockholder Designee from the Board. In the event that the number of Stockholder Designees is reduced by operation of this Section 3.1(d), the number of those Stockholder Designees who must qualify as Independent Directors shall be determined as if the reduction in the number of Stockholder Designees was the result of a decrease in the number of Stockholder Designees pursuant to Section 3.1(c).

(e)   The Stockholder shall have the right to designate a replacement Stockholder Designee, who must be reasonably acceptable to the Nominating and Governance Committee of the Board, for a Stockholder Designee designated in accordance with this Section 3.1 at the expiration or termination of such Stockholder Designee’s term (provided, at such time, that the Stockholder retains the right to designate such a Stockholder Designee) or upon death, resignation, retirement, disqualification, removal from office or other cause; provided that such replacement Stockholder Designee satisfies the Independent Director requirements if the Stockholder Designee so replaced was required to satisfy such requirements. The

Board shall appoint or nominate, as the case may be, each Stockholder Designee so designated pursuant to this Section 3.1(e).

(f)    In the event any Stockholder Designee is required to submit his or her resignation to the Chairman of the Board for consideration by the Nominating and Governance Committee pursuant to the Board’s Policy on Majority Voting, the Nominating and Governance Committee makes a recommendation to the Board concerning the acceptance or rejection of such resignation and the Board decides to accept such Stockholder Designee’s resignation, then (i) the Board shall not reduce the size of the Board to eliminate the vacancy created thereby, (ii) the Stockholder shall have the right to designate a replacement Stockholder Designee and (iii) the Board and the Stockholder shall take such actions necessary to appoint such replacement Stockholder Designee as a Director to fill such vacancy; provided, however, that the replacement Stockholder Designee is reasonably acceptable to the Nominating and Governance Committee of the Board and the Stockholder Designee qualifies as an Independent Director if the Stockholder Designee so replaced was required to so qualify.

Section 3.2   Board Chairs; Management.

(a)   The parties hereby agree that: (i) upon the Closing, the Stockholder Designees shall elect one of the Stockholder Designees to become the Non-Executive Co-Chairman of the Board, which individual (or his or her successor elected by the Stockholder Designees at any time from and after the Closing and prior to the second anniversary of the Closing) shall serve as Non-Executive Co-Chairman for a period commencing upon the Closing and ending upon the second anniversary of the Closing (provided that the Stockholder retains the right to designate one or more Stockholder Designees during such two year period), with the duties as Non-Executive Co-Chairman specified in the Amended and Restated By-laws of the Company (as in effect immediately following the Closing, the “By-laws”, the form of which is attached as Exhibit 3.2 hereto); (ii) upon the Closing, the Directors of the Company who were Directors immediately prior to the Closing, shall elect a Chairman of the Board, which individual (or his or her successor) shall serve as Chairman for a period commencing upon the Closing and ending upon the second anniversary of the Closing, with the duties as Chairman specified in the By-laws; and (iii) from and after the second anniversary of the Closing, the full Board shall elect a Chairman of the Board as it determines in its discretion who shall have the duties and authority for the Chairman specified in the By-laws.

(b)   The parties hereby agree that upon the Closing, the Company shall take all actions reasonably necessary to cause Pierre Legault, the current Executive Vice President of the Stockholder, to become Senior Executive Vice President, Chief Administrative Officer of the Company, pursuant to the terms and conditions of such individual’s employment agreement with the Company with a term of not less than two years from the Closing.

(c)   The parties hereby agree that upon the Closing, Mary F. Sammons, the Company’s current Chief Executive Officer, shall remain as the Company’s Chief Executive Officer with any future successor to be named by the Board.

Section 3.3   Board Committee Representation.

(a)   Upon the Closing, the Company shall increase the size of the Executive Committee of the Board by one member and the Board shall appoint the Non-Executive Co-Chairman of the Board to the Executive Committee and shall continue to appoint such Non-Executive Co-Chairman (or his or her successor) to the Executive Committee for the duration of his or her term. Following the expiration of the term of the Non-Executive Co-Chairman of the Board, for so long as the Stockholder Beneficially Owns at least 25% of the Total Voting Power the Stockholder shall be entitled to designate a Stockholder Designee to the Executive Committee and the Board shall appoint such Stockholder Designee to the Executive Committee.

(b)   Upon the Closing, the Company shall increase the size of each of the Audit, Compensation, and Nominating and Governance Committees of the Board by one member and the Board shall appoint as members to fill the vacancies on each such committee one of the Stockholder Designees designated by the Stockholder; provided that a Stockholder Designee shall not be appointed to one or more committees of the Board if (i) the Stockholder Designee, or membership of such Stockholder Designee on a particular committee, is not reasonably acceptable to the Nominating and Governance Committee of the Board or (ii) counsel to the Company advises the Stockholder and the Company that the appointment of such Stockholder Designee to a committee of the Board would violate Applicable Law, any rule or regulation of a stock exchange on which the Rite Aid Common Stock is listed or the Company’s written “Corporate Governance Guidelines” and committee charters as in effect on the date hereof (with such amendments as are required by Applicable Law or approved by the affirmative vote of the Board); provided, further, that, subject to the foregoing, the Stockholder shall have the right to designate one of the other Stockholder Designees, if any, to be appointed to such committee. The obligation of the Board to appoint a Stockholder Designee to each such committee of the Board shall remain for so long as the Stockholder designates two Stockholder Designees pursuant to Section 3.1 who qualify as Independent Directors; provided that the Stockholder has not materially breached any of its obligations or covenants under this Agreement. In the event that only one Stockholder Designee qualifies as an Independent Director, such Stockholder Designee shall be appointed by the Board as a member of one of the three committees and one or more Stockholder Designees shall be provided “observer status” to attend committee meetings (subject to the committees meeting in executive session from time to time) of the two other committees on which the Stockholder Designee who qualifies as an Independent Director does not then serve; provided that the Stockholder has not materially breached any of its obligations or covenants under this Agreement.

Section 3.4   Vote Required for Board Action; Board Quorum.

(a)   Except as otherwise provided in this Section 3.4, any determination or other action of or by the Board (other than action by unanimous written consent in lieu of a meeting) shall require the affirmative vote or consent, at a meeting at which a quorum is present, of a majority of Directors present at such meeting.

(b)   For so long as the Stockholder Beneficially Owns more than 25% of the Total Voting Power, the Company shall not enter into or effectuate any of the following actions without the prior approval of at least two-thirds of all of the Directors then in office, at a meeting with respect to which such transaction was specifically described in a written notice of meeting duly provided to the Directors in accordance with the By-Laws (as may be amended, supplemented, restated or otherwise modified from time to time):

(i)    any increase in the number of shares of Capital Stock of the Company authorized in the Amended and Restated Certificate of Incorporation of the Company (as in effect immediately following the Closing and as may be amended, supplemented, restated or otherwise modified from time to time thereafter, the “Certificate of Incorporation”);

(ii)   any issuance of equity securities of the Company in one transaction or a series of related transactions that would result in the issuance of Capital Stock of the Company constituting more than 20% of the Total Voting Power outstanding following such issuance;

(iii)  (x) any merger, reorganization, recapitalization requiring approval of the holders of Rite Aid Common Stock, consolidation or similar business combination involving the Company or (y) any merger, reorganization, recapitalization, consolidation or similar business combination involving any subsidiary of the Company and requiring approval of the holders of Rite Aid Common Stock;

(iv)  any sale of assets by the Company, in one or a series of related transactions in any twelve-month period, other than sales of inventory in the ordinary course of business, with a fair market value constituting in excess of 20% of the Company’s consolidated total assets as of the date of the

Company’s most recent regularly prepared balance sheet or in excess of 20% of the Company’s annualized consolidated revenues for the Company’s immediately preceding fiscal year;

(v)    any filing by the Company of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other Federal or state insolvency law, or the Company’s filing an answer consenting to or acquiescing in any such petition, or the making by the Company of any general assignment for the benefit of its creditors of all or substantially all of the Company’s assets; and

(vi)  any amendment of the Company’s Certificate of Incorporation or By-laws that adversely affects the rights of the Stockholder.

Section 3.5   Voting Arrangements.

(a)   The Stockholder shall, and shall cause any of its Affiliates to, vote or act by written consent with respect to, all of the shares of the Voting-Enabled Securities Beneficially Owned by the Stockholder and its Affiliates in favor of each matter required to effectuate any provision of this Agreement and against any matter the approval of which would be inconsistent with any provision of this Agreement.

(b)   For each election of Directors occurring after the Closing through and including the election of Directors at the annual stockholder meeting of the Company to be held in 2011, the Stockholder shall, and shall cause any of its Affiliates to, vote all Voting-Enabled Securities Beneficially Owned by the Stockholder and its Affiliates for each of the Director nominees recommended by the Board; provided that the Company is in material compliance with its obligations pursuant to Section 3.1.

(c)   For each election of Directors occurring after the annual stockholder meeting of the Company to be held in 2011, the Stockholder shall, and shall cause any of its Affiliates to, vote all Voting-Enabled Securities Beneficially Owned by the Stockholder and its Affiliates, in the sole discretion of the Stockholder, either (i) for each of the Director nominees recommended by the Board or, alternatively, (ii) for each of the Director nominees recommended by the Board and for the Director nominees recommended by other Persons in the same proportion as the votes cast by all other holders of Voting-Enabled Securities for such Director nominees (provided that the Company is in material compliance with its obligations pursuant to Section 3.1), and, in any case, for each Stockholder Designee.

(d)   The Stockholder shall be, and shall cause each of its Affiliates who hold Voting-Enabled Securities to be, present in person or represented by proxy at all meetings of securityholders of the Company at which Directors are to be elected to the extent necessary so that all Voting-Enabled Securities Beneficially Owned by the Stockholder and its Affiliates shall be counted as present for the purpose of determining the presence of a quorum at such meeting and to vote such shares in accordance with this Section 3.5.

(e)   Except as expressly set forth in this Agreement with respect to voting for the election of Directors, nothing in this Agreement shall limit the ability of the Stockholder or any of its Affiliates from voting any Voting Securities over which it has voting authority in such manner as it may determine in its sole discretion.

ARTICLE IV

MISCELLANEOUS

Section 4.1   Conflicting Agreements.   Each party represents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

Section 4.2   Termination.   Except as otherwise expressly provided in this Agreement, this Agreement shall terminate upon the conclusion of the Standstill Period. Nothing in this Section 4.2 shall be deemed to release any party from any liability for any willful and material breach of this Agreement occurring prior to the termination hereof or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

Section 4.3   Representations of the Company.   The Company hereby represents and warrants to the Stockholder that (i) this Agreement has been duly and validly authorized by the Company and all necessary and appropriate action has been taken by the Company to execute and deliver this Agreement and to perform its obligations hereunder and (ii) this Agreement has been duly and validly executed and delivered by the Company and assuming the due authorization and valid execution and delivery by the other parties hereto, this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

Section 4.4   Representations of the Stockholder.   The Stockholder hereby represents and warrants to the Company that (i) this Agreement has been duly and validly authorized by the Stockholder and all necessary and appropriate action has been taken by the Stockholder to execute and deliver this Agreement and to perform its obligations hereunder and (ii) this Agreement has been duly and validly executed and delivered by the Stockholder and assuming the due authorization and valid execution and delivery by the other parties hereto, this Agreement is a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

Section 4.5   Representations of the Family Members.   Each Family Member, individually and not jointly, hereby represents and warrants to the Company that (i) such Family Member has full legal capacity to execute and deliver this Agreement and to perform his or her obligations hereunder and (ii) assuming the due authorization and valid execution and delivery by the other parties hereto, this Agreement is a valid and binding obligation of such Family Member, enforceable against such Family Member in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

Section 4.6   Ownership Information.   For purposes of this Agreement, all determinations of the amount of outstanding Rite Aid Common Stock, Voting-Enabled Securities or Voting Securities shall be based on information set forth in the most recent quarterly or annual report, and any current report subsequent thereto, filed by the Company with the Commission, unless the Company shall have updated such information by delivery of written notice to the Stockholder (including any written notice pursuant to Section 1.4(b)).

Section 4.7   Adjustments to Prevent Dilution.   In the event of any reclassification, stock split (including a reverse split), stock dividend, reorganization, recapitalization or similar event affecting Rite Aid Common Stock, the number of shares of Rite Aid Common Stock used in all formulae herein will be adjusted appropriately to provide to the parties the same substantive effect as contemplated by this Agreement prior to such event.

Section 4.8   Savings Clause.   No provision of this Agreement shall be construed to require any party or its Affiliates to take any action that would violate any Applicable Law.

Section 4.9   Amendment and Waiver.   Except as otherwise provided herein, this Agreement may not be amended except by an instrument in writing signed on behalf of the Company and the Stockholder;

provided, however, that, in the event of a Stockholder Pro Rata Distribution, at such time as Family Members and their Affiliates comprise a Group Beneficially Owning more than 5% of the Total Voting Power and having rights under this Agreement, any amendment to this Agreement shall be effective only if signed on behalf of such Group by its Representative. No modification, amendment or waiver of any provision of this Agreement, and no giving of any consent provided for hereunder, shall be effective unless such modification, amendment, waiver or consent is approved by a majority of the Directors not including the Stockholder Designees. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 4.10   Severability.   If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 4.11   Entire Agreement.   Except as otherwise expressly set forth herein, this Agreement, the Stock Purchase Agreement and the Registration Rights Agreement (as defined in the Stock Purchase Agreement), together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto or delivered in connection herewith or therewith, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way. Without limiting the generality of the foregoing, to the extent that any of the terms hereof are inconsistent with the rights or obligations of the Stockholder under any other agreement with the Company, the terms of this Agreement shall govern.

Section 4.12   Successors and Assigns.   Except as expressly provided in and in accordance with Section 2.1 and Section 2.2, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties (which, in the case of the Company’s consent, shall require approval of a majority of the Directors not including the Stockholder Designees), and any attempt to make any such assignment without such consent shall be null and void; provided that an assignment by the Company shall require the consent of the Stockholder only and not of the Family Members. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors (including any executor or administrator of a party’s estate) and permitted assigns.

Section 4.13   Counterparts.   This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 4.14   Remedies.

(a)   Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b)   All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 4.15   Notices.   All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

If to the Company:

Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA 17011
Facsimile: (717) 760-7867
Attention:  Robert B. Sari

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Facsimile: (212) 735-2000
Attention:   Nancy A. Lieberman
                    Marc S. Gerber

If to the Stockholder:

The Jean Coutu Group (PJC) Inc.
530, Bériault Street
Longueuil QC
J4G 1S8 Canada
Facsimile: (450) 646-6686
Attention:  Kim Lachapelle

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP
Times Square Tower
Seven Times Square
New York, New York 10036
Facsimile: (212) 326-2061
Attention:  Spencer D. Klein

If to any of the Family Members:

c/o The Jean Coutu Group (PJC) Inc.
530, Bériault Street
Longueuil QC
J4G 1S8 Canada
Facsimile: (450) 646-6686
Attention:  Kim Lachapelle

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP
Times Square Tower
Seven Times Square
New York, New York 10036
Facsimile: (212) 326-2061
Attention:  Spencer D. Klein

All such notices or communications shall be deemed to have been delivered and received: (a) if delivered in person, on the day of such delivery, (b) if by facsimile, on the day on which such facsimile was sent, provided that an appropriate electronic confirmation or answerback is received, or (c) if by a recognized next day courier service, on the first Business Day following the date of dispatch. Each notice, written communication, certificate, instrument and other document required to be delivered under this Agreement shall be in the English language, except to the extent that such notice, written communication, certificate, instrument and other document is required by Applicable Law to be in a language other than English.

Section 4.16   Governing Law.   THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT JURISDICTION, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW RULES THEREOF.

Section 4.17   Consent to Jurisdiction.

(a)   Each party to this Agreement, by its execution hereof, hereby:

(i)    irrevocably and unconditionally submits to the exclusive jurisdiction in the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware, for the purpose of any and all actions, suits or proceedings arising in whole or in part out of, related to, based upon or in connection with this Agreement or the subject matter hereof;

(ii)   waives to the extent not prohibited by Applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and

(iii)  agrees not to commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of forum non conveniens or otherwise.

(b)   The Stockholder and the Family Members hereby irrevocably and unconditionally designate, appoint, and empower The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, as their respective designee, appointee and agent to receive, accept and acknowledge for and on their behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Stockholder or the Family Members in any such United States federal or state court with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Stockholder and the Family Members agree to designate a new designee, appointee and agent in the State of Delaware on the terms and for the purposes of this Section 4.17 reasonably satisfactory to the Company. The Stockholder and Family Members further hereby irrevocably consent and agree to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Stockholder or the Family Members by serving a copy thereof upon the relevant agent for service of process referred to in this Section 4.17 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by sending copies thereof by a recognized next day courier service to the Stockholder or the Family Members, as applicable, at their address specified in or designated pursuant to this Agreement. The Stockholder and the Family Members agree that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Section 4.18   Interpretation.   The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

Section 4.19   Methodology for Calculations.   For purposes of calculating the number of outstanding shares of Rite Aid Common Stock, Voting-Enabled Securities or Voting Securities and the number of shares of Rite Aid Common Stock, Voting-Enabled Securities or Voting Securities Beneficially Owned by any Person as of any date, any shares of Rite Aid Common Stock, Voting-Enabled Securities or Voting Securities held in the Company’s treasury or belonging to any subsidiaries of the Company which are not entitled to be voted or counted for purposes of determining the presence of a quorum pursuant to Section 160(c) of the Delaware General Corporation Law (or any successor statute) shall be disregarded.

Section 4.20   Effectiveness.   This Agreement shall become effective upon the Closing and prior thereto shall be of no force or effect. If the Stock Purchase Agreement shall be terminated in accordance with its terms prior to the Closing, this Agreement and any actions or agreements contemplated hereby shall automatically be terminated and of no force or effect.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Agreement as of the date first written above.

RITE AID CORPORATION
By:	/s/ ROBERT B. SARI
	Name:	Robert B. Sari
	Title:	Executive Vice President and General Counsel
THE JEAN COUTU GROUP (PJC) INC.
By:	/s/ JEAN COUTU
	Name:	Jean Coutu
	Title:	Chairman of the Board, President and Chief Executive Officer
JEAN COUTU
/s/ JEAN COUTU
MARCELLE COUTU
/s/ MARCELLE COUTU
FRANCOIS J. COUTU
/s/ FRANCOIS J. COUTU
MICHEL COUTU
/s/ MICHEL COUTU
LOUIS COUTU
/s/ LOUIS COUTU
SYLVIE COUTU
/s/ SYLVIE COUTU
MARIE-JOSÉE COUTU
/s/ MARIE-JOSÉE COUTU

Appendix C

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

by and between

Rite Aid Corporation

and

The Jean Coutu Group (PJC) Inc.

Dated as of August 23, 2006

TABLE OF CONTENTS

1.	DEMAND REGISTRATIONS	C-1
2.	PIGGYBACK REGISTRATIONS	C-4
3.	OTHER REGISTRATIONS	C-6
4.	SELECTION OF UNDERWRITERS	C-6
5.	HOLDBACK AGREEMENTS	C-6
6.	PROCEDURES	C-6
7.	REGISTRATION EXPENSES	C-9
8.	INDEMNIFICATION	C-10
9.	RULE 144	C-11
10.	TRANSFER OF REGISTRATION RIGHTS	C-12
11.	MISCELLANEOUS	C-12
12.	STOCKHOLDER PRO RATA DISTRIBUTION	C-15
13.	EFFECTIVENESS	C-16

C-i

Index of Defined Terms

5% Spinoff Coutu Stockholder	C-15
Additional Preemptive Securities Purchase	C-3
Affiliate	C-1
Agreement	C-1
Beneficial Ownership	C-16
Blackout Period	C-9
Business Day	C-5
Closing	C-5
Company	C-1
control	C-1
controlled by	C-1
Coutu Stockholder	C-16
Demand Registration	C-1
Demand Registration Statement	C-1
Exchange Act	C-6
Family Member	C-16
Green	C-5
Group	C-16
Investor	C-1
Lender	C-12
LGP Registration Rights Agreement	C-6
Liabilities	C-10
Liability	C-10
Person	C-1
Piggyback Registration	C-4
Piggyback Registration Statement	C-4
Preemptive Securities	C-3
Prospectus	C-3
Registrable Securities	C-3
Registration Expenses	C-9
Registration Statement	C-4
Representative	C-6
Rite Aid Common Stock	C-3
Rule 144	C-4
SEC	C-4
Securities Act	C-4
Stock Consideration	C-4
Stock Purchase Agreement	C-4
Stockholder Agreement	C-4
Stockholder Pro Rata Distribution	C-15
Suspension Notice	C-9
Total Voting Power	C-16
under common control with	C-1
underwritten registration or underwritten offering	C-4

C-ii

REGISTRATION RIGHTS AGREEMENT dated as of August 23, 2006, by and between Rite Aid Corporation, a Delaware corporation (the “Company”, which term includes any other Person (as defined below) referred to in the second sentence of Section 11(c) hereof), and The Jean Coutu Group (PJC) Inc., a Québec corporation (the “Investor”, which term includes any 100% owned (directly or indirectly) Affiliates (as defined below), Lenders hereby permitted by Section 10 of this Agreement and each 5% Spinoff Coutu Stockholder (as defined in Section 12(a))).

“Affiliate” means with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.

“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Person” means any individual, corporation, limited liability company, limited or general partnership, association, joint-stock company, trust, unincorporated organization, other entity, or government or any agency or political subdivision thereof.

In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1.                 Demand Registrations.

(a)   Right to Request Registration.   At any time after the Company files with the SEC (as defined in Section 1(n) below) its Annual Report on Form 10-K for its fiscal year ended March 3, 2007, the Investor (including a Lender permitted by Section 10 of this Agreement, a 5% Spinoff Coutu Stockholder, or a combination thereof) may, by written notice to the Company, request an underwritten registration (as defined in Section 1(s) below) under the Securities Act (as defined in Section 1(o) below) of all or part of the Registrable Securities (as defined in Section 1(k) below); provided that either (A) the reasonably anticipated aggregate offering price to the public of such public offering, net of underwriting discounts and commissions, would exceed $100 million or (B) the underwritten registration is for shares representing at least 25% of the Registrable Securities outstanding at that time (a “Demand Registration”).

(b)   Demand Registration Statement.   The Company shall use its reasonable best efforts to file, as soon as reasonably practicable, after the Company’s receipt of any request for a Demand Registration, in its sole discretion, either (i) a shelf registration statement on Form S-3 or such other form under the Securities Act then available to the Company, registering for resale such number of shares of Registrable Securities as the Investor(s) have requested to be included in the Demand Registration and have such shelf registration statement declared effective as soon as reasonably practicable after receiving a request for a Demand Registration, or (ii) a prospectus supplement covering such number of shares of Registrable Securities as requested by the Investor(s) to be included in the Demand Registration; provided, in the case of clause (ii), that the Company has previously filed and there remains effective a shelf registration statement on Form S-3 or any successor form thereto then available to the Company that permits the Demand Registration without the filing of a new registration statement.  Such registration statement referred to in clause (i) and (ii) above (including the Prospectus (as defined in Section 1(j) below), amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement) is hereinafter referred to as a “Demand Registration Statement.”

(c)   Number of Demand Registrations.  The Investor(s) shall be entitled to request an aggregate of six Demand Registrations pursuant to Section 1(a) hereof.  A registration shall not count as one of the six permitted Demand Registrations (i) until (A) the related Demand Registration Statement has become effective by the SEC in the case of Section 1(b)(i) above, or (B) the filing of the prospectus supplement contemplated in the case of Section 1(b)(ii) above, and (ii) unless the Demand Registration Statement remains effective for the periods set forth in Section 1(f) herein.  The Company will not be obligated to effect a Demand Registration more than once in any six-month period.  For the avoidance of doubt, the Company shall not be obligated to effect more than six Demand Registrations, whether such Demand Registrations are requested by the original Investor, Lenders permitted by Section 10 of this Agreement, one or more 5% Spinoff Coutu Stockholders, or a combination thereof.

(d)   Priority on Demand Registrations.  The Company and other holders of equity securities of the Company shall have the right to participate in and include any equity securities of the Company in any Demand Registration, subject to the priority provisions set forth in this Section 1(d).  If the managing underwriter of any Demand Registration shall advise the Company that in its reasonable opinion the number of equity securities requested to be included in such Demand Registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such equity securities can be sold, then the Company shall include in such Demand Registration the maximum number of shares of equity securities that such underwriter or agent, as applicable, advises can be so sold without having such adverse effect, allocated (i) first, to Registrable Securities requested by the Investor(s) to be included in such Demand Registration allocated among such requesting Investor(s) on a pro rata basis or in such other manner as they may agree, and (ii) second, among all shares of equity securities of the Company requested to be included in such Demand Registration by any other Persons (including securities to be sold for the account of the Company) allocated among such Persons on a pro rata basis or in such manner as they may agree.

(e)   Restrictions on Demand Registrations.  The Company may postpone the filing or the effectiveness of a Demand Registration Statement, including any prospectus supplement contemplated in the case of Section 1(b)(ii) above, for a reasonable length of time, not to exceed 100 days in any 12-month period; provided, however, that such period may be extended up to 180 days in any 12-month period if the Company’s directors and executive officers are restricted from selling the Company’s securities during such additional period (other than pursuant to a preexisting 10b5-1 plan) (i) if, based on the good faith judgment of the Company’s Board of Directors, such postponement is necessary in order to avoid premature disclosure of a matter the Company’s Board of Directors has determined would not be in the best interest of the Company to be disclosed at such time, (ii) if the Company cannot obtain, after using its reasonable best efforts, financial information (or information used to prepare such information) from any third party necessary for inclusion in such Demand Registration Statement, including any prospectus supplement contemplated in the case of Section 1(b)(ii) above, or (iii) would materially interfere with a material financing, merger, sale or acquisition of assets, recapitalization or other similar corporate action of the Company that is pending or expected by the Company to occur or be announced during the delay period; provided, however, that the Investor(s) requesting such Demand Registration Statement, including any prospectus supplement contemplated in the case of Section 1(b)(ii) above, shall be entitled, at any time after receiving notice of such postponement and before such Demand Registration Statement becomes effective, or the filing of the prospectus supplement in the case of Section 1(b)(ii) above, to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations.  The Company shall provide notice to the requesting Investor(s) of (i) any postponement of the filing or effectiveness of a Demand Registration Statement, including any prospectus supplement contemplated in the case of Section 1(b)(ii) above, pursuant to this Section 1(e), (ii) the Company’s decision to file or seek effectiveness of such Demand Registration Statement, including any prospectus supplement contemplated in the case of Section 1(b)(ii) above, following such postponement and (iii) the effectiveness of such Demand Registration Statement, or the filing of a prospectus supplement in the case of Section 1(b)(ii) above, following such postponement.  The Company may defer the filing or effectiveness of a Demand Registration Statement, including any prospectus supplement contemplated in the case of Section 1(b)(ii) hereof, pursuant to this Section 1(e) no more than two times in any 12-month period.  In addition, the Company shall not be obligated to effect, or to take any action to effect, any Demand Registration pursuant to this Section 1 during the period starting with the date 60 days prior to the Company’s good faith estimate of the date of filing of, and ending six months after the effective date of, a registration statement subject to Section 2 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

(f)    Effective Period of Demand Registrations.  After any Demand Registration filed pursuant to this Agreement has become effective or a prospectus supplement contemplated in the case of Section 1(b)(ii) hereof has been filed, the Company shall use its reasonable best efforts to keep such Demand Registration Statement continuously effective for a period of at least 90 days from the date on which the SEC declares such Demand Registration Statement effective in the case of Section 1(b)(i) or from the date of filing of the prospectus supplement contemplated in the case of Section 1(b)(ii) hereof, as applicable (plus the duration of any Blackout Period (as defined in Section 6 below)), or such shorter period that shall terminate when all of the Registrable Securities covered by such Demand Registration Statement have been sold pursuant to such Demand Registration Statement in accordance with the plan of distribution set forth therein.

(g)   “Additional Preemptive Securities Purchase” has the meaning set forth in Section 1.3 of the Stockholder Agreement.

(h)   “Rite Aid Common Stock” means the shares of common stock, par value $1.00 per share, of the Company.

(i)    “Preemptive Securities has the meaning set forth in Section 1.3 of the Stockholder Agreement.

(j)    “Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

(k)   “Registrable Securities” means (i) any shares of Rite Aid Common Stock issued as Stock Consideration, (ii) any Preemptive Securities purchased by the Investor pursuant to an Additional Preemptive Securities Purchase that were not issued pursuant to an effective registration statement or are not subject to another registration rights agreement, (iii) any Rite Aid Common Stock purchased by the Investor pursuant to Section 1.4 of the Stockholder Agreement and (iv) any other security into or for which the Rite Aid Common Stock or the Preemptive Securities referred to in clause (i), (ii) or (iii) has been converted, substituted or exchanged, and any security issued or issuable with respect thereto, in each case, upon any Company stock dividend or stock split or in connection with a Company combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization.

As  to any Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement registering such Registrable Securities under the Securities Act has been declared or becomes effective and such shares of Registrable Securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement, (ii) such Registrable Securities are sold pursuant to Rule 144 under circumstances in which any legend borne by such shares of Registrable Securities relating to restrictions on the transferability thereof, under the Securities Act or otherwise, is removed by the Company, (iii) such Registrable Securities are eligible to be sold pursuant to paragraph (k) of Rule 144, (iv) such Registrable Securities shall cease to be outstanding, or (v) such Registrable Securities are transferred to any (a) Person that is not a 100% owned (directly or indirectly) Affiliate of the Investor or such Person ceases to be a 100% owned (directly or indirectly) Affiliate of the Investor or a

Person, (b) Person that is not a permissible transferee pursuant to this Agreement, or (c) Person in a Stockholder Pro Rata Distribution that is not a 5% Spinoff Coutu Stockholder or such Person ceases to be a 5% Spinoff Coutu Stockholder.

(l)    “Registration Statement” means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

(m)  “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

(n)   “SEC” means the Securities and Exchange Commission.

(o)   “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

(p)   “Stock Consideration” means the shares of Rite Aid Common Stock issued to the Investor pursuant to the Stock Purchase Agreement.

(q)   “Stockholder Agreement” means that certain Stockholder Agreement dated as of the date hereof, between the Company, the Investor and certain other persons.

(r)    “Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated as of the date hereof, between the Company and the Investor.

(s)    “underwritten registration or underwritten offering” means an offering in which securities of the Company are sold to one or more underwriters (as defined in Section 2(a)(ii) of the Securities Act) for resale to the public.  For clarity purposes, an underwritten registration shall not include the filing of a registration statement to offer securities on a delayed or continuous basis pursuant to Rule 415 (or any successor rule) pursuant to the Securities Act.

2.                 Piggyback Registrations.

(a)   Right to Piggyback.  At any time after the Closing (as defined in Section 2(f) below), whenever the Company proposes to publicly sell in an underwritten offering (as defined in Section 1(s)) or register for sale any of its equity securities in an underwritten registration (as defined in Section 1(s)) pursuant to a registration statement (a “Piggyback Registration Statement”) under the Securities Act (other than a registration statement on Form S-8 or Form S-4, or, in each case, pursuant to any similar successor forms thereto), whether for its own account or for the account of one or more securityholders of the Company (a “Piggyback Registration”), the Company shall give written notice to the Investor at least ten Business Days (or if such notice period is not practicable under the circumstances, the Company shall use reasonable best efforts to provide the maximum prior written notice as is reasonably practicable under the circumstances) prior to the initial filing of such Piggyback Registration Statement or the date of the commencement of any such offering of its intention to effect such sale or registration and, subject to Sections 2(b) and 2(c) hereof, shall include in such Piggyback Registration Statement all Registrable Securities of the same class of the securities that are being registered and that are the subject of the offering with respect to which the Company has received a written request from the Investor for inclusion therein within five Business Days (as defined in Section 2(e) below) after the date of the Company’s notice (or such shorter period if the Company provides less than 6 Business Days notice as described in the parenthetical above).  The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion, without prejudice to the Investor’s right to immediately request a Demand Registration hereunder.  The Investor’s right to participate in any Piggyback Registration shall be conditioned on the Investor entering into an underwriting agreement in customary form and acting in accordance with the terms and conditions thereof.  Notwithstanding anything to the contrary contained herein, no 5% Spinoff Coutu Stockholder is entitled to any rights under this Section 2.

(b)   Priority on Primary Registrations.  If a Piggyback Registration is initiated as an underwritten primary registration on behalf of the Company, and the managing underwriter advises the Company that in its reasonable opinion the number of equity securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such equity securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such adverse effect, allocated (i) first, to the equity securities the Company proposes to sell, (ii) second, between other equity securities (of the same class of the securities being registered and that are the subject of the offering) requested to be included in such Piggyback Registration by the Investor and Green Equity Investors III, LP (“Green”), pro rata among the Investor and Green on the basis of the percentage of the then outstanding shares requested to be registered by them or on such basis as Green and the Investor may agree among themselves and the Company and (iii) third, among other equity securities (of the same class of the securities being registered and that are the subject of the offering) requested to be included in such Piggyback Registration by other security holders of the Company (other than the Investor and Green), pro rata among such holder(s) on the basis of the percentage of the then outstanding shares requested to be registered by them or on such basis as such holder(s) may agree among themselves and the Company.

(c)   Priority on Secondary Registrations.  If a Piggyback Registration is initiated as a secondary underwritten registration on behalf of a holder of the Company’s securities other than the Investor, and the managing underwriter advises the Company that in its reasonable opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such adverse effect, allocated (i) first, to the securities requested to be included therein by the holder(s) requesting such registration, (ii) second, among other equity securities (of the same class of the securities being registered and that are the subject of the offering) requested to be included in such Piggyback Registration by the Investor and Green (provided that Green is not the requesting holder), pro rata among the Investor and Green on the basis of the percentage of the then outstanding shares requested to be registered by them or on such basis as Green and the Investor may agree among themselves and the Company (iii) third, among other equity securities (of the same class of the securities being registered and that are the subject of the offering) requested to be included in such registration by other security holders of the Company (other than the Investor and Green) and the Company, pro rata among such holder(s) and the Company on the basis of the percentage of the then outstanding shares requested to be registered by them or on such basis as such holder(s) may agree among themselves and the Company.

(d)   Conflicts with LGP Registration Rights Agreement.  Notwithstanding anything to the contrary contained in this Section 2, to the extent the provisions of this Section 2 conflict with the terms of the LGP Registration Rights Agreement (as defined in Section 2(g) below), the terms of the LGP Registration Rights Agreement will control.  Section 2.2(b) of the LGP Registration Rights Agreement prohibits holders of the Company’s securities from having piggyback registration rights on underwritten takedowns on a shelf registration statement filed pursuant to Section 2.1(d) of the LGP Registration Rights Agreement.

(e)   “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

(f)    “Closing” has the meaning set forth in the second “Whereas” clause to the Stockholder Agreement.

(g)   “LGP Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement dated as of January 31, 2005, by and among the Company and Green.

3.                 Other Registrations.

The Company shall not enter into any agreement with respect to its equity securities that adversely affects the priorities of the Investors in the event of an underwriter cut-back as set forth in Sections 1(d), 2(b) and 2(c) herein (to the extent the Investors have rights pursuant to such Sections).

4.                 Selection of Underwriters.

The Investors requesting a Demand Registration shall have the right to select the managing underwriter(s) to administer any Demand Registration subject to the prior approval of the Company, which approval shall not be unreasonably withheld or delayed.

5.                 Holdback Agreements.

If requested by the Company or the managing underwriter of an underwritten offering of the Company’s securities, each Investor (including any Lender hereby permitted by Section 10 of this Agreement and any 5% Spinoff Coutu Stockholder) shall agree not to sell or otherwise transfer or dispose of any securities of the Company (other than pursuant to such registration) during the period 5 days prior to and 90 days (or such longer or shorter period that the managing underwriter or the Company, as the case may be, reasonably requests) following the effective date of the Registration Statement relating to the offering of the Company’s securities or the date of filing the prospectus supplement in the case of a shelf takedown, as applicable, unless the managing underwriter agrees to such sale or distribution.  At the request of the managing underwriter, or if the Company requests the holdback agreement as set forth above, the Company will enter into an analogous agreement of the same duration.

6.                 Procedures.

(a)   Whenever an Investor requests that any Registrable Securities be registered or sold pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended underwritten offering, and pursuant thereto the Company shall as soon as reasonably practicable (unless otherwise stated below):

(i)    prepare and file with the SEC, as applicable, (A) a Registration Statement on the appropriate form under the Securities Act, which form shall be selected by the Company in its sole discretion, with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective or (B) the prospectus supplement contemplated in Section 1(b)(ii) hereof; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including any prospectus supplement for a shelf takedown but not including any report filed or furnished pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder (the “Exchange Act”)), provide to one representative on behalf of all Investors included in such Registration Statement (the “Representative”) and the managing underwriter(s), copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus (but not including any report filed or furnished pursuant to the Exchange Act or any exhibit to the Registration Statement), and the Representative (and the managing underwriter(s)) shall have the opportunity to review and comment thereon, and the Company will make such changes and additions thereto as may be reasonably requested by the Representative (and the managing underwriter(s)) prior to such filing, unless the Company reasonably objects to such changes or additions;

(ii)   prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be reasonably necessary to keep such Registration Statement continuously effective for a period of 90 days from the date on which the SEC declares such Registration Statement effective or from the date of filing of the prospectus supplement contemplated in the case of Section 1(b)(ii) hereof, as applicable (plus the duration of any Blackout Period), or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended underwritten offering by the Investor set forth in such Registration Statement or prospectus supplement;

(iii) furnish to each Investor whose Registrable Securities are included in a Registration Statement such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such Investor and any managing underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities; provided, however, that the Company shall have no obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company.

(iv)  use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions (domestic or foreign) as the Investor(s) whose Registrable Securities are included in a Registration Statement and any underwriter(s) reasonably requests in writing and use its reasonable best efforts to do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor(s) and any underwriter(s) to consummate the disposition in such jurisdictions of the Registrable Securities (provided that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (2) subject itself to taxation in any such jurisdiction, (3) consent to general service of process in any such jurisdiction or (4) make any changes to any report filed or furnished pursuant to the Exchange Act that are incorporated by reference into such Registration Statement);

(v)   notify each Investor whose Registrable Securities are included in a Registration Statement, and any managing underwriter(s) at any time when a Prospectus relating thereto is required to be delivered or made available under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the reasonable request of any such Investor or any underwriter(s), the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vi)  in the case of an underwritten offering, (i) enter into such customary agreements (including an underwriting agreement in customary form), (ii) take all such other actions as the Representative or the managing underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, causing senior management and other Company personnel to reasonably cooperate with the Investor(s) whose Registrable Securities are included in a Registration Statement and the underwriter(s) in connection with performing due diligence) and (iii) cause its counsel to issue opinions of counsel addressed and delivered to the underwriter(s) in form, substance and scope as are customary in underwritten offerings, subject to customary limitations, assumptions and exclusions;

(vii) in the case of an underwritten offering, use its reasonable best efforts to cause members of senior management of the Company to be available to participate in, and to reasonably cooperate with the managing underwriter(s) in connection with customary marketing activities (including select conference calls, one-on-one meetings with prospective purchasers and road shows);

(viii) make available for inspection by the Investor(s) whose Registrable Securities are included in a Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Investor or underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Investor, sales or placement agent, underwriter, attorney, accountant or agent to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act in connection with such Registration Statement; provided that the foregoing investigation and information gathering shall be coordinated on behalf of such parties by one firm of counsel designated by and on behalf of such parties; and provided, further, that if any such information is identified by the Company as being confidential or proprietary, each Person receiving such information shall agree to take such actions as are reasonably necessary to protect the confidentiality of such information if requested by the Company;

(ix)  maintain or provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement or prospectus supplement, as applicable;

(x)   if requested by the managing underwriter(s) of an underwritten offering, use reasonable best efforts to cause to be delivered, upon the pricing of any underwritten offering, and at the time of closing of the sale of Registrable Securities pursuant thereto, “comfort” letters from the Company’s independent registered public accountants addressed to the underwriter(s) stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by “comfort” letters of the independent registered public accountants delivered in connection with primary underwritten public offerings;

(xi)  cause all Registrable Securities covered by such registration to be listed on each securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed; and

(xii) notify the Representative and any managing underwriter(s):

(1)   when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed (but not including any report filed or furnished pursuant to the Exchange Act) and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2)   of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus;

(3)   of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(4)   of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.

(b)   The Company shall make available to each Investor whose Registrable Securities are included in a Registration Statement (i) as soon as reasonably practicable after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, an executed copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto (other than filings pursuant to the Exchange Act), each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the Staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, and (ii) such number of copies of a Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as the Investor or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities.  The Company will as soon as reasonably practicable notify the Representative of the effectiveness of each Registration Statement or any post-effective amendment or the filing of the prospectus supplement contemplated in Section 1(b)(ii) hereof.  The Company will as soon as reasonably practicable respond to any and all comments received from the SEC or the Staff of the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as reasonably practicable and shall file an acceleration request as soon as reasonably practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.  The Company may require an Investor to furnish to the Company information regarding such Investor and the distribution of such securities as the Company reasonably determines, based on the advice of counsel, is required or desirable to be included in any Registration Statement or the prospectus supplement contemplated by Section 1(b)(ii) hereof.

(c)   Upon notice from the Company of the happening of any event of the kind described in clauses (2), (3) or (4) of Section 6(a)(xii) hereof or upon notice from the Company of the happening of any event as a result of which the Prospectus included in such Registration Statement (including the prospectus supplement contemplated by Section 1(b)(ii) hereof, as applicable) contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”), the Investor(s) will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement for a reasonable length of time until the Investor(s) are advised in writing by the Company that the use of the Prospectus may be resumed and, if necessary, is furnished with a supplemented or amended Prospectus as contemplated by Section 6(a) hereof.  If the Company shall give the Investor(s) any Suspension Notice, the Company shall extend the period of time during which the Company is required to maintain the applicable Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date the Investor(s) either are advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 6(a) hereof (a “Blackout Period”).  In any event, the Company shall not be entitled to deliver more than a total of two Suspension Notices in any 12-month period.

7.                 Registration Expenses.

(a)   All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, (i) all registration and filing fees (including SEC registration fees and National Association of Securities Dealers, Inc. filing fees), fees and expenses incurred in connection with compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company.  In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.  Notwithstanding anything to the contrary contained herein, Registration Expenses shall not include any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities.  In connection with each registration initiated hereunder (whether a Demand Registration or a Piggyback Registration in which an Investor elects to participate if it has such right), the Company shall pay or reimburse the Investor(s) for the reasonable documented fees and expenses of one law firm chosen by all of the Investors included in such Registration Statement as their counsel; provided that such fees and expenses as to any registration shall not exceed $35,000.  For the avoidance of doubt, the maximum amount of legal fees and expenses of the Investor(s) that the Company shall be required to reimburse per registration is $35,000 whether or not more than one Investor participates in such registration.

(b)   The obligation of the Company to bear the expenses described in Section 7(a) hereof shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

8.                 Indemnification.

(a)   The Company agrees to indemnify and hold harmless each Investor, its partners, directors, officers, Affiliates, agents and representatives and each Person who controls (within the meaning of Section 15 of the Securities Act) each Investor from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability (x) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning the Investor furnished in writing to the Company by the Investor expressly for use therein, (y) arises out of or is based upon offers or sales effected by the Investor “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized in writing by the Company, or (z) for any liability which was caused by the Investor’s failure to deliver or make available to the Investor’s immediate purchaser a copy of the Registration Statement or prospectus or any amendments or supplements thereto (if the same was required by applicable law to be delivered or made available); provided, however, the obligations of the Company hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(b)   In connection with any Registration Statement in which an Investor is participating pursuant to this Agreement, such Investor shall promptly furnish to the Company in writing such information with respect to the Investor as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Investor not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to the Investor necessary in order to make the statements therein not misleading.  Each Investor agrees to indemnify and hold harmless the Company, its directors, officers, Affiliates, agents and representatives, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Investor, but only (x) if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to the Investor furnished in writing to the Company by such Investor expressly for use in such Registration Statement or prospectus, (y) for any Liability which arises out of or is based upon offers or sales by such Investor “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized in writing by the Company or (z) for any liability which was caused by such Investor’s failure to deliver or make available to such Investor’s immediate purchaser a copy of the Registration Statement or prospectus or any amendments or supplements thereto (if the same was required by applicable law to be delivered or made available); provided, however, that (x) an Investor shall not be liable hereunder for any amounts in excess of the gross proceeds received by such Investor pursuant to such registration, and (y) the obligations of an Investor hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Investor (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)   Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim.  Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d)   The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(e)   If the indemnification provided for in or pursuant to this Section 8 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations.  The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

9.                 Rule 144.

The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as the Investor may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable an Investor to sell Registrable

Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar Rule or regulation hereafter adopted by the SEC.

10.          Transfer of Registration Rights.

No Investor may transfer or assign all or any portion of its then remaining rights under this Agreement (except by operation of law pursuant to a merger or similar business combination) without the prior written consent of the Company; provided that the original Investor may assign its rights and obligations hereunder (in whole or in part) to a 100% owned (directly or indirectly) Affiliate that agrees in writing with the Company to be bound by this Agreement as fully as if it were an initial signatory hereto (which Affiliate shall appoint The Corporation Trust Company as its agent to the same extent as the original Investor is required pursuant to Section 11(e)(ii)), and any such transferee may thereafter make corresponding assignments in accordance with this proviso but only to other 100% owned (directly or indirectly) Affiliates of the original Investor.  For purposes of clarity, any assignee permitted by the preceding sentence must remain a 100% owned (directly or indirectly) Affiliate of the original Investor, or else it shall forfeit the rights assigned to it hereunder.  Additionally, the original Investor may assign its rights and obligations hereunder (in whole or in part) to a financial institution generally in the commercial lending business (a “Lender”) to which the original Investor or any of its 100% owned (directly or indirectly) Affiliates pledges, encumbers or hypothecates any Registrable Securities or any interest in any Registrable Securities to secure bona fide recourse borrowings effected in good faith so long as: (A) the Investor or any such Affiliate notifies the Company of its intention to enter into such pledge, encumbrance or hypothecation at least five Business Days prior thereto, (B) such Lender is not granted any rights hereunder with respect to the Registrable Securities prior to any foreclosure, and (C) the Lender agrees in writing with the Investor or any such Affiliate and the Company in an agreement that expressly provides that (x) the Company is a party to such Agreement, entitled to enforce such agreement directly against the Lender and (y) such agreement cannot be amended or modified in any manner which adversely affects the Company without the written consent of the Company.  In the event any shares of Registerable Common Stock are transferred to one or more 100% (directly or indirectly) owned Affiliates or a Lender in a manner permitted by this Agreement, the Investor shall notify the Company in writing of a single Person which shall be the authorized representative to receive notices and take all actions on behalf of the Investor and/or its permitted 100% owned (directly or indirectly) Affiliate and Lender assignees.  In addition to the foregoing, the original Investor may transfer some or all of its remaining rights under this Agreement in accordance with Section 12 of this Agreement.

11.          Miscellaneous.

(a)   Notices.   All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

If to the Company:

Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA 17011
Facsimile:  (717) 760-7867
Attention:   Robert B. Sari

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile:  (212) 735-2000
Attention:  Nancy A. Lieberman
                    Stacy J. Kanter

If to the Investor:

The Jean Coutu Group (PJC) Inc.
530, Bériault Street
Longueuil QC
J4G 1S8 Canada
Facsimile:   (450) 646-6686
Attention:   Kim Lachapelle

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP
Times Square Tower
Seven Times Square
New York, New York 10036
Facsimile:   (212) 326-2061
Attention:   Spencer D. Klein

If to a transferee Investor, to the address of such transferee Investor set forth in the transfer documentation provided to the Company.

All such notices or communications shall be deemed to have been delivered and received: (a) if delivered in person, on the day of such delivery, (b) if by facsimile, on the day on which such facsimile was sent, provided that an appropriate electronic confirmation or answerback is received, or (c) if by a recognized next day courier service, on the first Business Day following the date of dispatch.  Each notice, written communication, certificate, instrument and other document required by be delivered under this Agreement shall be in the English language.

(b)   No Waivers.   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)   Successors and Assigns.   The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to Sections 10 and 12 hereof.  If the outstanding Rite Aid Common Stock or other Registrable Securities are converted into or exchanged or substituted for other securities issued by any other Person, as a condition to the effectiveness of the merger, consolidation, reclassification, share exchange or other transaction pursuant to which such conversion, exchange, substitution or other transaction takes place, such other Person shall automatically become bound hereby with respect to such other securities constituting Registrable Securities and, if requested by the Investor or a permitted transferee, shall further evidence such obligation by executing and delivering to the Investor and such transferee a written agreement to such effect in form and substance satisfactory to the Investor.

(d)   Governing Law.   THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE

GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT JURISDICTION, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW RULES THEREOF.

(e)   Consent to Jurisdiction.

(i)    Each party to this Agreement, by its execution hereof, hereby:

(1)   irrevocably and unconditionally submits to the exclusive jurisdiction in the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware, for the purpose of any and all actions, suits or proceedings arising in whole or in part out of, related to, based upon or in connection with this Agreement or the subject matter hereof;

(2)   waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court; and

(3)   agrees not to commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of forum non conveniens or otherwise.

(ii)   The original Investor hereby irrevocably and unconditionally designates, appoints, and empowers The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against such Investor in any such United States federal or state court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts.  If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, such Investor agrees to designate a new designee, appointee and agent in the State of Delaware on the terms and for the purposes of this Section 11(e) reasonably satisfactory to the Company.  The original Investor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against such Investor by serving a copy thereof upon the relevant agent for service of process referred to in this Section 11(e) (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by sending copies thereof by a recognized next day courier service to such Investor at its address specified in or designated pursuant to this Agreement.  The original Investor agrees that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

(f)    Waiver of Jury Trial.   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g)   Counterparts; Effectiveness.   This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(h)   Entire Agreement.   This Agreement and the Stockholder Agreement (but only to the extent explicitly referenced herein) contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(i)    Captions.   The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(j)    Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

(k)   Amendments.   The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Investors that Beneficially Own a majority of the Registrable Securities.

(l)    Equitable Relief.   The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

12.          Stockholder Pro Rata Distribution.

(a)   In addition to the transfers permitted by Section 10 herein, the original Investor may transfer all or some of its remaining registration rights under this Agreement as part of a pro-rata dividend, spin-off, distribution or similar recapitalization (a “Stockholder Pro Rata Distribution”) to a Coutu Stockholder (as defined in Section 12(e) below) that either individually, together with its Affiliates or as a member of a Group (as defined in Section 12(d) below) Beneficially Owns (as defined in Section 12(c) below) more than 5% of the Total Voting Power (as defined in Section 12(f) below) after the Stockholder Pro Rata Distribution (a “5% Spinoff Coutu Stockholder”), so long as: (A) the original Investor notifies the Company of its intention to consummate such Stockholder Pro Rata Distribution at least five Business Days prior thereto, and (B) the 5% Spinoff Coutu Stockholder shall execute a counterpart signature page to this Agreement stating that it agrees to be bound by the terms and conditions of this Agreement and shall appoint The Corporation Trust Company as its agent to the same extent as the original Investor is required pursuant to Section 11(e)(ii).  In the event any Registrable Securities are transferred to one or more 5% Spinoff Coutu Stockholders in a manner permitted by this Agreement, the 5% Spinoff Coutu Stockholder shall notify the Company in writing of a single Person which shall be the authorized representative to receive notices and take all actions on behalf of such 5% Spinoff Coutu Stockholders.  The notice provided in accordance with Section 2.2(a)(iv) of the Stockholder Agreement shall be deemed to satisfy the foregoing notice requirement.

(b)   “Beneficial Ownership” has the meaning set forth in Section 1.1 of the Stockholder Agreement.

(c)   “Coutu Stockholder” has the meaning set forth in Section 2.2(g) of the Stockholder Agreement.

(d)   “Family Member” has the meaning set forth in the preamble to the Stockholder Agreement.

(e)   “Group” has the meaning set forth in Section 1.1 of the Stockholder Agreement.

(f)    “Total Voting Power” has the meaning set forth in Section 1.1 of the Stockholder Agreement.

13.          Effectiveness.

This Agreement shall become effective upon the Closing and prior thereto shall be of no force or effect.  If the Stock Purchase Agreement shall be terminated in accordance with its terms prior to the Closing, this Agreement and any actions or agreements contemplated hereby shall automatically be of no force or effect.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

RITE AID CORPORATION
By:	/s/ ROBERT B. SARI
	Name:	Robert B. Sari
	Title:	Executive Vice President and
General Counsel
THE JEAN COUTU GROUP (PJC) INC.
By:	/s/ JEAN COUTU
	Name:	Jean Coutu
	Title:	Chairman of the Board, President
and Chief Executive Officer

Appendix D

AMENDED AND RESTATED

BY-LAWS

OF

RITE AID CORPORATION

Effective as of [                ], 200[   ]

D-i

D-ii

AMENDED AND RESTATED

BY-LAWS

OF

RITE AID CORPORATION

(hereinafter called the “Corporation”)

ARTICLE I
OFFICES

Section 1.     Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.     Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.     Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.     Annual Meetings. The Annual Meetings of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Stockholders.

Section 3.     Special Meetings. Unless otherwise required by law, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors, if there be one, (ii) the President or (iii) the Board of Directors. The ability of the stockholders to call a Special Meeting of Stockholders is hereby specifically denied. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

Section 4.     Nature of Business at Meetings of Stockholders. No business may be transacted at an Annual Meeting of Stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 4.

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such stockholder, (iii) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

In addition, notwithstanding anything in this Section 4 to the contrary, a stockholder intending to nominate one or more persons for election as a director at an Annual or Special Meeting of Stockholders must comply with Section 5 of this Article II for such nominations to be properly brought before such meeting.

No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 4; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 4 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

No business shall be conducted at a Special Meeting of Stockholders except for such business as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

Section 5.     Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to nominate and elect directors under certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 5 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 5.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or in any law or statute replacing such section), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 5. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 6.     Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 7.     Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 6 of Article II hereof shall be given to each stockholder of record entitled to vote at the meeting.

Section 8.     Quorum. Unless otherwise required by law or the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 7 of Article II hereof, until a quorum shall be present or represented.

Section 9.     Voting. Unless otherwise required by law, the Certificate of Incorporation, these By-Laws or the rules of any securities exchange or quotation system on which the Corporation’s shares are listed or quoted for trading, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the capital stock represented at the meeting and entitled to vote on such question, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 5 of Article V hereof, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 10 of Article II hereof. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 10.   Proxies. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(i)    A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii)   A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such electronic transmission, provided that any such telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegram, cablegram or other electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or electronic transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

Section 11.   Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereat were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 11 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 11 and Section 5(b) of Article V hereof, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this Section 11.

Section 12.   List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 13.   Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 12 of Article II hereof or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 14.   Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 15.   Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman of the Board of Directors or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

ARTICLE III
DIRECTORS

Section 1.     Number and Election of Directors. The Board of Directors shall consist of not less than three nor more than fifteen members as determined by the Board of Directors from time to time. Except as provided in Section 2 of this Article III, directors shall be elected by a plurality of the votes cast and shall hold office until the expiration of the term for which elected and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders. Except for those persons who were serving as directors on January 1, 2002, no person shall be eligible to be elected or appointed to serve as a director after having reached 72 years of age.

Section 2.     Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election at which the term of the directors of the class to which such director is elected expires and until his or their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Section 3.     Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

Section 4.     Meetings. The Board of Directors (and any committee thereof) may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors (and any committee thereof) may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if there be one, or the President. Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, or the President. Notice thereof stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) either by mail not less than 48 hours before the date of the meeting, by telephone, telegram, facsimile or other electronic transmission on 24 hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5.     Quorum. Except as otherwise required by law, the Certificate of Incorporation or the rules of any securities exchange or quotation system on which the Corporation’s shares are listed or quoted for trading, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 6.     Actions by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 7.     Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 8.     Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules of any securities exchange or quotation system on which the Corporation’s shares are listed or quoted for trading. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the

Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 9.     Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as a director, payable in cash or securities or any combination thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 10.   Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the director’s or officer’s vote is counted for such purpose if (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV
OFFICERS

Section 1.     General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors, a Non-Executive Co-Chairman of the Board of Directors, and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law or the Certificate of Incorporation. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors and the Non-Executive Co-Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2.     Election. The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders (or action by written consent of stockholders in lieu of the Annual Meeting of Stockholders), shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3.     Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.     Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, unless the Board of Directors designates the President as the Chief Executive Officer, and, except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.

Section 5.     Non-Executive Co-Chairman of the Board of Directors. From time to time, the Board of Directors may designate as a Non-Executive Co-Chairman of the Board of Directors one director who is not employed in an executive capacity by the Corporation. The Non-Executive Co-Chairman of the Board of Directors, if there be one, shall, preside at executive sessions of the non-management directors of the Board of Directors, and, if the Chairman of the Board of Directors is not available, preside at meetings of the Board of Directors. The Non-Executive Co-Chairman of the Board of Directors shall serve as a member of the Executive Committee, participate in setting Board agendas and schedules, and serve as a resource and advisor to the Chairman of the Board of Directors. The Non-Executive Co-Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by the Chairman of the Board of Directors or the Board of Directors.

Section 6.     President. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman and Non-Executive Co-Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and, provided the President is also a director, the Board of Directors. If there be no Chairman of the Board of Directors, or if the Board of Directors shall otherwise designate, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the Board of Directors.

Section 7.     Vice Presidents. At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 8.     Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 9.     Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 10.   Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 11.   Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

Section 12.   Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V
STOCK

Section 1.     Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

Section 2.     Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3.     Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

Section 4.     Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and evidence of payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or evidence of payment of taxes shall not be required in any case in which the proper officer or officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5.     Record Date.

(a)   In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)   In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolutions taking such prior action.

(c)   In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.     Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7.     Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VI
NOTICES

Section 1.     Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. Notice to directors or committee members may be given personally or by telegram, telex, cable or by means of electronic transmission.

Section 2.     Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by law, the Certificate of Incorporation or these By-Laws.

ARTICLE VII
GENERAL PROVISIONS

Section 1.     Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 6 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.     Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.     Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4.     Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE VIII
INDEMNIFICATION

Section 1.     Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2.     Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.     Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4.     Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

Section 5.     Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6.     Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

Section 7.     Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8.     Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 9.     Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 10.   Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11.   Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12.   Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

ARTICLE IX
AMENDMENTS

Section 1.     Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted, by the stockholders or by the Board of Directors, provided, however, that notice of the proposed alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of the meeting of stockholders or Board of Directors, as the case may be, at which such proposed alteration, amendment, repeal or adoption is to be adopted. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

Section 2.     Entire Board of Directors. As used in this Article IX and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors determined to constitute the Board of Directors pursuant to Article III, Section 1 hereof, without regard to any vacancies.

APPENDIX E

Confidential

August 23, 2006

The Board of Directors
Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA  17011

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Rite Aid Corporation (“Rite Aid”) of the Aggregate Consideration (defined below) to be paid by Rite Aid  pursuant to the terms and subject to the conditions set forth in the Stock Purchase Agreement (the “Stock Purchase Agreement”) to be entered by and between Rite Aid Corporation and The Jean Coutu Group (PJC) Inc. (“Jean Coutu Group”). As more fully described in the Stock Purchase Agreement, Rite Aid will purchase (the “Transaction”) all of the issued and outstanding shares of common stock, par value $1.00 per share and all of the issued and outstanding shares of preferred stock, par value $1.00 per share of The Jean Coutu Group (PJC) USA, a Delaware corporation and wholly-owned subsidiary of Jean Coutu Group (the “Target”) (or, in the event the Reorganization (as defined in Section 4.3(a)(i) of the Stock Purchase Agreement and pursuant to which the Target would become a wholly-owned subsidiary of JCG (PJC) USA, LLC, a Delaware limited liability company), is consummated prior to the closing of the transactions contemplated by the Stock Purchase Agreement, all of the membership interests of JCG (PJC) USA, LLC) in exchange for (i) 250 million shares of common stock of Rite Aid (“Rite Aid Common Stock”) and (ii) $2,300 million in cash, which amount shall be reduced by the principal amount of, and the accrued and unpaid interest to and including the closing date of the Transaction on, Jean Coutu Group’s 8.5% Senior Subordinated Notes due 2014 assumed by Rite Aid (collectively, the “Aggregate Consideration”), subject to certain purchase price adjustments, as to which we express no opinion.

In arriving at our opinion, we reviewed a draft dated August 19, 2006 of the Stock Purchase Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Rite Aid and certain senior officers and other representatives and advisors of Jean Coutu Group concerning the business, operations and prospects of Rite Aid and the Target. We examined certain publicly available business and financial information relating to Rite Aid and the Target as well as certain financial forecasts and other information and data relating to Rite Aid and the Target which were provided to or discussed with us by the respective managements of Rite Aid and Jean Coutu Group, including information relating to the potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated by the management of Rite Aid to result from the Transaction. We reviewed the financial terms of the Transaction as set forth in the Stock Purchase Agreement in relation to, among other things:  current and historical market prices of Rite Aid Common Stock; the historical and projected earnings and other operating data of Rite Aid and the Target; and the capitalization and financial condition of Rite Aid and the Target. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Transaction and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Rite Aid and the Target. We also evaluated certain potential pro forma financial effects of the Transaction on Rite Aid. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without assuming any responsibility for independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the managements of Rite Aid and Jean Coutu Group that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us relating to Rite Aid and the Target and, in the case of certain potential pro forma financial effects of, and strategic implications and operational benefits resulting from, the Transaction, we have been advised by the respective managements of Rite Aid and Jean Coutu Group that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Rite Aid and Jean Coutu Group as to the future financial performance of Rite Aid and the Target and such strategic implications and operational benefits and the other matters covered thereby. We have assumed, with your consent, that the Transaction will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Rite Aid or the Target or the contemplated benefits to Rite Aid of the Transaction. Representatives of Rite Aid have advised us, and we further have assumed, that the final terms of the Stock Purchase Agreement will not vary materially from those set forth in the draft reviewed by us. We have further assumed that the (i) liabilities of Rite Aid under the indemnities in the Stock Purchase Agreement will not be material and (ii) consummation of the Reorganization does not have any consequences that are material to this opinion. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Rite Aid or the Target nor have we made any physical inspection of the properties or assets of Rite Aid or the Target. We express no view as to, and our opinion does not address, (i) the relative merits of the Transaction as compared to any alternative business strategies that might exist for Rite Aid, (ii) any alternative means for financing the Transaction, (iii) the price at which Rite Aid Common Stock will trade at any time or (iv) the effect of any other transaction in which Rite Aid might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof.

Citigroup Global Markets Inc. has acted as financial advisor to Rite Aid in connection with the proposed Transaction and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Transaction. We also will receive a fee in connection with the delivery of this opinion. We and our affiliates in the past have provided services to Rite Aid unrelated to the proposed Transaction, for which services we and such affiliates have received compensation, including, without limitation, serving as (i) sole bookrunner on Rite Aid’s offering of $200 million 7.5% Senior Secured Notes due 2015, which closed on January 4, 2005, (ii) co-manager on Rite Aid’s equity offering of 2.3 million shares, which closed on January 26, 2005, (iii) joint bookrunner on Rite Aid’s equity offering of 4.6 million shares, which closed on August 16, 2005, (iv) joint lead agent and bookrunner on Rite Aid’s $950 million revolving credit facility due 2009, which closed on September 22, 2004, (v) joint lead agent and bookrunner on Rite Aid’s $450 million Term A Loan facility due 2009, which closed on September 22, 2004, (vi) joint lead agent and bookrunner for Rite Aid’s $1,750 million revolving facility due 2010, which closed on September 13, 2005 and (vii) lead arranger on Rite Aid’s $175 million securitization renewal which closed on September 20, 2005. We and our affiliates are acting as (i) lead arranger and bookrunner for the $1,105 million senior secured term loan and (ii) sole bookrunner on the $1,720 million notes to be used by Rite Aid in connection with the Transaction, which amount shall be reduced by the principal amount, if any, of Jean Coutu Group’s 8.5% Senior Subordinated Notes due 2014 assumed by Rite Aid on the closing date of the Transaction. We and our affiliates are also acting as lender and syndication agent for the Rite Aid $145 million incremental loan facility, which is expected to close in September 2006. In addition, we and our affiliates may, in the future, provide investment banking and financial services to Rite Aid and the Target for which we would expect to receive compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Rite Aid and Jean Coutu Group for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Rite Aid, Jean Coutu Group and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Rite Aid in its evaluation of the proposed Transaction, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Transaction.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Aggregate Consideration to be paid by Rite Aid in the Transaction is fair, from a financial point of view, to Rite Aid.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

APPENDIX F

August 23, 2006

The Board of Directors Rite Aid Corporation 30 Hunter Lane Camp Hill, PA 17011

Members of the Board of Directors:

Rothschild Inc. (“Rothschild” or “we”) has acted as financial advisor to Rite Aid Corporation, a Delaware corporation (the “Purchaser”), in connection with its proposed acquisition of The Jean Coutu Group (PJC) USA, Inc. (the “Subject Company”), a wholly-owned subsidiary of The Jean Coutu Group (PJC) Inc., a Québec corporation (the “Seller”), in accordance with the Stock Purchase Agreement (the “Agreement”) to be entered into by and between the Purchaser and the Seller. Pursuant to the Agreement, the Purchaser will purchase from the Seller, and the Seller will sell to the Purchaser (the “Acquisition”), all of the Champagne USA Shares or, in the event the Reorganization is consummated prior to the Closing, all of the New LLC Interests (each as defined in the Agreement) of JCG (PJC) USA, LLC owned by the Seller for total consideration (“Consideration”) of (i) U.S.$2,300,000,000 (as such amount may be adjusted by Article I of the Agreement), consisting of either (a) cash or (b) cash and the assumption of the Seller’s 8.5% Senior Subordinated Notes due 2014, plus any accrued and unpaid interest thereon; and (ii) 250 million shares of common stock of the Purchaser, par value $1.00 per share (the “Purchaser Common Stock”). The terms and conditions of the Acquisition are more fully set forth in the Agreement.

You have requested our opinion, as to the fairness, from a financial point of view, to the Purchaser of the Consideration to be paid by the Purchaser in the Acquisition.

In arriving at our opinion, we have, among other things, reviewed (i) the financial terms and conditions of (x) the August 21, 2006 draft of the Agreement and (y) the August 21, 2006 draft of the Stockholder Agreement to be entered into among the Purchaser, the Seller and the Family Members (as defined therein) concerning board composition, voting, share transfers and other matters (the “Stockholder Agreement” and together with the Agreement, the “Transaction Agreements”); (ii) reviewed certain publicly available business and financial information relating to the Purchaser; (iii) reviewed certain publicly available business and financial information relating to the Seller in so far as it relates to the Subject Company; (iv) reviewed certain audited and unaudited financial statements relating to the Subject Company and certain other financial and operating data, including financial forecasts, provided by the management of the Purchaser; (v) participated in management presentations held on June 28, 2006 and July 7, 2006 and informal discussions on June 23, 2006 with members of management of the Purchaser and the Subject Company regarding the past and current operations and financial condition and prospects of the Purchaser and the Subject Company, respectively; (vi) reviewed the reported price and trading activity for the shares of Purchaser Common Stock and shares of the Seller’s common stock and compared the financial performance of the Purchaser and Seller with those of certain other publicly traded companies that we deemed to be relevant; (vii) reviewed, to the extent publicly available, the financial terms of certain transactions that we deemed to be relevant; (viii) discussed the terms of the Acquisition with the Purchaser and its other advisors and consultants; and, (ix) considered such other factors and information, and conducted such other analyses, as we deemed appropriate.

Rothschild has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Purchaser or the Subject Company, including without limitation, any financial information considered by it in connection with the rendering of its opinion. With respect to the financial forecasts and other information and operating data for the Purchaser and the Subject Company, including the expected cost savings and other potential synergies (including the amount, timing and achievability thereof) anticipated to result from the Acquisition, provided to or discussed with us by the management of the Purchaser and Subject Company, respectively, we have been advised, and have assumed, that such forecasts and information as to the future financial performance of the Purchaser or Subject Company, as the case may be, and the expected cost savings and other potential synergies have been reasonably prepared on bases reflecting the best available estimates and judgments of the management of the Purchaser or Subject Company, respectively. We express no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. With respect to tax and regulatory matters, we have relied, with your consent, on the advice of counsel, experts and advisors to the Purchaser and, further, on discussions with, and information and materials furnished to us by, the management of the Purchaser regarding the tax position of the Subject Company, the Purchaser and, in the event the Reorganization occurs, JCG (PJC) USA, LLC, in each case before and after the giving effect to the Acquisition. We have also assumed, at your direction, that there has not occurred any material change in the assets, financial condition, results of operations, business or prospects of the Purchaser or Subject Company since the respective dates on which the most recent financial statements or other financial and business information relating to the Purchaser and Subject Company were made available to us. We further have assumed, with your consent, that the representations and warranties of the parties to each of the Transaction Agreements are true and correct, that each of the parties to each of the Transaction Agreements will perform all of the covenants and agreements to be performed by it under each of the Transaction Agreements and that the Acquisition will be consummated in all material respects in accordance with the terms and conditions described in the Transaction Agreements and related documents without any waiver or modification thereof. We have also assumed, with your consent, (i) that all governmental, regulatory or other consents and approvals necessary for the consummation of the Acquisition will be obtained without any adverse effect on the Purchaser, Subject Company or the Acquisition, (ii) that no divestitures or asset sales from the Purchaser or Subject Company other than the divestitures contemplated by the second sentence of Section 4.7(d) of the Agreement will be required as a result of the Acquisition, and (iii) that the financing required by the Purchaser for the Acquisition has been obtained on terms no less favorable than the terms we have reviewed, in each case that would in any respects be material to our analysis. We have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of the Purchaser or Subject Company, nor have we evaluated the solvency or fair value of the Subject Company under any state, federal or foreign laws relating to bankruptcy, insolvency or similar matters. Our opinion, as set forth herein, relates to the relative values of Purchaser and Subject Company. We are not expressing any opinion as to what the value of the Purchaser Common Stock actually will be when issued to the Seller or the prices at which such Purchaser Common Stock will trade subsequent to the Acquisition. We have assumed that the final Transaction Agreements will be substantially the same as the drafts reviewed by us.

Our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

We are serving as financial advisor to the Purchaser in connection with the Acquisition and the delivery of this opinion and are entitled to certain fees for our services, a substantial portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon the consummation of the Acquisition. We have also provided and continue to provide strategic and financial advice to the Purchaser and will be entitled to certain fees for such services. In addition, we or our affiliates may, in the future, provide financial advisory or other services to the Purchaser, the Seller and/or their respective affiliates and may receive fees for such services. In the ordinary course of business, we and our affiliates may trade the debt and equity securities of the Purchaser or Seller for our and/or their own accounts or for the accounts of customers and may, therefore, at any time hold a long or short position in such securities. We and our affiliates also may maintain relationships with the Purchaser, Seller and their respective affiliates or related parties.

This opinion does not constitute a recommendation to the Board of Directors to approve the proposed Acquisition or to shareholders of the Purchaser to approve the issuance of Purchaser Common Stock in connection with the Acquisition. This opinion is limited to the fairness, from a financial point of view and as of the date hereof, of the Consideration to be paid by the Purchaser pursuant to the Acquisition and does not address any other aspect of the Acquisition. Our opinion does not address, and we express no view as to, the merits of the underlying decision by the Purchaser to proceed with or engage in the Acquisition and related transactions or as to any aspect of the Acquisition, nor does it address any other transaction that the Purchaser has considered or may consider.

This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. If required by applicable law, rule or regulation, this opinion may be reproduced in full in any disclosure document or proxy statement that the Purchaser must file with the Securities and Exchange Commission, but may not otherwise be disclosed publicly in any manner without our prior written approval.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by the Purchaser in the Acquisition is fair, from a financial point of view, to the Purchaser.

Very truly yours,

ROTHSCHILD INC.

APPENDIX G

RITE AID CORPORATION
2006 OMNIBUS EQUITY PLAN

1.   Purpose; Establishment

The Rite Aid Corporation 2006 Omnibus Equity Plan (the “Plan”) is intended to promote the interests of the Company and its shareholders by providing officers and other employees of the Company and its affiliates (including directors who are also employees of the Company or its affiliates) with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and its affiliates and to acquire a proprietary interest in the long-term success of the Company; and to reward the performance of individual officers, other employees, non-employee directors and consultants in fulfilling their personal responsibilities for long-range achievements. The Plan has been adopted and approved by the Board of Directors (defined below) and shall become effective as of the Effective Date, as defined below, subject to the approval of the shareholders of the Company.

2.   Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a)          “Affiliate” means any entity if, at the time of granting of an Award (1) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (2) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.

(b)         “Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award or a notice of an Award delivered to a Participant by the Company.

(c)          “Award” shall mean any Option, Restricted Stock, Phantom Stock, Stock Bonus or Other Award granted pursuant to the terms of the Plan.

(d)         “Board of Directors” shall mean the Board of Directors of the Company.

(e)          “Business Criteria” shall mean (1) return on total stockholder equity; (2) earnings or book value per share of Company Stock; (3) net income (before or after taxes); (4) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA” or “EBITDA”); (5) inventory goals; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) earnings from continuing operations; (10) levels of expense, costs or liabilities; (11) store level performance; (12) operating profit; (13) sales or revenues; (14) stock price appreciation; (15) total shareholder return; (16) implementation or completion of critical projects or processes; or (17) any combination of the foregoing. Where applicable, Business Criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Business Criteria may be subject to a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the Business Criteria shall be determined, where applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Business Criteria in recognition of unusual or non-recurring events affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(f)            “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g)          “Committee” shall mean a committee of the Board of Directors, which shall consist of two or more persons, each of whom shall qualify as an “outside director” within the meaning of Section 162(m) of the Code, a “nonemployee director” within the meaning of Rule 16b-3 and an “independent director” within the meaning of the New York Stock Exchange Listed Company Manual.

(h)         “Company” shall mean Rite Aid Corporation, a Delaware corporation, and, where appropriate, each of its Affiliates.

(i)            “Company Stock” shall mean the common stock of the Company, par value $1.00 per share.

(j)             “Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.

(k)         “Effective Date” shall mean the date of the closing of the transactions contemplated by the Stock Purchase Agreement, dated as of August 23, 2006, between the Company and The Jean Coutu Group (PJC) Inc.

(l)            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(m)     “Fair Market Value” shall mean, with respect to a share of Company Stock, the closing price of Company Stock as quoted on the composite tape of the New York Stock Exchange and published in The Wall Street Journal with respect to the date on which the Fair Market Value is to be determined, or if there is no trading of Company Stock on such date, such price on the next preceding date on which there was trading in such shares.

(n)         “Incentive Stock Option” shall mean an Option that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and which is designated by the Committee as an Incentive Stock Option.

(o)         “Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(p)         “Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 7.

(q)         “Other Award” shall mean an Award granted pursuant to Section 11 hereof.

(r)           “Participant” shall mean an employee, non-employee director or consultant of the Company to whom an Award is granted pursuant to the Plan.

(s)           “Phantom Stock” shall mean the right, granted pursuant to Section 9, to receive in cash or shares the Fair Market Value of a share of Company Stock.

(t)            “Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 8 hereof and which is subject to restrictions as set forth in Section 8(d).

(u)         “Retirement” shall mean a voluntary termination by the Participant of employment with the Company on or following the attainment by the Participant of: (i) age 65 or (ii) a minimum age of 55 and ten (10) years of service.

(v)          “Rule 16b-3” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(w)       “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(x)          “Stock Appreciation Right” shall mean the right to receive, upon exercise of the right, the applicable amounts as described in Section 8.

(y)          “Stock Bonus” shall mean a bonus payable in shares of Company Stock granted pursuant to Section 10.

(z)          “Subsidiary” shall mean a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

3.   Stock Subject to the Plan

(a)          The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 50,000,000 shares (subject to adjustment as provided herein). Such shares may be authorized but unissued shares of Company Stock or authorized and issued shares of Company Stock held in the Company’s treasury. The maximum number of such shares of Company Stock that may be granted under the Plan pursuant to Awards (other than Options or Stock Appreciation Rights granted in tandem with Options) shall not exceed 25,000,000 (subject to adjustment as provided herein).

(b)         Individual Limitation; Limitation on Certain Awards.   The maximum number of shares of Company Stock to which Awards relate that may be granted to any Participant during any calendar year shall not exceed 1,000,000 shares (subject to adjustment as provided herein).

(c)          Adjustment for Change in Capitalization.   In the event that any special or extraordinary dividend or other extraordinary distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall adjust, in its sole and absolute discretion, (1) the number and kind of shares of stock which may thereafter be issued in connection with Awards, (2) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Awards, (3) the exercise price, grant price or purchase price relating to any Award, and (4) the limitations set forth in Sections 3(a) and 3(b); provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

(d)         Reuse of Shares.   Except to the extent that to do so would prevent the grant of Incentive Stock Options hereunder, the following shares of Company Stock shall again become available for Awards: (1) any shares subject to an Award that remain unissued upon the cancellation, surrender, exchange or termination of such Award without having been exercised or settled; (2) any shares subject to an Award that are retained by the Company as payment of the exercise price or tax withholding obligations with respect to an Award; and (3) a number of shares equal to the number of previously owned shares of Company Stock surrendered to the Company as payment of the exercise price of an Option or to satisfy tax withholding obligations with respect to an Award. In addition, (A) to the extent an Award is paid or settled in cash, the number of shares of Company Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (B) in the event of the exercise of a Stock Appreciation Right granted in relation to an Option, the excess of the number of shares subject to the Stock Appreciation Right over the number of shares delivered upon the exercise of the Stock Appreciation Right shall again be available for grants of Awards pursuant to the Plan.

4.               Administration of the Plan.

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Company Stock or cash or other property to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to determine whether an Award may be settled in cash and/or shares of Company Stock; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may, in its sole and absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option or Stock Appreciation Right becomes exercisable, (b) waive or amend the operation of Plan provisions respecting exercise after termination of employment (provided that the term of an Option or Stock Appreciation Right may not be extended beyond (i) ten years from the date of grant or (ii) the maximum period permitted by Section 409A of the Code (“Section 409A”) in order to prevent treatment as an extension for purposes of Section 409A), (c) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, Phantom Stock, Stock Bonus or Other Award, and (d) otherwise adjust any of the terms applicable to any such Award in a manner consistent with the terms of the Plan and applicable law. Notwithstanding anything in the Plan to the contrary, the powers and authority of the Committee shall be exercised by the Board of Directors in the case of Awards made to non-employee directors.

5.                 Eligibility

The persons who shall be eligible to receive Awards pursuant to the Plan shall be such employees of the Company (including officers of the Company, whether or not they are directors of the Company), consultants to the Company and non-employee directors of the Company, in each case as the Committee (or, in the case of non-employee directors, the Board of Directors) shall select from time to time. The grant of an Award hereunder in any year to any employee, non-employee director or consultant shall not entitle such person to a grant of an Award in any future year.

6.                 Awards Under the Plan; Agreement

The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock, Stock Bonuses and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan. Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the Plan. By accepting an Award, a Participant shall be deemed to agree that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.                 Options

(a)          Identification of Options.   Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. All Options shall be non-transferable, except by will or the laws of descent and distribution or except as otherwise determined by the Committee with respect to a Nonqualified Stock Option.

(b)         Exercise Price.   Each Agreement with respect to an Option shall set forth the amount per share (the “option exercise price”) payable by the Participant to the Company upon exercise of the Option. The option exercise price shall be equal to or greater then the Fair Market Value of a share of Company Stock on the date of grant. Other than with respect to an adjustment described in Section 3, in no event shall the option exercise price be reduced following the grant of an

Option (including, without limitation, by the payment of cash or shares of Company Stock in exchange for an Option which, on a given date, has an exercise price that is greater than the Fair Market Value of a share of Company Stock on such given date), nor shall an Option be cancelled in exchange for a replacement Option with a lower exercise price. In addition, the Committee shall not have the authority to grant an Option which provides that the Participant will be granted a new Option (sometimes referred to as a “reload option”) for a number of shares equal to the number of shares surrendered by the Participant upon exercise of all or a part of the original Option.

(c)          Term and Exercise of Options.

(i)           Each Option shall become exercisable at the time determined by the Committee and set forth in the applicable Agreement. At the time of grant of an Option, the Committee may impose such restrictions or conditions to the exercisability of the Option as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. Except as may be set forth in an Agreement with respect to vesting of an Option upon termination of employment or service or upon a change in control of the Company, (as defined in the applicable Agreement or other written agreement with the Participant), Options granted hereunder that vest solely upon the continued employment or service of the Participant may not become fully vested prior to the third anniversary of the date upon which the Option is granted. Subject to Section 7(d) hereof, the Committee shall determine and set forth in the applicable Agreement the expiration date of each Option, which shall be no later than the tenth anniversary of the date of grant of the Option.

(ii)         An Option shall be exercised by delivering the form of notice of exercise provided by the Company. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier’s check or wire transfer; (B) in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (C) by any such other methods (including broker assisted cashless exercise) as the Committee may from time to time authorize; provided, however, that in the case of a Participant who is subject to Section 16 of the Exchange Act, the method of making such payment shall be in compliance with applicable law. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require.

(iii)     Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

(d)         Provisions Relating to Incentive Stock Options.   Incentive Stock Options may only be granted to employees of the Company and its Affiliates, in accordance with the provisions of Section 422 of the Code. To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or a Subsidiary shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 7(d), Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e)          Effect of Termination of Employment (or Provision of Services).   In the event that the employment of a Participant with the Company (or the Participant’s service to the Company) shall terminate for any reason other than (i) cause (as defined in the applicable Agreement), (ii) death or (iii) disability or Retirement, each Option granted to such Participant, to the extent that it is exercisable at the time of such termination, shall, unless otherwise determined by the Committee at the time of grant as set forth in the applicable Agreement, remain exercisable for the 90 day period following such termination, but in no event following the expiration of its term. Each Option that remains unexercisable as of the date of such a termination shall be terminated at the time of such termination (except as may be otherwise determined by the Committee consistent with its authority under Section 4 of the Plan). In the event that the employment of a Participant with the Company (or the Participant’s service to the Company) shall terminate on account of the death of the Participant, each Option granted to such Participant that is outstanding as of the date of death shall become fully exercisable and shall, unless otherwise determined by the Committee at the time of grant as set forth in the applicable Agreement, remain exercisable by the Participant’s legal representatives, heirs or legatees for the one year period following such termination, but in no event following the expiration of its term. In the event of the termination of a Participant’s employment for cause (as defined in the applicable Agreement), each outstanding Option granted to such Participant shall terminate at the commencement of business on the date of such termination. In the event that the employment of a Participant with the Company (or the Participant’s service to the Company) shall terminate on account of the disability or Retirement of the Participant (in each case as determined by the Committee), each Option granted to such Participant that is outstanding and vested as of the date of such termination shall, unless otherwise determined by the Committee at the time of grant as set forth in the applicable Agreement, remain exercisable by the Participant (or such Participant’s legal representatives) for the one year period following such termination, but in no event following the expiration of its term. Each Option that remains unexercisable as of the date of a termination due to disability or Retirement shall be terminated at the time of such termination (except as may be otherwise determined by the Committee consistent with its authority under Section 4 of the Plan).

(f)            Leave of Absence.   In the case of any Participant on an approved leave of absence, the Committee may make such provision respecting the continuance of the Option while in the employ or service of the Company as it may deem equitable, except that in no event may an Option be exercised after the expiration of its term.

8.                 Stock Appreciation Rights

(a)          A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or, with respect to a Nonqualified Stock Option, at any time thereafter during the term of the Option, or may be granted unrelated to an Option. At the time of grant of a Stock Appreciation Right, the Committee may impose such restrictions or conditions to the exercisability of the Stock Appreciation Right as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. The term of a Stock Appreciation Right granted without relationship to an Option shall not exceed ten years from the date of grant.

(b)         A Stock Appreciation Right related to an Option shall require the holder, upon exercise, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, in order to receive payment of any amount computed pursuant to Section 8(d). Such Option will, to the extent surrendered, then cease to be exercisable.

(c)          Subject to Section 8(i) and to such rules and restrictions as the Committee may impose, a Stock Appreciation Right granted in connection with an Option will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

(d)         Upon the exercise of a Stock Appreciation Right related to an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

(i)             the excess of the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right over the option exercise price specified in the related Option, by

(ii)      the number of shares as to which such Stock Appreciation Right is exercised.

(e)          A Stock Appreciation Right granted without relationship to an Option will entitle the holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:

(i)          the excess of (1) the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right over (2) the greater of the Fair Market Value of a share of Company Stock on the date the Stock Appreciation Right was granted or such greater amount as may be set forth in the applicable Agreement, by

(ii)      the number of shares as to which such Stock Appreciation Right is exercised.

(f)            Notwithstanding subsections (d) and (e) above, the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the date of grant and noted in the applicable Agreement.

(g)          Payment of the amount determined under subsections (d) and (e) above may be made solely in whole shares of Company Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares. If the Committee decides that payment will be made in shares of Company Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

(h)         Other than with respect to an adjustment described in Section 3, in no event shall the exercise price with respect to a Stock Appreciation Right be reduced following the grant of such Stock Appreciation Right, nor shall the Stock Appreciation Right be cancelled in exchange for a replacement Stock Appreciation Right with a lower exercise price.

(i)            In the event that the employment of a Participant with the Company (or the Participant’s service to the Company) shall terminate for any reason other than (i) cause (as defined in the applicable Agreement), (ii) death or (iii) disability or Retirement, each Stock Appreciation Right granted to such Participant, to the extent that it is exercisable at the time of such termination, shall, unless otherwise determined by the Committee at the time of grant as set forth in the applicable Agreement, remain exercisable for the 90 day period following such termination, but in no event following the expiration of its term. Any Stock Appreciation Right that is not exercisable as of the date of such a termination shall be terminated at the time of such termination (except as may be otherwise determined by the Committee consistent with its authority under Section 4 of the

Plan). In the event that the employment of a Participant with the Company (or the Participant’s service to the Company) shall terminate on account of the death of the Participant, each Stock Appreciation Right granted to such Participant that is outstanding as of the date of death shall become fully exercisable and shall, unless otherwise determined by the Committee at the time of grant as set forth in an Agreement, remain exercisable by the Participant’s legal representatives, heirs or legatees for the one year period following such termination, but in no event following the expiration of its term. In the event that the employment of a Participant with the Company (or the Participant’s service to the Company) shall terminate on account of the disability or Retirement of the Participant (in each case as determined by the Committee), each Stock Appreciation Right granted to such Participant that is outstanding and vested as of the date of such termination shall, unless otherwise determined by the Committee at the time of grant as set forth in the applicable Agreement, remain exercisable by the Participant (or such Participant’s legal representatives) for the one year period following such termination, but in no event following the expiration of its term. Each Stock Appreciation Right that remains unexercisable as of the date of a termination due to disability or Retirement shall be terminated at the time of such termination (except as may be otherwise determined by the Committee consistent with its authority under Section 4 of the Plan). In the event of the termination of a Participant’s employment for cause (as defined in the applicable Agreement), each outstanding Stock Appreciation Right granted to such Participant shall terminate at the commencement of business on the date of such termination.

9.                 Restricted Stock

(a)          Price.   At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(b)         Vesting Date.   At the time of the grant of shares of Restricted Stock, the Committee shall establish a vesting date or vesting dates with respect to such shares. The Committee may divide such shares into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of a share of Restricted Stock are satisfied, and subject to Section 9(h), upon the occurrence of the vesting date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 9(d) shall lapse. Except as may be set forth in the applicable Agreement with respect to vesting of Restricted Stock upon termination of employment or service or upon a change in control of the Company (as defined in an Agreement or other written agreement with the Participant), Restricted Stock granted hereunder that vests solely upon the continued employment or service of the Participant may not become fully vested prior to the third anniversary of the date upon which the Restricted Stock is granted.

(c)          Conditions to Vesting.   At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. The Committee may also provide that the vesting or forfeiture of shares of Restricted Stock may be based upon the achievement of, or failure to achieve, certain levels of performance and may provide for partial vesting of Restricted Stock in the event that the maximum level of performance is not met if the minimum level of performance has been equaled or exceeded.

(d)         Restrictions on Transfer Prior to Vesting.   Prior to the vesting of a share of Restricted Stock, such Restricted Stock may not be transferred, assigned or otherwise disposed of, and no transfer of a Participant’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such shares, and all of the rights related thereto, shall be forfeited by the Participant.

(e)          Dividends on Restricted Stock.   The Committee in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

(f)            Issuance of Certificates.   The Committee may, upon such terms and conditions as it determines, provide that (1) a certificate or certificates representing the shares underlying a Restricted Stock award shall be registered in the Participant’s name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Agreement, (2) such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited or (3) the Participant’s ownership of the Restricted Stock shall be registered by the Company in book entry form.

(g)          Consequences of Vesting.   Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 9(d) shall lapse with respect to such share. Following the date on which a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, which may bear a restrictive legend, if the Committee determines such a legend to be appropriate.

(h)         Effect of Termination of Employment (or Provision of Services).   Except as may otherwise be provided in the applicable Agreement, and subject to the Committee’s authority under Section 4 hereof, upon the termination of a Participant’s employment (or upon cessation of such Participant’s services to the Company) for any reason, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company. In the event of a forfeiture of shares pursuant to this section, the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

10.          Phantom Stock

(a)          Vesting Date.   At the time of the grant of shares of Phantom Stock, the Committee shall establish a vesting date or vesting dates with respect to such shares. The Committee may divide such shares into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 10(c) are satisfied, and subject to Section 10(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

(b)         Benefit Upon Vesting.   Unless otherwise provided in an Agreement, upon the vesting of a share of Phantom Stock, the Participant shall be paid, within 30 days of the date on which such share vests, an amount, in cash and/or shares of Company Stock, as determined by the Committee, equal to the sum of (1) the Fair Market Value of a share of Company Stock on the date on which such share of Phantom Stock vests and (2) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

(c)          Conditions to Vesting.   At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria.

(d)         Effect of Termination of Employment (or Provision of Services).   Except as may otherwise be provided in the applicable Agreement, and subject to the Committee’s authority under to

Section 4 hereof, shares of Phantom Stock that have not vested, together with any dividends deemed to have been credited with respect to such unvested shares, shall be forfeited upon the Participant’s termination of employment (or upon cessation of such Participant’s services to the Company) for any reason.

11.   Stock Bonuses

In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

12.   Other Awards

Other forms of Awards (“Other Awards”) valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards or the manner in which such Other Awards shall be settled (in cash and/or in shares of Company Stock), or the conditions to the vesting and/or payment of such Other Awards (which may include, but not be limited to, achievement of performance goals based on one or more Business Criteria) and all other terms and conditions of such Other Awards.

13.   Special Provisions Regarding Certain Awards

The Committee may make Awards hereunder to Covered Employees (or to individuals whom the Committee believes may become Covered Employees) that are intended to qualify as performance-based compensation under Section 162(m) of the Code. The exercisability and/or payment of such Awards may be subject to the achievement of performance goals based upon one or more Business Criteria and to certification of such achievement in writing by the Committee. Such performance goals shall be established in writing by the Committee not later than the time period prescribed under Section 162(m) and the regulations thereunder. All provisions of such Awards which are intended to qualify as performance-based compensation shall be construed in a manner to so comply.

14.   Rights as a Shareholder

No person shall have any rights as a shareholder with respect to any shares of Company Stock covered by or relating to any Award until the date of issuance of a stock certificate with respect to such shares. Except for adjustments provided in Section 3(c), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

15.   No Employment Rights; No Right to Award

Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by or provision of services to the Company or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant. No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

16.   Securities Matters

(a)          Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or advisable.

(b)         The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

17.   Withholding Taxes

Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

18.   Notification of Election Under Section 83(b) of the Code

If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

19.   Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

20.   Amendment or Termination of the Plan

The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that shareholder approval shall be required for any such amendment if and to the extent such approval is required in order to comply with applicable law or stock exchange listing requirement. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Sections 3 and 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award.

21.   Transfers Upon Death

Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

22.   Expenses and Receipts

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award may be used for general corporate purposes.

23.   Effective Date and Term of Plan

The Plan shall be subject to the requisite approval of the shareholders of the Company. In the absence of such approval, any Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

24.   Applicable Law

Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law.

25.   Participant Rights

No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants.

26.   Unfunded Status of Awards

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

27.   Section 409A Compliance

Awards under the Plan are intended to comply with Code Section 409A and all Awards shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan or any Agreement to the contrary, in the event that the Committee determines that any Award may or does not comply with Code Section 409A, the Company may adopt such amendments to the Plan and the affected Award (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Plan and any Award from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to Award, or (ii) comply with the requirements of Code Section 409A.

28.   No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

29.   Beneficiary

A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

30.   Severability

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

PRELIMINARY COPY

RITE AID CORPORATION

PROXY

FOR SPECIAL MEETING OF STOCKHOLDERS OF RITE AID CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert G. Miller, Mary F. Sammons, James P. Mastrian, Kevin Twomey, Robert B. Sari and Christopher Hall, or any one of them, with full power of substitution, as proxies to represent and to vote as designated on the reverse of this card all of the shares of stock of Rite Aid Corporation which the undersigned is entitled to vote at the special meeting of stockholders to be held at [                       ] on [                       ], 2006 at [             ], local time, or at any adjournment or postponement thereof. If applicable, the proxy shall also govern the voting of stock held for the account of the undersigned in Rite Aid’s Investment Opportunity Plan, or any applicable employee benefit plan.

This proxy may be revoked at any time before it is exercised.

Shares of stock of Rite Aid Corporation will be voted as specified. Unless otherwise specified, this proxy, when properly executed, will be voted “FOR” Proposal No. 1 to approve the issuance of 250 million shares of Rite Aid common stock to The Jean Coutu Group (PJC) Inc., or Jean Coutu Group, in accordance with the stock purchase agreement between Rite Aid and Jean Coutu Group, “FOR” Proposal No. 2 to approve the amendment to our restated certificate of incorporation to increase the number of authorized shares of Rite Aid common stock from 1 billion to 1.5 billion and “FOR” Proposal No. 3 to approve the adoption of the Rite Aid Corporation 2006 Omnibus Equity Plan.  If any other matter is properly presented at the special meeting of stockholders, this proxy will be voted in accordance with the judgment of the persons appointed as proxies.

IMPORTANT: PLEASE SIGN AND DATE THE PROXY ON REVERSE SIDE

SPECIAL MEETING OF STOCKHOLDERS OF

RITE AID CORPORATION

                     , 2006

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time on                 , 2006.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 1.

1.

To approve the issuance of 250 million shares of Rite Aid common stock to The Jean Coutu Group (PJC) Inc., or Jean Coutu Group, in accordance with the stock purchase agreement between Rite Aid and Jean Coutu Group, which provides for the acquisition by Rite Aid of The Jean Coutu Group holding company for the Brooks and Eckerd drugstore chains.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

The approval of Proposal No. 1 for the issuance of Rite Aid common stock is a condition to the completion of the acquisition of the Brooks and Eckerd drugstore chains, and thus a vote against Proposal No. 1 effectively will be a vote against the acquisition. Accordingly, if you wish to approve the acquisition of Brooks and Eckerd drugstore chains, you must approve Proposal No. 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

2.	To approve an amendment to Rite Aid’s Restated Certificate of Incorporation to increase the authorized shares of Rite Aid common stock, $1.00 par value per share, from 1 billion to 1.5 billion.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

3.	To approve the adoption of the Rite Aid Corporation 2006 Omnibus Equity Plan.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

If you receive more than one proxy card, please vote with respect to each card you receive. Please date and sign each card and return all proxy cards in the enclosed envelope. Your vote is important.

To change the address on your account, please mark the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of stockholder:

Date:

Signature of stockholder:

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give the full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving the full title as such. If the signer is a partnership, please sign in the partnership’s name by an authorized person.